                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 10.2

                                  LEASE SUMMARY
-------------------------------------------------------------------------------


BUILDINGS                                    601 & 701 South 12th Street
---------                                    Arlington, Virginia 22202-4202

LANDLORD                                     MCI Worldcom Network Services, Inc.
--------

TENANT                                       United States of America
------                                       540,707 BOMA rentable square feet
OFFICE PREMISES                              491,607 BOMA usable square feet
---------------                              (The United States of America
                                             leases space based on the BOMA
                                             usable method of measurement. Rider
                                             #1 states the final rent shall be
                                             based on an actual measurement of
                                             the Premises in accordance with GSA
                                             Form 3517.)

GARAGE PREMISES                              Entire two level garage containing
---------------                              1,079 parking spaces

LEASE TERM                                   Ten (10) years from the date of
----------                                   full lease commencement

PARTIAL LEASE                                The lease commences on the date
-------------                                Tenant accepts space in Phase I.
COMMENCEMENT                                 However, the ten (10) year term
------------                                 does not begin until Phase II &
                                             Phase III have been accepted by
                                             Tenant

FULL LEASE                                   The date that is the weighted
----------                                   composite of all incremental
COMMENCEMENT                                 dates of Phase II and Phase III
------------                                 acceptance by the Tenant.

ANNUAL BASE RENT                             Office Premises - $17,083,343.25
----------------                             annually, paid monthly in arrears
                                             Garage premises -$1,230,060.00
                                             annually, paid monthly in arrears

RENTAL ABATEMENT                             Rent shall be abated for 10
----------------                             business days for Phases I, II &
                                             III after acceptance by the Tenant.
                                             Additionally, rent for Phase I
                                             shall be reduced to $20.00 per BOMA
                                             usable square foot prior to the
                                             Lease Commencement (Phase I space
                                             shall be accepted in increments of
                                             50,000 square feet up to a total of
                                             150,000 square feet

GARAGE RENT                                  Rent shall commence on portions of
-----------                                  the garage on a prorated basis
COMMENCEMENT                                 based on the percentage of office
------------                                 space accepted by Tenant

TENANT IMPROVEMENTS                          Landlord must provide
-------------------                          $19,664,280.00 for Tenant's
                                             improvements in the Premises. This
                                             total is subject to revision based
                                             on the actual square footage
                                             measurement in accordance with
                                             GSA Form 3517, contained in the
                                             General Clauses of
                                             SFO # DTSA20-03-R-00528


BASE RENT INCREASES                          None; see increases in operating
-------------------                          expenses and real estate taxes

BASE YEAR OPERATING                          Landlord shall, at its cost,
-------------------                          provide all supplies, services and
EXPENSES                                     utilities to operate the building
--------                                     pursuant to the Lease.
                                             Landlord and Tenant have agreed on
                                             a Base Year Operating Expense Base
                                             of $2,670,408.00

BASE YEAR REAL ESTATE                        Landlord is responsible for the
---------------------                        annual payment of agreed upon Base
                                             Year Real Estate Taxes in the
                                             amount of $722,957.00

INCREASES IN OPERATING                       Tenant shall pay Landlord,
----------------------                       annually, a CPI increase
                                             above the agreed upon Base Year
                                             Operating Expense Base

INCREASES IN REAL                            Tenant shall pay Landlord,
-----------------                            annually, an increase above the
ESTATE TAXES                                 agreed upon Base Year Real Estate
------------                                 Taxes

CONSTRUCTION                                 Landlord shall limit construction
------------                                 fees for initial improvements and
MARK-UPS                                     change orders to:
--------                                     General Conditions         8%
                                             Overhead & Profit          4%
                                             Landlord's Oversight Fee   3%

SECURITY DEPOSITS                            Tenant - None Required
-----------------

-------------------------------------------------------------------------------
STANDARD FORM 2
FEBRUARY 1965 EDITION
GENERAL SERVICES ADMINISTRATION                         U.S. GOVERNMENT
(FPR 41 CFR) 1D 16.601                               LEASE FOR REAL PROPERTY
--------------------------------------------------------------------------------
DATE OF LEASE:  12/17/02               LEASE # DTSA20-03-R-00528
--------------------------------------------------------------------------------
  THIS LEASE, made and entered into this date between
           MCI Worldcom Network Services, Inc. ("WORLDCOM, INC." or "WORLDCOM")
  Whose address is:       c/o Spaulding & Slye Colliers International
                    1717 Pennsylvania Avenue, NW, Suite 1000
                    Washington, D.C. 20006

  and whose interest in the property hereinafter described is that of OWNER, hereinafter called the LESSOR, and the UNITED STATES OF AMERICA, hereinafter called the Government.

                                      *****

WITNESSETH: The parties hereto for the considerations hereinafter mentioned, covenant and agree as follows:

1. The Lessor hereby leases to the Government the following described premises:

        A total of 540,707 BOMA rentable square feet (BRSF) equivalent to 491,607 BOMA Office Usable Square Feet (BUSF) of office and related space in
601/701 South 12th Street, Arlington, VA 22202-4202. The leased area is located in the East and West Towers on 12 above grade full-floor stories, (see Attached
Floor Plans).

        to be used for SUCH PURPOSES AS DETERMINED BY THE GOVERNMENT The
Government will also lease the parking garage in its entirety which amounts to 1079 structured parking spaces located on two parking levels

                                      *****

2. TO HAVE AND TO HOLD the said premises with their appurtenances for the TEN YEAR FIRM term beginning on SEE RIDER #1 and ending on SEE RIDER #1.

                                      *****

3.      The Government shall pay the Lessor annual rent of $SEE RIDER #1 at the rate $SEE RIDER #1 per MONTH In arrears Rent for a lesser period shall be prorated. Operating costs are subject to annual adjustments in accordance with
Paragraph 3.4 of the SFO. Rent payment shall be made payable to:
*****

4.      [Deleted]

5.      [Deleted]


6. The Lessor shall furnish to the Government as part of the rental consideration, the following:

        A.      All services, utilities, alterations, repairs, maintenance and utilities and other rights and privileges as defined by this lease.
--------------------------------------------------------------------------------

  -----------------------------------------------------------------------------
        B.      The annual rent set forth in paragraph 3 of this SF2 is
        inclusive of the Lessor providing the Building Shell requirements, Fire and Life Safety Requirements and handicapped accessibility requirements specified In the SFO. The Lessor shall comply with all findings and recommendations under the Fire and Life Safety report (Attachment 2)
        within 60 days of lease execution.

        C. The annual rent for Phase II and Phase Ill includes a tenant improvement (TI) allowance in the amount of $40.00/BUSF. The TI allowance shall be available in full immediately upon execution of this Lease, but shall be held by the Lessor until directed by the Government on how the disbursement of funds shall occur. The Government shall direct the disbursement of funds in any manner associated with any Government-expense connected with this Lease, including but not limited to the funding of tenant improvements; additional Lessor-provided services; services provided by third-party consultants or technical advisors; and/or to offset the Government's rental obligation to the Lessor.

        D. In accordance with Paragraph 3.2 (Tax Adjustment) of the SFO, the percentage of Government occupancy Is to be established at time of acceptance of space. The percentage of occupancy is subject to revision based on the actual measurement of the Government occupied space in accordance with GSA Form 3517, GENERAL CLAUSES.

        E. Upon acceptance of space, base year taxes will he established in accordance with SFO 3.2.

        F.      Pursuant to Paragraph 3.5 of the SFO "Operating Costs Base", the
        Operating Cost Base for the purpose of calculating operating cost adjustments shall be $5.42 per BUSF.

        G. Pursuant to Paragraph 7.3 of the SFO "Overtime Usage", the rate for overtime HVAC service shall be mutually agreed to by the Lessor and the Government. The agreed to overtime rate will be reflected In a supplemental Lease Agreement.

        G. In the case of conflict between this Standard Form 2 (SF2) and its Rider and the remainder of the Lease, the terms specified In this SF2 and its Rider shall govern.

7.      The following are attached and made a part hereof:
                TAB 1 - Rider #1 1, 2 Pages, Exhibit A, Security 3 Pages,
                Exhibit B, Furniture, 2 Pages
                TAB 2 - Floor plans - 3 Disks
                TAB 3 - SFO Revision 1, 51 Pages
                TAB 4 - GSA Form 1217, "Lessor's Annual Cost Statement" - 3
                Pages
                TAB 5 - SA Form 3517, General Clauses, 27 Pages, TSA Provisions
                5 Pages
                TAB 6 - GSA Form 3518, Representations and Certifications, 4
                Pages
                TAB 7 - Rate Structure, 1 Page TAB 8 - Fire Protection and Life
                Safety Evaluation - 22 Pages

8.      The following changes were made in this lease prior to its execution:

PARAGRAPH #4 AND #5 OF THIS STANDARD FORM 2 HAVE BEEN DELETED IN THEIR ENTIRETY.

IN WITNESS WHEREOF, the parties hereto have hereunto subscribed their names as of the date first above written.

--------------------------------------------------------------------------------
LESSOR:             WORLDCOM, INC.

                                          BY
                    ------------------------            ------------------------
                                                 Title
IN PRESENCE OF

                    ------------------------            ------------------------
             Name:                               Address
--------------------------------------------------------------------------------
UNITED STATES OF AMERICA

BY
  ------------------------------              ----------------------------------
CONTRACTING OFFICER                           TSA, Contracting Officer

--------------------------------------------------------------------------------

  ------------------------------------------------------------------------------
  STANDARD FORM 2
  FEBRUARY 1964 EDITION

                                    RIDER #1

                         TSA LEASE NO. DTSA20-03-R-00528

         The Government and the Lessor agree as fellows:

1.       The fully serviced lease rate is as follows:

         PHASE I

         The fully serviced lease rate for Phase 1 (Temporary space) shall be $20.00 per BOMA Office Area Square Foot. (BOSF) for space occupied by the Government. Rent shall commence ten (10) working days after the Government accepts Phase I space from the Lessor. Phase I space shall be accepted in increments of up to 50,000 square feet for a total of up to 150,000 square feet. The parking garage will be accepted in increments which represent the percentage of office space which has been accepted by the Government.

         PHASE II & III

         The fully serviced lease rate for Phase II and III is as follows:


               -------------------------------------------------------------------------------------------------------
                                         BOSF             PER BOSF      TOTAL                     MONTHLY
               -------------------------------------------------------------------------------------------------------
               Phase 2 & 3             491,607              $34.75      $17,083,343.25           $1,423,611.94
               -------------------------------------------------------------------------------------------------------
               Parking                                       $2.50           1,230,060             $102,505.00
               -------------------------------------------------------------------------------------------------------
                                                            $37.25      $18,313,403.25           $1,526,116.94
               -------------------------------------------------------------------------------------------------------

         Phase II and III space shall be accepted in increments. Rent for each increment shall commence ten (10) working days after the Government accepts space from the Lessor.

2. The commencement date for the Lease term shall be the weighted composite of all incremental dates of Phase II and II acceptance. The final rent will be based on the actual measurement of the Government occupied space in accordance with GSA Form 3517. The parking garage will be accepted in increments which represent the percentage of office space which has been accepted by the Government.

3. Pursuant to Section 9.1 (B) (i) of the SFO, the construction fees for initial improvements and change orders shall not exceed:

                                    General Conditions         8%
                                    Overhead & Profit          4%
                                    Landlord's Oversight Fees  3%



         Lessor________ Gov't_______                     Rider #1, Page 1 of 2

4. The Lessor is to provide a bond secured by an irrevocable letter of credit (ILC) in accordance with FAR 28.204-3 within fifteen (15) days in an amount not less than $22 Million to serve as collateral security if Lessor fails to pay any portion of the Tenant Improvement Allowance after applicable notice and cure periods.

         The ILC shall be irrevocable, require presentation of no document other than a written demand and the ILC (and letter of confirmation, if any), and is not to terminate until after the entire period during which the Tenant Improvement Allowance is completely used and the Contracting Officer provides the financial institution with a written statement waiving the right to payment.

5. Notwithstanding anything to the contrary in the Lease, in the event an assignment of this offer or the lease is made by WorldCom (in connection with a sale of the property or otherwise) while, WorldCom's Chapter 11 case is pending, WorldCom may determine to seek court approval thereof and in such event, the Government shall not unreasonably withhold its consent to such assignment in connection with any right it may have under the Bankruptcy Code. If required, WorldCom shall comply with the novation requirements of FAR 42.12.

6. Any cure of any default by any lender shall be accepted by the Government in lieu of any cure by the Lessor.

7. SFO Section 6.11 (A)(l) stipulates copper buses in electrical distribution circuitry. The building's existing buses are aluminum, not copper, and are accepted as a suitable alternative to the stipulated requirement.

8. Pursuant to SFO Section 6.15 (A), the building is currently equipped with cable trays which the government may utilize. Any additional cable trays that the Government requires to support its data requirements will be paid out of the Tenant Improvement Allowance.

9. SFO Section 4.12 (B) - The Government accepts building's stairs in their current condition. Existing stairs have treads of ten and one-half (10 1/2) inches and risers measuring seven and three-quarter (7 3/4) inches. The Lessor will not be required to alter either the treads or risers to meet the requirements of ANSI A117.1 Section 504.

10. The Lessor will provide the security requirements provided in Exhibit A of this Rider,

11. The furniture listed in Exhibit B is currently located in the building. The TSA shall have the right to use any of the furniture in Exhibit B or request that the furniture be removed from the building. The Lessor shall be responsible for the cost of disassembling and removal of existing and/or excess furniture.

         Lessor __Gov't____                               Rider #1, Page 2 of 2



         12 This offer is for a single occupancy requirement of approximately 540,707 square feet in total, with the TSA being the single tenant agency. However, approximately 3,370 square feet of a terminal room (and related equipment) in the building is to be retained by Lessor along with terminal room related riser access and garage space for infrastructure

  UNITED STATES OF AMERICA               SUPPLEMENTAL AGREEMENT           DATE
SUPPLEMENTAL LEASE AGREEMENT             No. 5                            5/6/03

                                         TO LEASE NO. DTSA20-03-R-00528


ADDRESS OF PREMISES:   601/701 S. 12th Street
                       Arlington, VA 22202


THIS AGREEMENT, made and entered into this date by and between: MCI WORLDCOM NETWORK SERVICES, INC.
Whose address is:

                  c/o Spaulding & Slye Colliers International
                  1717 Pennsylvania Avenue, NW, Suite 1000
                  Washington, DC 20006

Hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government:

WHEREAS, the parties hereto desire to amend the above Lease.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, as follows:

Paragraph 1.10 of SFO #DTSA20-03-R-00528, attached to the lease dated December 17, 2002, is hereby deleted in its entirety and replaced by the following:

"1.10 TENANT IMPROVEMENT RENTAL ADJUSTMENT (SEP 2000) (TSA SEP 2002)

A. All Tenant Improvements shall be identified after award of the contract.

     1. The Government, at its sole discretion, shall make all decisions as to the usage of the Tenant Improvement Allowance. The Government may use all or part of the Tenant Improvement Allowance. The Government may return to the Lessor any unused portion of the Tenant Improvement Allowance in exchange for an equivalent value of rental abatement to be effective as of the last acceptance date of completed space at a 0% amortization rate. For instance, should the Government decide not to use $5.00 per BOMA Office Area square foot of its Tenant Improvement Allowance, then the rent shall be abated by an equivalent per diem dollar value beginning as of the last acceptance date of completed space and ending on such date that the $5.00 per BOMA Office Area square foot in value has been returned to the Government via this rent abatement.

     2. The Government reserves the right to make cash payments for any or all work performed by the Lessor. Prior to occupancy, the Government, at its sole discretion, may choose to pay lump sum for any or all of the Tenant Improvements. Any lump sum payment for Tenant Improvements made by the Government in lieu of accepting all or any portion of the Tenant Improvement Allowance may be made in exchange for an equivalent value of rental abatement to be effective as of the last acceptance date of completed space at a 0% amortization rate.

     3. If the Government spends more on Tenant Improvements than $40.00 per BOMA Office Area square foot, the Government reserves the right to: 1) reduce the scope of the Tenant Improvement requirements such that the fair and reasonable cost of such requirements is reduced to $40.00 per BOMA Office Area square foot or less; 2) pay lump sum for the overage upon completion and acceptance of the improvements; or 3) opt for an increase in the rent according to the negotiated amortization rate over the firm term of the lease."


ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FORCE AND EFFECT.

IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

--------------------------------------------------------------------------------
LESSOR: MCI WORLDCOM NETWORK SERVICES, INC.



BY  /s/ Brian H. Trosper                         Vice President
    --------------------------------             -------------------------------
    (Signature)                                  (Title)



IN THE PRESENCE OF (witnessed by:)

                                                 2400 North Glenville Dr.
    /s/ Susan Baker                              Richardson, Tx. 75082
    --------------------------------             -------------------------------
    (Signature)                                  (Address)


--------------------------------------------------------------------------------
UNITED STATES OF AMERICA



BY  /s/ (ILLEGIBLE)                              CONTRACTING OFFICER, TSA
    --------------------------------             -------------------------------
    (Signature)                                  (Title)


GSA DC 68-1176                                               GSA FORM 276 JUL 67

--------------------------------------------------------------------------------
   UNITED STATES OF AMERICA         SUPPLEMENTAL AGREEMENT    DATE
 SUPPLEMENTAL LEASE AGREEMENT       No. 1                     3/4/03

                                    --------------------------------------------
                                    TO LEASE NO. DTSA20-03-R-00528
--------------------------------------------------------------------------------
ADDRESS OF PREMISES: 601/701 S. 12th Street
                     Arlington, VA 22202
--------------------------------------------------------------------------------
THIS AGREEMENT, made and entered into this date by and between: MCI WORLDCOM NETWORK SERVICES, INC.
Whose address is:
                 c/o Spaulding & Slye Colliers International
                 1717 Pennsylvania Avenue, NW, Suite 1000
                 Washington, DC 20006

Hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government:

WHEREAS, the parties hereto desire to amend the above Lease.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, as follows:


   The Government shall be responsible for paying the following annual rental rates for Phase I space:

     o $20.00 per BOMA Office Usable Square Feet ("BUSF") for the first 136,376 BUSF (such being 150,000 BOMA Rentable Square Feet ("BRSF")) accepted by the Government.

     o $25.42 per BUSF for all Phase I space accepted above the first 136,376 BUSF (such being 150,000 BOMA Rentable Square Feet ("BRSF")).

   Rent shall be paid MONTHLY in arrears. Rent for a lesser period will be pro-rated.


ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FORCE AND EFFECT.







IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

--------------------------------------------------------------------------------
LESSOR: MCI WORLDCOM NETWORK SERVICES, INC.


                                                 Vice President --
BY: /s/ Brian H. Trosper                         Corp. Real Estate & Facilities
   -------------------------------               -------------------------------
   (Signature)                                   (Title)


IN THE PRESENCE OF (witnessed by:)



/s/ Susan Baker                                  2400 North Glenville Dr.
----------------------------------               -------------------------------
(Signature)                                      (Address)

--------------------------------------------------------------------------------
UNITED STATES OF AMERICA



BY: /s/ (ILLEGIBLE)                              CONTRACTING OFFICER, TSA
   -------------------------------               -------------------------------
   (Signature)                                   (Title)

--------------------------------------------------------------------------------
GSA DC 68-1176                                                  GSA FORM 276 JUL
67

  UNITED STATES OF AMERICA               SUPPLEMENTAL AGREEMENT         DATE
SUPPLEMENTAL LEASE AGREEMENT             No. 2                          3/4/03

                                         TO LEASE NO. DTSA20-03-R-00528


ADDRESS OF PREMISES:   601/701 S. 12th Street
                       Arlington, VA 22202


THIS AGREEMENT, made and entered into this date by and between:
MCI WORLDCOM NETWORK SERVICES, INC.
Whose address is:

                  c/o Spaulding & Slye Colliers International
                  1717 Pennsylvania Avenue, NW, Suite 1000
                  Washington, DC 20006

Hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government:

WHEREAS, the parties hereto desire to amend the above Lease.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, as follows:

     1. Acceptance of Space: In January 2003, the Government accepted 229,932 BOMA Rentable Square Feet ("BRSF") (such being 209,048 BOMA Office Usable Square Feet ("BUSF")) of Phase I space in its "as-is" condition per the schedule identified in Exhibit A of this SLA.

     2. Office Rental: For this 229,932 BRSF (such being 209,048 BUSF), the Government shall pay an annual rent of $4,574,842.24 ($20.00 per BUSF for 136,376 BUSF; $25.42 per BUSF for 72,672 BUSF) at a rate of $381,236.85 per MONTH in arrears. Total pro-rated rental for this space for January 2003 shall be $226,824.87.

     3. Parking Rental: Total annual rental for the garage, based upon the percentage of total square footage accepted by the Government to date in relation to total building square footage, shall be 42.52% of the annual total garage rental rate or $523,021.51 at a rate of $43,585.13 per MONTH in arrears. Total pro-rated garage rental for January 2003 shall be $26,523.21.


ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FORCE AND EFFECT.





IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

--------------------------------------------------------------------------------
LESSOR: MCI WORLDCOM NETWORK SERVICES, INC.


                                                 Vice President -- Corp. Real
BY  /s/ Brian H. Trosper                         Estate & Facilities
    --------------------------------             -------------------------------
    (Signature)                                  (Title)



IN THE PRESENCE OF (witnessed by:)


    /s/ Susan Baker                              2400 North Glenville Dr.
    --------------------------------             -------------------------------
    (Signature)                                  (Address)


--------------------------------------------------------------------------------
UNITED STATES OF AMERICA



BY  /s/ (ILLEGIBLE)                              CONTRACTING OFFICER, TSA
    --------------------------------             -------------------------------
    (Signature)                                  (Title)


GSA DC 68-1176                                               GSA FORM 276 JUL

LEASE #DTSA20-03-R-00528
EXHIBIT A - SLA #
JANUARY 2003 ACCEPTANCE OF SPACE


JANUARY 4TH ACCEPTANCE OF SPACE

BUILDING  FLOOR     % OF FLOOR     FLOOR RSF      RSF OCCUPIED   FLOOR CAF      USF OCCUPIED
--------  -----     ----------     ---------      ------------   ---------      ------------
W701      4         100%           20,820         20,820         1.0999         18,929
W701      5         100%           20,820         20,820         1.0999         18,929
W701      6         100%           20,820         20,820         1.0999         18,929
W701      1         50%            13,990         6,995          1.0999         6,360
W701      7         50%            20,820         10,410         1.0999         9,464
                                   ---------------------------------------------------------
                                   TOTAL          79,865                        72,611

JANUARY 18TH ACCEPTANCE OF SPACE

BUILDING  FLOOR     % OF FLOOR     FLOOR RSF      RSF OCCUPIED   BUILDING CAF      USF OCCUPIED
--------  -----     ----------     ---------      ------------   ------------      ------------
E601      9         100%           25,732         25,732         1.0999            23,395
E601      10        100%           25,732         25,732         1.0999            23,395
E601      11        100%           25,732         25,732         1.0999            23,395
W701      7         50%            20,820         10,410         1.0999            9,464
W701      2         100%           20,823         20,823         1.0999            18,932
W701      9         100%           20,820         20,820         1.0999            18,929
W701      10        100%           20,820         20,820         1.0999            18,929
                                   ------------------------------------------------------------
                                   TOTAL          150,068                          136,437

                                        RSF OCCUPIED        USF OCCUPIED
                                        ------------        ------------
JANUARY SPACE ACCEPTANCE TOTALS         229,932             209,048

  UNITED STATES OF AMERICA               SUPPLEMENTAL AGREEMENT           DATE
SUPPLEMENTAL LEASE AGREEMENT             No. 3                            3/4/03

                                         TO LEASE NO. DTSA20-03-R-00528


ADDRESS OF PREMISES:   601/701 S. 12th Street
                       Arlington, VA 22202


THIS AGREEMENT, made and entered into this date by and between:
MCI WORLDCOM NETWORK SERVICES, INC.

Whose address is:

                  c/o Spaulding & Slye Colliers International
                  1717 Pennsylvania Avenue, NW, Suite 1000
                  Washington, DC 20006

Hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government:

WHEREAS, the parties hereto desire to amend the above Lease.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, as follows:

     Parking Garage: Effective May 1, 2003 the Government will be responsible for paying rent on the entire garage at an initial annual parking rental of $1,230,060 per annum, such being $102,505.00 per month in arrears. Rent for lesser periods shall be pro-rated. The parking rental will escalate by three percent (3%) per annum, effective on May 1, 2004 and May 1st of each year thereafter, throughout the term of the lease.

     Prior to May 1, 2003 the Government will pay rent (per month, in arrears) for garage space which is a percentage of the annual parking rental rate of $1,230,060 ($102,505 monthly), equivalent to the percentage of space accepted by the Government within the building (the building's total square footage being 540.707 BRSF).













ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FORCE AND EFFECT.

IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

--------------------------------------------------------------------------------
LESSOR: MCI WORLDCOM NETWORK SERVICES, INC.


                                                 Vice President --
BY  /s/ Brian H. Trosper                         Corp Real Estate & Facilities
    --------------------------------             -------------------------------
    (Signature)                                  (Title)



IN THE PRESENCE OF (witnessed by:)


    /s/ Susan Baker                              2400 North Glenville Dr.
    --------------------------------             -------------------------------
    (Signature)                                  (Address)


--------------------------------------------------------------------------------
UNITED STATES OF AMERICA



BY  /s/ (ILLEGIBLE)                              CONTRACTING OFFICER, TSA
    --------------------------------             -------------------------------
    (Signature)                                  (Title)


GSA DC 68-1176                                               GSA FORM 276 JUL 67

--------------------------------------------------------------------------------

   UNITED STATES OF AMERICA            SUPPLEMENTAL AGREEMENT     DATE
 SUPPLEMENTAL LEASE AGREEMENT          No. 4                      3/26/03

                                       -----------------------------------------
                                       TO LEASE NO. DTSA20-03-R-00528
--------------------------------------------------------------------------------
 ADDRESS OF PREMISES:   601/701 S. 12th Street
                        Arlington, VA 22202
--------------------------------------------------------------------------------
 THIS AGREEMENT, made and entered into this date by and between: MCI WORLDCOM
                                                                 NETWORK
                                                                 SERVICES, INC.
 Whose address is:
                   c/o Spaulding & Slye Colliers International
                   1717 Pennsylvania Avenue, NW, Suite 1000
                   Washington, DC 20006

 Hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government:

 WHEREAS, the parties hereto desire to amend the above Lease.

 NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, as follows:

   1. Acceptance of Space: In February 2003, the Government accepted 84,799 BOMA Rentable Square Feet ("BRSF") (such being 77,097 BOMA Office Usable Square Feet ("BUSF")) of Phase I space in its "as-is" condition per the schedule identified in Exhibit A of this SLA.


       AS OF FEBRUARY 28, 2003, THE GOVERNMENT HAS ACCEPTED A TOTAL OF 314,731 BRSF (SUCH BEING 288,145 BUSF) OF PHASE I SPACE.


   2. Office Rental: For this 84,799 BRSF (such being 77,097 BUSF), the Government shall pay an annual rent of $1,959,805.74 ($25.42 per BUSF) at a rate of $163,317.15 per MONTH in arrears. Pro-rated rental for this space for February 2003 shall be $73,753.77.


       TOTAL ANNUAL RENTAL FOR ALL GOVERNMENT SPACE ACCEPTED TO DATE SHALL BE $6,534,647.98 ($20.00 PER BUSF FOR 136,376 BUSF; $25.42 PER BUSF FOR
       149,769 BUSF) AT A RATE OF $544,554.00 PER MONTH IN ARREARS. TOTAL PRO-RATED RENTAL FOR FEBRUARY 2003 SHALL BE $454,991.02.


   3. Parking Rental: Per the ratio of space the Government has accepted per this SLA in relation to the total buildings' total square footage, the Government shall pay for an additional 15.7% of the total garage, which equates to an annual parking rental of $193,119.42 at a rate of $16,093.28 per MONTH in arrears. Pro-rated rental for this portion of the garage for February 2003 shall be $12,056.84.


       TOTAL ANNUAL RENTAL FOR THE GARAGE, BASED UPON THE PERCENTAGE OF TOTAL SQUARE FOOTAGE ACCEPTED BY THE GOVERNMENT TO DATE IN RELATION TO TOTAL BUILDING SQUARE FOOTAGE, SHALL BE 58.21% OF THE ANNUAL TOTAL GARAGE RENTAL RATE OR $718,017.93 AT A RATE OF $59,668.16 PER MONTH IN ARREARS. TOTAL PRO-RATED GARAGE RENTAL FOR FEBRUARY 2003 SHALL BE $55,647.40.






 (Continued on next page)






--------------------------------------------------------------------------------
GSA DC 68-1176                                               GSA FORM 276 JUL 67

ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FORCE AND EFFECT.



IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

--------------------------------------------------------------------------------
LESSOR: MCI WORLDCOM NETWORK SERVICES, INC.



BY: /s/ Brian H. Trosper                         Vice President
    --------------------------------             -------------------------------
    (Signature)                                  (Title)



IN THE PRESENCE OF (witnessed by:)


BY: /s/ (ILLEGIBLE)
    --------------------------------             -------------------------------
    (Signature)                                  (Address)


--------------------------------------------------------------------------------
UNITED STATES OF AMERICA



BY: /s/ (ILLEGIBLE)                              CONTRACTING OFFICER, TSA
    --------------------------------             -------------------------------
    (Signature)                                  (Title)


CSA DC 68-1176                                               GSA FORM 276 JUL 67

LEASE # DTSA20-03-R-00528
EXHIBIT A - SLA #
FEBRUARY 2003 ACCEPTANCE OF SPACE


FEBRUARY 9TH ACCEPTANCE OF SPACE

BUILDING       FLOOR     % OF FLOOR     FLOOR RSF      RSF OCCUPIED   BUILDING CAF   USF OCCUPIED
--------       -----     ----------     ---------      ------------   ------------   ------------
W701           3         100%           20,820         20,820         1.0999         18,929
W701           8         100%           20,823         20,823         1.0999         18,932
W701           11        50%            20,820         10,410         1.0999         9,464
W701           1         50%            13,990         6,995          1.0999         6,360
E601           12        100%           25,751         25,751         1.0999         23,412
                                        ---------------------------------------------------------
                                        TOTAL          84,799                        77,097

                                             RSF OCCUPIED        USF OCCUPIED
                                             ------------        ------------
February Space Acceptance Totals             84,799              77,097


                                             RSF OCCUPIED        USF OCCUPIED
                                             ------------        ------------
Total Space Accepted as of Feb 28, 2003      314,731             255,145

      UNITED STATES OF AMERICA       SUPPLEMENTAL AGREEMENT       DATE
    SUPPLEMENTAL LEASE AGREEMENT     No.9                         6/20/03

                                     TO LEASE NO. DTSA20-03-R-00528

ADDRESS OF PREMISES:      601/701 S. 12th Street
                          Arlington, VA 22202

THIS AGREEMENT, made and entered into this date by and between: MCI WORLDCOM NETWORK SERVICES, INC.
Whose address is:
                  c/o Spaulding & Slye Colliers International
                  1717 Pennsylvania Avenue, NW, Suite 1000
                  Washington, DC 20006


Hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government:

WHEREAS, the parties hereto desire to amend the above Lease.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, as follows:

     1. Exhibit 1 attached to this SLA #9 contains Property Management Modifications Log #2.

     2. The Government hereby confirms that it will pay the total amount of $418,293.82 identified in Exhibit 1 in accordance with invoicing and payment procedures set forth in GSA Form 3517B (Rev 09/01), as attached to the Lease dated December 17, 2002.

All other terms and conditions of the lease shall remain in force and effect.


IN WITNESS WHEREOF, the parties subscribed their names as of the above date.











LESSOR: MCI WORLDCOM NETWORK SERVICES, INC.

BY /s/ Brian H. Trosper                 Vice President
   ---------------------                -----------------
   (Signature)                            (Title)

IN THE PRESENCE OF (witnessed by:)      2400 North Glenville Dr.
                                        Richardson, Tx. 75082
/s/ Susan E. Baker                      ------------------------
--------------------                      (Address)
   (Signature)

UNITED STATES OF AMERICA

BY /s/ (ILLEGIBLE)                      CONTRACTING OFFICER
   ---------------------                ----------------------
   (Signature)                            (Title)

SLA #9 - EXHIBIT 1
PROPERTY MANAGEMENT MODIFICATIONS LOG #2
LEASE NO. DTSA20-03-R-00528


-----------------------------------------------------------------------------------------------------------------------------------
 MODIFICATION        MOD# OR                            MOD                                                              COST TO
 OR TSR              TSR# DATE                      DESCRIPTION                                VENDOR                      TSA
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 2                  Overtime from 6PM 12/23 to                             BTE                      $4,678.35
                                        7AM 1/5/03 Excl. NY eve and
                                        New Years.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 8                  Provide 10 dumpsters for TSA                           ETW                      $  992.15
                                        use during move-in
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 16                 Extended Supervision buildings                         BTE                      $  774.21
                                        601 and 701 7AM 1/20/03
                                        through 6PM 1/24/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 16                 Extended Supervision buildings                         BTE                      $8,941.05
                                        601 and 701 7AM 1/20/03
                                        through 6PM 1/24/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 16                 Extended Supervision buildings                         Spaulding & Slye         $1,210.00
                                        601 and 701 7AM 1/20/03
                                        through 6PM 1/24/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 17                 Daytime Clean from 1/01/03 -                           Liberty                  $  784.08
                                        03/31/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 17                 Daytime Clean from 1/01/03 -                           Liberty                  $  588.05
                                        03/31/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 17                 Daytime Clean from 1/01/03 -                           Liberty                  $  784.08
                                        03/31/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 17                 Daytime Clean from 1/01/03 -                           Liberty                  $  628.72
                                        03/31/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 17                 Daytime Clean from 1/01/03 -                           Liberty                  $  628.72
                                        03/31/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 17                 Daytime Clean from 1/01/03 -                           Liberty                  $  345.19
                                        03/31/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 17                 Daytime Clean from 1/01/03 -                           Liberty                  $  742.27
                                        03/31/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 17                 Daytime Clean from 1/01/03 -                           USSI                     $  742.27
                                        03/31/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 22                 Extended Supervision buildings                         BTE                      $  806.47
                                        601 and 701 6PM 2/7/03 through
                                        6PM 2/10/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 22                 Extended Supervision buildings                         BTE                      $5,611.10
                                        601 and 701 6PM 2/7/03 through
                                        6PM 2/10/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 22                 Extended Supervision buildings                         Spaulding & Slye         $1,210.00
                                        601 and 701 6PM 2/7/03 through
                                        6PM 2/10/03.
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 23                 Painting on the 12th floor.                            T.L. Evans               $  493.35
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 23                 2nd floor outlet for copier.                           Truland Services         $  347.88
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 23                 12th floor outlets.                                    Truland Services         $  710.33
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 23                 2 dedicated outlets on the                             Truland Services         $  665.50
                                        5th floor
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 23                 TSA Requested electrical work                          Truland Services         $  637.56
-----------------------------------------------------------------------------------------------------------------------------------
 MOD                 25                 6th floor electrical work at 701.                      Truland                  $2,656.95
-----------------------------------------------------------------------------------------------------------------------------------


                               SLA #9 - EXHIBIT 1
                                     PAGE 1

SLA #9 - EXHIBIT 1
PROPERTY MANAGEMENT MODIFICATIONS LOG #2
LEASE NO. DTSA20-03-R-00528


MODIFICATION       MOD# OR                       MOD                                                      COST TO
  OR TSR          TSR# DATE                  DESCRIPTION                               VENDOR                TSA
------------   ----------------   -----------------------------------------    --------------------     -----------
MOD            26                 6th floor Liebert PM for 6 units at          MECCO                    $  5,662.80
                                  701.
MOD            27                 6th floor PDU maintenance at                 Power Protection         $  9,710.25
                                  701.
MOD            29                 Daytime cleaning from 4/1/03 -               USSI                     $  1,484.54
                                  4/30/03.
MOD            30                 Security from 3/1/03 through                 Burns International      $ 64,588.98
                                  3/30/03 at 601 & 701.
MOD            30                 Security from 3/1/03 through                 Burns International      $ 60,515.95
                                  3/30/03 at 601 & 701.
MOD            30                 Security from 3/1/03 through                 Burns International      $ 60,135.63
                                  3/30/03 at 601 & 701.
MOD            30                 Security from 3/1/03 through                 Burns International      $ 70,822.68
                                  3/30/03 at 601 & 701.
MOD            30                 Security from 3/1/03 through                 Burns International      $ 77,858.00
                                  3/30/03 at 601 & 701.
MOD            31                 After hours HVAC for TSA from                Spaulding & Slye         $ 23,712.00
                                  3/18/03 - 4/4/03.
MOD            28                 Stairway emergency battery                   Trulan Services          $  8,463.95
                                  lights
MOD            39                 Temperature tools for TSA                    McMaster Carr            $    461.78
                                  facilities.
                                                                               TOTAL                     418,293.82



                               SLA #9 - Exhibit 1

  UNITED STATES OF AMERICA               SUPPLEMENTAL AGREEMENT             DATE
SUPPLEMENTAL LEASE AGREEMENT             No. 6

                                         TO LEASE NO. DTSA20-03-R-00528


ADDRESS OF PREMISES:   601/701 S. 12th Street
                       Arlington, VA 22202


THIS AGREEMENT, made and entered into this date by and between:
MCI WORLDCOM NETWORK SERVICES, INC.
Whose address is:

                  c/o Spaulding & Slye Colliers International
                  1717 Pennsylvania Avenue, NW, Suite 1000
                  Washington, DC 20006

Hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government:

WHEREAS, the parties hereto desire to amend the above Lease.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, as follows:

Pursuant to the rights reserved by the Government in SFO Section 7.12(D)(3), the Government has the right to install, at the Government's expense, crash barriers around the perimeter of the leased premises. Such crash barriers may be concrete bollards, planters, retractable gates or other architectural features, which shall conform as much as practical to the existing building's features and structures "to avoid an armed camp appearance."

As of March 29, 2003, Lessor has agreed to permit the installation of temporary crash barriers (i.e., jersey walls) by the Government around the perimeter of the leased premises, for a period not to exceed 120 days. Upon the expiration of this 120 period (on July 27, 2003), the Government must remove the temporary crash barriers. Installation and removal of the temporary crash barriers will be at the Government's sole cost and expense. If the Government does not remove the temporary crash barriers and begin the installation of a permanent crash barrier solution (subject to the provisions below) on or before July 27, 2003, then for each day after July 27, 2003 that the temporary crash barriers remain around the perimeter of the leased premises, the Government shall pay to Lessor a daily pro-rated penalty of $1.00 per ANSI/BOMA USF, per annum, as additional rent on the 491,707 ANSI/BOMA USF of space leased at the premises ($1,347.14 per day). Once the temporary crash barriers have been removed, no further penalty, will be assessed related to such barriers.

During the 120-day period, the Government shall provide Lessor with plans and specifications for a permanent crash barrier solution, as described in SFO
Section 7.12 (D)(3), for the Lessor's written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FORCE AND EFFECT.

IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

--------------------------------------------------------------------------------
LESSOR: MCI WORLDCOM NETWORK SERVICES, INC.



BY: /s/ Brian H. Trosper                         Vice President
    --------------------------------             -------------------------------
    (Signature)                                  (Title)



IN THE PRESENCE OF (witnessed by:)

                                                 2400 N. Glenville Dr.
BY: /s/ Susan E. Baker                           Richardson, Tx. 75082
    --------------------------------             -------------------------------
    (Signature)                                  (Address)


--------------------------------------------------------------------------------
UNITED STATES OF AMERICA



BY: /s/ (ILLEGIBLE)                              CONTRACTING OFFICER, TSA
    --------------------------------             -------------------------------
    (Signature)                                  (Title)


CSA DC 68-1176                                               GSA FORM 276 JUL 67

  UNITED STATES OF AMERICA               SUPPLEMENTAL AGREEMENT             DATE
SUPPLEMENTAL LEASE AGREEMENT             No. 7

                                         TO LEASE NO. DTSA20-03-R-00528


ADDRESS OF PREMISES:   601/701 S. 12th Street
                       Arlington, VA 22202


THIS AGREEMENT, made and entered into this date by and between:
MCI WORLDCOM NETWORK SERVICES, INC.
Whose address is:

                  c/o Spaulding & Slye Colliers International
                  1717 Pennsylvania Avenue, NW, Suite 1000
                  Washington, DC 20006

Hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government:

WHEREAS, the parties hereto desire to amend the above Lease.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, as follows:

     1. Exhibit 1 attached to this SLA #7 contains Property Management Modifications Log #1.

     2. The Government hereby confirms that it will pay the total amount of $535,750.12 identified in Exhibit 1 in accordance with invoicing and payment procedures set forth in GSA Form 3517B (Rev 09/01), as attached to the Lease dated December 17, 2002.



ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FORCE AND EFFECT.

IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

--------------------------------------------------------------------------------
LESSOR: MCI WORLDCOM NETWORK SERVICES, INC.



BY: /s/ Brian H. Trosper                         Vice President
    --------------------------------             -------------------------------
    (Signature)                                  (Title)



IN THE PRESENCE OF (witnessed by:)

                                                 2400 North Glenville Dr.
    /s/ Susan E. Baker                           Richardson, Tx. 75082
    --------------------------------             -------------------------------
    (Signature)                                  (Address)


--------------------------------------------------------------------------------
UNITED STATES OF AMERICA



BY  /s/ (ILLEGIBLE)                              CONTRACTING OFFICER, TSA
    --------------------------------             -------------------------------
    (Signature)                                  (Title)


GSA DC 68-1176                                               GSA FORM 276 JUL 67

LEASE NO. DTSA20-03-R-00528
SLA #7 - EXHIBIT 1
PROPERTY MANAGEMENT MODIFICATIONS LOG #1


MODIFICATION            MOD# OR                         MOD                                               COST TO
  OR TSR               TSR# DATE                       DESCR.                          VENDOR               TSA
------------        ---------------     -----------------------------------     -------------------      ----------
MOD                 2                   24 coverage for TSA contractor          BTE                      $ 4,578.35
                                        access

MOD                 3                   Installation of electrical services     Power Solutions          $22,131.83
                                        in various areas at
                                        701 South 12th Street.

MOD                 4                   24hrs engineer coverage over            Building Technology      $ 2,743.86
                                        New Year's Holiday.                     Engineers, Inc.


MOD                 5                   Security Coverage for 1/3-1/6/03        Burns Int'l Security     $ 9,939.95
                                                                                Services

MOD                 6                   8hrs for Electricians for electrical    Power Solutions          $ 3,388.00
                                        work

MOD                 7                   Provide 16 outlets in the 6th floor     Power Solutions          $16,732.23
                                        CPU room at 701 South 12 the Street.

MOD                 9 - Invoice #1      24 hr coverage for TSA service          Building Technology      $ 5,968.20
                                        contractors. And property               Engineers, Inc.
                                        management coverage for the
                                        move on 1/3/03 4hrs

MOD                 9 - Invoice #2      24 hr coverage for TSA service          Spaulding & Slye         $   605.00
                                        contractors. And property
                                        management coverage for the
                                        move on 1/3/03 4hrs

MOD                 10                  Install two outlet in every LAN         Power Solutions          $24,232.11
                                        closet 9-12 in 601 south 12th
                                        Street.

MOD                 11 - Invoice #1     Security Coverage for 1/9-1/18/03       Burns Int'l Security     $ 4,620.00
                                                                                Services

MOD                 11 - Invoice #2     Security Coverage for 1/9-1/18/03       Burns Int'l Security     $19,050.63
                                                                                Services

MOD                 11 - Invoice #3     Security Coverage for 1/9-1/18/03       Burns Int'l Security     $39,854.65
                                                                                Services

MOD                 12 - Invoice #1     24 hr coverage for TSA service          Building Technology      $   548.10
                                        contractors. And property               Engineers, Inc.
                                        management coverage for the
                                        move on 1/8-1/20/03 4hrs

MOD                 12 - Invoice #2     24 hr coverage for TSA service          Building Technology      $ 3,452.81
                                        contractors. And property               Engineers, Inc.
                                        management coverage for the
                                        move on 1/8-1/20/03 4hrs

MOD                 12 - Invoice #3     24 hr coverage for TSA service          Building Technology      $ 5,077.23
                                        contractors. And property               Engineers, Inc.
                                        management coverage for the
                                        move on 1/8-1/20/03 4hrs


                               SLA #7 - Exhibit 1

LEASE NO. DTSA20-03-R-00528
SLA #7 - EXHIBIT 1
PROPERTY MANAGEMENT MODIFICATIONS LOG #1

MODIFICATION      MOD# OR                     MOD                                            COST TO
  OR TSR         TSR# DATE                   DESCR.                         VENDOR             TSA
------------  ---------------  ------------------------------------  --------------------   ----------

    MOD       12 - Invoice #4    24 hr coverage for TSA service       Building Technology   $ 17,712.06
                                    contractors. And property           Engineers, Inc.
                                   management coverage for the
                                       move on 1/3/03 4hrs

    MOD       12 - Invoice #5     Property Management coverage         Spaulding & Slye     $  1,210.00
                                       for move on 1/18/03

    MOD             13           Install two outlet in every LAN        Power Solution      $ 10,890.00
                               closet 7-8 in 601 south 12th Street.

    MOD             14         Installation of electrical circuits      Power Solution      $    732.76
                                           in VIP room

    MOD             18             Rekey of various locks in 701       Action Lock & Safe   $    914.19

    MOD       20 - Invoice #1       Security Coverage for 1/19-       Burns Int'l Security  $ 53,283.87
                                             1/31/03                       Services

    MOD       20 - Invoice #2       Security Coverage for 1/19-       Burns Int'l Security  $ 60,069.08
                                             1/31/03                       Services

    MOD       21 - Invoice #1    Security Coverage for 2/1-2/28/03    Burns Int'l Security  $ 53,537.00
                                                                           Services

    MOD       21 - Invoice #2    Security Coverage for 2/1-2/28/03    Burns Int'l Security  $ 59,770.98
                                                                           Services

    MOD       21 - Invoice #3    Security Coverage for 2/1-2/28/03    Burns Int'l Security  $ 58,384.70
                                                                           Services

    MOD       21 - Invoice #4    Security Coverage for 2/1-2/28/03    Burns Int'l Security  $ 57,502.50
                                                                           Services

    TSR          1/17/2003         Rekey of various locks in 701       Action Lock & Safe   $    221.99

    TSR          1/30/2003         Rekey of various locks in 701       Action Lock & Safe   $    179.20

    TSR          1/30/2003         Rekey of various locks in 701       Action Lock & Safe   $  2,346.96

    TSR          2/27/03 -         Rekey of various locks in 701       Action Lock & Safe   $    407.22
                Invoice #1

    TSR          2/27/03 -         Rekey of various locks in 701       Action Lock & Safe   $    243.01
                Invoice #1

                                                                             TOTAL          $535,750.12


                               SLA #7 - Exhibit 1

--------------------------------------------------------------------------------
   UNITED STATES OF AMERICA         SUPPLEMENTAL AGREEMENT    DATE
 SUPPLEMENTAL LEASE AGREEMENT       No. 8

                                    --------------------------------------------
                                    TO LEASE NO. DTSA20-03-R-00528
--------------------------------------------------------------------------------
ADDRESS OF PREMISES: 601/701 S. 12th Street
                     Arlington, VA 22202
--------------------------------------------------------------------------------
THIS AGREEMENT, made and entered into this date by and between: MCI WORLDCOM NETWORK SERVICES, INC.
Whose address is:
                 c/o Spaulding & Slye Colliers International
                 1717 Pennsylvania Avenue, NW, Suite 1000
                 Washington, DC 20006

Hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government:

WHEREAS, the parties hereto desire to amend the above Lease.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, as follows:

1. Acceptance of Space: In March 2003, the Government accepted 31,230 BOMA Rental Square Feet ("BRSF") (such being 28,393 BOMA Office Usable Square Feet ("BUSF")) of Phase I space in its "as-is" condition per the schedule identified in Exhibit A of this SLA.

   AS OF MARCH 31, 2003, THE GOVERNMENT HAS ACCEPTED A TOTAL OF 345,972 BRSF (SUCH BEING 314,539 BUSF) OF PHASE I SPACE.

2. Office Rental: For this 31,230 BRSF (such being 28,393 BUSF), the Government shall pay an annual rent of $721,750.06 ($25.42 per BUSF) at a rate of $60,145.84 per MONTH in arrears. Pro-rated rental for this space for March 2003 shall be $60,145.84.

   TOTAL ANNUAL RENTAL FOR ALL GOVERNMENT SPACE ACCEPTED TO DATE SHALL BE $7,256,423.46 ($20.00 PER BUSF FOR 136,376 BUSF; $25.42 PER BUSF FOR 178,163
   BUSF) AT A RATE OF $604,701.96 PER MONTH IN ARREARS. TOTAL PRO-RATED RENTAL FOR MARCH 2003 SHALL BE $604,701.96.

3. Parking Rental: Per the ratio of space the Government has accepted per this SLA in relation to the total buildings' total square footage, the Government shall pay for an additional 5.8% of the total garage, which equates to an annual parking rental of $71,343.48 at a rate of $5,945.29 per MONTH in arrears. Pro-rated rental for this portion of the garage for March 2003 shall be $5,945.29.

   TOTAL ANNUAL RENTAL FOR THE GARAGE, BASED UPON THE PERCENTAGE OF TOTAL SQUARE FOOTAGE ACCEPTED BY THE GOVERNMENT TO DATE IN RELATION TO TOTAL BUILDING SQUARE FOOTAGE, SHALL BE 63.99% OF THE ANNUAL TOTAL GARAGE RENTAL RATE OR $787,115.39 AT A RATE OF $65,592.95 PER MONTH IN ARREARS. TOTAL PRO-RATED GARAGE RENTAL FOR MARCH 2003 SHALL BE $65,592.95.




(Continued on next page)







GSA DC 68-1176                                                  GSA FORM 276 JUL
67

ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FORCE AND EFFECT.




IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

--------------------------------------------------------------------------------
LESSOR: MCI WORLDCOM NETWORK SERVICES, INC.



BY: /s/ Brian H. Trosper                         Vice President
   ------------------------------                ------------------------------
    (Signature)                                   (Title)



IN THE PRESENCE OF (witnessed by:)



                                                  2400 North Glenville Dr.
/s/ Susan E. Baker                                Richardson, Tx. 75082
----------------------------------                ------------------------------
(Signature)                                       (Address)

--------------------------------------------------------------------------------
UNITED STATES OF AMERICA



BY: ____________________________                 _______________________________
    (Signature)                                  (Title)

--------------------------------------------------------------------------------
GSA DC 68-1176                                                  GSA FORM 276 JUL
67

LEASE # DTSA20-03-R-00528
EXHIBIT A - SLA #8
MARCH 2003 ACCEPTANCE OF SPACE

MARCH 1, 2003 ACCEPTANCE OF SPACE

BUILDING        FLOOR     % OF FLOOR     FLOOR RSF      RSF OCCUPIED        BUILDING CAF        USF OCCUPIED
--------        -----     ----------     ---------      ------------        ------------        ------------
W701             11           50%          20,820          10,410              1.0999                9,464
W701             12          100%          20,820          20,820              1.0999               18,929
                                                           ------                                   ------
                                           TOTAL           31,230                                   28,393
                                                           ======                                   ======

                                                 RSF OCCUPIED                       USF OCCUPIED
                                                 ------------                       ------------
FEBRUARY SPACE ACCEPTANCE TOTALS                    31,230                             28,393

                                                 RSF OCCUPIED                       USF OCCUPIED
                                                 ------------                       ------------
TOTAL SPACE ACCEPTED AS OF MARCH 1, 2003           345,972                            314,539

REPRESENTATIONS AND CERTIFICATIONS   Solicitation Number         Dated
(Acquisition of Leasehold                 DTSA20-03-R-00528
Interests In Real Property)

Complete appropriate boxes, sign the form, and attach to offer.

The Offeror makes the following Representations and Certifications. NOTE: The "Offerer," as used on this form, is the owner of the property offered, not an individual or agent representing the owner.

   1.    52.219-1 - SMALL BUSINESS PROGRAM REPRESENTATIONS {NOV 1999)

         (a)    (1)      The standard industrial classification (SIC) code for
                         this acquisition is 6515.

                (2) The small business size standard applicable to this acquisition is average annual gross revenues of $15 million or less for the preceding three fiscal years.

                (3) The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

         (b)    Representations.

                (1) The Offeror represents as part of its offer that it [ ] is, [X] is not a small business concern.

                (2) (Complete only if offeror represented itself as a small business concern paragraph (b)(1) of this provision.) The Offeror represents, for general statistical purposes that it [ ] is, [X] is not a small disadvantaged business concern as defined in 13 CFR 124.1002.

                (3) (Complete only if offerer represented itself as a small business concern in paragraph (b)(1) of this section.) The Offeror represents as part of its offer that it [ ] is, [ ] is not a women-owned small business concern.

                (4) [Complete only if offerer represented itself as a small business concern in paragraph (b)(1) of this provision.] The offeror represents, as part of its offer, that it--

                         (i) [ ] is, [ ] is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material change in ownership and control, principal office of ownership, or HUBZone employee percentage has occurred since it was certified by the Small Business Administration in accordance with 13 CFR Part 126; and

                         (ii) It [ ] is, [ ] is not a joint venture that complies with the requirements of 13 CFR Part 126, and the representation in paragraph (b)(4){i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture. [The offeror shall enter the name or names of the HUBZone small business concern or concerns that, are participating in the joint venture:______________.] Each HUBZone small business concern participating in the joint venture shall submit a separate signed copy of the HUBZone representation.

                (5) [Complete if offeror represented itself as disadvantaged in paragraph (b)(2) of this provision). The offeror shall check the category In which its ownership falls:

                         ____   Black American.

                         ____   Hispanic American.

                         ____ Native American (American Indians, Eskimos, Aleuts, or Native Hawaiians).

                         ____ Asian-Pacific American (persons with origins from Burma, Thailand, Malaysia, Indonesia, Singapore, Brunei, Japan, China, Taiwan, Laos, Cambodia (Kampuchea), Vietnam, Korea,
                                The Philippines, U.S. Trust Territory of the
                                Pacific Islands (Republic of Palau), Republic of the Marshall Islands, Federated States of Micronesia, the Commonwealth of the Northern Mariana Islands, Guam, Samoa, Macac, Hong Kong, Fiji, Tonga, Kiribati, Tuvalu, or Nauru).

                         ____ Subcontinent Asian (Asian-Indian) American (persons with origins from India, Pakistan, Bangladesh, Srt Lanka, Bhutan, the Maldives Islands, or Nepal).

                         ____ Individual/concern, other than one of the preceding.

        (c) Definitions. Small business concern, as use in this provision, means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

               Women-owned small business concern, as use in this provision, means a small business concern--

               (1) Which is at least 51 percent owned by one or more women or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

               (2) Whose management and daily business operations are controlled by one or more women.

        (d)    Notice.

               (1) If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

               (2) Under 15 U.S.C. 645(d), any person who misrepresents a firm's status as a small, small disadvantaged, or women-owned small business concern in order to obtain a contract to be awarded under the preference


INITIALS /s/ [ILLEGIBLE] & /s/ [ILLEGIBLE]
         ---------------   ---------------

                                                GSA FORM 3518 PAGE 1 (REV 12/99)
                        programs established pursuant to sections 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall-

                         (i) Be punished by imposition of fine, imprisonment, or both;

                        (ii) Be subject to administrative remedies, including suspension and debarment; and

                       (iii) Be ineligible for participation in programs conducted under the authority of the Act.

   2.    52:204-5 - WOMEN-OWNED BUSINESS (OTHER THAN SMALL BUSINESS) (MAY 1999)

         (a) Definition. "Women-owned business concern," as used in this provision, means a concern which is at least 51 percent owned by one or more women; or in the case of any publicly owned business, at least 51 percent of its stock is owned by one or more women; and whose management and daily business operations are controlled by one or more women.

         (b) Representation. [Complete only if the offeror is a women-owned business concern and has not represented itself as a small business concern in paragraph (b)(1) of FAR 52.219-1, Small Business Program Representations, of this solicitation.] The offeror represents that it [ ] is a women-owned business concern.

   3.    52.222-22 - PREVIOUS CONTRACTS AND COMPLIANCE REPORTS (FEB 1999)

         The Offeror represents that-

         (a) It [X] has, [ ] has not participated in a previous contract or subcontract subject to the Equal Opportunity clause of this solicitation;

         (b)    It [X] has, [ ] has not filed all required compliance reports;
                and

         (c) Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards. (Approved by OMB under Control Number 1215-0072.)

   4.    52.222-25 - AFFIRMATIVE ACTION COMPLIANCE (APR 1984)

         The Offeror represents that-

         (a) It [X] has developed and has on file, [ ] has not developed and does not have on file, at each establishment affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or

         (b) It [ ] has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor. (Approved by OMB under Control Number 1215-0072.)

   5.    52.203-02 - CERTIFICATE OF INDEPENDENT PRICE DETERMINATION (APR 1985}

         (Applies to leases which exceed $100,000 average net annual rental, including option periods.)

         (a)   The Offeror certifies that-

               (1) The prices in this offer have been arrived at independently, without, for the purpose of restricting competition, any consultation, communication, or agreement with any other Offeror or competitor relating to (i) those prices, (ii) the intention to submit an offer, or (iii) the methods or factors used to calculate the prices offered;

               (2) The prices in this offer have not been and will not be knowingly disclosed by the Offeror, directly or indirectly, to any other Offeror or competitor before bid opening (in the case of a sealed bid solicitation) or contract award (in the case of a negotiated solicitation) unless otherwise required by law; and

               (3) No attempt has been made or will be made by the Offeror to induce any other concern to submit or not to submit an offer for the purpose of restricting competition.

         (b) Each signature on the offer is considered to be a certification by the signatory that the signatory-

               (1) Is the person in the Offeror's organization responsible for determining the prices being offered in this bid or proposal, and that the signatory has not participated and will not participate In any action contrary to subparagraphs (a)(1) through (a)(3) above; or

               (2)     (i)      Has been authorized, in writing, to act as agent
                                for the following principals in certifying that those principals have not participated, and will not participate in any action contrary to subparagraphs (a)(1) through (a)(3) above John
                                Dubel, CFO. [insert full name of person(s) in the Offeror's organization responsible for determining the prices offered in this bid or proposal, and the title of his or her position in the Offeror's organization];

                      (ii) As an authorized agent, does certify that the principals named in subdivision (b)(2)(i) above have not participated, and will not participate, in any action contrary to subparagraphs (a)(1) through (a)(3) above; and

                     (iii) As an agent, has not personally participated, and will not participate, in action contrary to subparagraphs (a)(1) through (a)(3) above.


         (c) If the Offeror deletes or modifies subparagraph (a)(2) above, the Offeror must furnish with its offer a signed statement setting forth in detail the circumstances of the disclosure,

   6. 52.203-11 - CERTIFICATION AND DISCLOSURE REGARDING PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (APR 1991) (DEVIATION)


INITIALS: /s/ [ILLEGIBLE] & /s/ [ILLEGIBLE]
          ---------------   ---------------
          LESSOR            GOVERNMENT

                                                GSA FORM 3518 PAGE 2 (REV 12/99)

         (Applies to leases which exceed $100,000.)

         (a) The definitions and prohibitions contained in the clause, at FAR 52.203-12, Limitation on Payments to Influence Certain Federal Transactions, are hereby incorporated by reference in paragraph
               (b) of this certification.

         (b) The offeror, by signing its offer, hereby certifies to the best of his or her knowledge and belief that on or after December 23, 1989,-

               (1) No Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with the awarding of a contract resulting from this solicitation.

               (2) If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with this solicitation, the offeror shall complete and submit, with its offer, OMB standard form LLL, Disclosure of Lobbying Activities, to the Contracting Officer; and

               (3) He or she will include the language of this certification in all subcontract awards at any tier and require that all recipients of subcontract awards in excess of $100,000 shall certify and disclose accordingly.

         (c) Submission of this certification and disclosure is a prerequisite for making or entering into this contract imposed by section 1352, title 31, United States Code. Any person who makes an expenditure prohibited under this provision or who fails to file or amend the disclosure form to be filed or amended by this provision, shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, for each such failure.

 7.    52.209-5 -   CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED
       DEBARMENT, AND OTHER RESPONSIBILITY MATTERS {MAR 1996)

       (Applies to LEASES which EXCEED $100,000 AVERAGE net annual rental, including option periods.)

       (a)     (1)      The Offeror certifies, to the best of its knowledge and
                        belief, that-

                        (i)     The Offeror and/or any of its Principals-

                                   (A)  Are [ ] are not [X] presently debarred,
                                        suspended, proposed for debarment, or
                                        declared ineligible for the award of
                                        contracts by any Federal agency;

                                   (B)  Have [ ] have not [X] within a
                                        three-year period preceding this offer,
                                        been convicted of or had a civil
                                        judgment rendered against them for:
                                        commission of fraud or a criminal
                                        offense in connection with obtaining,
                                        attempting to obtain, or performing a
                                        public (Federal, State, or local)
                                        contract or subcontract; violation of
                                        Federal or State antitrust statutes
                                        relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and

                                   (C)  Are [ ] are not [ ] presently indicted
                                        for, or otherwise criminally or civilly
                                        charged by a governmental entity with,
                                        commission of any of the offenses
                                        enumerated in subdivision (a)(1)(l)(B)
                                        of this provision. (See Note at end of
                                        document)

                        (ii) The Offeror has [ ] has not [X], within a three-year period preceding this offer had one or more contracts terminated for default by an Federal agency.


               (2) "Principals," for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a subsidiary, division, or business segment, and similar positions).

       THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER SECTION 1001, TITLE 18, UNITED STATES CODE.

       (b) The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

       (c) A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation: However, the certification will be considered in connection with a determination of the Offeror's responsibility. Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

       (d) Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

       (e) The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

 8.    52.204-3 - TAXPAYER IDENTIFICATION (JUN 1997)

       (a)     Definitions.


INITIALS: /s/ [ILLEGIBLE] & /s/ [ILLEGIBLE]
          ---------------   ---------------
          LESSOR            GOVERNMENT

                                                GSA FORM 3518 PAGE 3 (REV 12/99)

               "Common parent" as used in this solicitation provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.

               "Taxpayer Identification Number (TIN)," as used in this solicitation provision, means the number required by the IRS to be used by the offeror in reporting income tax and other returns. The TIN maybe either a Social Security Number or an Employer Identification Number.

       (b)     All offerors must submit the information required in paragraphs
               (d) through (f) of this provision to comply with debt collection requirements of 31 U.S.C. 7701(c) and 3325(3), reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M, and implementing regulations issued by the IRS. If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offeror to furnish the information may result in a 31 percent reduction of payments otherwise due under the contract.

       (c) The TIN may be used by the Government to collect and report on any delinquent amounts arising out of the offeror's relationship with the Government (31 U.S.C. 7701(c)(3)). If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offeror's TIN.

       (d)     Taxpayer Identification Number (TIN).

               -     TIN: 13-2745892

               -     TIN has been applied for.

               -     TIN is not required because:

               - Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office or place of business or a fiscal paying agent in the United States;

               - Offeror is an agency or instrumentality of a foreign government;

               - Offeror is an agency or instrumentality of the Federal government;

       (e)     Type of organization.

               -     Sole proprietorship;

               -     Partnership; Not a corporate entity:

               -     Corporate entity (not tax-exempt);

               -     Corporate entity (tax-exempt);

               -     Government entity (Federal, State, or local);

               -     Foreign government;

               -     International organization per 26 CFR 1.6049-4;

               -     Other   _________________________.

       (f)     Common Parent.

               - Offeror is not owned or controlled by a common parent as defined in paragraph (a) of this provision.

               -     Name and TIN of common parent:

                     Name________________________________
                     TIN_________________________________

 9.      OFFEROR'S DUNS NUMBER (APR 1996)

         Enter number, if known:________________________________


OFFEROR OR           Name and Address (Including ZIP Code)     Telephone Number
AUTHORIZED
REPRESENTATIVE             500 Clinton Center Drive             (601)460-3470
                               Clinton, MS 39056.


                        /s/ [ILLEGIBLE]                              12-11-02
                        ----------------------------------      ----------------




               Note: WorldCom, Inc., the Lessor's indirect parent, is subject to a civil fraud complaint brought prior to the commencement of WorldCom, Inc and its affiliates chapter 11 case by the Securities and Exchange Commission currently pending in the United States District Court for the Southern District of New York (Rakoff, J.). In addition, certain former Principal(s) of Lessor's are presently under indictment by the United States Attorney's Office for the Southern District of New York for conspiring to violate the federal securities laws and substantial related offenses.



INITIALS /s/ [ILLEGIBLE] & /s/ [ILLEGIBLE]
         ---------------   ---------------
             LESSOR          GOVERNMENT

                                                GSA FORM 3518 PAGE 4 (REV 12/99)

GENERAL SERVICES ADMINISTRATION                 1.   SOLICITATION FOR OFFERS                1.  STATEMENT DATE
PUBLIC BUILDINGS SERVICE                             DTSA20-03-R-00528                          11/26/02

LESSOR'S ANNUAL COST STATEMENT
IMPORTANT - Read attached "Instructions"        3A. RENTABLE         3B. ENTIRE BUILDING    3B. LEASED BY GOV'T
                                                    AREA (Sq. FT,)       (BOMA OFFICE AREA)
                                                    540,707              491,607                491,607


BUILDING NAME AND ADDRESS (No., street, city, state, and zip code) 601/701 S, 12th Street
                                                                  Arlington, VA 22202

           SECTION I - ESTIMATED ANNUAL COST OF SERVICES AND UTILITIES
               FURNISHED BY LESSOR AS PART OF RENTAL CONSIDERATION

        SERVICES AND UTILITIES                                           LESSOR'S ANNUAL COST FOR                 FOR GOVERNMENT
                                                                                                                     USE ONLY
                                                              (a) ENTIRE BUILDING         (b) GOV'T-LEASED AREA         (c)


A.   CLEANING, JANITOR AND/OR CHAR SERVICE

     5.   SALARIES                                                       $  511,566               $ 511,566
                                                                         ----------               ----------
     6.   SUPPLIES (Wax, cleansers, cloths, etc.)                        $   16,221               $  16,221
                                                                         ----------               ----------
     7.   CONTRACT SERVICES (Window washing, waste and snow removal)     $   72,478               $  72,478
                                                                         ----------               ----------

B.   HEATING

     8.   SALARIES                                                       $  336,733               $  336,733
                                                                         ----------               ----------
     9.   FUEL
          ("X" one)      OIL      GAS       COAL      X  ELECTRIC        $1,162,520               $1,162,520
                                                                         ----------               ----------
    10.   SYSTEM MAINTENANCE AND REPAIR:                                 $   81.035               $   81,035
                                                                         ----------               ----------
C.  ELECTRICAL

    11.   CURRENT FOR LIGHT AND POWER (Including elevators)
                                                                         ----------               ----------
    12.    REPLACEMENT OF BULBS, TUBES, STARTERS                         $    7,500               $    7,500
                                                                         ----------               ----------
    13.    POWER FOR SPECIAL EQUIPMENT
                                                                         ----------               ----------
    14.    SYSTEM MAINTENANCE AND REPAIR (Ballasts, fixtures, etc.)
                                                                         ----------               ----------
D.  PLUMBING
    15.    WATER (for all purposes) (Include sewage charges)             $   81,106               $   81,106
                                                                         ----------               ----------
    16.    SUPPLIES (Soap, towels, tissues not in 6 above)               $   16,221               $   16,221
                                                                         ----------               ----------
    17.    SYSTEM MAINTENANCE AND REPAIR
                                                                         ----------               ----------
    AIR CONDITIONING

    18.    UTILITIES (Include electricity, if not in C11)
                                                                         ----------               ----------
    19.    SYSTEM MAINTENANCE AND REPAIR
                                                                         ----------               ----------
F.  ELEVATORS

    20.    SALARIES (Operators, starters, etc.)
                                                                         ----------               ----------
    21.    SYSTEM MAINTENANCE AND REPAIR                                 $   59,478               $   59,478
                                                                         ----------               ----------
G.  MISCELLANEOUS (To the extent not included above)                     $  198,450               $  198.450
    22.    BUILDING ENGINEER AND/OR MANAGER

    23.    SECURITY (Watchmen, guards, not janitors)                     $   58,000               $   58,000
                                                                         ----------               ----------
    24.    SOCIAL SECURITY TAX AND WORKMEN'S COMPENSATION INSURANCE
                                                                         ----------               ----------
    25.    LAWN AND LANDSCAPING MAINTENANCE                              $    9,000               $    9,000
                                                                         ----------               ----------
    26.    OTHER (Explain on separate sheet)                             $   60,100               $   60,100
                                                                         ----------               ----------
    27.    TOTAL                                                         $2,670,408               $2,670,408
                                                                         ----------               ----------


                            SECTION II - ESTIMATED ANNUAL COST OF OWNERSHIP EXCLUSIVE OF CAPITAL CHARGES

    28.    REAL ESTATE TAXES                                             $  722,957               $  722,957
                                                                         ----------               ----------
    29.    INSURANCE (Hazard, liability, etc.)                           $  135,177               $  135,177
                                                                         ----------               ----------
    30.    BUILDING MAINTENANCE AND RESERVES FOR REPLACEMENT
                                                                         ----------               ----------
    31.    LEASE COMMISSION
                                                                         ----------               ----------
    32.    MANAGEMENT                                                    $  331,071               $  331,071
                                                                         ----------               ----------
    33.    TOTAL                                                         $1,189,205               $1,189,205
                                                                         ----------               ----------

 LESSOR'S CERTIFICATION - The amounts entered In Columns (a)             34.   SIGNATURE OF
 and (b) represent my best estimate as to the annual costs                        OWNER           LEGAL AGENT
 of services, utilities and ownership.

                           TYPED NAME AND TITLE                          SIGNATURE                            DATE

    34A.   John Dubel, Chief Financial                                  34B. /s/ [ILLEGIBLE]           34C.   12-11-07
                        Officer
    35A.                                                                35B.                           35C.

 SFO NO. DTSA 20-03-R-00528                                                                              GSA FORM 1217
 Use or disclosure of information on this page is subject to the restrictions set-forth on the cover page.

                                  INSTRUCTIONS
                                       FOR
                         LESSOR'S ANNUAL COST STATEMENT
                                  GSA FORM 1217


acquiring space by lease, it is the established policy of GSA to enter into leases only at rental charges which are consistent with prevailing scales in community for comparable facilities.

                                   ITEM NUMBER

1. Enter the Government lease or Solicitation for Offers number, if available.

2.       Enter the date that your statement was prepared and signed.

3. A. Enter in this block a computation of the rentable area (multiple tenancy basis) for the entire building. The rentable area shall be computed by measurement to the inside finish of permanent outer building walls to the inside finish of corridor walls (actual or proposed) or to other permanent partitions, or both. Rentable space is the area for which a tenant is charged rent. It is determined by the building owner and may vary by city or by building within the same city. The rentable space may include a share of building support/common areas such as elevator lobbies, building corridors, and floor service areas. Floor service areas typically include restrooms, janitor rooms, telephone closets, electrical closets, and mechanical rooms. The rentable space generally does not include vertical building penetrations and their enclosing walls, such as stairs, elevator shafts, and vertical ducts.

     B. Enter in this block a computation of the rentable area to be rented to the Government. For this area, follow the procedure as outlined above, except that measurements are to be made only to the center of the partitions which separate the area to be rented by the Government from adjoining rented or rentable areas.

4.       Identify the property by name and address.



                                    SECTION I
                              ESTIMATED ANNUAL COST
                           OF SERVICES AND UTILITIES

5.-26. The services and utilities listed in this section are required in most of our rented space whether furnished by the Government or the Lessor.

         Carefully review the Solicitation for Offers and/or the proposed lease to identify those services and utilities to be furnished by you as part of the rental consideration. Then enter your best cost estimate, or the actual cost from the previous year, for each of these services and utilities in column (a) for the entire building and in column (b) for the area to be rented to the Government. If any service or utility furnished for the space rented by the Government is not furnished throughout the building, or the cost of a service or utility furnished to the Government space exceeds the cost of the same service or utility furnished to other rented space, explain on a separate sheet. For convenience, each major category has been divided into separate items such as salaries and supplies so that they may be entered when applicable. However, in the event that your records are not maintained for each item contained in Section I, 5 through 26, the total for a major category (A through F) may be entered under the category heading in columns (a) and (b) in lieu of the specific items. System maintenance and repairs includes the annual cost of such items as oiling, inspecting, cleaning, regulating, and routine replacement costs.

                                   SECTION II
                       ESTIMATED ANNUAL COST OF OWNERSHIP
                          EXCLUSIVE OF CAPITAL CHARGES

Items 28 through 32 will be useful in the Government's determination of the fair market value of the space to be rented and shaft be completed irrespective of whether Section I is applicable, as follows:

28.      Include all applicable real estate taxes imposed upon the property.

29. Enter the annual cost of fire, liability, and other insurance carried on the real estate.

30. Enter the annual cost of wages, materials, and outside services used in repairs and maintenance of the building itself and all similar repairs and maintenance costs not included in Section I above (Heating, Electrical, Plumbing, Air Conditioning, and Elevators). This includes major repairs and changes in the nature of a permanent improvement such as annual cost to replace relatively short-lived items such as boilers, compressors, elevators, and roof coverings.

31. Enter any lease commission which you may be responsible for due to the Government leasing action.

32. Include administrative expenses such as agency fees, legal fees, auditing, and advertising. Do not include financial charges such as income or corporate taxes or organization expense.

34/35.   Complete Lessor certification.

            Attachment to GSA Form 1217 - Line 26



Energy Management               $       6,000
Fire & Life Safety              $      23,600
Tools                           $       3,000
Road Maintenance                $       4,000
Door & Floor Maint/Rpr          $       6,500
Pest Control                    $       4,000
Gas/Oil                         $       1,000
Misc Building Repairs           $      12,000
                                -------------
TOTAL OTHER                     $      60,100
                                =============


Use or disclosure of information on this page is subject to the restrictions set forth on the cover page.

                                   EXHIBIT A
                                    SECURITY

GENERAL

Each tower of the building has a perimeter access security system with card readers and two security guards (one at each entrance) in the lobbies with CCTV monitoring capability. Employee identifications are scanned at the security desk. Security cameras monitor each floor elevator lobby.

The main security control room is located in the East Tower and serves both towers. Both towers are equipped with 24-hour intrusion detection systems, supplemented by CCTV monitoring of the building and parking entrances.

WEST TOWER   West Tower has 6 APC units located in the following telephone closets: 11N, 7N, 4N, 3S, 2N, 1S.

         FLOORS 2-12 HAVE THE FOLLOWING SECURITY:

         - Electric magnetic locks secure each lobby double glass door and HDD Proximity readers controlled by Sensormatic Advanced Processing Control units

         - North and South stairwell doors secured by electric mortise locks

         -        Each double glass door is monitored by a CCTV camera

         - Video is captured by Panasonic time lapse VCR and 16 camera MUX processor housed in telephone closet on 1st floor, south side.

         LOBBY & 1ST FLOOR;


         - Center stairwell access to 1st floor-electric strike and proximity reader

         - Handicap access door-electric magnetic lock and proximity reader

         -        IN/OUT readers at each desk, front and rear

         - Rear lobby doors are secured by electric magnetic locks o Front and rear lobbies are covered by 1 camera each

         - Handicap entrance is covered from the outside via 1 CCTV camera

EAST TOWER:  East Tower has 9 APC units located in the following telephone closets 11S, 1OS, 9S, 7S, 5N, 3S, 2S, 145N, 1N Computer Room.

         FLOORS 2, 7, & 12 HAVE THE FOLLOWING SECURITY:


Lessor /s/ [ILLEGIBLE]  GOV'T /s/ [ILLEGIBLE]
       ---------------        ---------------

                              Exhibit A - Security
                                   Page 1 of 3

         - Delayed egress electric magnetic locks securing each lobby double glass door and HDD Proximity readers

         - Center stairwell entrances secured by electric strike locks and proximity readers

         - North and South stairwell doors secured by electric mortise locks

         -        Each double glass door is monitored by a CCTV camera

         FLOORS 6N & 5N:

         - Two entrances secured with electric strikes and proximity readers

         FLOOR 4N

         - Main entrance and two entrances to 4N computer room secured with electric strikes and proximity readers

          FLOOR 4S:

         -        Main entrance, secured with magnetic lock and proximity reader

         - South stairwell entrance, electric strike and swipe card reader

         1ST FLOOR AND LOBBY AREA:

         - Center stairwell access to 1st floor, electric strike and proximity reader, handicap access door-electric magnetic lock and proximity reader

         -        IN/OUT readers at each desk, front and rear

         -        Rear lobby doors are secured by electric magnetic locks

         - Front and rear lobbies are covered by 3 cameras, and the handicap entrance is covered from the outside via 1 CCTV camera

         - 1N computer room, 3 entrances, electric strike locks and proximity readers. Two entrances and main area in room covered by CCTV cameras

         -        1S computer room, electric strike and proximity reader

         CONTROL ROOM:

         - Access control system, Computer using Ccure 800 software integrated with Sensormatic Advanced Processing Control Units. Model 30 on a Dell server

         - Three time lapse Panasonic VCR's and three 16 camera MUX processing units.

PARKING LEVELS:

         - CCTV cameras in PI & PII elevator lobbies, 3 cameras covering loading dock and shipping/receiving area.

         -        Parking levels covered by 13 cameras.


Lessor /s/ [ILLEGIBLE]  GOV'T /s/ [ILLEGIBLE]
       ---------------        ---------------

                              Exhibit A - Security
                                   Page 2 of 3

GARAGE:

         - The garage has 2 entrances. Main controls are in the booths at each entrance. They are key controlled Open/Closed and On/Off switches. Entrance gates and arms are tied into security system and can be opened via card reader located at each entrance.

         - Exit gates open automatically on vehicle approach via sensor pads installed at each exit.

         - There is a separate garage shuttle elevator serving each tower accessing the lobby. The loading dock and service corridor are equipped with security cameras. Additional security cameras are mounted at the roof parapet.


Lessor /s/ [ILLEGIBLE]  GOV'T /s/ [ILLEGIBLE]
       ---------------        ---------------

                              Exhibit A - Security
                                   Page 3 of 3

                                   EXHIBIT B

EAST AND WEST FURNITURE INVENTORY


                                   Cubicles                                              Office/Conf
                 ------------------------------------------------   ------------------------------------------------------
                                                                                              Small   Med    Large
                 <than                                                                        Conf    Conf   Conf
                 6x6    6x6    6x8   8x8     8x10    8x14   Total   Desks  Credenza Bookcase  Table   Table  Table   Total
West Tower
Floor 1            0      0      0      0       0       0      0        2         0      3       0     0        0        5
Floor 2            0      0      6     52       0       0     58       16        16     16       6     2        1       57
Floor 3            0      0      7    101       0       0    108       18        18     18       5     2        1       62
Floor 4            0      0      7    106       2       0    115        5         5      5       6     2        1       24
Floor 5            0      0      4     95       0       5    104        3         3      3       6     2        1       18
Floor 6            0      0      0     44       7       3     54        9         9      9       1     1        1       30
Floor 7            0      0      0     78       6       5     89        8         8      8       6     2        1       33
Floor 8            0      0      0     54       5       0     59       28        28     28       5     2        1       92
Floor 9            0      0      3     91       1       0     95        6         6      6       5     2        1       26
Floor 10           0      0      7    102       1       0    110        6         6      6       6     2        1       27
Floor 11           0      0      6    102       4       0    112       10        10     10       5     2        1       38
Floor 12           0      0     15     31       1       0     47       14        14     14       4     2        1       49
                  ---    ---   ----   ---      ---     ---   ---      ---       ---    ---      --    --       --      ---
Total West         0      0     55    856      27      13    951      125       123    126      55    21       11      461
                  ====   ===   ====   ===      ===     ===   ===      ===       ===    ===      ===   ==       ==      ===
East Tower
Floor 1            4      0      0     14       1       0     19        3         3      4       1     0        0       11
Floor 2            0     12     96      0      12       2    122        1         1      1       7     0        0       10
Floor 3            0    231      0      0       0       0    231        2         2      2       7     1        0       14
Floor 4            0    106      0      0       0       0    106        0         0     18       3     0        0        4
Floor 5            0      0     40     17       0       0     57       35        35     36       0     0        3      109
Floor 6            0      0     97      0       0       0     97       62        62     63       5     1        2      195
Floor 7            0      0    127      0      16       6    149        1         1      1      16     0        0       19
Floor 8            0      0      6    108       8       5    125        1         1      1      19     0        0       22
Floor 9            0      0     11     94      15       5    125        3         3      3       8     2        1       20
Floor 10           0      0     77     14      17       8    116        2         2      2       2     2        1       11
Floor 11           0      0    157      0      11       1    169        1         1      1       3     2        1        9
Floor 12           0      0      0     54      18       9     81        9         9      9       0     3        1       31
Total East         4    349    611    301      98      34  1,397      120       120    124      71    11        9      455
                  ====   ===   ====   ===      ===     ===   ===      ===       ===    ===      ===   ==       ==      ===
East West Total    4    349    666  1,157     125      47  2,348      245       243    250     126    32       20      916
                  ====   ===   ====   ===      ===     ===   ===      ===       ===    ===      ===   ==       ==      ===


                                    Seating                                                    Other
                --------------------------------------------------------  -------------------------------------------------
                                                                          5-Drawer
                                                                           Lat       Computer    Coffee/End     Cafeteria
                Cubicle  Conference  Office   Side Reception Sofa  Total   Files       Table        Table         Tables
West Tower
Floor 1              0         0        7        0     5      0      12         0          0           2           10
Floor 2             58        24       16       84     1      0     183        12          0           0            0
Floor 3            108        24        S      110     2      0     249        17          0           1            0
Floor 4            115        24        3      116     0      0     258        24          0           0            0
Floor 5            104        24        9      124     0      0     261        46          0           0            0
Floor 6             54        19        1      106     0      0     180        28          0           0            0
Floor 7             89        24        8      116     0      0     237         0          0           0            0
Floor 8             59        24       28      124     0      0     235        13          0           0            0
Floor 9             95        24        6      149     0      0     274        14          0           0            0
Floor 10           110        24        6      126     0      0     266        47          0           0            0
Floor 11           112        24       10      130     0      0     276        27          0           0            0
Floor 12            47        24       14       61     0      0     146        49          0           0            0
                   ---      ---       ----     ---    ---    ---    ---        --         ---         --          ---
Total West         951       259      113    1,246     8      0   2,577       277          0           3           10
                   ===      ====      ===    =====    ===   ===     ===       ===         ===         ===         ===
East Tower
Floor 1             19         0        3        6     0      1      29        14          0           2            0
Floor 2            122        26        1       30     0      0     179         0          0           0            0
Floor 3            353        16        2        0     4      0     375         0          0           0            5
Floor 4            109         0        0        0     0      0     109        22          0           0            7
Floor 5             57        36       35       87     2      0     217        37          5           0            0
Floor 6             97        40       62      116     0      0     315        81          5           0            0
Floor 7            149        48        1       46     6      0     250        46          0           3            0
Floor 8            125        54        7      132     0      0     318        36          0           0            0
Floor 9            125        19      3        140     0      0     287       126          0           0            0
Floor 10           116         6      2         66     0      0     190        40          0           0            0
Floor 11           169         9      1         26     0      0     205        63          0           0            0
Floor 12            81        10      9        126     0      0     226        70          0           0            0
Total East       1,522         264  126        775    12      1   2,700       535         10           5           12
                 =====        ====  ===      =====   ===     ===  =====       ===         ==         ===          ===
East West Total  2,473         523  239      2,021    20      1   5,277       812         10           8           22
                 =====        ====  ===      =====   ===     ===  =====       ===         ==         ===          ===


                                Other
                   ----------------------------------
                    Cafeteria Conf Rm
                      Chairs  Credenza    Total
West Tower
Floor 1                50         0        62
Floor 2                 0         1        13
Floor 3                 0         1        19
Floor 4                 0         1        25
Floor 5                 0         1        47
Floor 6                 0         1        29
Floor 7                 0         1         1
Floor 8                 0         1        14
Floor 9                 0         1        15
Floor 10                0         1        48
Floor 11                0         1        28
Floor 12                0         1        50
                       --        --       ---
Total West             50        11       351
                       ==        ==       ===
East Tower
Floor 1                 0         0        16
Floor 2                 0         1         1
Floor 3                38         0        43
Floor 4                22         0        51
Floor 5                 0         2        44
Floor 6                 0         2        88
Floor 7                 0         0        49
Floor 8                 0         0        36
Floor 9                 2         1       129
Floor 10                2         1        43
Floor 11                2         1        66
Floor 12                3         1        74
Total East             69         9       640
                      ===        ==       ===
East West Total       119        20       991
                      ===        ==       ===

                                    EXHIBIT B



            iii) QUANTITY, QUALITY AND SUITABILITY OF FURNITURE, IF ANY.

                  Both the East and West Towers are furnished with a combination of workstations, office and conference room furniture including chairs and files.

                  The West Tower furniture is in good to excellent condition. There is furniture for approximately 951 workstations, 90% of which are 8' x 8', and 10% 6' x 8' and 8' x 10', and 115 private offices. The breakdown is 89% open workstations and 11% private office furniture. The 3rd and 12th floor systems furniture is Knoll Morrison and the office furniture is Knoll Reff wood product. The executive offices on the 12th floor will not be furnished. The remaining floors have Kimball Cetra wood workstations and office furniture. Knoll and Kimball are leading manufacturers in the commercial office industry. The Knoll Morrison and Reff and Kimball Cetra are the top of the line products for each manufacturer.

                  The Knoll Morrison workstations have neutral fabric panels and warm gray metal files and trim pieces and plastic laminate work surfaces. The workstation configuration is typically a u-shape work surface with overhead shelving and a personal storage tower, which includes filing and coat storage. The workstations are ergonomically designed with corner work surfaces and above work surface power and data outlets. The majority of panel heights are 54" H.

                  The Knoll Reff office furniture is modular in design with a medium wood stain finish. The desk configuration is u-shape with a "P-top" front work surface for easy conferencing. There are overhead storage units and tack board above the work surface.

                  The Kimball Cetra workstations are a wood furniture system with neutral fabric panels, plastic laminate file/storage units and work surfaces. The panels are detailed with medium finish wood trim pieces. The workstations are ergonomically designed with corner work surface and above work surface power and data outlets. The majority of panel heights are 54" H.

                  The Kimball office furniture is also modular in design with a light neutral plastic laminate u-shaped work surface and files. All storage cabinets and files are lockable.

                  In the East Tower, the workstation and office furniture on the renovated floors (2nd, 7, 8, 9, 10, 11, 12} is Kimball Cetra. This furniture is in good to excellent condition. On these floors, there is furniture for approximately 887 workstations (53% are 6'x 8'; 30% are 8'x 8'; 17% are 6'x 6'and 8'x 14')
                  and 18 offices.

                  The workstation and office furniture is the Kimball Cetra similar to the West Tower. The remaining floors have a combination of older Herman Miller AO2 and Steelcase.


Use or disclosure of information on this page is subject to the restrictions set-forth on the cover page.

SFO DTSA20-03-R-00528                                              ATTACHMENT #1

                                 RATE STRUCTURE

Building: 601/701 S. 12th Street                            Term: 10 years firm
          ----------------------                                 ---------------




           ANSI/BOMA OFFICE AREA SQUARE FEET OFFERED:                              ALL OFFERED SPACE


1.   Base Rate:
                                                                                        $ 25.33
     The INITIAL firm term base rate per ANSI/BOMA Officer Area square foot
     (BOSF) for the Building Shell (excluding the cost of services and utilities in line item #2 below).

     THE BASE RATE SHALL BE FLAT OVER THE FIRM TERM.

2.   The BASE YEAR operating costs per BOSF.  This equals
     the 27b of the GSA Form 1217 divided by the BOSF offered.                          $  5.42
                                                                                        -------

3.   Tenant Improvements:

     (a)      The annual cost to amortize the Tenant Improvements
              allowance, such allowance being $40.00 per BOSF                           $  4.00
              for evaluation.  Such amortization is to be
              compounded monthly over the term of the lease.

     (b)      The annual percentage interest rate, compounded                                 0%
              monthly, to be used by the Lessor to amortize the
              cost of the Tenant Improvements UP TO $40.00 per
              BOSF over the term of the lease.

     (c)      The annual percentage interest rate, compounded                                11%
              monthly, to be used by the Lessor to amortize the
              cost of the Tenant Improvements above $40.00 per
              BOSF over the term of the lease up to $60.00 per
              BOSF.

4.   The fully serviced lease rate per BOSF for the term                                $ 34.75* (ASSUMES THE
     evaluated on a $40.00 per BOSF Tenant Improvement                                  GOVERNMENT LEASES ENTIRE
     allowance. This equals the sum of lines 1, 2, and 3(a)                             PARKING GARAGE)
     above.
                                                                                        * SEE ADDENDUM FOR PHASE I RENT.

5.   The number of months of free rent being months without
     any payment of base rent, operating expenses, or a $40.00                          0    mos.
     per BOSF Tenant Improvement Allowance.

6.   The lump sum cost per annum for"

     (a)      Each reserved parking contract in the building's garage                   $ 0
              or surface parking lot.
                                                                                        $ 0
     (b)      Each non-reserved parking contract in the buildings
              garage or surface parking lot.                                            $ 1,230,060**
                                                                                        -------------

     (c)      Annualized cost to lease the entire parking garage for
              security purposes.
                                                                                        * PARKING RATES WILL ESCALATE 3% ANNUALLY.



                                  Page 1 of 1

Use or disclosure of information on this page is subject to the restrictions set forth on the cover page.

                                SFO ATTACHMENT #2
                    FIRE PROTECTION & LIFE SAFETY EVALUATION

The results of this survey shall be based on an actual walk-through of the subject premises and review of available construction documents. All building systems associated with fire protection and/or life safety shall be evaluated for conformance to the following codes, standards and/or criteria. Any deviance from the applicable criteria shall be identified and supported by corrective recommendation(s).

FUNDAMENTAL CODE REQUIREMENTS ARE AS FOLLOWS:

- The offered building shall be evaluated for compliance with the most recent edition of The Building Officials & Code Administrators (BOCA) National Building Code; with the exception that chapter 10 of BOCA shall be replaced by the entire contents of the most recent edition of NFPA 101, Life Safety Code. All areas which do not meet the most recent editions of these criteria shall be identified as to the extent which they do comply.

AUTOMATIC SPRINKLER REQUIREMENTS ARE AS FOLLOWS:

- Where at least 35,000 square feet, any portion of which is on or above the 6th floor, is offered to the government for lease, the entire building must be provided with automatic sprinkler protection or an equivalent level of safety.

- All floors on which the Government occupies below grade space, regardless of the amount, must be sprinklered (including garage areas offered for lease by the Government).

- All hazardous areas, as defined by NFPA 101, Life Safety Code, shall be protected throughout by automatic sprinklers.

- Where acceptable to the local authority having jurisdiction, chained and locked sprinkler control valves are an acceptable alternative to electronic supervision.

- All buildings utilizing Central Sprinkler Company's Omega line of sprinkler heads shall be identified; including: model, location(s), # of heads, approximate age, etc.

EGRESS REQUIREMENTS ARE AS FOLLOWS:

-        Scissor stairs are considered to be a single stair by GSA criteria.

- Exits must be remotely located by 1/2 of the maximum diagonal dimension of the building floor, or space; for non-sprinklered buildings. For completely sprinklered buildings in Maryland, the exits are required to be remotely located by 1/3 the maximum diagonal dimension (per NFPA
         101). For completely sprinklered buildings in Washington, DC and Virginia, the exits are required to be remotely located by 1/4 the maximum diagonal dimension (per BOCA).

ALL OF THE FOLLOWING ITEMS MUST BE PROVIDED WITH THE BUILDING FIRE PROTECTION & LIFE SAFETY EVALUATION BEFORE BEING ACCEPTABLE FOR REVIEW BY THE GSA FIRE PROTECTION ENGINEERING OFFICE:

-        Completed SFO Attachment #4 with supplemental building information.

- Findings, recommended corrective action and section-specific code and/or criteria references. Reports for buildings in which no deficiencies are identified shall state such in an explicit statement located in the "findings & recommendations" portion of the report. (Specific GSA criteria, noted above, does not require listing of a section.)

- "Statement of Fire Protection Engineer", with an affixed Professional Engineering stamp or seal, signed and dated by the fire protection engineer who conducted the survey and completed the report.

- "Offeror Statement of Correction" signed and dated by the offerer or designated representative.

- Initial of fire protection engineer and offerer, or designated representative on each page of the completed SFO attachment #4 and its supplemental information.

This form (in Microsoft Word 6.0 format) can be obtained by bringing a 3-1/2" pre-formatted (IBM) diskette to:


GENERAL SERVICES ADMINISTRATION
SAFETY AND ENVIRONMENT BRANCH (WPMOX)
NATIONAL CAPITAL REGION, ROOM 2080
7TH & D STREETS, SW
WASHINGTON, DC 20407

                                SFO ATTACHMENT #2
                    FIRE PROTECTION & LIFE SAFETY EVALUATION

The offerer represents and agrees, as part of its offer, that the proposed space/building is as described below and contains the identified features and devices. THIS EVALUATION WILL BE MADE BY BOTH THE OFFEROR AND A REGISTERED FIRE PROTECTION ENGINEER. THE FIRE PROTECTION ENGINEER'S OFFICIAL STAMP (PROFESSIONAL LICENSE) MUST BE PLACED ON THE EVALUATION. Should this form not provide sufficient space to respond adequately to any question, additional pages should be attached.



 BUILDING NAME:               Worldcom PCY 2

 BUILDING ADDRESS:            601 South 12th Street, Arlington, VA 22202

 HEIGHT and # of STORIES:     -157 feet, 12 stories

 (Model Building Code)

PLEASE ANSWER "YES" OR "NO" TO THE FOLLOWING QUESTIONS:                                                    YES               NO

The building electrical system appears to comply with the National Electrical                               X
Code in that there are no obvious deficiencies (e.g. temporary wiring, use of extension cords, deteriorated equipment, missing equipment, etc.). If potential problems are noted, describe on an attached sheet.

THE FOLLOWING ITEMS ARE LOCATED IN THE SUBJECT BUILDING:

Laboratories                                                                                                                 X
Firing Ranges                                                                                                                X
Parking Garages (unsprinklered)                                                                                              X
Print Shops (unsprinklered)                                                                                                  X

BUILDING EXITS HAVE THE FOLLOWING FEATURES:

There are at least two exits from each floor (scissor stairs count as only
one exit).                                                                                                  X

Exits are remote in accordance with the requirements of NFPA 101.                                           X

Travel distance to exits are in accordance with the requirements of NFPA 101.                               X

All exits discharge in accordance with the latest version of NFPA 101 or BOCA, National                     X
Building Code.

Exit access is at least 44 inches wide.                                                                     X

Dead ends and common paths of travel are in accordance with the latest version
of NFPA 101.                                                                                                X

A FIRE ALARM IS REQUIRED FOR THIS OCCUPANCY TYPE BY NFPA 101 OR BOCA.

A fire alarm system is provided in accordance with NFPA 72.                                                 X

Manual evacuation alarm sounds in building.                                                                 X

Alarm is transmitted to a listed central station or local fire department.                                  X

Battery back-up power is provided for the fire alarm system in accordance
with NFPA 72.                                                                                               X

PLEASE ANSWER "YES" OR "NO" TO THE FOLLOWING QUESTIONS:                                                    YES               NO

THE BUILDING HAS THE FOLLOWING FIRE SUPPRESSION FEATURES:

The building is fully sprinklered. Note: If the answer to this question is "no"                             X
please identify areas of partial sprinkler protection, if any, on an attached sheet. Note specifically if hazardous areas are sprinklered or not and whether below grade space that is occupied is sprinklered or not.

Automatic sprinkler protection is provided throughout the occupied levels for                               X
space offered below grade.

Central Sprinkler Company's Omega line of sprinklers are installed in the                                   X
building (describe location(s), model(s), no. of sprinklers, date installed, etc. on additional sheet).

A standpipe system is required for this occupancy type by the Model
Building Code.                                                                                              X

A standpipe system is provided in the building in accordance with the Model
Building Code.                                                                                              X

Portable fire extinguishers are present in adequate size, spacing and location;
and have a current inspection certificate and maintenance contract in
accordance with NFPA 10.                                                                                                     X

EXIT HARDWARE AND DOORS HAVE THE FOLLOWING FEATURES:

Exit doors swing in the direction of exit travel; where required by code.                                   X

All fire doors are self-closing or automatic-closing; and self-latching.                                    X

All fire doors are in proper working order.                                                                 X

Exit doors require one action to open (e.g. no locks, locked during unoccupied
periods only).                                                                                              X
Note: Special locking arrangements may be permitted if allowed under local jurisdiction.

EXIT AND EMERGENCY LIGHTING SYSTEMS HAVE THE FOLLOWING FEATURES:

Illuminated exit signs are provided in accordance with NFPA 101.                                            X

Emergency lighting is provided along exit paths in accordance with NFPA 101.                                X

Emergency power is provided for emergency lights and exit signs.                                            X

INTERIOR FINISHES HAVE THE FOLLOWING CHARACTERISTICS:

Interior finish for ceilings, walls, and floors, are installed without obvious                              X
deficiencies (e.g. no cork board, no carpet on walls, no cellular plastic finishes, etc.). If potential problems are noted, describe on an attached sheet.

ELEVATORS HAVE THE FOLLOWING FEATURES:

Elevators have a current certificate of elevator inspection from the local
jurisdiction.                                                                                               X

Elevators are equipped with telephones or other two-way emergency signaling                                 X
systems connected to an emergency communication location manned during normal working hours when the elevators are in service.

Elevators are automatically recalled by smoke detectors located in elevator
lobbies and machine rooms.                                                                                  X

Elevator recalls to an alternate level when activated by primary level smoke detector.

Firemen's capture feature is provided.                                                                      X

FOR SPACE OFFERED ON OR ABOVE THE 6TH FLOOR (GREATER THAN 75' ABOVE THE LOWEST LEVEL OF FIRE DEPARTMENT VEHICLE ACCESS):

Automatic sprinkler protection is provided for all floors of the building where the government leases 35,000 square feet or more, in the building, in total.
See the cover page.                                                                                         X

                          GENERAL BUILDING INFORMATION

ON AN ATTACHED SHEET, PLEASE RESPOND TO EACH OF THE FOLLOWING BUILDING FEATURES; AS THEY APPLY TO THE OFFERED BUILDING. IDENTIFY EACH RESPONSE BY A NUMBER CORRESPONDING TO THE ITEMS BELOW. RESPOND "N/A" FOR ITEMS WHICH ARE NOT APPLICABLE. RESPOND "NONE" FOR ITEMS WHICH DO NOT EXIST IN THE BUILDING.


1)   # Stories above grade:

2)   # Stories below grade:

3)   Floors offered to government:

4) Height of highest offered floor above lowest level of fire department vehicle access (in feet):

5) Types of occupancies on each floor. Indicate all of other than business occupancy.

6) Approximate gross area of typical floor (identify atypical floors individually):

7) Describe construction type (fire resistive, unprotected non-combustible, ordinary, wood frame, heavy timber) & NFPA 220 classification for floors, walls, columns, and roof.

8) Describe fire-rated subdivision of building floors (including stairs, tenant separation, mechanical rooms, etc.)

9)   Describe any smoke detectors with attention to the following:

     a)   locations.

     b)   appropriate type?

     c)   control equipment location.

     d)   control equipment manufacturer.

     e)   connection to building fire alarm system.

10)  Describe any heat detectors with attention to the following:

     a)   locations.

     b)   appropriate type?

     c)   control equipment location.

     d)   control equipment manufacturer.

     e)   connection to building fire alarm.

11)  Describe any other fire detectors with attention to the following:

     a)   locations.

     b)   appropriate type?

     c)   control equipment location.

     d)   control equipment manufacturer.

     e)   connection to building fire alarm system.

12)  Describe emergency lighting:

     a)   type.

     b)   location.

     c)   secondary source(s) of power.

13)  Describe exit signs:

     a)   type.

     b)   location.

     c)   secondary source(s) of power.

14)  Describe emergency generator:

     a)   power source(s).

     b)   capacity.

     c)   location.

     d)   connected building systems.

15)  Describe the fire suppression system(s) with attention to the following:

     a)   sprinkler-location(s).

     b)   waterflow alarm(s)-type and location.

     c)   control valves-type and typical location.

     d)   valve tamper switches-type and adequacy.

     e)   standpipe-riser size, location and number.

     f) location(s) and manufacturer/model of fixed CO(2), dry chemical, and/or clean-agent fire suppression systems.

     g)   water supply-type, size, arrangement, etc.

     h)   supply static pressure (psi),

     i)   fire pump data:

          i.     UL listed for fire pump service?

          ii.    separate controller for jockey pump?

          iii.   NFPA 20 compliant?

          iv.    rated capacity (gpm).

          v.     rated net pressure (psi).

          vi.    primary power supply.

          vii.   secondary power supply.

          viii.  manufacturer

     j)   compliance to testing & maintenance required by NFPA 25.

16)  Describe the communications system with attention to the following:

     a)   type of fire alarm system:

          i.   hardwired, multiplex, analog, etc.

          ii.  location.

          iii. manufacturer/model.

          iv.  operating voltage.

     b)   central station (company name).

     c)   emergency telephone system.

     d)   secondary power source.

     e)   control panel information.

     f)   manual station locations.

     g) type of alarm indicating appliances (visual and/or audible) and locations.

     h)   notification system (entire building, floor above & below, etc.).

     i)   type of devices that sound evacuation alarm (list all types).

     j) system interfaces with? (elevators, smoke control, electric door locks, HVAC, etc.).

     k)   compliance to testing & maintenance required by NFPA 72.

17)  Describe the building's means of egress (NFPA 101):

     a)   number of exits per floor.

     b)   points of discharge for each exit.

     c)   capacity of each exit.

     d)   occupant load per floor.

     e)   remoteness of exits:

          i. maximum diagonal dimension of typical floor (identify for others if different than that of typical floors).

          ii.  exit door separation.

          iii. how is distance measured (straight line or along rated exit access corridor).

     f)   exit access-width, fire resistance rating, arrangement.

     g)   exit stair enclosure.

     h)   exit discharge protection.

     i)   exit dimensions - width, tread, riser.

     j) handrails (presence, stability, height above tread, graspability, etc.).

     k)   dead ends.

     l)   common paths of travel.

     m)   vertical openings (open stairs, atriums, escalators, etc.).

     n) penetrations of exit enclosures not related to the function of the exit.

     o)   exit stairway pressurization, if any.

     p)

                   STATEMENT OF FIRE PROTECTION ENGINEER (FPE)

I hereby attest that I have performed a full inspection of the subject premises; and that the above information is complete and accurate to the best of my knowledge. I have initialed at the bottom of each page in the space marked "FPE". My official stamp, professional license information, and signature are affixed below.

I HAVE INCLUDED FINDINGS, RECOMMENDED CORRECTIVE ACTION, AND MADE SPECIFIC REFERENCES TO THE APPLICABLE CODE SECTIONS AS AN ATTACHMENT TO THIS REPORT. SUCH FINDINGS SPECIFICALLY IDENTIFY INSTANCES WHERE THE BUILDING DOES NOT COMPLY WITH THE SPECIFIED CRITERIA, AND RECOMMENDATIONS HAVE BEEN MADE IN ORDER TO RECTIFY THE SITUATION AND ASSURE SUBSTANTIAL COMPLIANCE OF THE BUILDING TO ALL APPLICABLE CRITERIA.

(IF NO DEFICIENCIES WERE IDENTIFIED, DURING THE SURVEY, PLEASE EXPLICITLY STATE SO IN THE FINDINGS AND RECOMMENDATIONS PORTION OF THE REPORT]

Signature:  /s/ Francis A. Hauf                      Date: 10/28/02
          ------------------------------------------      ---------------------

Printed Name: Francis A. Hauf, P.E.
              --------------------------------------

Name of Firm: Hauf Consulting & Construction         Phone #: (410) 686-7950
              --------------------------------------          ----------------
                Management, LLC
              --------------------------------------

License Number:   #036252
-------------------------

Stamp Here:             [COMMONWEALTH OF VIRGINIA PROFESSIONAL ENGINEER
                         SEAL OF FRANCIS ANDREW HAUF No. 036252]


                       OFFEROR'S STATEMENT OF CORRECTION

In the event any of the offered space does not meet the above criteria, the offeror shall attach a sheet describing the exact nature of the deficiency, and the offeror shall attest below that all work required to bring the offered space into full compliance with all applicable criteria will be completed at the offeror's sole cost and expense prior to the Government's acceptance of the offered space under the terms of any prospective lease agreement.

NOTE: SURVEYS SUBMITTED WITHOUT THE FPE'S FINDINGS, RECOMMENDED CORRECTIVE ACTIONS AND CODE REFERENCES WILL BE RETURNED WITHOUT REVIEW BY THE GSA FIRE PROTECTION ENGINEERING OFFICE.

Signature: /s/ John S. Dubel                         Date: 12/11/02
          ------------------------------------------      ---------------------

Printed Name: John S. Dubel
             ---------------------------------------
Title:  Chief Financial Officer
      ----------------------------------------------

Name of Firm:  MCI WorldCom Network Services, Inc.
             ---------------------------------------

                          GENERAL BUILDING INFORMATION


 1) # Stories above grade                                      13

 2) # Stories below grade                                      2

 3) Floors offered to the government                           ALL

 4) Height of highest offered floor above lowest level of      80.5 feet
    fire department vehicle access (in feet):

 5) Types of occupancies on each floor. Indicate all of        Storage S-2, Parking Levels
    other than business occupancy.

 6) Approximate gross area of typical floor (identify          P1 & P2=103,650 ft(2) total, 1 thru 12 = 48,600 ft(2),
    atypical floors individually):                             Penthouse 4,960 ft(2), Elevator Machine Room = 952 ft(2)

 7) Describe construction type (fire resistive,                Type 2A (Modified from Type 1B)
    unprotected non-combustible, ordinary, wood frame,         per BOCA table 403.3.3.1
    heavy timber) & NFPA 220 classifications for floors,       Construction Type II (222) per NFPA 220
    walls, columns and roof.                                   Reinforced concrete floors

 8) Describe fire-rated subdivision of building floors         Stairs are 2 hour rated walls with 1-1/2 hour rated doors.
    (including stairs, tenant separation, mechanical room,     No tenant separations are provided. Tenant separations are
    etc.)                                                      required by code to be 1 hour rated with 20 min. doors or
                                                               equal. Mechanical rooms are separated with 1 hour
                                                               construction.
 9) Smoke detectors

    a)   Locations                                             Lobby, Freight Elevator Lobby, Mechanical Rooms,
                                                               Telephone Rooms, Control Rooms, LAN Communication
                                                               Rooms, Elevator Machine Room, with plenum smoke
                                                               detectors in return duct work.

    b)   Type                                                  New addressable ion

    c)   Control Equipment Location                            Main fire alarm control panel

    d)   Control Equipment Manufacturer                        Edwards (new), Gamewell (existing)

    e)   Connection to building fire alarm system              This is the building fire alarm system

10) Heat detectors

    a)   Locations                                             Generator rooms and old electric closets that have not
                                                               been renovated.

    b)   Type                                                  Fixed temperature

    c)   Control Equipment Location                            Main fire alarm control panel

    d)   Control Equipment Manufacturer                        Edwards (new), Gamewell (existing)

    e)   Connection to building's fire alarm system            This is the building fire alarm system

11) Other fire detectors:                                      None

12) Describe emergency lighting:

    a)   Type                                                  Battery backup in stairs and bathrooms. Every 3rd or 4th
                                                               light on a separate circuit.

    b)   Location                                              Stairwells, Bathrooms, throughout floors

    c)   secondary source(s) of power                          Generator backup

13) Describe exit signs:

    a)   Type                                                  Standard internal back-lit consisting of red lettering,
                                                               properly sized, LED

    b)   Location                                              Stairwells, elevator lobby, interior corridors of each wing

    c)   Secondary sources of power                            Emergency backup generator

14) Describe emergency generator:

    a)   Power sources                                         2 Diesel engines

    b)   Capacity                                              Both 1000 KW

    c)   Location                                              One on P1 level loading dock, second on north end P2 level under loading dock

    d)   Connected building systems                            P1 level generator covers life safety and a few computer
                                                               rooms. P2 level generator covers computer rooms.

15) Describe the fire suppression system with attention to the following:

    a)   Sprinkler locations                                   Incoming water supply from Hayes St. (south side) P1
                                                               level called P2 pump room. The building is entirely sprinklered.
                                                               Areas subject to freezing (garage) are protected by
                                                               separate dry pipe sprinkler systems (4 zones 4" sized).

                                                               All other portions of the building are protected by a wet
                                                               pipe sprinkler system.

    b)   Waterflow alarm - type and location                   Waterflow alarms consist of:
                                                               pressure type devices on each of the dry pipe risers located in the fire pump room.

                                                               Paddle type devices on each floor zone fed by the wet system -
                                                               located in stairs 2 and 3.

                                                               Stair 1 on the elevator machine room level above 12th

    c)   Control valves - type and typical location            Control valves in the fire pump room are O.S.&Y., except
                                                               for the jockey pump valves. The fire pump valves include: 1 on the city supply and 2 on the fire pump piping. 1 on test header, 2 on the jockey pump piping, 1 on each of the 4 dry pipe risers.
                                                               Additional control valves are provided for floor zones. All floor zone assemblies are provided in stair 2 and 3, except for the elevator machine room level above the 12th floor, which is served by stair 1.

    d)   Valve tamper switches-type & adequacy                 Adequate valve tamper switches are provided on all control valves.
                                                               O.S.& Y. have external tamper switch and butterfly valves have internal switches.


    e)   Standpipe riser size, location and number.            Stair 1 has a 4" riser. Stairs 2 & 3 have 4" combined standpipe risers.

    f)   Locations and manufacturers of fixed CO(2) dry        None
         chemical and/or clean-agent fire suppression
         systems.

    g)   Water supply type, size and arrangement               The water is supplied from the local water authorities system. An 8 inch incoming to 6 inch line in pump room.

    h)   Supply static pressure                                85 psi


    i)   Fire pump data

         i.     UL Listed                                      Yes

         ii.    Separate controller for jockey pump            Yes

         iii.   NFPA 20 compliant                              Yes

         iv.    Rated Capacity (gpm)                           1000

         v.     Rated net pressure (psi)                       100

         vi.    Primary power supply                           Diesel

         vii.   Secondary power supply

         viii.  Manufacturer                                   Patterson Pump

    j)   Compliance to testing & maintenance required by       Yes
         NFPA 25

16) Describe the communications system with attention to the following:

    a)   Type of fire alarm system

         i.   hardwired, multiplex, analog, etc                Edwards (new) addressable; Gamewell (existing)
                                                               hardwired

         ii.  location                                         First floor rear lobby

         iii. manufacturer/model                               Edwards (new - protects renovated floors) Gamewell (existing -
                                                               monitors floors that were not renovated, sends to monitoring system.) Both new and existing systems have voice and public address notification. The new system is interconnected to the existing system for alarm, trouble and supervisory conditions.

         iv.  operating voltage                                120 volts to system, 24 volts device

    b)   Central Station (company Name)                        Wells Fargo Alarm (Borg-Warner Security)

    c)   Emergency telephone system                            Yes, located in elevators, elevator lobbies and stairs

    d)   Secondary power source                                Battery and generator (new), generator (existing)

    e)   Control panel information                             Edwards (new), Gamewell (existing)

    f)   Manual station locations                              Pull stations are located by stair entrances and by exterior exit doors on all floors, including garage levels and loading dock area.

    g)   Type of alarm indicating appliances (visual           Strobes are located in renovated areas. Speakers are
         and/or audible) and locations                         located throughout the entire building.

    h)   Notification system (entire building, floor above &   A high-rise package containing a pre-recorded message
         below, etc.)                                          sounds on the fire floor, floor above and floor below for
                                                               the 1st alarm. A 2nd alarm sounds for the entire building.

    i)   Type of devices that sound evacuation alarm           Smoke detectors, heat detectors and pull stations.

    j)   System interfaces (elevators, smoke control,          Elevator recall, no shunt trip. Stairwell pressurization on
         electric door locks, HVAC, etc.)                      general building alarm. Electric door locks main lobby 1st floor. Special locking arrangements on stairwell doors with controlled tenant access locking arrangements (both code
                                                               compliant). HVAC shuts down on duct detector activation (old floors) and general alarm per floor (new floors).

    k)   Compliance to testing and maintenance                 No. Needs to be scheduled.
         required by NFPA 72

17) Describe building's means of egress (NFPA 101)

    a)   Number of exits per floor                             Three exit stairs are provided per floor (P1 and P2 levels, 1st through 12th floors). Elevator Machine Room on 13th floor has center stair access only.

    b)   Points of discharge for each exit                     North wing exits on 1st floor through hallway. Center exits to lobby and then to 12th Street side. South wing exits on 1st floor through hallway.


    c)   Capacity of each exit                                 Center Stair: 44" clear stair width/0.2"/person = 220, 35-1/4" door provides 33-1/4" clear width/0.15"/person = 221 [Since the stair's capacity is less than the door's, the exit capacity of the Center
                                                               Stair is 220]

                                                               Stair 2: 44" clear stair width/0.2"/person = 220, 35-1/4" door provides 33-1/4" clear width/0.15"/person = 221 [Since the stair's capacity is less than the door's, the exit capacity of Stair 2 is
                                                               220]

                                                               Stair 3: 44" clear stair width/0.2"/person = 220, 35-1/4" door provides 33-1/4" clear width/0.15"/person = 221 [Since the stair's capacity is less than the door's, the exit capacity of Stair 3 is
                                                               220]

                                                               Main lobby to 12th Street has 2 double doors of 70" clear width
                                                               (2x70=140"/0.15"/person = 933 people). Rear lobby has a set of double doors of 58" clear width/0.15"/person = 387 people



    d)   Occupant load per floor                               193 people typical

    e)   Remoteness of exits

         i.   Maximum diagonal dimension of typical            280 feet
              floor

         ii.  Exit door separation                             140 feet

         iii. How is distance measured?                        straight line

    f)   Exit access width, fire resistance rating,            Stairs 2 and 3 are in open office areas, with 5 feet exit
         arrangement                                           access width. Stair 1 is served by a corridor.

    g)   Exit stair enclosure                                  Stairs 2 and 3 are 2 hour rated. Center stair exits
                                                               through lobby.

    h)   Exit discharge protection                             Stairs 2 and 3 have 2 hour rated exit passageways. Center stair exits through lobby.

    i)   Exit dimensions                                       Center Stair: 44" width, 9" run, 8" rise
                                                               Stair 2: 44" width, 9-1/4" run, 7-3/4" rise
                                                               Stair 3: 44" width, 9-1/4" run, 7-3/4" rise

    j)   Handrails                                             Handrails are provided on all stairs, mounted 32" above
                                                               tread with proper graspability. (~1-3/4" pipe)

    k)   Dead ends                                             None


    1)   Common paths of travel                                None

    m)   Vertical openings (open stairs, atriums,              No escalators. Atrium 1st floor to 12th floor outside front.
         escalators, etc.)

    n)   Penetrations of exit enclosure not related to the     None
         function of the exit

    o)   Exit Stairway Pressurization                          Stairwell pressurization is provided on all stairs. The system activates on any fire alarm signal or the control switches in the
                                                               Fire Alarm Control Room.


     FINDINGS WITH RECOMMENDED CORRECTIVE ACTIONS WITH SPECIFIC CODE REFERENCES

     BUILDING CONSTRUCTION TYPE AND REQUIRED FIRE RESISTANCE RATED CONSTRUCTION

          1.   None

                                FIRE ALARM SYSTEM

NOTED DEFICIENCIES

          1. The fire alarm detection system on the unrenovated 3rd, 4th, 5th and 6th floors must be modified under the next tenant fit-out. All existing initiation devices on the old fire alarm panel are to be replaced by new initiation devices on the new system.

          2.   No current annual inspection or test has been performed.

RECOMMENDED CORRECTIVE ACTION:

          1. Ensure future renovations match the standard of care established under the phased fire alarm system upgrade. A/E design and renovation of space is best suited for pricing work. (Estimate range of $1,200 - $6,000/ per floor.)

          2.   Perform annual inspection and test. ~$600

             MEANS OF EGRESS, EXIT STAIRS AND DISCHARGE PASSAGEWAYS

          1.   None

                         EMERGENCY LIGHTS AND EXIT SIGNS

 NOTED DEFICIENCIES

     1. The exit sign inside the south stair, on the ground floor, is malfunctioning.

 RECOMMENDED CORRECTIVE ACTION:

     1.   Repair/replace. $50.00 - $250.00

                                FIRE SUPPRESSION

 NOTED DEFICIENCIES

     1. No current records of fire pump inspection and test forms. Fire extinguishers are not tagged.

 RECOMMENDED CORRECTIVE ACTION:

     1. Perform annual fire suppression systems inspections, tests and service. ~$3,000 to $4,000

                               SFO ATTACHMENTS #2
                    FIRE PROTECTION & LIFE SAFETY EVALUATION

The results of this survey shall be based on an actual walk-through of the subject premises and review of available construction documents. All building systems, associated with fire protection and/or life safety, shall be evaluated for conformance to the following codes, standards and/or criteria. Any deviance from the applicable criteria shall be identified and supported by corrective recommendation(s).

FUNDAMENTAL CODE REQUIREMENTS ARE AS FOLLOWS:

- The offered building shall be evaluated for compliance with the most recent edition of The Building Officials & Code Administrators (BOCA) National Building Code; with the exception that chapter 10 of BOCA shall be replaced by the entire contents of the most recent edition of NFPA 101, Life Safety Code. All areas which do not meet the most recent editions of these criteria shall be identified as to the extent which they do comply.

AUTOMATIC SPRINKLER REQUIREMENTS ARE AS FOLLOWS:

- Where at least 35,000 square feet, any portion of which is on or above the 6th floor, is offered to the government for lease, the entire building must be provided with automatic sprinkler protection or an equivalent level of safety.

- All floors on which the Government occupies below grade space, regardless of the amount, must be sprinklered (including garage areas offered for lease by the Government).

- All hazardous areas, as defined by NFPA 101, Life Safety Code, shall be protected throughout by automatic sprinklers.

- Where acceptable to the local authority having jurisdiction, chained and locked sprinkler control valves are an acceptable alternative to electronic supervision.

- All buildings utilizing Central Sprinkler Company's Omega line of sprinkler heads shall be identified; including: model, location(s), # of heads, approximate age, etc.

EGRESS REQUIREMENTS ARE AS FOLLOWS:

-        Scissor stairs are considered to be a single stair by GSA criteria.

- Exits must be remotely located by 1/2 of the maximum diagonal dimension of the building floor, or space; for non-sprinklered buildings. For completely sprinklered buildings in Maryland, the exits are required to be remotely located by 1/3 the maximum diagonal dimension (per NFPA
         101). For completely sprinklered; buildings in Washington, DC and Virginia, the exits are required to be remotely located by 1/4 the maximum diagonal dimension (per BOCA).

ALL OF THE FOLLOWING ITEMS MUST BE PROVIDED WITH THE BUILDING FIRE PROTECTION & LIFE SAFETY EVALUATION BEFORE BEING ACCEPTABLE FOR REVIEW BY THE GSA FIRE PROTECTION ENGINEERING OFFICE:

-        Completed SFO Attachment #4 with supplemental building information.

- Findings, recommended corrective action and section-specific code and/or criteria references. Reports for buildings in which no deficiencies are identified shall state such in an explicit statement located in the "findings & recommendations portion of the report. (Specific GSA criteria, noted above, does not require listing of a section.)

- "Statement of Fire Protection Engineer", with an affixed Professional Engineering stamp or seal, signed and dated by the fire protection engineer who conducted the survey and completed the report.

- "Offerer Statement of Correction" signed and dated by the offerer or designated representative.

- Initial of fire protection engineer and offeror, or designated representative, on each page of the completed SFO attachment #4 and its supplemental information.

This form (in Microsoft Word 6.0 format) can be obtained by bringing a 3-1/2" pre-formatted (IBM) diskette to:

GENERAL SERVICES ADMINISTRATION
SAFETY AND ENVIRONMENT BRANCH (WPMOX)
NATIONAL CAPITAL REGION, ROOM 2080
7TH & D STREETS, SW
WASHINGTON, DC 20407

                                SFO ATTACHMENT #2

                    FIRE PROTECTION & LIFE SAFETY EVALUATION

The offeror represents and agrees, as part of its offer, that the proposed space/building is as described below and contains the identified features and devices. THIS EVALUATION WILL BE MADE BY BOTH THE OFFEROR AND A REGISTERED FIRE PROTECTION ENGINEER. THE FIRE PROTECTION ENGINEER'S OFFICIAL STAMP (PROFESSIONAL LICENSE) MUST BE PLACED ON THE EVALUATION. Should this form not provide sufficient space to respond adequately to any question, additional pages should be attached.

BUILDING NAME:                    WORLDCOM PCY 1

BUILDING ADDRESS:                 701 SOUTH 12TH STREET, ARLINGTON, VA 22202

Height and # OF STORIES:          - 157 FEET, 12 STORIES

(MODEL BUILDING CODE)


PLEASE ANSWER "YES" OR "NO" TO THE FOLLOWING QUESTIONS:                                                          YES            NO
                                                                                                                 ---            ---
The building electrical system appears to comply with the National Electrical Code in that there                  X
are no obvious deficiencies (e.g. temporary wiring, use of extension cords, deteriorated equipment, missing equipment, etc.). If potential problems are noted, describe on an attached sheet.

THE FOLLOWING ITEMS ARE LOCATED IN THE SUBJECT BUILDING:

LABORATORIES                                                                                                                     X

FIRING RANGES                                                                                                                    X

PARKING GARAGES (UNSPRINKLERED)                                                                                                  X

PRINT SHOPS (UNSPRINKLERED)                                                                                                      X


BUILDING EXITS HAVE THE FOLLOWING FEATURES:

There are at least two exits from each floor (SCISSOR STAIRS COUNT AS ONLY ONE EXIT).                             X

Exits are remote in accordance with the requirements of NFPA 101.                                                 X

Travel distance to exits are in accordance with the requirements of NFPA 101.                                     X

All exits discharge in accordance with the latest version of NFPA 101 OR BOCA, National Building Code.            X

Exit access is at least 44 inches wide.                                                                           X

Dead ends and common paths of travel are in accordance with the latest version of NFPA 101.                       X


A FIRE ALARM IS REQUIRED FOR THIS OCCUPANCY TYPE BY NFPA 101 OR BOCA.


A fire alarm system is provided in accordance with NFPA 72.                                                       X

Manual evacuation alarm sounds in building.                                                                       X

Alarm is transmitted to a listed central station or local fire department.                                        X

Battery back-up power is provided for the fire alarm system in accordance with NFPA 72.                           X

PLEASE ANSWER "YES" OR "NO" TO THE FOLLOWING QUESTIONS:                                                          YES            NO
                                                                                                                 ---            ---
THE BUILDING HAS THE FOLLOWING FIRE SUPPRESSION FEATURES:

The building is fully sprinklered. Note: If the answer to this question is "no" please identify areas             X
of partial sprinkler protection, if any, on an attached sheet. Note specifically if hazardous areas are sprinklered or not and whether below grade space that is occupied is sprinklered or not.

Automatic sprinkler protection is provided throughout the occupied levels for space offered below                 X
grade.

Central Sprinkler Company's Omega line of sprinklers are installed in the building (describe                      X
location(s), model(s), no. of sprinklers, date installed, etc. on additional sheet).

A standpipe system is required for this occupancy type by the Model Building Code.                                X

A standpipe system is provided in the building in accordance with the Model Building Code.                        X

Portable fire extinguishers are present in adequate size, spacing and location; and have a current                                X
inspection certificate and maintenance contract in accordance with NFPA 10.


EXIT HARDWARE AND DOORS HAVE THE FOLLOWING FEATURES:

Exit doors swing in the direction of exit travel; where required by code.                                         X

All fire doors are self-closing or automatic-closing; and self-latching.                                      see comment

All fire doors are in proper working order.                                                                   see comment

Exit doors require one action to open (e.g. no locks, locked during unoccupied periods only).                     X
Note: Special locking arrangements may be permitted if allowed under local jurisdiction.


EXIT AND EMERGENCY LIGHTING SYSTEMS HAVE THE FOLLOWING FEATURES:

Illuminated exit signs are provided in accordance with NFPA 101.                                                  X

Emergency lighting is provided along exit paths in accordance with NFPA 101.                                      X

Emergency power is provided for emergency lights and exit signs.                                                  X


INTERIOR FINISHES HAVE THE FOLLOWING CHARACTERISTICS:

Interior finish for ceilings, walls, and floors, are installed without obvious deficiencies (e.g. no              X
cork board, no carpet on walls, no cellular plastic finishes, etc.). If potential problems are noted, describe on an attached sheet.


ELEVATORS HAVE THE FOLLOWING FEATURES:

Elevators have a current certificate of elevator inspection from the local jurisdiction.                          X

Elevators are equipped with telephones or other two-way emergency signaling systems connected to an               X
emergency communication location manned during normal working hours when the elevators are in service.

Elevators are automatically recalled by smoke detectors located in elevator lobbies and machine rooms.            X

Elevator recalls to an alternate level when activated by primary level smoke detector.                            X

Firemen's capture feature is provided.                                                                            X


FOR SPACE OFFERED ON OR ABOVE THE 6TH FLOOR (GREATER THAN 75' ABOVE THE LOWEST LEVEL OF FIRE DEPARTMENT VEHICLE ACCESS):


Automatic sprinkler protection is provided for all floors of the building where the government leases             X
35,000 square feet or more, in the building, in total. See the cover page.

                          GENERAL BUILDING INFORMATION

ON AN ATTACHED SHEET, PLEASE RESPOND TO EACH OF THE FOLLOWING BUILDING FEATURES; AS THEY APPLY TO THE OFFERED BUILDING. IDENTIFY EACH RESPONSE BY A NUMBER CORRESPONDING TO THE ITEMS BELOW. RESPOND "N/A" FOR ITEMS WHICH ARE NOT APPLICABLE. RESPOND "NONE" FOR ITEMS WHICH DO NOT EXIST IN THE BUILDING.



1) # Stories above grade:

2) # Stories below grade:

3) Floors offered to government:

4) Height of highest offered floor above lowest level of fire department vehicle access (in feet):

5) Types of occupancies on each floor. Indicate all of other than business occupancy.

6) Approximate gross area of typical floor (identify atypical floors individually):

7) Describe construction type (fire resistive, unprotected non-combustible, ordinary, wood frame, heavy timber) & NFPA 220 classification for floors, walls, columns, and roof.

8) Describe fire-rated subdivision of building floors (including stairs, tenant separation, mechanical rooms, etc.)

9) Describe any smoke detectors with attention to the following:
         a)  locations.
         b)  appropriate type?
         c)  control equipment location
         d)  control equipment manufacturer.
         e)  connection to building fire alarm system.

10) Describe any heat detectors with attention to the following:
              a)  locations
              b)  appropriate type?
              c)  control equipment location
              d)  control equipment manufacturer
              e)  connection to building fire alarm

11) Describe any other fire detectors with attention to the following:
         a)  locations.
         b)  appropriate type?
         c)  control equipment location.
         d)  control equipment manufacturer.
         e)  connection to building fire alarm system

12) Describe emergency lighting:
         a)  type.
         b)  location.
         c)  secondary source(s) of power.

13) Describe exit signs:
         a)  type.
         b)  location.
         c)  secondary source(s) of power.

14) Describe emergency generator:
         a)  power source(s).
         b)  capacity.
         c)  location.
         d)  connected building systems.

15) Describe the fire suppression system(s) with attention to the following:
         a)  sprinkler-location(s).
         b)  waterflow alarm(s)-type and location,
         c)  control valves-type and typical location.
         d)  valve tamper switches-type and adequacy.
         e)  standpipe-riser size, location and number.
         f) location(s) and manufacturer/model of fixed C02, dry chemical, and/or clean-agent fire suppression systems.
         g)  water supply-type, size, arrangement, etc.
         h)  supply static pressure (psi).
         i)  fire pump data:
                  i.    UL listed for fire pump service?
                  ii.   separate controller for jockey pump?
                  iii.  NFPA 20 compliant?
                  iv.   rated capacity (gpm).
                  v.    rated net pressure (psi).
                  vi.   primary power supply.
                  vii.  secondary power supply.
                  viii. manufacturer
         j) compliance to testing & maintenance required by NFPA 25.

16) Describe the communications system with attention to the following:
         a)  type of fire alarm system:
                  i.   hardwired, multiplex, analog, etc.
                  ii.  location.
                  iii. manufacturer/model.
                  iv.  operating voltage.
         b)  central station (company name).
         c)  emergency telephone system.
         d)  secondary power source.
         e)  control panel information.
         f)  manual station locations.
         g) type of alarm indicating appliances (visual and/or audible) and locations.
         h)  notification system (entire building, floor above & below, etc.).
         i)  type of devices that sound evacuation alarm (list all types).
         j) system interfaces with? (elevators, smoke control, electric door locks, HVAC, etc.).
         k)  compliance to testing & maintenance required by NFPA 72.

17) Describe the building's means of egress (NFPA 101):
         a)  number of exits per floor.
         b)  points of discharge for each exit.
         c)  capacity of each exit,
         d)  occupant load per floor.
         e)  remoteness of exits:
             i. maximum diagonal dimension of typical floor (identify for others if different than that of typical floors).
             ii.  exit door separation.
             iii. how is distance measured (straight line or along rated exit access corridor).
         f)  exit access-width, fire resistance rating, arrangement.
         g)  exit stair enclosure.
         h)  exit discharge protection,
         i)  exit dimensions - width, tread, riser.
         j) handrails (presence, stability, height above tread, graspability, etc.).
         k)  dead ends.
         l)  common paths of travel.
         m)  vertical openings (open stairs, atriums, escalators, etc.).
         n) penetrations of exit enclosures not related to the function of the exit.
         o)  exit stairway pressurization, if any.
         p)

                   STATEMENT OF FIRE PROTECTION ENGINEER (FPE)

I HEREBY ATTEST THAT I HAVE PERFORMED A FULL INSPECTION OF THE SUBJECT PREMISES; AND THAT THE ABOVE INFORMATION IS COMPLETE AND ACCURATE TO THE BEST OF MY KNOWLEDGE. I HAVE INITIALED AT THE BOTTOM OF EACH PAGE IN THE SPACE MARKED "FPE". MY OFFICIAL STAMP, PROFESSIONAL LICENSE INFORMATION, AND SIGNATURE ARE AFFIXED BELOW.

I HAVE INCLUDED FINDINGS, RECOMMENDED CORRECTIVE ACTION, AND MADE SPECIFIC REFERENCES TO THE APPLICABLE CODE SECTIONS AS AN ATTACHMENT TO THIS REPORT. SUCH FINDINGS SPECIFICALLY IDENTIFY INSTANCES WHERE THE BUILDING DOES NOT COMPLY WITH THE SPECIFIED CRITERIA, AND RECOMMENDATIONS HAVE BEEN MADE IN ORDER TO RECTIFY THE SITUATION AND ASSURE SUBSTANTIAL COMPLIANCE OF THE BUILDING TO ALL APPLICABLE CRITERIA.

(IF NO DEFICIENCIES WERE IDENTIFIED, DURING THE SURVEY, PLEASE EXPLICITLY STATE SO IN THE FINDINGS AND RECOMMENDATIONS PORTION OF THE REPORT}



Signature:  /s/ Francis A. Hauf                       Date:   10/28/02
          ------------------------------------------        ----------------

Printed Name: Francis A. Hauf, P.E.

Name of Firm: Hauf Consulting & Construction
              Management, LLC                            Phone #:(410) 688-7950

LICENSE Number:   #036252


STAMP HERE:                          [SEAL]


                       OFFEROR'S STATEMENT OF CORRECTION

IN THE EVENT ANY OF THE OFFERED SPACE DOES NOT MEET THE ABOVE CRITERIA, THE OFFEROR SHALL ATTACH A SHEET DESCRIBING THE EXACT NATURE OF THE DEFICIENCY, AND THE OFFEROR SHALL ATTEST BELOW THAT ALL WORK REQUIRED TO BRING THE OFFERED SPACE INTO FULL COMPLIANCE WITH ALL APPLICABLE CRITERIA WILL BE COMPLETED AT THE OFFEROR'S SOLE COST AND EXPENSE PRIOR TO THE GOVERNMENT'S ACCEPTANCE OF THE OFFERED SPACE UNDER THE TERMS OF ANY PROSPECTIVE LEASE AGREEMENT.

NOTE: SURVEYS SUBMITTED WITHOUT THE FPE'S FINDINGS, RECOMMENDED CORRECTIVE ACTIONS AND CODE REFERENCES WILL BE RETURNED WITHOUT REVIEW BY THE GSA FIRE PROTECTION ENGINEERING OFFICE.


Signature:. /s/ John Dubel                            Date:  12-11-02

Printed Name:. John S. Dubel

Title:  Chief Financial Officer

Name of Firm:  MCI WorldCom Network Services, Inc.

                          GENERAL BUILDING INFORMATION


1) # Stories above grade                              13


2) # Stories below grade                              2

3) Floors offered to the government                   ALL

4) Height of highest offered floor above lowest       80.5 feet
   level of fire department vehicle access (in feet):

5) Types of occupancies on each floor. Indicate all   Storage S-2, Assembly 1st floor
   of other than business occupancy.

6) Approximate gross area of typical floor (identify  P1 & P2=103,650 ft(2) total, 1 thru 12 = 48,600 ft(2),
   atypical floors individually):                     Penthouse 4,960 ft(2), Elevator Machine Room = 952 ft(2)

7) Describe construction type (fire resistive,        Type 2A (Modified from Type 1B) per BOCA table 403.3.3.1
   unprotected non-combustible, ordinary, wood frame, Construction Type II (222) per NFPA 220 Reinforced
   heavy timber) & NFPA 220 classifications for       concrete floors
   floors, walls, columns and roof.

8) Describe fire-rated subdivision of building        Stairs are 2 hour rated walls with 1-1/2 hour rated doors. No
   floors (including stairs, tenant separation,       tenant separations are provided. Tenant separations are
   mechanical room, etc.)                             required by code to be 1 hour rated with 20 min. doors or
                                                      equal. Mechanical rooms are separated with 1 hour construction.

9) Smoke detectors

     a)  Locations                                    Lobby, Freight Elevator Lobby, Mechanical Rooms, Telephone
                                                      Rooms, Control Rooms, LAN Communication Rooms, Elevator
                                                      Machine Room, with plenum smoke detectors in return duct work.
     b)  Type                                         New addressable ion
     c)  Control Equipment Location                   Main fire alarm control panel
     d)  Control Equipment Manufacturer               Edwards (new), Gamewell (existing)
     e)  Connection to building fire alarm system     This is the building fire alarm system

10)  Heat detectors

     a)  Locations                                    Generator rooms and old electric closets that have not been renovated.
     b)  Type                                         Fixed temperature
     c)  Control Equipment Location                   Main fire alarm control panel
     d)  Control Equipment Manufacturer               Edwards (new), Gamewell {existing)
     e)  Connection to building's fire alarm system   This is the building fire alarm system

11)  Other fire detectors:                            None

12)  Describe emergency lighting:

     a)  Type                                         Battery backup in stairs and bathrooms. Every 3rd or 4th
                                                      light on a separate circuit.
     b)  Location                                     Stairwells, Bathrooms, throughout floors
     c)  secondary source(s) of power                 Generator backup


13)  Describe exit signs:

     a)  Type                                         Standard internal back-lit consisting of red lettering,
                                                      properly sized, LED
     b)  Location                                     Stairwells, elevator lobby, interior corridors of each wing
     c)  Secondary sources of power                   Emergency backup generator


14)  Describe emergency generator:

     a)  Power sources                                One Diesel engine
     b)  Capacity                                     250 KW
     c)  Location                                     P1 level loading dock
     d)  Connected building systems                   Life safety systems, emergency lights, plus battery
                                                      charges for 6th floor

15)  Describe the fire suppression system with attention to the following:

     a)  Sprinkler locations                          Incoming water supply from south side P2 level pump
                                                      room. The building is entirely sprinklered. Areas
                                                      subject to freezing (garage) are protected by
                                                      separate dry pipe sprinkler systems (4 zones 4" sized).
                                                      All other portions of the building are protected by a
                                                      wet pipe sprinkler system.

     b)  Waterflow alarm - type and location          Waterflow alarms consist of:
                                                      pressure type devices on each of the dry pipe risers
                                                      located in the fire pump room.
                                                      Paddle type devices on each floor zone fed by the wet
                                                      system - located in stairs 2 and 3.
                                                      Stair 1 on the elevator machine room level above 12th

     c)  Control valves - type and typical location   Control valves in the fire pump room are O.S& Y., except
                                                      for the jockey pump valves. The fire pump valves include:
                                                      1 on the city supply and 2 on the fire pump piping.
                                                      1 on test header, 2 on the jockey pump piping, 1 on
                                                      each of the 4 dry pipe risers.
                                                      Additional control valves are provided for floor zones.
                                                      All floor zone assemblies are provided in stair 2 and 3,
                                                      except for the elevator machine room level above the
                                                      12th floor, which is served by stair 1.

     d)  Valve tamper switches-type & adequacy        Adequate valve tamper switches are provided on all
                                                      control valves. O.S.& Y. have external tamper switch and
                                                      butterfly valves have internal switches.

     e)  Standpipe riser size, location and number.   Stair 1 has a 4" riser. Stairs 2 & 3 have 4" combined
                                                      standpipe risers.

     f)  Locations and manufacturers of fixed CO2     One charged Ansul wet chemical system in each of three
         dry chemical and/or clean-agent fire         kitchens
         suppression systems.

     g)  Water supply type, size and arrangement      The water is supplied from the local water
                                                      authorities system. An 8 inch incoming to 6 inch line
                                                      in pump room.

     h)  Supply static pressure                       90 psi

     i)  Fire pump data
         i.    UL Listed                              Yes
         ii    Separate controller for jockey pump    Yes
         iii.  NFPA 20 compliant                      Yes
         iv.   Rated Capacity (gpm)                   750
         v.    Rated net pressure (psi)               100
         vi.   Primary power supply                   Diesel
         vii.  Secondary power supply
         viii. Manufacturer                           Patterson Pump

     j)  Compliance to testing & maintenance          Yes
         required by NFPA 25

16)  Describe the communications system with attention to the following:

     a)  Type of fire alarm system

         i.   hardwired, multiplex, analog, etc       Edwards (new) addressable; Gamewell (existing) hardwired,
                                                      tenant panel 6th floor Edwards addressable

         ii.  location                                First floor rear lobby (tenant panel 6th floor)

         iii. manufacturer/model                      Edwards (new - protects renovated floors) Gamewell (existing
                                                      - monitors floors that were not renovated, sends to
                                                      monitoring system.) Both new and existing systems have voice and public address notification. The new system is
                                                      interconnected to the existing system for alarm, trouble and supervisory conditions. Tenant Panel EST2 for computer rm
                                                      smokes.

         iv.  operating voltage                       120 volts to system, 24 volts device

     b)  Central Station (company Name)               Wells Fargo Alarm (Borg-Warner Security)

     c)  Emergency telephone system                   Yes, located in elevators, elevator lobbies and stairs

     d)  Secondary power source                       Battery and generator (new), generator (existing)

     e)  Control panel information                    Edwards (new), Gamewell (existing)

     f)  Manual station locations                     Pull stations are located by stair entrances and by
                                                      exterior exit doors on all floors, including garage
                                                      levels and loading dock area.


     g)  Type of alarm indicating appliances          Strobes are located in renovated areas. Speakers are
         (visual and/or audible) and locations        located throughout the entire building.

     h)  Notification system (entire building,        A high-rise package containing a pre-recorded message sounds
         floor above & below, etc.)                   on the fire floor, floor above and floor below for the 1st alarm. A 2nd alarm sounds for the entire building.

     i)  Type of devices that sound evacuation        Duct detectors for old floors only. New floors replaced with
         alarm                                        plenum detectors. Smoke detectors, heat detectors, kitchen hoods and pull stations.

     j)  System interfaces (elevators, smoke          Elevator recall, no shunt trip. Stairwell pressurization
         control, electric door locks, HVAC, etc.)    on general building alarm. Electric door locks main
                                                      lobby 1st floor. Special locking arrangements on
                                                      stairwell doors with controlled tenant access locking
                                                      arrangements (both code compliant), HVAC shuts down
                                                      on duct detector activation (old floors) and general
                                                      alarm per floor (new floors).


     k)  Compliance to testing and maintenance        No. Needs to be scheduled.
         required by NFPA72


17)  Describe building's means of egress (NFPA 101)

     a)  Number of exits per floor                    Three exit stairs are provided per floor (P1 and P2
                                                      levels, 1st through 12th floors). Elevator Machine
                                                      Room on 13th floor has center stair access only.

     b)  Points of discharge for each exit            North wing exits on 1st floor through hallway. Center
                                                      exits to lobby and then to 12th Street side. South wing
                                                      exits on 1st floor through hallway.

     c)  Capacity of each exit (# people)             Center Stair: 44 1/2" clear stair width/0.2"/person = 222,
                                                      35 1/4" door provides 33 1/4" clear width/0.15" person = 221
                                                      [Since the door's capacity is less than the stair's, the exit capacity of the center stair is 221]
                                                      Stair 2: 44" clear stair width/0.2"/person = 220,
                                                      35 1/4" door provides 33 1/4" clear width/0.15"/person = 221
                                                      [Since the stair's capacity is less than the door's, the exit capacity of stair 2 is 220]
                                                      Stair 3: 44" clear stair width/0.2"/person = 220,
                                                      35 1/4" door provides 33 1/4" clear width/0.15"/person = 221
                                                      [Since the stair's capacity is less than the door's, the exit capacity of stair 3 is 220]

                                                      MAIN LOBBY to 12th Street has 2 double doors of 70"
                                                      clear width (2x70=140"/0.15"/person - 933 PEOPLE).
                                                      REAR LOBBY has a set of double doors of 58" clear
                                                      width/0.15"/person = 387 PEOPLE

     d)  Occupant load per floor                      193 people typical

     e)  Remoteness of exits

         i.   Maximum diagonal dimension of typical   280 feet
              floor

         ii.  Exit door separation                    140 feet

         iii. How is distance measured?               straight line

     f)  Exit access width, fire resistance           Stairs 2 and 3 are in open office areas, with 5 feet
         rating, arrangement                          exit access width. Stair 1 is served by a corridor.

     g)  Exit stair enclosure                         Stairs 2 and 3 are 2 hour rated. Center stair exits
                                                      through lobby.

     h)  Exit discharge protection                    Stairs 2 and 3 have 2 hour rated exit passageways.
                                                      Center stair exits through lobby.

     i)  Exit dimensions                              Center Stair: 44 1/2" width, 9" run, 8" rise
                                                      Stair 2: 44" width, 9 1/4" run, 7 3/4" rise
                                                      Stair 3: 44" width, 9 1/4" run, 7 3/4" rise

     j)  Handrails                                    Handrails are provided on all stairs, mounted 32" above
                                                      tread with proper graspability. (~13/4" pipe)

     k)  Deadends                                     None

     l)  Common paths of travel                       None

     m)  Vertical openings (open stairs, atriums,     No escalators. Atrium 1st floor to 12th floor outside front.
         escalators, etc.)

     n)  Penetrations of exit enclosure not related   None
         to the function of the exit

     o)  Exit Stairway Pressurization                 Stairwell pressurization is provided on all stairs.
                                                      The system activates on any fire alarm signal or the
                                                      control switches in the Fire Alarm Control Room.



   FINDINGS WITH RECOMMENDED CORRECTIVE ACTIONS WITH SPECIFIC CODE REFERENCES

   BUILDING CONSTRUCTION TYPE AND REQUIRED FIRE RESISTANCE RATED CONSTRUCTION

NOTED DEFICIENCIES

         1. The Elevator machine room fire rated door does not self-close and latch. The door seems to rub or stick.

         2. The 12th floor Electrical Room 1209S has small unsealed penetrations into corridor.

         3. The telephone rooms on all the floors located in the tenant area on both the South and North ends of the building have unsealed wire penetrations through the floor/ceiling slab.

         4. The North stair discharge fire rated door does not self-close and latch. The door seems to rub or stick.

RECOMMENDED CORRECTIVE ACTION:

         1.       Adjust the door closer or keeper, oil parts. $50.00.

         2.       Seal the penetrations with mineral wool or drywall closed.
                  $50.00

         3. Seal all floor/ceiling slab penetrations with an approved firestopping method. $600.00 - $1200.00

         4.       Adjust the door closer or keeper, oil parts. $50,00

                                FIRE ALARM SYSTEM

NOTED DEFICIENCIES

         1. The Graphic Annunciator contains an LED for a "Halon system" that no longer exists.

         2. The 6N telephone room old system smoke detector is hanging down from the ceiling. The room is also protected by a new smoke detector until the old system is entirely phased out.

         3. The fire alarm detection system on the unrenovated 9th floor must be modified under the next tenant fit-out. All existing initiation devices on the old fire alarm panel are to be replaced by new initiation devices on the new system.

         4.       No current annual inspection or test has been performed.

RECOMMENDED CORRECTIVE ACTION:

         1. Modify the Annunciator - Blank out the information and keep the LED as a spare. $150.00

         2.       Remount the device. $50.00

         3. Ensure future renovations match the standard of care established under the phased fire alarm system upgrade. A/E design and renovation of space is best suited for pricing work. (Estimate range of $1,200 - $6,000)

         4.       Perform annual inspection and test ~$600



             MEANS OF EGRESS, EXIT STAIRS AND DISCHARGE PASSAGEWAYS

See building construction comments above regarding any non-functioning door in any rated egress component.

                         EMERGENCY LIGHTS AND EXIT SIGNS

NOTED DEFICIENCIES

         1. The exit sign near cubicle 1294S was damaged/knocked off ceiling partially.

         2.       The exit signs near stair 12S are dim.

RECOMMENDED CORRECTIVE ACTION:

         1.       Repair/replace. $50.00

         2.       Check circuit to exit lights, repair, as needed. $50.00 to
                  $250.00


                                FIRE SUPPRESSION

NOTED DEFICIENCIES

         1. No current records of fire pump inspection and test forms. Fire extinguishers are not tagged.

 RECOMMENDED CORRECTIVE ACTION:

         1. Perform annual fire suppression systems inspections, tests and service. ~$3,000 to $4,000

                             SFO DTSA20-03-R-00528

--------------------------------------------------------------------------------
                             GENERAL CLAUSES (FINAL)
              (ACQUISITION OF LEASEHOLD INTERESTS IN REAL PROPERTY)
--------------------------------------------------------------------------------

CATEGORY                         CLAUSE NO.          48 CFR REF.        CLAUSE TITLE
-------------------              ----------          --------------     ---------------------------------------------------------
DEFINITIONS                            1             552.270-4          Definitions
GENERAL                                2             552.270-5          Subletting and Assignment
                                       3             552.270-11         Successors Bound
                                       4             552.270-23         Subordination, Nondisturbance and Attornment
                                       5             552.270-24         Statement of Lease
                                       6             552.270-25         Substitution of Tenant Agency
                                       7             552.270-26         No Waiver
                                       8             552.270-27         Integrated Agreement
                                       9             552.270-28         Mutuality of Obligation

PERFORMANCE                           10             552.270-17         Delivery and Condition
                                      11             552.270-18         Default in Delivery - Time Extensions
                                                                        (Variation)
                                      12             552.270-19         Progressive Occupancy
                                      13             552.270-21         Effect of Acceptance and Occupancy
                                      14             552.270-6          Maintenance of Building and Premises-Right of Entry
                                      15             552.270-10         Failure in Performance
                                      16             552.270-22         Default by Lessor During the Term
                                      17             552.270-7          Fire and Casualty Damage
                                      18             552.270-8          Compliance with Applicable Law
                                      19             552.270-12         Alterations
                                      20             552.270-29         Acceptance of Space

INSPECTION                            21             552.270-9          Inspection-Right of Entry

PAYMENT                               22             552.232-75         Prompt Payment
                                      23             552.232-76         Electronic Funds Transfer Payment
                                                                        (Variation)
                                      24             552.232-70         Invoice Requirements
                                      25             52.232-23          Assignment of Claims
                                      26             552.270-20         Payment (Variation)

STANDARDS OF                          27             552.203-5          Covenant Against Contingent Fees
CONDUCT                               28             52.203-7           Anti-Kickback Procedures
                                      29             52.223-6           Drug-Free Workplace

ADJUSTMENTS                           30             552.203-70         Price Adjustment for Illegal or Improper
                                                                        Activity
                                      31             52.215-10          Price Reduction for Defective Cost or Pricing Data
                                      32             552.270-13         Proposals for Adjustment
                                      33             552.270-14         Changes (Variation)
AUDITS                                34             552.215-70         Examination of Records by TSA
                                      35             52.215-2           Audit and Records--Negotiation

DISPUTES                              36             52.233-1           Disputes


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                             SFO DTSA20-03-R-00528

LABOR STANDARDS                       37             52.222-26          Equal Opportunity
                                      38             52.222-24          Preaward On-Site Equal Opportunity
                                                                        Compliance Evaluation
                                      39             52.222-21          Prohibition of Segregated Facilities
                                      40             52.222-35          Affirmative Action for Disabled Veterans and
                                                                        Veterans of the Vietnam Era
                                      41             52.222-36          Affirmative Action for Workers with
                                                                        Disabilities
                                      42             52.222-37          Employment Reports on Disabled Veterans and
                                                                        Veterans of the Vietnam Era

SUBCONTRACTING                        43             52.209-6           Protecting the Government's Interest When
                                                                        Subcontracting With Contractors Debarred,
                                                                        Suspended, or Proposed for Debarment
                                      44             52.215-12          Subcontractor Cost or Pricing Data
                                      45             52.219-8           Utilization of Small Business Concerns
                                      46             52.219-9           Small Business Subcontracting Plan
                                      47             52.219-16          Liquidated Damages- Subcontracting Plan


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                             SFO DTSA20-03-R-00528

                                 GENERAL CLAUSES
              (Acquisition of Leasehold Interests in Real Property)

   1.   552.270-4 - DEFINITIONS (SEP 1999)

        The following terms and phrases (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this lease shall have the respective meanings hereinafter specified:

        (a)     "Commencement Date" means the first day of the term.

        (b) "Contract" and "Contractor" means "Lease" and "Lessor," respectively.

        (c) "Contracting Officer" means a person with the authority to enter into, administer, and/or terminate contracts and make related determinations and findings. The term includes certain authorized representatives of the Contracting Officer acting within the limits of their authority as delegated by the Contracting Officer.

        (d) "Delivery Date" means the date specified in or determined pursuant to the provisions of this lease for delivery of the premises to the Government, improved in accordance with the provisions of this lease and substantially complete, as such date may be modified in accordance with the provisions of this lease.

        (e) "Delivery Time" means the number of days provided by this lease for delivery of the premises to the Government, as such number may be modified in accordance with the provisions of this lease.

        (f) "Excusable Delays" mean delays arising without the fault or negligence of Lessor and Lessor's subcontractors and suppliers at any tier, and shall include, without limitation, (1) acts of God or of the public enemy, (2) acts of the United States of America in either its sovereign or contractual capacity, (3) acts of another contractor in the performance of a contract with the Government, (4) fires, (5) floods, (6) epidemics, (7) quarantine restrictions, (8) strikes, (9) freight embargoes,
                (10) unusually severe weather, or (11) delays of subcontractors or suppliers at any tier arising from unforeseeable causes beyond the control and without the fault or negligence of both the Lessor and any such subcontractor or supplier.

        (g)     "Lessor" means the sub-lessor if this lease is a sublease.

        (h) "Lessor shall provide" means the Lessor shall furnish and install at Lessor's expense.

        (i) "Notice" means written notice sent by certified or registered mail, Express Mail or comparable service, or delivered by hand. Notice shall be effective on the date delivery is accepted or refused.

        (j) "Premises" means the space described on the Standard Form 2, U.S. Government Lease for Real Property, of this lease.

        (k) "Substantially complete" and "substantial completion" means that the work, the common and other areas of the building, and all other things necessary for the Government's access to the premises and occupancy, possession, use and enjoyment thereof, as provided in this lease, have been completed or obtained, excepting only such minor matters as do not interfere with or materially diminish such access, occupancy, possession, use or enjoyment.

        (l) "Work" means all alterations, improvements, modifications, and other things required for the preparation or continued occupancy of the premises by the Government as specified in this lease.

   2.   552.270-5 - SUBLETTING AND ASSIGNMENT (SEP 1999)

        The Government may sublet all or a portion of the Premises or assign this Lease without obtaining the consent of the Lessor provided that (a) the Government provides the Lessor with written notice of such subletting or assignment at least 15 working days prior to the effective date of such subletting or assignment, (b) the Government remains liable for all the obligations of the tenant under the lease, (c) the lease authority of the Government serves as a guarantee of the obligations of the tenant under this lease in the event of any such subletting and assignment, and (d) the proposed sublessee's use is an office use consistent with office use and zoning for the site in Washington, D.C.


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                             SFO DTSA20-03-R-00528


   3.   552.270-11 SUCCESSORS BOUND (SEP 1999)

        This lease shall bind, and inure to the benefit of, the parties and their respective heirs, executors, administrators, successors, and assigns.

   4.   552.270-23 - SUBORDINATION, NONDISTURBANCE AND ATTORNMENT (SEP 1999)

        (a) Lessor warrants that it holds such title to or other interest in the premises and other property as is necessary to the Government's access to the premises and full use and enjoyment thereof in accordance with the provisions of this lease. Government agrees, in consideration of the warranties and conditions set forth in this clause, that this lease is subject and subordinate to any and all recorded mortgages, deeds of trust and other liens now or hereafter existing or imposed upon the premises, and to any renewal, modification or extension thereof. It is the intention of the parties that this provision shall be self-operative and that no further instrument shall be required to effect the present or subsequent subordination of this lease. Government agrees, however, within twenty (20) business days next following the Contracting Officer's receipt of a written demand, to execute such instruments as Lessor may reasonably request to evidence further the subordination of this lease to any existing or future mortgage, deed of trust or other security interest pertaining to the premises, and to any water, sewer or access easement necessary or desirable to serve the premises or adjoining property owned in whole or in part by Lessor if such easement does not interfere with the full enjoyment of any right granted the Government under this lease.

        (b) No such subordination, to either existing or future mortgages, deeds of trust or other lien or security instrument shall operate to affect adversely any right of the Government under this lease so long as the Government is not in default under this lease. Lessor will include in any future mortgage, deed of trust or other security instrument to which this lease becomes subordinate, or in a separate nondisturbance agreement, a provision to the foregoing effect. Lessor warrants that the holders of all notes or other obligations secured by existing mortgages, deeds of trust or other security instruments have consented to the provisions of this clause, and agrees to provide true copies of all such consents to the Contracting Officer promptly upon demand.

        (c) In the event of any sale of the premises or any portion thereof by foreclosure of the lien of any such mortgage, deed of trust or other security instrument, or the giving of a deed in lieu of foreclosure, the Government will be deemed to have attorned to any purchaser, purchasers, transferee or transferees of the premises or any portion thereof and its or their successors and assigns, and any such purchasers and transferees will be deemed to have assumed all obligations of the Lessor under this lease, so as to establish direct privity of estate and contract between Government and such purchasers or transferees, with the same force, effect and relative priority in time and right as if the lease had initially been entered into between such purchasers or transferees and the Government; provided, further, that the Contracting Officer and such purchasers or transferees shall, with reasonable promptness following any such sale or deed delivery in lieu of foreclosure, execute all such revisions to this lease, or other writings, as shall be necessary to document the foregoing relationship.

        (d) None of the foregoing provisions may be deemed or construed to imply a waiver of the Government's rights as a sovereign.

   5.   552.270-24 - STATEMENT OF LEASE (AUG 1999)

        (a) The Contracting Officer will, within thirty (30) days next following the Contracting Officer's receipt of a joint written request from Lessor and a prospective lender or purchaser of the building, execute and deliver to Lessor a letter stating that the same is issued subject to the conditions stated in this clause and, if such is the case, that (1) the lease is in full force and effect; (2) the date to which the rent and other charges have been paid in advance, if any; and (3) whether any notice of default has been issued.

        (b) Letters issued pursuant to this clause are subject to the following conditions:

               (1) That they are based solely upon a reasonably diligent review of the Contracting Officer's lease file as of the date of issuance;

               (2) That the Government shall not be held liable because of any defect in or condition of the premises or building;

               (3) That the Contracting Officer does not warrant or represent that the premises or building comply with applicable Federal, State and local law; and

               (4) That the Lessor, and each prospective lender and purchaser are deemed to have constructive notice of such facts as would be ascertainable by reasonable prepurchase and precommitment inspection of the Premises and Building and by inquiry to appropriate Federal, State and local Government officials.


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   6.   552.270-25 - SUBSTITUTION OF TENANT AGENCY (SEP 1999)

        The Government may, at any time and from time to time, substitute any Government agency or agencies for the Government agency or agencies, if any, named in the lease.

   7.   552.270-26 - NO WAIVER (SEP 1999)

        No failure by either party to insist upon the strict performance of any provision of this lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent or other performance by either party during the continuance of any such breach shall constitute a waiver of any such breach of such provision.

   8.   552.270-27 - INTEGRATED AGREEMENT (SEP 1999)

        This Lease, upon execution, contains the entire agreement of the parties and no prior written or oral agreement, express or implied, shall be admissible to contradict the provisions of the Lease.

   9.   552.270-28 - MUTUALITY OF OBLIGATION (SEP 1999)

        The obligations and covenants of the Lessor, and the Government's obligation to pay rent and other Government obligations and covenants, arising under or related to this Lease, are interdependent. The Government may, upon issuance of and delivery to Lessor of a final decision asserting a claim against Lessor, set off such claim, in whole or in part, as against any payment or payments then or thereafter due the Lessor under this lease. No setoff pursuant to this clause shall constitute a breach by the Government of this lease. Prior to exercising any right of financial offset, the Government shall use best efforts, circumstances allowing, to provide Lessor with ten (10) days prior written notice.

  10.   552.270-17 - DELIVERY AND CONDITION (SEP 1999)

        (a) Unless the Government elects to have the space occupied in increments, the space must be delivered ready for occupancy as a complete unit. The Government reserves the right to determine when the space is substantially complete.

        (b) If the premises do not in every respect comply with the provisions of this lease the Contracting Officer may, in accordance with the Failure in Performance clause of this lease, elect to reduce the rent payments.

  11.   552.270-18 - DEFAULT IN DELIVERY - TIME EXTENSIONS (SEP 1999)
        (VARIATION)

        (a) With respect to Lessor's obligation to deliver the premises substantially complete by the delivery date, time is of the essence. If the Lessor fails to work diligently to ensure its substantial completion by the delivery date or fails to substantially complete the work by such date, the Government may by notice to the Lessor terminate this lease. Such termination is effective when received by Lessor. The Lessor and the Lessor's sureties, if any, are jointly and severally liable for any damages to the Government resulting from such termination, as provided in this clause. The Government shall be entitled to the following damages:

               (1) The Government's aggregate rent and estimated real estate tax and operating cost adjustments for the firm term and all option terms of its replacement lease or leases, in excess of the aggregate rent and estimated real estate tax and operating cost adjustments for the term. If the Government procures replacement premises for a term (including all option terms) in excess of this term, the Lessor is not liable for excess Government rent or adjustments during such excess lease term.

               (2) All administrative and other costs the Government incurs in procuring a replacement lease or leases.

               (3) Other, additional relief provided for in this lease, at law, or in equity.

        (b) Damages to which the Government is entitled to under this clause are due and payable thirty (30) days following the date Lessor receives notice from the Contracting Officer specifying such damages.

        (c) Delivery by Lessor of less than the minimum ANSI/BOMA Office Area square footage required by this lease shall in no event be construed as substantial completion, except as the Contracting Officer permits.

        (d) The Government shall not terminate this lease under this clause nor charge the Lessor with damages under this clause, if (1) the delay in substantially completing the work arises from excusable delays and (2) the Lessor within 10 days from the beginning of any such delay (unless extended in writing by the Contracting Officer) provides notice to the Contracting Officer of the causes of delay. The Contracting Officer shall ascertain the facts and the extent of delay. If the facts warrant, the Contracting Officer shall extend the delivery date, to

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                             SFO DTSA20-03-R-00528

                the extent of such delay at no additional costs to the Government. A time extension is the sole remedy of the Lessor.

  12.   552.270-19 - PROGRESSIVE OCCUPANCY (SEP 1999)

        The Government shall have the right to elect to occupy the space in partial increments prior to the substantial completion of the entire leased premises, and the Lessor agrees to schedule its work so as to deliver the space incrementally as elected by the Government. The Government shall pay rent commencing with the first business day following substantial completion of the entire leased premise unless the Government has elected to occupy the leased premises incrementally. In case of incremental occupancy, the Government shall pay rent pro rata upon the first business day following substantial completion of each incremental unit. Rental payments shall become due on the first workday of the month following the month in which an increment of space is substantially complete, except that should an increment of space be substantially completed after the fifteenth day of the month, the payment due date will be the first workday of the second month following the month in which it was substantially complete. The commencement date of the firm lease term will be a composite determined from all rent commencement dates.

  13.   552.270-21 - EFFECT OF ACCEPTANCE AND OCCUPANCY (SEP 1999)

        Neither the Government's acceptance of the premises for occupancy, nor the Government's occupancy thereof, shall be construed as a waiver of any requirement of or right of the Government under this Lease, or as otherwise prejudicing the Government with respect to any such requirement or right.

  14.   552.270-6 - MAINTENANCE OF BUILDING AND PREMISES - RIGHT OF ENTRY
        (SEP 1999)

        Except in case of damage arising out of the willful act or negligence of a Government employee, Lessor shall maintain the premises, including the building, building systems, and all equipment, fixtures, and appurtenances furnished by the lessor under this lease, in good repair and condition so that they are suitable in appearance and capable of supplying such heat, air conditioning, light, ventilation, safety systems, access and other things to the premises, without reasonably preventable or recurring disruption, as is required for the Government's access to, occupancy, possession, use and enjoyment of the premises as provided in this lease. For the purpose of so maintaining the premises, the Lessor may at reasonable times enter the premises with the approval of the authorized Government representative in charge.

  15.   552.270-10 - FAILURE IN PERFORMANCE (SEP 1999)

        The covenant to pay rent and the covenant to provide any service, utility, maintenance, or repair required under this lease are interdependent. In the event of any failure by the Lessor to provide any service, utility, maintenance, repair or replacement required under this lease the Government may, by contract or otherwise, perform the requirement and deduct from any payment or payments under this lease, then or thereafter due, the resulting cost to the Government, including all administrative costs. If the Government elects to perform any such requirement, the Government and each of its contractors shall be entitled to access to any and all areas of the building, access to which is necessary to perform any such requirement, and the Lessor shall afford and facilitate such access. Alternatively, the Government may deduct from any payments under this lease, then or thereafter due, an amount which reflects the reduced value of the contract requirement not performed. No deduction from rent pursuant to this clause shall constitute a default by the Government under this lease. These remedies are not exclusive and are in addition to any other remedies which may be available under this lease or at law. The Government will use best efforts to notify Lessor and allow reasonable time to cure.

  16.   552.270-22 - DEFAULT BY LESSOR DURING THE TERM (SEP 1999)

        (a) Each of the following shall constitute a default by Lessor under this lease:

               (1) Failure to maintain, repair, operate or service the premises as and when specified in this lease, or failure to perform any other requirement of this lease as and when required provided any such failure shall remain uncured for a period of thirty (30) days next following Lessor's receipt of notice thereof from the Contracting Officer or an authorized representative, unless Lessor is reasonably pursuing a cure of the failure.

        (b) If a default occurs, the Government may, by notice to Lessor, terminate this lease for default and if so terminated, the Government shall be entitled to the damages specified in the Default in Delivery-Time Extensions clause. The Government will use its best efforts to notify Lessor or management agent and allow reasonable time to cure.


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  17.   552.270-7 - FIRE AND CASUALTY DAMAGE (SEP 1999)

        If the entire premises are destroyed by fire or other casualty, this lease will immediately terminate. In case of partial destruction or damage, so as to render the premises untenantable, as determined by the Government, the Government may terminate the lease by giving written notice to the Lessor within 15 calendar days of the fire or other casualty; if so terminated, no rent will accrue to the Lessor after such partial destruction or damage; and if not so terminated, the rent will be reduced proportionately by supplemental agreement hereto effective from the date of such partial destruction or damage. Nothing in this lease shall be construed as relieving Lessor from liability for damage to or destruction of property of the United States of America caused by the willful or negligent act or omission of Lessor.

  18.   552.270-8 - COMPLIANCE WITH APPLICABLE LAW (SEP 1999)

        Lessor shall comply with all Federal, state and local laws applicable to the Lessor as owner or lessor, or both, of the building or premises, including, without limitation, laws applicable to the construction, ownership, alteration or operation of both or either thereof, and will obtain all necessary permits, licenses and similar items at Lessor's expense. The Government will comply with all Federal state and local laws applicable to and enforceable against it as a tenant under this lease; provided that nothing in this lease shall be construed as a waiver of any sovereign immunity of the Government. This lease shall be governed by Federal law.

  19.   552.270-12 - ALTERATIONS (SEP 1999)

        The Government shall have the right during the existence of this lease to make alterations, attach fixtures, and erect structures or signs in or upon the premises hereby leased, which fixtures, additions or structures so placed in, on, upon, or attached to the said premises shall be and remain the property of the Government and may be removed or otherwise disposed of by the Government. If the lease contemplates that the Government is the sole occupant of the building, for purposes of this clause, the leased premises include the land on which the building is sited and the building itself. Otherwise, the Government shall have the right to tie into or make any physical connection with any structure located on the property as is reasonably necessary for appropriate utilization of the leased space. All mechanical, electrical, and/or structural alterations affecting the building systems shall either be reasonably approved in writing by the Lessor or contracted for, through Lessor.

  20.   552.270-29 - ACCEPTANCE OF SPACE (SEP 1999)

        (a) When the Lessor has completed all alterations, improvements, and repairs necessary to meet the requirements of the lease, the Lessor shall notify the Contracting Officer. The Contracting Officer or designated representative shall promptly inspect the space.

        (b) The Government will accept the space and the lease term will begin after determining that the space is substantially complete and contains the required ANSI/BOMA Office Area square footage as indicated in the paragraph of this solicitation entitled "Amount and Type of Space."

  21.   552.270-9 - INSPECTION - RIGHT OF ENTRY (SEP 1999)

        (a) At any time and from time to time after receipt of an offer (until the same has been duly withdrawn or rejected), after acceptance thereof and during the term, the agents, employees and contractors of the Government may, upon reasonable prior notice to Offeror or Lessor, enter upon the offered premises or the premises, and all other areas of the building access to which is necessary to accomplish the purposes of entry, to determine the potential or actual compliance by the Offeror or Lessor with the requirements of the solicitation or this lease, which purposes shall include, but not be limited to: (1) inspecting, sampling and analyzing of suspected asbestos-containing materials and air monitoring for asbestos fibers; (2) inspecting the heating, ventilation and air conditioning system, maintenance records, and mechanical rooms for the offered premises or the premises; (3) inspecting for any leaks, spills, or other potentially hazardous conditions which may involve tenant exposure to hazardous or toxic substances; and (4) inspecting for any current or past hazardous waste operations, to ensure that appropriate mitigative actions were taken to alleviate any environmentally unsound activities in accordance with Federal, State and local law.

        (b) Nothing in this clause shall be construed to create a Government duty to inspect for toxic materials or to impose a higher standard of care on the Government than on other lessees. The purpose of this clause is to promote the ease with which the Government may inspect the building. Nothing in this clause shall act to relieve the Lessor of any duty to inspect or liability which might arise as a result of Lessor's failure to inspect for or correct a hazardous condition.


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  22.   552.232-75 - PROMPT PAYMENT (SEP 1999)

        The Government will make payments under the terms and conditions specified in this clause. Payment shall be considered as being made on the day a check is dated or an electronic funds transfer is made. All days referred to in this clause are calendar days, unless otherwise specified.

        (a)    Payment due date.

               (1) Rental payments. Rent shall be paid monthly in arrears and will be due on the first workday of each month, and only as provided for by the lease.

                      (i) When the date for commencement of rent falls on the 15th day of the month or earlier, the initial monthly rental payment under this contract shall become due on the first workday of the month following the month in which the commencement of the rent is effective.

                      (ii) When the date for commencement of rent falls after the 15th day of the month, the initial monthly rental payment under this contract shall become due on the first workday of the second month following the month in which the commencement of the rent is effective.

               (2) Other payments. The due date for making payments other than rent shall be the later of the following two events:

                      (i) The 30th day after the designated billing office has received a proper invoice from the Contractor.

                      (ii) The 30th day after Government acceptance of the work or service. However, if the designated billing office fails to annotate the invoice with the actual date of receipt, the invoice payment due date shall be deemed to be the 30th day after the Contractor's invoice is dated, provided a proper invoice is received and there is no disagreement over quantity, quality, or Contractor compliance with contract requirements.

        (b)    Invoice and inspection requirements for payments other than rent.

               (1) The Contractor shall prepare and submit an invoice to the designated billing office after completion of the work. A proper invoice shall include the following items:

                      (i)    Name and address of the Contractor.

                      (ii)   Invoice date.

                      (iii)  Lease number.

                      (iv)   Government's order number or other authorization.

                      (v) Description, price, and quantity of work or services delivered.

                      (vi) Name and address of Contractor official to whom payment is to be sent (must be the same as that in the remittance address in the lease or the order.)

                      (vii) Name (where practicable), title, phone number, and mailing address of person to be notified in the event of a defective invoice.

               (2) The Government will inspect and determine the acceptability of the work performed or services delivered within 7 days after the receipt of a proper invoice or notification of completion of the work or services unless a different period is specified at the time the order is placed. If actual acceptance occurs later, for the purpose of determining the payment due date and calculation of interest, acceptance will be deemed to occur on the last day of the 7-day inspection period. If the work or service is rejected for failure to conform to the technical requirements of the contract, the 7 days will be counted beginning with receipt of a new invoice or notification. In either case, the Contractor is not entitled to any payment or interest unless actual acceptance by the Government occurs.

        (c)    Interest Penalty.

               (1) An interest penalty shall be paid automatically by the Government, without request from the Contractor, if payment is not made by the due date.

               (2) The interest penalty shall be at the rate established by the Secretary of the Treasury under Section 12 of the Contract Disputes Act of 1978 (41 U.S.C. 611) that is in effect on the day after the due date. This rate is referred to as the "Renegotiation Board Interest Rate," and it is published in the Federal Register semiannually on or about January 1 and July 1. The interest penalty shall accrue daily on the payment amount approved by the Government and be compounded in 30-day increments inclusive from the first day after the due date through the payment date.

               (3) Interest penalties will not continue to accrue after the filing of a claim for such penalties under the clause at 52.233-1, Disputes, or for more than 1 year. Interest penalties of less than $1.00 need not be paid.

               (4) Interest penalties are not required on payment delays due to disagreement between the Government and Contractor over the payment amount or other issues involving contract compliance or on amounts temporarily withheld or retained in accordance with the terms of the contract. Claims involving disputes, and any interest that may be payable, will be resolved in accordance with the clause at 52.233-1, Disputes.


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  23.   552.232-76 - ELECTRONIC FUNDS TRANSFER PAYMENT (SEP 1999) (Variation)

        (a) The Government will make payments under this lease by electronic funds transfer (EFT). After award, but no later than 30 days before the first payment, the Lessor shall designate a financial institution for receipt of EFT payments, and shall submit this designation to the Contracting Officer or other Government official, as directed.

        (b)    The Lessor shall provide the following information:

               (1)    The lease number to which this notice applies.

               (2) The American Bankers Association 9-digit identifying number for wire transfers of the financing institution receiving payment if the institution has access to the Federal Reserve Communications System.

               (3)    Number of account to which funds are to be deposited.

               (4) Type of depositor account ("C" for checking, "S" for savings).

               (5) If the Lessor is a new enrollee to the EFT system, a completed "Payment Information Form," SF 3881.

        (c) In the event the Lessor, during the performance of this contract, elects to designate a different financial institution for the receipt of any payment made using EFT procedures, notification of such change and the required information specified in (b), above must be received by the appropriate Government official no later than 30 days prior to the date such change is to become effective.

        (d) The documents furnishing the information required in this clause must be dated and contain the signature, title, and telephone number of the Lessor or an authorized representative designated by the Lessor, as well as the Lessor's name and lease number.

        (e) Lessor failure to properly designate a financial institution or to provide appropriate payee bank account information may delay payments of amounts otherwise properly due.

  24.   552.232-70 - INVOICE REQUIREMENTS (VARIATION) (SEP 1999)

        (This clause applies to payments other than rent.)

        (a) Invoices shall be submitted in an original only, unless otherwise specified, to the designated billing office specified in this contract or order.

        (b) Invoices must include the Accounting Control Transaction (ACT) number provided below or on the order.

                        ACT Number (to be supplied on individual orders)

        (c) If information or documentation in addition to that required by the Prompt Payment clause of this contract is required in connection with an invoice for a particular order, the order will indicate what information or documentation must be submitted.

  25.   52.232-23 - ASSIGNMENT OF CLAIMS (JAN 1986)

        (a) The Contractor, under the Assignment of Claims Act, as amended, 31 USC 3727, 41 USC 15 (hereafter referred to as the "the Act"), may assign its rights to be paid amounts due or to become due as a result of the performance of this contract to a bank, trust company, or other financing institution, including any Federal lending agency. The assignee under such an assignment may thereafter further assign or reassign its right under the original assignment to any type of financing institution described in the preceding sentence.

        (b) Any assignment or reassignment authorized under the Act and this clause shall cover all unpaid amounts payable under this contract, and shall not be made to more than one party, except that an assignment or reassignment may be made to one party as agent or trustee for two or more parties participating in the financing of this contract.

        (c) The Contractor shall not furnish or disclose to any assignee under this contract any classified document (including this contract) or information related to work under this contract until the Contracting Officer authorizes such action in writing.

  26.   552.270-20 - PAYMENT (SEP 1999) (VARIATION)

        (a) When space is offered and accepted, the ANSI/BOMA Office Area square footage delivered will be confirmed by:

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               (1)    the Government's measurement of plans submitted by the
                      successful Offeror as approved by the Government, and an inspection of the space to verify that the delivered space is in conformance with such plans or

               (2) a mutual on-site measurement of the space, if the Contracting Officer determines that it is necessary.

        (b) Payment will not be made for space which is in excess of the amount of ANSI/BOMA Office Area square footage stated in the lease.

        (c) If it is determined that the amount of ANSI/BOMA Office Area square footage actually delivered is less than the amount agreed to in the lease, the lease will be modified to reflect the amount of Usable space delivered and the annual rental will be adjusted as follows:

               Usable square feet not delivered multiplied by the ANSI/BOMA Office Area square foot (USF) rate equals the reduction in annual rent. The rate per USF is determined by dividing the total annual rental by the Usable square footage set forth in the lease.

               USF Not Delivered X Rate per USF = Reduction in Annual Rent.

  27.   552.203-5 - COVENANT AGAINST CONTINGENT FEES (FEB 1990)

        (Applies to leases which exceed $100,000.)

        (a) The Contractor warrants that no person or agency has been employed or retained to solicit or obtain this contract upon an agreement or understanding for a contingent fee, except a bona fide employee or agency. For breach or violation of this warranty, the Government shall have the right to annul this contract without liability or, in its discretion, to deduct from the contract price or consideration, or otherwise recover the full amount of the contingent fee.

        (b) "Bona fide agency," as used in this clause, means an established commercial or selling agency (including licensed real estate agents or brokers), maintained by a Contractor for the purpose of securing business, that neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts nor holds itself out as being able to obtain any Government contract or contracts through improper influence.

               "Bona fide employee," as used in this clause, means a person, employed by a Contractor and subject to the Contractor's supervision and control as to time, place, and manner of performance, who neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts nor holds out as being able to obtain any Government contract or contracts through improper influence.

               "Contingent fee," as used in this clause, means any commission, percentage, brokerage, or other fee that is contingent upon the success that a person or concern has in securing a Government contract.

               "Improper influence," as used in this clause, means any influence that induces or tends to induce a Government employee or officer to give consideration or to act regarding a Government contract on any basis other than the merits of the matter.

  28.   52.203-7 - ANTI-KICKBACK PROCEDURES (JUL 1995)

        (Applies to leases which exceed $100,000 average net annual rental, including option periods.)

        (a)    Definitions.

               "Kickback," as used in this clause, means any money, fee, commission, credit, gift, gratuity, thing of value, or compensation of any kind which is provided, directly or indirectly, to any prime Contractor, prime Contractor employee, subcontractor, or subcontractor employee for the purpose of improperly obtaining or rewarding favorable treatment in connection with a prime contract or in connection with a subcontract relating to a prime contract.

               "Person," as used in this clause, means a corporation, partnership, business association of any kind, trust, joint-stock company, or individual.

               "Prime contract," as used in this clause, means a contract or contractual action entered into by the United States for the purpose of obtaining supplies, materials, equipment, or services of any kind.

               "Prime Contractor," as used in this clause, means a person who has entered into a prime contract with the United States.

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               "Prime Contractor employee," as used in this clause, means any officer, partner, employee, or agent of a prime Contractor.

               "Subcontract," as used in this clause, means a contract or contractual action entered into by a prime Contractor or subcontractor for the purpose of obtaining supplies, materials, equipment, or services of any kind under a prime contract.

               "Subcontractor," as used in this clause, (1) means any person, other than the prime Contractor, who offers to furnish or furnishes any supplies, materials, equipment, or services of any kind under a prime contract or a subcontract entered into in connection with such prime contract, and (2) includes any person who offers to furnish or furnishes general supplies to the prime Contractor or a higher tier subcontractor.

               "Subcontractor employee," as used in this clause, means any officer, partner, employee, or agent of a subcontractor.

        (b) The Anti-Kickback Act of 1986 (41 U.S.C. 51-58) (the Act), prohibits any person from--

               (1) Providing or attempting to provide or offering to provide any kickback;

               (2) Soliciting, accepting, or attempting to accept any kickback; or

               (3) Including, directly or indirectly, the amount of any kickback in the contract price charged by a prime Contractor to the United States or in the contract price charged by a subcontractor to a prime Contractor or higher tier subcontractor.

        (c)    (1)    The Contractor shall have in place and follow
                      reasonable procedures designed to prevent and detect possible violations described in paragraph (b) of this clause in its own operations and direct business relationships.

               (2) When the Contractor has reasonable grounds to believe that a violation described in paragraph (b) of this clause may have occurred, the Contractor shall promptly report in writing the possible violation. Such reports shall be made to the inspector general of the contracting agency, the head of the contracting agency if the agency does not have an inspector general, or the Department of Justice.

               (3) The Contractor shall cooperate fully with any Federal agency investigating a possible violation described in paragraph (b) of this clause.

               (4) The Contracting Officer may (i) offset the amount of the kickback against any monies owed by the United States under the prime contract and/or (ii) direct that the Prime Contractor withhold from sums owed a subcontractor under the prime contract, the amount of the kickback. The Contracting Officer may order that monies withheld under subdivision (c)(4)(ii) of this clause be paid over to the Government unless the Government has already offset those monies under subdivision (c)(4)(i) of this clause. In the either case, the Prime Contractor shall notify the Contracting Officer when the monies are withheld.

               (5) The Contractor agrees to incorporate the substance of this clause, including subparagraph (c)(5) but excepting subparagraph (c)(1), in all subcontracts under this contract which exceed $100,000.

29.     52.223-6      DRUG-FREE WORKPLACE (JAN 1997)

        (a)    Definitions. As used in this clause --

               "Controlled substance" means a controlled substance in schedules I through V of section 202 of the Controlled Substances Act (21 U.S.C. 812) and as further defined in regulation at 21 CFR 1308.11 - 1308.15.

               "Conviction" means a finding of guilt (including a plea of nolo contendere) or imposition of sentence, or both, by any judicial body charged with the responsibility to determine violations of the Federal or State criminal drug statutes.

               "Criminal drug statute" means a Federal or non-Federal criminal statute involving the manufacture, distribution, dispensing, possession, or use of any controlled substance.

               "Drug-free workplace" means the site(s) for the performance of work done by the Contractor in connection with a specific contract at which employees of the Contractor are prohibited from engaging in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance.

               "Employee" means an employee of a Contractor directly engaged in the performance of work under a Government contract. "Directly engaged" is defined to include all direct cost employees and any other Contractor employee who has other than a minimal impact or involvement in contract performance.


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               "Individual" means an offeror/contractor that has no more than one employee including the offeror/contractor.

        (b) The Contractor, if other than an individual, shall-- within 30 days after award (unless a longer period is agreed to in writing for contracts of 30 days or more performance duration), or as soon as possible for contracts of less than 30 days performance duration--

               (1) Publish a statement notifying its employees that the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition;

               (2) Establish an ongoing drug-free awareness program to inform such employees about--

                      (i)    The dangers of drug abuse in the workplace;

                      (ii) The Contractor's policy of maintaining a drug-free workplace;

                      (iii) Any available drug counseling, rehabilitation, and employee assistance programs; and

                      (iv) The penalties that may be imposed upon employees for drug abuse violations occurring in the workplace;

               (3) Provide all employees engaged in performance of the contract with a copy of the statement required by subparagraph (b)(1) of this clause;

               (4) Notify such employees in writing in the statement required by subparagraph (b)(1) of this clause that, as a condition of continued employment on this contract, the employee will--

                      (i)    Abide by the terms of the statement; and

                      (ii) Notify the employer in writing of the employee's conviction under a criminal drug statute for a violation occurring in the workplace no later than 5 days after such conviction.

               (5) Notify the Contracting Officer in writing within 10 days after receiving notice under subdivision (b)(4)(ii) of this clause, from an employee or otherwise receiving actual notice of such conviction. The notice shall include the position title of the employee;

               (6)    Within 30 days after receiving notice under subdivision
                      (b)(4)(ii) of this clause of a conviction, take one of the following actions with respect to any employee who is convicted of a drug abuse violation occurring in the workplace:

                      (i) Taking appropriate personnel action against such employee, up to and including termination; or

                      (ii) Require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State, or local health, law enforcement, or other appropriate agency; and

               (7) Make a good faith effort to maintain a drug-free workplace through implementation of subparagraphs (b)(1) through
                      (b)(6) of this clause.

        (c) The Contractor, if an individual, agrees by award of the contract or acceptance of a purchase order, not to engage in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance while performing this contract.

        (d) In addition to other remedies available to the Government, the Contractor's failure to comply with the requirements of paragraph
               (b) or (c) of this clause may, pursuant to FAR 23.506, render the Contractor subject to suspension of contract payments, termination of the contract for default, and suspension or debarment.

  30.   552.203-70 - PRICE ADJUSTMENT FOR ILLEGAL OR IMPROPER ACTIVITY
        (SEP 1999)

        (Applies to leases which exceed $100,000.)

        (a) If the head of the contracting activity (HCA) or his or her designee determines that there was a violation of subsection 27(a) of the Office of Federal Procurement Policy Act, as amended (41 U.S.C. 423), as implemented in the Federal Acquisition Regulation, the Government, at its election, may--

               (1) Reduce the monthly rental under this lease by 5 percent of the amount of the rental for each month of the remaining term of the lease, including any option periods, and recover 5 percent of the rental already paid;

               (2) Reduce payments for alterations not included in monthly rental payments by 5 percent of the amount of the alterations agreement; or

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               (3)    Reduce the payments for violations by a Lessor's
                      subcontractor by an amount not to exceed the amount of profit or fee reflected in the subcontract at the time the subcontract was placed.

        (b) Prior to making a determination as set forth above, the HCA or designee shall provide to the Lessor a written notice of the action being considered and the basis therefor. The Lessor shall have a period determined by the agency head or designee, but not less than 30 calendar days after receipt of such notice, to submit in person, in writing, or through a representative, information and argument in opposition to the proposed reduction. The agency head or designee may, upon good cause shown, determine to deduct less than the above amounts from payments.

        (c) The rights and remedies of the Government specified herein are not exclusive, and are in addition to any other rights and remedies provided by law or under this lease.

  31.   52.215-10 - PRICE REDUCTION FOR DEFECTIVE COST OR PRICING DATA (OCT
        1997)

        (Applies when cost or pricing data are required for work or service exceeding $500,000.)

        (a) If any price, including profit or fee, negotiated in connection with this contract, or any cost reimbursable under this contract, was increased by any significant amount because--

               (1) The Contractor or a subcontractor furnished cost or pricing data that were not complete, accurate, and current as certified in its Certificate of Current Cost or Pricing Data;

               (2) A subcontractor or prospective subcontractor furnished the Contractor cost or pricing data that were not complete, accurate, and current as certified in the Contractor's Certificate of Current Cost or Pricing Data; or

               (3) Any of these parties furnished data of any description that were not accurate, the price or cost shall be reduced accordingly and the contract shall be modified to reflect the reduction.

        (b) Any reduction in the contract price under paragraph (a) of this clause due to defective data from a prospective subcontractor that was not subsequently awarded the subcontract shall be limited to the amount, plus applicable overhead and profit markup, by which (1) the actual subcontract or (2) the actual cost to the Contractor, if there was no subcontract, was less than the prospective subcontract cost estimate submitted by the Contractor; provided, that the actual subcontract price was not itself affected by defective cost or pricing data.

        (c)    (1)    If the Contracting Officer determines under paragraph
                      (a) of this clause that a price or cost reduction should be made, the Contractor agrees not to raise the following matters as a defense:

                      (i) The Contractor or subcontractor was a sole source supplier or otherwise was in a superior bargaining position and thus the price of the contract would not have been modified even if accurate, complete, and current cost or pricing data had been submitted.

                      (ii) The Contracting Officer should have known that the cost or pricing data in issue were defective even though the Contractor or subcontractor took no affirmative action to bring the character of the data to the attention of the Contracting Officer.

                      (iii) The contract was based on an agreement about the total cost of the contract and there was no agreement about the cost of each item procured under the contract.

                      (iv) The Contractor or subcontractor did not submit a Certificate of Current Cost or Pricing Data.

               (2)    (i)    Except as prohibited by subdivision (c)(2)(ii)
                             of this clause, an offset in an amount determined appropriate by the Contracting Officer based upon the facts shall be allowed against the amount of a contract price reduction if--

                             (A) The Contractor certifies to the Contracting Officer that, to the best of the Contractor's knowledge and belief, the Contractor is entitled to the offset in the amount requested; and

                             (B) The Contractor proves that the cost or pricing data were available before the "as of" date specified on its Certificate of Current Cost or Pricing Data, and that the data were not submitted before such date.

                      (ii)   An offset shall not be allowed if--

                             (A) The understated data were known by the Contractor to be understated before the "as of" date specified on its Certificate of Current Cost or Pricing Data; or

                             (B)    The Government proves that the facts
                                    demonstrate that the contract price would not have increased in the amount to be offset even if the available data had been submitted before the "as of" date specified on its Certificate of Current Cost or Pricing Data.


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        (d)    If any reduction in the contract price under this clause reduces the price of items for which payment was made prior to the date of the modification reflecting the price reduction, the Contractor shall be liable to and shall pay the United States at the time such overpayment is repaid--

               (1) Simple interest on the amount of such overpayment to be computed from the date(s) of overpayment to the Contractor to the date the Government is repaid by the Contractor at the applicable underpayment rate effective for each quarter prescribed by the Secretary of the Treasury under 26 U.S.C. 6621(a)(2); and

               (2) A penalty equal to the amount of the overpayment, if the Contractor or subcontractor knowingly submitted cost or pricing data that were incomplete, inaccurate, or noncurrent.

  32.   552.270-13 - PROPOSALS FOR ADJUSTMENT (SEP 1999)

        (a) The Contracting Officer may, from time to time during the term of this lease, require changes to be made in the work or services to be performed and in the terms or conditions of this lease. Such changes will be required under the Changes clause.

        (b) If the Contracting Officer makes a change within the general scope of the lease, the Lessor shall submit, in a timely manner, an itemized cost proposal for the work to be accomplished or services to be performed when the cost exceeds $100,000. The proposal, including all subcontractor work, will contain at least the following details--

               (1)    Material quantities and unit costs;

               (2) Labor costs (identified with specific item or material to be placed or operation to be performed;

               (3)    Equipment costs;

               (4)    Worker's compensation and public liability insurance;

               (5)    Overhead;

               (6)    Profit; and

               (7)    Employment taxes under FICA and FUTA.

        (c) The following Federal Acquisition Regulation (FAR) provisions also apply to all proposals exceeding $500,000 in cost --

               (1) The Lessor shall provide cost or pricing data including subcontractor cost or pricing data (48 CFR 15.403-4) and

               (2) The Lessor's representative, all Contractors, and subcontractors whose portion of the work exceeds $500,000 must sign and return the "Certificate of Current Cost or Pricing Data" (48 CFR 15.406-2).

        (d) Lessors shall also refer to 48 CFR Part 31, Contract Cost Principles, for information on which costs are allowable, reasonable, and allocable in Government work.

  33.   552.270-14 - CHANGES (SEP 1999) (VARIATION)

        (a) The Contracting Officer may at any time, by written order, make changes within the general scope of this lease in any one or more of the following:

               (1)    Specifications (including drawings and designs);

               (2)    Work or services;

               (3)    Facilities or space layout; or

               (4) Amount of space, provided the Lessor consents to the change.

        (b) If any such change causes an increase or decrease in Lessor's cost of or the time required for performance under this lease, whether or not changed by the order, the Contracting Officer shall modify this lease to provide for one or more of the following:

               (1) A modification of the delivery date; provided the Government is responsible for all Governmental caused time delays,

               (2)    An equitable adjustment in the rental rate;

               (3)    A lump sum equitable adjustment; or

               (4) An equitable adjustment of the annual operating costs per ANSI/BOMA Office Area square foot specified in this lease.

  34.   552.215-70 - EXAMINATION OF RECORDS BY TSA (FEB 1996)

        The Contractor agrees that the Deputy Secretary of the Transportation Security Administration, or any duly authorized representative shall, until the expiration of 3 years after final payment under this


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        contract, or of the time periods for the particular records specified in
        Subpart 4.7 of the Federal Acquisition Regulation (48 CFR 4.7), whichever expires earlier, have access to and the right to examine any books, documents, papers, and records of the Contractor involving transactions related to this contract or compliance with any clauses thereunder. The Contractor further agrees to include in all its subcontracts hereunder a provision to the effect that the subcontractor agrees that the Administrator of General Services, or any duly authorized representatives shall, until the expiration of 3 years after final payment under the subcontract, or of the time periods for the particular records specified in Subpart 4.7 of the Federal Acquisition Regulation (48 CFR 4.7), whichever expires earlier, have access to and the right to examine any books, documents, papers, and records of such subcontractor, involving transactions related to the subcontract or compliance with any clauses thereunder. The term "subcontract" as used in this clause excludes (a) purchase orders not exceeding $100,000 and
        (b) subcontracts or purchase orders for public utility services at rates established for uniform applicability to the general public.

  35.   52.215-2 - AUDIT AND RECORDS--NEGOTIATION (JUN 1999)

        (a) As used in this clause, "records" includes books, documents, accounting procedures and practices, and other data, regardless of type and regardless of whether such items are in written form, in the form of computer data, or in any other form.

        (b) Examination of costs. If this is a cost-reimbursement, incentive, time-and-materials, labor-hour, or price redeterminable contract, or any combination of these, the Contractor shall maintain and the Contracting Officer, or an authorized representative of the Contracting Officer, shall have the right to examine and audit all records and other evidence sufficient to reflect properly all costs claimed to have been incurred or anticipated to be incurred directly or indirectly in performance of this contract. This right of examination shall include inspection at all reasonable times of the Contractor's plants, or parts of them, engaged in performing the contract.

        (c) Cost or pricing data. If the Contractor has been required to submit cost or pricing data in connection with any pricing action relating to this contract, the Contracting Officer, or an authorized representative of the Contracting Officer, in order to evaluate the accuracy, completeness, and currency of the cost or pricing data, shall have the right to examine and audit all of the Contractor's records, including computations and projections, related to--

               (1) The proposal for the contract, subcontract, or modification;

               (2) The discussions conducted on the proposal(s), including those related to negotiating;

               (3)    Pricing of the contract, subcontract, or modification; or

               (4)    Performance of the contract, subcontract or modification.

        (d)    Comptroller General--

               (1) The Comptroller General of the United States, or an authorized representative, shall have access to and the right to examine any of the Contractor's directly pertinent records involving transactions related to this contract or a subcontract hereunder.

               (2) This paragraph may not be construed to require the Contractor or subcontractor to create or maintain any record that the Contractor or subcontractor does not maintain in the ordinary course of business or pursuant to a provision of law.

        (e) Reports. If the Contractor is required to furnish cost, funding, or performance reports, the Contracting Officer or an authorized representative of the Contracting Officer shall have the right to examine and audit the supporting records and materials, for the purpose of evaluating--

               (1) The effectiveness of the Contractor's policies and procedures to produce data compatible with the objectives of these reports; and

               (2)    The data reported.

        (f) Availability. The Contractor shall make available at its office at all reasonable times the records, materials, and other evidence described in paragraphs (a), (b), (C), (d), and (e) of this clause, for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in Subpart 4.7, Contractor Records Retention, of the Federal Acquisition Regulation (FAR), or for any longer period required by statute or by other clauses of this contract. In addition--

               (1) If this contract is completely or partially terminated, the Contractor shall make available the records relating to the work terminated until 3 years after any resulting final termination settlement; and

               (2) The Contractor shall make available records relating to appeals under the Disputes clause or to litigation or the settlement of claims arising under or relating to this contract until such appeals, litigation, or claims are finally resolved.


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        (g)    The Contractor shall insert a clause containing all the terms of this clause, including this paragraph (g), in all subcontracts under this contract that exceed the simplified acquisition threshold, and--

               (1)    That are cost-reimbursement, incentive,
                      time-and-materials, labor-hour, or price-redeterminable type or any combination of these;

               (2)    For which cost or pricing data are required; or

               (3) That require the subcontractor to furnish reports as discussed in paragraph (e) of this clause.

               The clause may be altered only as necessary to identify properly the contracting parties and the Contracting Officer under the Government prime contract.

  36.   52.233-1 - DISPUTES (DEC 1998)

        (a) This contract is subject to the Contract Disputes act of 1978, as amended (41 U.S.C. 601-613)

        (b) Except as provided in the Act, all disputes arising under or relating to this contract shall be resolved under this clause.

        (c) "Claim," as used in this clause, means a written demand or written assertion by one of the contracting parties seeking, as a matter of right, the payment of money in a sum certain, the adjustment or interpretation of contract terms, or other relief arising under or relating to this contract. A claim arising under a contract, unlike a claim relating to that contract, is a claim that can be resolved under a contract clause that provides for the relief sought by the claimant. However, a written demand or written assertion by the Contractor seeking the payment of money exceeding $100,000 is not a claim under the Act until certified as required by subparagraph (d)(2) of this clause. A voucher, invoice, or other routine request for payment that is not in dispute when submitted is not a claim under the Act. The submission may be converted to a claim under the Act, by complying with the submission and certification requirements of this clause, if it is disputed either as to liability or amount or is not acted upon in a reasonable time.

        (d)    (1)    A claim by the Contractor shall be made in writing
                      and, unless otherwise stated in this contract, submitted within 6 years after accrual of the claim to the Contracting Officer for a written decision. A claim by the Government against the Contractor shall be subject to a written decision by the Contracting Officer.

               (2)    (i)    The Contractor shall provide the certification
                             specified in paragraph (d)(2)(iii) of this clause when submitting any claim exceeding $100,000.

                      (ii) The certification requirement does not apply to issues in controversy that have not been submitted as all or part of a claim.

                      (iii) The certification shall state as follows: "I certify that the claim is made in good faith; that the supporting data are accurate and complete to the best of my knowledge and belief; that the amount requested accurately reflects the contract adjustment for which the Contractor believes the Government is liable; and that I am duly authorized to certify the claim on behalf of the Contractor."

               (3) The certification may be executed by any person duly authorized to bind the Contractor with respect to the claim.

        (e) For Contractor claims of $100,000 or less, the Contracting Officer must, if requested in writing by the Contractor, render a decision within 60 days of the request. For Contractor-certified claims over $100,000, the Contracting Officer must, within 60 days, decide the claim or notify the Contractor of the date by which the decision will be made.

        (f) The Contracting Officer's decision shall be final unless the Contractor appeals or files a suit as provided in the Act.

        (g) If the claim by the Contractor is submitted to the Contracting Officer or a claim by the Government is presented to the Contractor, the parties, by mutual consent, may agree to use alternative disputes resolution (ADR). If the Contractor refuses an offer for ADR, the Contractor shall inform the Contracting Officer, in writing, of the Contractor's specific reasons for rejecting the offer.

        (h) The Government shall pay interest on the amount found due and unpaid from (1) the date that the Contracting Officer receives the claim (certified if required); or (2) the date that payment otherwise would be due, if that date is later, until the date of payment. With regard to claims having defective certifications, as defined in FAR 33.201, interest shall be paid from the date that the Contracting Officer initially receives the claim. Simple interest on claims shall be paid at the rate, fixed by the Secretary of the Treasury as provided in the Act, which is applicable to the period during which the Contracting Officer receives the claim and then at


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               the rate applicable for each 6-month period as fixed by the
               Treasury Secretary during the pendency of the claim.

        (i) The Contractor shall proceed diligently with performance of this contract, pending final resolution of any request for relief, claim, appeal, or action arising under the contract, and comply with any decision of the Contracting Officer.

  37.   52.222-26 - EQUAL OPPORTUNITY (FEB 1999)

        (a) If, during any 12-month period (including the 12 months preceding the award of this contract), the Contractor has been or is awarded nonexempt Federal contracts and/or subcontracts that have an aggregate value in excess of $10,000, the Contractor shall comply with subparagraphs (b)(1) through (11) below. Upon request, the Contractor shall provide information necessary to determine the applicability of this clause.

        (b) During performing this contract, the Contractor agrees as follows:

               (1) The Contractor shall not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. However, it shall not be a violation of this clause for the Contractor to extend a publicly announced preference in employment to Indians living on or near an Indian reservation, in connection with employment opportunities on or near an Indian reservation, as permitted by 41 CFR 60-1.5.

               (2) The Contractor shall take affirmative action to ensure the applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. This shall include, but not be limited to, (i) employment, (ii) upgrading, (iii) demotion, (iv) transfer, (v) recruitment or recruitment advertising, (vi) layoff or termination, (vii) rates of pay or other forms of compensation, and (viii) selection for training, including apprenticeship.

               (3) The Contractor shall post in conspicuous places available to employees and applicants for employment the notices to be provided by the Contracting Officer that explain this clause.

               (4) The Contractor shall, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

               (5) The Contractor shall send, to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, the notice to be provided by the Contracting Officer advising the labor union or workers' representative of the Contractor's commitments under this clause, and post copies of the notice in conspicuous places available to employees and applicants for employment.

               (6) The Contractor shall comply with Executive Order 11246, as amended, and the rules, regulations, and orders of the Secretary of Labor.

               (7) The Contractor shall furnish to the contracting agency all information required by Executive Order 11246, as amended, and by the rules, regulations, and orders of the Secretary of Labor. Standard Form 100 (EEO-1), or any successor form, as prescribed in 41 CFR part 60-1. Unless the Contractor has filed within the 12 months preceding the date of contract award, the Contractor shall, within 30 days after contract award, apply to either the regional Office of Federal Contract Compliance Programs (OFCCP) or the local office of the Equal Employment Opportunity Commission for the necessary forms

               (8) The Contractor shall permit access to its premises, during normal business hours, by the contracting agency or the OFCCP for the purpose of conducting on-site compliance evaluations and complaint investigations. The Contractor shall permit the Government to inspect and copy any books, accounts, records (including computerized records), and other material that may be relevant to the matter under investigation and pertinent to compliance with Executive Order 11246, as amended, and rules and regulations that implement the Executive Order.

               (9) If the OFCCP determines that the Contractor is not in compliance with this clause or any rule, regulation, or order of the Secretary of Labor, this contract may be canceled, terminated, or suspended in whole or in part and the Contractor may be declared ineligible for further Government contracts, under the procedures authorized in Executive Order 11246, as amended. In addition, sanctions may be imposed and remedies invoked against the Contractor as provided in Executive Order 11246, as amended, the rules, regulations, and orders of the Secretary of Labor, or as otherwise provided by law.

               (10) The Contractor shall include the terms and conditions of subparagraph (b)(1) through (11) of this clause in every subcontract or purchase order that is not exempted by the rules, regulations, or orders of the Secretary of Labor issued under Executive Order 11246, as amended, so that these terms and conditions will be binding upon each subcontractor or vendor.


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               (11)   The Contractor shall take such action with respect to any
                      subcontract or purchase order as the contracting agency may direct as a means of enforcing these terms and conditions, including sanctions for noncompliance; provided, that if the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of any direction, the Contractor may request the United States to enter into the litigation to protect the interests of the United States.

        (c) Notwithstanding any other clause in this contract, disputes relative to this clause will be governed by the procedures in 41 CFR 60-1.1.

  38. 52.222-24 - PREAWARD ON-SITE EQUAL OPPORTUNITY COMPLIANCE EVALUATION (FEB 1999)

        (Applies to leases which exceed $10,000,000.)

        If a contract in the amount of $10 million or more will result from this solicitation, the prospective Contractor and its known first-tier subcontractors with anticipated subcontracts of $10 million or more shall be subject to a preaward compliance evaluation by the Office of Federal Contract Compliance Programs (OFCCP), unless, within the preceding 24 months, OFCCP has conducted an evaluation and found the prospective Contractor and subcontractors to be in compliance with Executive Order 11246.

  39.   52.222-21 - PROHIBITION OF SEGREGATED FACILITIES (FEB 1999)

        (a) "Segregated facilities," as used in this clause, means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees, that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, sex, or national origin because of written or oral policies or employee custom. The term does not include separate or single-user rest rooms or necessary dressing or sleeping areas provided to assure privacy between the sexes.

        (b) The Contractor agrees that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. The Contractor agrees that a breach of this clause is a violation of the Equal Opportunity clause in this contract.

        (c) The Contractor shall include this clause in every subcontract and purchase order that is subject to the Equal Opportunity clause of this contract.

  40. 52.222-35 - AFFIRMATIVE ACTION FOR DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA (APR 1998)

        (a)    Definitions.

        All employment openings includes all positions except executive and top management, those positions that will be filled from within the contractor's organization, and positions lasting 3 days or less. This term includes full-time employment, temporary employment of more than 3 days' duration, and part-time employment.

        Appropriate office of the State employment service system means the local office of the Federal-State national system of public employment offices with assigned responsibility to serve the area where the employment opening is to be filled, including the District of Columbia, Guam, the Commonwealth of Puerto Rico, and the Virgin Islands.

        Positions that will be filled from within the Contractor's organization means employment openings for which no consideration will be given to persons outside the Contractor's organization (including any affiliates, subsidiaries, and the parent companies) and includes any openings that the Contractor proposes to fill from regularly establish "recall" lists. The exception does not apply to a particular opening once an employer decides to consider applicants outside of its organization.

        Veteran of the Vietnam era means a person who--

        (1) Served on active duty for a period of more than 180 days, any part of which occurred between August 5, 1964, and May 7, 1975, and was discharged or released therefrom with other than a dishonorable discharge; or

        (2) Was discharged or released from active duty for a service-connected disability if any part of such active duty was performed between August 5, 1964, and May 7, 1975.


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        (b)    General.

               (1) Regarding any position for which the employee or applicant for employment is qualified, the Contractor shall not discriminate against the individual because the individual is a disabled veteran or veteran of the Vietnam era. The Contractor agrees to take affirmative action to employ, advance in employment, and otherwise treat qualified disabled veterans and veterans of the Vietnam era without discrimination based upon their disability or veterans' status in all employment practices such as--

                      (i)    Employment;

                      (ii)   Upgrading;

                      (iii)  Demotion or transfer;

                      (iv)   Recruitment;

                      (v)    Advertising;

                      (vi)   Layoff or termination;

                      (vii)  Rates of pay or other forms of compensation; and

                      (viii) Selection for training, including apprenticeship.

               (2) The Contractor agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor (Secretary) issued under the Vietnam Era Veterans' Readjustment Assistance Act of 1972 (the Act), as amended.

        (c)    Listing openings.

               (1) The Contractor agrees to list all employment openings existing at contract award or occurring during contract performance, at an appropriate office of the State employment service system in the locality where the opening occurs. These openings include those occurring at any contractor facility, including one not connected with performing this contract. An independent corporate affiliate is exempt from this requirement.

               (2) State and local government agencies holding Federal contracts of $10,000 or more shall also list all employment openings with the appropriate office of the State employment service.

               (3) The listing of employment openings with the State employment service system is required at least concurrently with using any other recruitment source or effort and involves the obligations of placing a bona fide job order, including accepting referrals of veterans and nonveterans. This listing does not require hiring any particular job applicant or hiring from any particular group of job applicants and is not intended to relieve the Contractor from any requirements of Executive orders or regulations concerning nondiscrimination in employment.

               (4) Whenever the Contractor becomes contractually bound to the listing terms of this clause, it shall advise the State employment service system, in each State where it has establishments, of the name and location of each hiring location in the State. As long as the Contractor is contractually bound to these terms and has so advised the State system, it need not advise the State system of subsequent contracts. The Contractor may advise the State system when it is no longer bound by this contract clause.

        (d) Applicability. This clause does not apply to the listing of employment openings which occur and are filled outside the 50 states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, and the Virgin Islands.

        (e)    Postings.

               (1)    The Contractor agrees to post employment notices stating-

                      (i) The Contractor's obligation under the law to take affirmative action to employ and advance in employment qualified disabled veterans and veterans of the Vietnam era, and

                      (ii)   The rights of applicants and employees.

               (2) These notices shall be posted in conspicuous places that are available to employees and applicants for employment. They shall be in a form prescribed by the Deputy Assistant Secretary for Federal Contract Compliance Programs, Department of Labor (Deputy Assistant Secretary), and provided by or through the Contracting Officer.

               (3) The Contractor shall notify each labor union or representative of workers with which it has a collective bargaining agreement or other contract understanding, that the Contractor is bound by the terms of the Act, and is committed to take affirmative action to employ, and advance in employment, qualified disabled veterans and veterans of the Vietnam era.

        (f) Noncompliance. If the Contractor does not comply with the requirements of this clause, appropriate actions may be taken under the rules, regulations, and relevant orders of the Secretary issued pursuant to the Act.


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        (g)    Subcontracts. The Contractor shall include the terms of this clause in every subcontract or purchase order of $10,000 or more unless exempted by rules, regulations, or orders of the Secretary. The Contractor shall act as specified by the Deputy Assistant Secretary to enforce the terms, including action for noncompliance.

  41.   52.222-36 - AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES (JUN 1998)

        (a)    General.

               (1) Regarding any position for which the employee or applicant for employment is qualified, the Contractor shall not discriminate against any employee or applicant because of physical or mental disability. The Contractor agrees to take affirmative action to employ, advance in employment and otherwise treat qualified individuals with disabilities without discrimination based upon their physical or mental disability in all employment practices such as--

                      (i) Recruitment, advertising, and job application procedures;

                      (ii) Hiring, upgrading, promotion, award of tenure, demotion, transfer, layoff, termination, right of return from layoff, and rehiring;

                      (iii) Rates of pay or any other form of compensation and changes in compensation;

                      (iv)   Job assignments, job classifications,
                             organizational structures, position descriptions, lines of progression, and seniority lists;

                      (v)    Leaves of absence, sick leave, or any other leave;

                      (vi) Fringe benefits available by virtue of employment, whether or not administered by the Contractor;

                      (vii) Selection and financial support for training, including apprenticeships, professional meetings, conferences, and other related activities, and selection for leaves of absence to pursue training

                      (viii) Activities sponsored by the Contractor, including
                             social or recreational programs; and

                      (ix) Any other term, condition, or privilege of employment.

               (2) The Contractor agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor (Secretary) issued under the Rehabilitation Act of 1973 (29 USC 793) (the Act), as amended.

        (b)    Postings.

               (1)    The Contractor agrees to post employment notices stating
                      (i) the Contractor's obligation under the law to take affirmative action to employ and advance in employment qualified individuals with disabilities and (ii) the rights of applicants and employees.

               (2) These notices shall be posted in conspicuous places that are available to employees and applicants for employment. The Contractor shall ensure that applicants and employees with disabilities are informed of the contents of the notice (e.g., the Contractor may have the notice read to a visually disabled individual, or may lower the posted notice so that it might be read by a person in a wheelchair). The notices shall be in a form prescribed by the Deputy Assistant Secretary for Federal Contract Compliance of the U.S. Department of Labor (Deputy Assistant Secretary) and shall be provided by or through the Contracting Officer.

               (3) The Contractor shall notify each labor union or representative of workers with which it has a collective bargaining agreement or other contract understanding, that the Contractor is bound by the terms of Section 503 of the Act and is committed to take affirmative action to employ, and advance in employment, qualified individuals with physical or mental disabilities.

        (c) Noncompliance. If the Contractor does not comply with the requirements of this clause, appropriate actions may be taken under the rules, regulations, and relevant orders of the Secretary issued pursuant to the Act.

        (d) Subcontracts. The Contractor shall include the terms of this clause in every subcontract or purchase order in excess of $10,000 unless exempted by rules, regulations, or orders of the Secretary. The Contractor shall act as specified by the Director to enforce the terms, including action for noncompliance.

  42. 52.222-37 - EMPLOYMENT REPORTS ON DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA (JAN 1999)

        (a) Unless the Contractor is a State or local government agency, the Contractor shall report at least annually, as required by the Secretary of Labor, on:

               (1) The number of disabled veterans and the number of veterans of the Vietnam era in the workforce of the contractor by job category and hiring location; and


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               (2)    The total number of new employees hired during the period
                      covered by the report, and of that total, the number of special disabled veterans, and the number of veterans of the Vietnam era.

        (b) The above items shall be reported by completing the form entitled "Federal Contractor Veterans' Employment Report VETS-100."

        (c) Reports shall be submitted no later than September 30 of each year beginning September 30, 1988.

        (d) The employment activity report required by paragraph (a)(2) of this clause shall reflect total hires during the most recent 12-month period as of the ending date selected for the employment profile report required by paragraph (a)(1) of this clause. Contractors may select an ending date: (1) As of the end of any pay period during the period January through March 1 of the year the report is due, or (2) as of December 31, if the Contractor has previous written approval from the Equal Employment Opportunity Commission to do so for purposes of submitting the Employer Information Report EEO-1 (Standard Form 100).

        (e) The count of veterans reported according to paragraph (a) of this clause shall be based on voluntary disclosure. Each Contractor subject to the reporting requirements at 38 U.S.C. 4212 shall invite all special disabled veterans and veterans of the Vietnam era who wish to benefit under the affirmative action program at 38 U.S.C. 4212 to identify themselves to the Contractor. The invitation shall state that the information is voluntarily provided, that the information will be kept confidential, that disclosure or refusal to provide the information will not subject the applicant or employee to any adverse treatment, and that the information will be used only in accordance with the regulations promulgated under 38 U.S.C. 4212.

        (f) Subcontracts. The Contractor shall include the terms of this clause in every subcontract or purchase order of $10,000 or more unless exempted by rules, regulations, or orders of the Secretary.

43. 52.209-6 - PROTECTING THE GOVERNMENT'S INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT (JUL 1995)

        (a) The Government suspends or debars Contractors to protect the Government's interests. Contractors shall not enter into any subcontract in excess of the small purchase limitation at FAR
               13.000 with a Contractor that has been debarred, suspended, or proposed for debarment unless there is a compelling reason to do so.

        (b) The Contractor shall require each proposed first-tier subcontractor, whose subcontract will exceed the small purchase limitation at FAR 13.000, to disclose to the Contractor, in writing, whether as of the time of award of the subcontract, the subcontractor, or its principals, is or is not debarred, suspended, or proposed for debarment by the Federal Government.

        (c) A corporate officer or designee of the Contractor shall notify the Contracting Officer, in writing, before entering into a subcontract with a party that is debarred, suspended or proposed for debarment (See FAR 9.404 for information on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs). The notice must include the following:

               (1)    The name of the subcontractor,

               (2) The Contractor's knowledge of the reasons for the subcontractor being on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs;

               (3) The compelling reason(s) for doing business with the subcontractor notwithstanding its inclusion on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs;

               (4) The systems and procedures the Contractor has established to ensure that it is fully protecting the Government's interests when dealing with such subcontractor in view of the specific basis for the party's debarment, suspension, or proposed debarment.

  44.   52.215-12 - SUBCONTRACTOR COST OR PRICING DATA (OCT 1997)

        (Applies when the clause at FAR 52.215-10 is applicable.)

        (a) Before awarding any subcontract expected to exceed the threshold for submission of cost or pricing data at FAR 15.403-4, on the date of agreement on price or the date of award, which ever is later; or before pricing any subcontract modification involving a pricing adjustment expected to exceed the threshold for submission of cost or pricing data at FAR 15.403-4, the Contractor shall require the subcontractor to submit cost or pricing data (actually or by specific identification in writing), unless an exception under FAR 15.403-1 applies.


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        (b)    The Contractor shall require the subcontractor to certify in substantially the form prescribed in FAR 15.406-2 that, to the best of its knowledge and belief, the data submitted under paragraph (a) of this clause were accurate, complete, and current as of the date of agreement on the negotiated price of the subcontract or subcontract modification.

        (c) In each subcontract that exceeds the threshold for submission of cost or pricing data at FAR 15.403-4, when entered into, the Contractor shall insert either--

               (1)    The substance of this clause, including this paragraph
                      (c), if paragraph (a) of this clause requires submission of cost or pricing data for the subcontract; or

               (2) The substance of the clause at FAR 52.215-13, Subcontractor Cost or Pricing Data -- Modifications.

  45.   52.219-8 - UTILIZATION OF SMALL BUSINESS CONCERNS (OCT 2000)

        (Applies to leases which exceed $100,000 average net annual rental, including option periods.)

        (a) It is the policy of the United States that small business concerns, veteran-owned small business concerns, service-disabled veteran-owned small business concerns, HUBZone small business concerns, small disadvantaged business concerns, and women-owned small business concerns shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency, including contracts and subcontracts for subsystems, assemblies, components, and related services for major systems. It is further the policy of the United States that its prime contractors establish procedures to ensure the timely payment of amounts due pursuant to the terms of their subcontracts with small business concerns, veteran-owned small business concerns, service-disabled veteran-owned small business concerns, HUBZone small business concerns, small disadvantaged business concerns, and women-owned small business concerns.

        (b) The Contractor hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. The Contractor further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Contractor's compliance with this clause.

        (c)    Definitions. As used in this contract -

               HUBZone small business concern means a small business concern that appears on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration.

               Service-disabled veteran-owned small business concern -

               (1)    Means a small business concern -

                      (i) Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more service-disabled veterans; and

                      (ii) The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.

               (2) Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

               Small business concern means a small business as defined pursuant to Section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto.

               Small disadvantaged business concern means a small business concern that represents, as part of its offer that -

               (1) It has received certification as a small disadvantaged business concern consistent with 13 CFR part 124, Subpart B;

               (2) No material change in disadvantaged ownership and control has occurred since its certification;

               (3) Where the concern is owned by one or more individuals, the net worth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13
                      CFR 124.104(c)(2); and

               (4) It is identified, on the date of its representation, as a certified small disadvantaged business in the database maintained by the Small Business Administration (PRO-Net).


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               "Veteran-owned small business concern" means a small business concern -

               (1) Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and

               (2) The management and daily business operations of which are controlled by one or more veterans.

               "Women-owned small business concern" means a small business concern -

               (1) That is at least 51 percent owned by one or more women, or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and

               (2) Whose management and daily business operations are controlled by one or more women.

        (d) Contractors acting in good faith may rely on written representations by their subcontractors regarding their status as a small business concern, a veteran-owned small business concern, a service-disabled veteran-owned small business concern, a HUBZone small business concern, a small disadvantaged business concern, or a women-owned small business concern.

  46.   52.219-9 - SMALL BUSINESS SUBCONTRACTING PLAN (OCT 2000)

               (Applies to leases which exceed $500,000.)

        (a)    This clause does not apply to small business concerns.

        (b)    Definitions. As used in this clause--

               "Commercial item" means a product or service that satisfies the definition of commercial item in section 2.101 of the Federal Acquisition Regulation.

               "Commercial plan" means a subcontracting plan (including goals) that covers the offeror's fiscal year and that applies to the entire production of commercial items sold by either the entire company or a portion thereof (e.g., division, plant, or product line).

               "Individual contract plan" means a subcontracting plan that covers the entire contract period (including option periods), applies to a specific contract, and has goals that are based on the offeror's planned subcontracting in support of the specific contract, except that indirect costs incurred for common or joint purposes may be allocated on a prorated basis to the contract.

               "Master plan" means a subcontracting plan that contains all the required elements of an individual contract plan, except goals, and may be incorporated into individual contract plans, provided the master plan has been approved.

               "Subcontract," means any agreement means any agreement (other than one involving an employer-employee relationship) entered into by a Federal Government prime Contractor or subcontractor calling for supplies or services required for performance of the contract or subcontract.

        (c) The offeror, upon request by the Contracting Officer, shall submit and negotiate a subcontracting plan, where applicable, which separately addresses subcontracting with small business, veteran-owned small business, HUBZone small business concerns, small disadvantaged business, and women-owned small business concerns. If the offeror is submitting an individual contract plan, the plan must separately address subcontracting with small business, veteran-owned small business, HUBZone small business, small disadvantaged business, and women-owned small business concerns, with a separate part for the basic contract and separate parts for each option (if any). The plan shall be included in and made a part of the resultant contract. The subcontracting plan shall be negotiated within the time specified by the Contracting Officer. Failure to submit and negotiate the subcontracting plan shall make the offeror ineligible for award of a contract.

        (d)    The offeror's subcontracting plan shall include the following:

               (1) Goals, expressed in terms of percentages of total planned subcontracting dollars, for the use of small business, veteran-owned small business, HUBZone small business, small disadvantaged business, and women-owned small business concerns as subcontractors. Service-disabled veteran-owned small business concerns meet the definition of veteran-owned small business concerns, and offerors may include them within the subcontracting plan goal for veteran-owned small business concerns. A


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                      separate goal for service-disabled veteran-owned small
                      business concerns is not required. The offeror shall include all subcontracts that contribute to contract performance, and may include a proportionate share of products and services that are normally allocated as indirect costs.

               (2)    A statement of--

                      (i) Total dollars planned to be subcontracted for an individual contract plan; or the offeror's total projected sales, expressed in dollars, and the total value of projected subcontracts to support the sales for a commercial plan;

                      (ii) Total dollars planned to be subcontracted to small business concerns;

                      (iii) Total dollars planned to be subcontracted to veteran-owned small business concerns;

                      (iv) Total dollars planned to be subcontracted to HUBZone small business concerns;

                      (v) Total dollars planned to be subcontracted to small disadvantaged business concerns; and

                      (vi) Total dollars planned to be subcontracted to women-owned small business concerns.

               (3) A description of the principal types of supplies and services to be subcontracted, and an identification of the types planned for subcontracting to -

                      (i)    Small business concerns,

                      (ii)   Veteran-owned small business concerns;

                      (iii)  HUBZone small business concerns;

                      (iv)   Small disadvantaged business concerns; and

                      (v)    Women-owned small business concerns.

               (4) A description of the method used to develop the subcontracting goals in paragraph (d)(1) of this clause.

               (5) A description of the method used to identify potential sources for solicitation purposes (e.g., existing company source lists, the Procurement Marketing and Access Network (PRO-Net) of the Small Business Administration (SBA), veterans service organizations, the National Minority Purchasing Council Vendor Information Service, the Research and Information Division of the Minority Business Development Agency in the Department of Commerce, or small, HUBZone, small disadvantaged, and women-owned small business trade associations). A firm may rely on the information contained in PRO-Net as an accurate representation of a concern's size and ownership characteristics for the purposes of maintaining a small, veteran-owned small, HUBZone small, small disadvantaged, and women-owned small business source list. Use of PRO-Net as its source list does not relieve a firm of its responsibilities (e.g., outreach, assistance, counseling, or publicizing subcontracting opportunities) in this clause.

                (6) A statement as to whether or not the offeror included indirect costs in establishing subcontracting goals, and a description of the method used to determine the proportionate share of indirect costs to be incurred with -

                      (i)    Small business concerns;

                      (ii)   Veteran-owned small business concerns;

                      (ii)   HUBZone small business concerns;

                      (iii)  Small disadvantaged business concerns; and

                      (iv)   Women-owned small business concerns.

               (7) The name of the individual employed by the offeror who will administer the offeror's subcontracting program, and a description of the duties of the individual.

               (8) A description of the efforts the offeror will make to assure that small business, veteran-owned small business, HUBZone small business, small disadvantaged and women-owned small business concerns have an equitable opportunity to compete for subcontracts.

               (9) Assurances that the offeror will include the clause in this contract entitled "Utilization of Small Business Concerns" in all subcontracts that offer further subcontracting opportunities, and that the offeror will require all subcontractors (except small business concerns) that receive subcontracts in excess of $500,000 ($1,000,000 for construction of any public facility) to adopt a subcontracting plan that complies with the requirements of this clause.

               (10)   Assurances that the offeror will--

                      (i) Cooperate in any studies or surveys as may be required;

                      (ii) Submit periodic reports so that the Government can determine the extent of compliance by the offeror with the subcontracting plan;

                      (iii) Submit Standard Form (SF) 294, Subcontracting Report for Individual Contracts, and/or SF 295, Summary Subcontract Report, in accordance with paragraph (j) of this clause. The reports shall provide information on subcontract awards to small business concerns, veteran-owned small business concerns, service-disabled veteran-owned small business concerns, small disadvantaged business concerns, women-owned small business concerns, and Historically Black Colleges and Universities and Minority Institutions. Reporting shall be in accordance with the instructions on the forms or as provided in agency regulations.

                      (iv) Ensure that its subcontractors agree to submit Standard Forms 294 and 295.


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                (11)  A recitation of the types of records the offeror will maintain concerning procedures that have been adopted to comply with the requirements and goals in the plan, including establishing source lists; and a description of the offeror's efforts to locate small business, veteran-owned small business, HUBZone small business, small disadvantaged business, and women-owned small business concerns and award subcontracts to them. The records shall include at least the following (on a plant-wide or company-wide basis, unless otherwise indicated):

                      (i) Source lists (e.g., PRO-Net), guides, and other data that identify small business, veteran-owned small business, HUBZone small business, small disadvantaged and women-owned small business concerns.

                      (ii) Organizations contacted in an attempt to locate sources that are small business, veteran-owned small business, HUBZone small business, small disadvantaged or women-owned small business concerns.

                      (iii) Records on each subcontract solicitation resulting in an award of more than $100,000, indicating -

                             (A)    Whether small business concerns were
                                    solicited and if not, why not;

                             (B)    Whether veteran-owned small business
                                    concerns were solicited and, if not, why not;

                             (C) Whether HUBZone small business concerns were solicited and if not, why not;

                             (D)    Whether small disadvantaged business
                                    concerns were solicited and if not, why not;

                             (E) Whether women-owned small business concerns were solicited and if not, why not; and

                             (F) If applicable, the reason award was not made to a small business concern.

                      (iv)   Records of any outreach efforts to contact -

                             (A)    Trade associations;

                             (B)    Business development organizations,

                             (C) Conferences and trade fairs to locate small, HUBZone small, small disadvantaged, and women-owned small business sources;

                             (D)    Veterans service organizations.

                      (v) Records of internal guidance and encouragement provided to buyers through -

                            (A)     Workshops, seminars, training, etc.; and

                            (B)     Monitoring performance to evaluate
                                    compliance with the program's requirements.

                      (vi) On a contract-by-contract basis, records to support award data submitted by the offeror to the Government, including the name, address, and business size of each subcontractor. Contractors having commercial plans need not comply with this requirement.

        (e) In order to effectively implement this plan to the extent consistent with efficient contract performance, the Contractor shall perform the following functions:

               (1) Assist small business, veteran-owned small business, HUBZone small business, small disadvantaged and women-owned small business concerns by arranging solicitations, time for the preparation of bids, quantities, specifications, and delivery schedules so as to facilitate the participation by such concerns. Where the Contractor's lists of potential small, veteran-owned small business, HUBZone small business, small disadvantaged and women-owned small business subcontractors are excessively long, reasonable efforts shall be made to give all such small business concerns an opportunity to compete over a period of time.

               (2) Provide adequate and timely consideration of the potentialities of small, veteran-owned small business, HUBZone small business, small disadvantaged and women-owned small business concerns in all "make-or-buy" decisions.

               (3) Counsel and discuss subcontracting opportunities with representatives of small, veteran-owned small business, HUBZone small business, small disadvantaged and women-owned small business firms.

               (4) Provide notice to subcontractors concerning penalties and remedies for misrepresentations of business status as small, veteran-owned small business, HUBZone small business, small disadvantaged or women-owned small business for the purpose of obtaining a subcontract that is to be included as part or all of a goal contained in the Contractor's subcontracting plan.

        (f) A master plan on a plant or division-wide basis that contains all the elements required by paragraph (d) of this clause, except goals, may be incorporated by reference as a part of the subcontracting plan required of the offeror by this clause; provided -

               (1)    The master plan has been approved;

               (2) The offeror ensures that the master plan is updated as necessary and provides copies of the approved master plan, including evidence of its approval, to the Contracting Officer; and


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               (3)    Goals and any deviations from the master plan deemed
                      necessary by the Contracting Officer to satisfy the requirements of this contract are set forth in the individual subcontracting plan.

        (g) A commercial plan is the preferred type of subcontracting plan for contractors furnishing commercial items. The commercial plan shall relate to the offeror's planned subcontracting generally, for both commercial and Government business, rather than solely to the Government contract. Commercial plans are also preferred for subcontractors that provide commercial items under a prime contract, whether or not the prime contractor is supplying a commercial item.

        (h) Prior compliance of the offeror with other such subcontracting plans under previous contracts will be considered by the Contracting Officer in determining the responsibility of the offeror for award of the contract.

        (i) The failure of the Contractor or subcontractor to comply in good faith with -

               (1) The clause of this contract entitled "Utilization of Small Business Concerns," or

               (2) An approved plan required by this clause, shall be a material breach of the contract.

        (j)    The Contractor shall submit the following reports:

               (1) Standard Form 294, Subcontracting Report for Individual Contracts. This report shall be submitted to the Contracting Officer semiannually and at contract completion. The report covers subcontract award data related to this contract. This report is not required for commercial plans.

               (2) Standard Form 295, Summary Subcontract Report. This report encompasses all the contracts with the awarding agency. It must be submitted semi-annually for contracts with the Department of Defense and annually for contracts with civilian agencies. If the reporting activity is covered by a commercial plan, the reporting activity must report annually all subcontract awards under that plan. All reports submitted at the close of each fiscal year (both individual and commercial plans) shall include a breakout, in the Contractor's format, of subcontract awards, in whole dollars, to small disadvantaged business concerns by North American Industry Classification System (NAICS) Industry Subsector. For a commercial plan, the Contractor may obtain from each of its subcontractors a predominant NAICS Industry Subsector and report all awards to that subcontractor under its predominant NAICS Industry Subsector.

  47.   52.219-16 LIQUIDATED DAMAGES - SUBCONTRACTING PLAN (JAN 1999)

        (a) Failure to make a good faith effort to comply with the subcontracting plan, as used in this clause, means a willful or intentional failure to perform in accordance with the requirements of the subcontracting plan approved under the clause in this contract entitled "Small Business Subcontracting Plan," or willful or intentional action to frustrate the plan.

        (b) Performance shall be measured by applying the percentage goals to the total actual subcontracting dollars or, if a commercial plan is involved, to the pro rata share of actual subcontracting dollars attributable to Government contracts covered by the commercial plan. If, at contract completion or, in the case of a commercial plan, at the close of the fiscal year for which the plan is applicable, the Contractor has failed to meet its subcontracting goals and the Contracting Officer decides in accordance with paragraph (c) of this clause that the Contractor failed to make a good faith effort to comply with its subcontracting plan, established in accordance with the clause in this contract entitled "Small Business Subcontracting Plan," the Contractor shall pay the Government liquidated damages in an amount stated. The amount of probable damages attributable to the Contractor's failure to comply shall be an amount equal to the actual dollar amount by which the Contractor failed to achieve each subcontract goal.

        (c) Before the Contracting Officer makes a final decision that the Contractor has failed to make such good faith effort, the Contracting Officer shall give the Contractor written notice specifying the failure and permitting the Contractor to demonstrate what good faith efforts have been made and to discuss the matter. Failure to respond to the notice may be taken as an admission that no valid explanation exists. If, after consideration of all the pertinent data, the Contracting Officer finds that the Contractor failed to make a good faith effort to comply with the subcontracting plan, the Contracting Officer shall issue a final decision to that effect and require that the Contractor pay the Government liquidated damages as provided in paragraph (b) of this clause.

        (d) With respect to commercial plans, the Contracting Officer who approved the plan will perform the functions of the Contracting Officer under this clause on behalf of all agencies with contracts covered by the commercial plan.


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        (e)    The Contractor shall have the right of appeal, under the clause in this contract entitled Disputes, from any final decision of the Contracting Officer.

        (f) Liquidated damages shall be in addition to any other remedies that the Government may have.



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                             SOLICITATION PROVISIONS
              (Acquisition of Leasehold Interests in Real Property)

1. 552.270-1 - INSTRUCTIONS TO OFFERORS - ACQUISITION OF LEASEHOLD INTERESTS IN REAL PROPERTY (MAR 1998)

     (a) Definitions. As used in this provision--

     "Discussions" are negotiations that occur after establishment of the competitive range that may, at the Contracting Officer's discretion, result in the offeror being allowed to revise its proposal.

     "In writing" or "written" means any worded or numbered expression which can be read, reproduced, and later communicated, and includes electronically transmitted and stored information.

     "Proposal modification" is a change made to a proposal before the solicitation's closing date and time, or made in response to an amendment, or made to correct a mistake at any time before award.

     "Proposal revision" is a change to a proposal made after the solicitation closing date, at the request of or as allowed by a Contracting Officer as the result of negotiations.

     "Time," if stated as a number of days, is calculated using calendar days, unless otherwise specified, and will include Saturdays, Sundays, and legal holidays. However, if the last day falls on a Saturday, Sunday, or legal holiday, then the period shall include the next working day.

     (b) Amendments to solicitations. If this solicitation is amended, all terms and conditions that are not amended remain unchanged. Offerors shall acknowledge receipt of any amendment to this solicitation by the date and time specified in the amendment(s).

     (c)  Submission, modification, revision, and withdrawal of proposals.

          (1) Unless other methods (e.g., electronic commerce or facsimile) are permitted in the solicitation, proposals and modifications to proposals shall be submitted in paper media in sealed envelopes or packages. Offers must be:

               (i) Submitted on the forms prescribed and furnished by the Government as a part of this solicitation or on copies of those forms, and

               (ii) Signed. The person signing an offer must initial each erasure or change appearing on any offer form. If the offeror is a partnership, the names of the partners composing the firm must be included with the offer.

          (2)  Late proposals and revisions.

               (i) The Government will not consider any proposal received at the office designated in the solicitation after the exact time specified for receipt of offers unless it is received before the Government makes award and it meets at least one of the following conditions:

                    (A) It was sent by registered or certified mail not later than the 5th calendar day before the date specified for receipt of offers (e.g., an offer submitted in response to a solicitation requiring receipt of offers by the 20th of the month must have been mailed by the 15th).

                    (B) It was sent by mail (or telegram or facsimile, if authorized) or hand-carried (including delivery by a commercial carrier) if it is determined by the Government that the late receipt was due primarily to Government mishandling after receipt at the Government installation.

                    (C) It was sent by U.S. Postal Service Express Mail Next Day Service-Post Office to Addressee, not later than 5:00 p.m. at the place of mailing two working days prior to the date specified for receipt of proposals. The term "working days" excludes weekends and U.S. Federal holidays.

                    (D) It was transmitted through an electronic commerce method authorized by the solicitation and was received at the initial point of entry to the Government infrastructure not later than 5:00 p.m. one working day prior to the date specified for receipt of proposals.

                    (E) There is acceptable evidence to establish that it was received at the activity designated for receipt of offers and was under the Government's control prior to the time set for receipt of offers, and the Contracting Officer determines that accepting the late offer would not unduly delay the procurement.

                    (F)  It is the only proposal received.

               (ii) Any modification or revision of a proposal or response to request for information, including any final proposal revision, is subject to the same conditions as in subparagraphs (c)(2)(i)(A) through (c)(2)(i)(E) of this provision.

              (iii) The only acceptable evidence to establish the date of mailing of a late proposal or modification or revision sent either by registered or certified mail is the U.S. or Canadian Postal Service postmark both on the envelope or wrapper and on the original receipt from the U.S. or Canadian Postal Service. Both postmarks must show a legible date or the proposal, response to a request for information, or modification


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                                               TSA FORM 3516A PAGE 1 (REV 9/01)

                              SFO DTSA20-03-R-00528

                    or revision shall be processed as if mailed late. "Postmark" means a printed, stamped, or otherwise placed impression (exclusive of a postage meter machine impression) that is readily identifiable without further action as having been supplied and affixed by employees of the U.S. or Canadian Postal Service on the date of mailing. Therefore, offerors or respondents should request the postal clerk to place a legible hand cancellation bull's eye postmark on both the receipt and the envelope or wrapper.

               (iv) Acceptable evidence to establish the time of receipt at the
                    Government installation includes the time/date stamp of that installation on the proposal wrapper, other documentary evidence of receipt maintained by the installation, or oral testimony or statements of Government personnel.

               (v) The only acceptable evidence to establish the date of mailing of a late offer, modification or revision, or withdrawal sent by Express Mail Next Day Service-Post Office to Addressee is the date entered by the post office receiving clerk on the "Express Mail Next Day Service-Post Office to Addressee" label and the postmark on both the envelope or wrapper and on the original receipt from the U.S. Postal Service. "Postmark" has the same meaning as defined in paragraph (c)(2)(iii) of this provision, excluding postmarks of the Canadian Postal Service. Therefore, offerors or respondents should request the postal clerk to place a legible hand cancellation bull's eye postmark on both the receipt and the envelope or wrapper.

               (vi) Notwithstanding paragraph (c)(2)(i) of this provision, a late modification or revision of an otherwise successful proposal that makes its terms more favorable to the Government will be considered at any time it is received and may be accepted.

              (vii) An offeror may withdraw its proposal by written notice or telegram (including mailgram) received at any time before award. If the solicitation authorizes facsimile proposals, an offeror may withdraw its proposal via facsimile received at any time before award, subject to the conditions specified in the provision entitled "Facsimile Proposals." Proposals may be withdrawn in person by an offeror or an authorized representative, if the representative's identity is made known and the representative signs a receipt for the proposal before award.

             (viii) If an emergency or unanticipated event interrupts normal
                    Government processes so that proposals cannot be received at the office designated for receipt of proposals by the exact time specified in the solicitation, and urgent Government requirements preclude amendment of the solicitation or other notice of an extension of the closing date, the time specified for receipt of proposals will be deemed to be extended to the same time of day specified in the solicitation on the first work day on which normal Government processes resume. If no time is specified in the solicitation, the time for receipt is 4:30 p.m., local time, for the designated Government office.

     (3) Any information given to a prospective offeror concerning this solicitation will be furnished promptly to all other prospective offerors, if that information is necessary in submitting offers or if the lack of it would be prejudicial to any other prospective offeror.

     (4) Offerors may submit modifications to their proposals at any time before the solicitation closing date and time, and may submit modifications in response to an amendment, or to correct a mistake at any time before award.

     (5) Offerors may submit revised proposals only if requested or allowed by the Contracting Officer.

     (6) The Government will construe an offer to be in full and complete compliance with this solicitation unless the offer describes any deviation in the offer.

     (7) Offerors may submit proposals that depart from stated requirements. Such a proposal shall clearly identify why the acceptance of the proposal would be advantageous to the Government. The proposal must clearly identify and explicitly define any deviations from the terms and conditions of the solicitation, as well as the comparative advantage to the Government. The Government reserves the right to amend the solicitation to allow all offerors an opportunity to submit revised proposals based on the revised requirements.

(d) Restriction on disclosure and use of data. An offeror that includes in its proposal data that it does not want disclosed to the public for any purpose, or used by the Government except for evaluation purposes, must meet both of the following conditions:

     (1)  Mark the title page with the following legend:

     This proposal includes data that shall not be disclosed outside the Government and shall not be duplicated, used, or disclosed--in whole or in part--for any purpose other than to evaluate this proposal. If, however, a lease is awarded to this offeror as a result of--or in connection with--the submission of this data, the Government shall have the right to duplicate, use, or disclose the data to the extent provided in the resulting contract. This restriction does not limit the Government's right to use information contained in this data if it is obtained from another source without restriction. The data subject to this restriction are contained in sheets [insert numbers or other identification of sheets].

     (2) Mark each sheet of data it wishes to restrict with the following legend:

     Use or disclosure of data contained on this sheet is subject to the restriction on the title page of this proposal.

(e)  Lease award.

     (1) The Government intends to award a lease resulting from this solicitation to the responsible offeror whose proposal represents the best value after evaluation in accordance with the factors and subfactors in the solicitation.


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                              SFO DTSA20-03-R-00528

     (2) The Government may reject any or all proposals if such action is in the Government's interest.

     (3) The Government may waive informalities and minor irregularities in proposals received.

     (4) The Government intends to evaluate proposals and award a lease after conducting discussions with offerors whose proposals have been determined to be within the competitive range. If the Contracting Officer determines that the number of proposals that would otherwise be in the competitive range exceeds the number at which an efficient competition can be conducted, the Contracting Officer may limit the number of proposals in the competitive range to the greatest number that will permit an efficient competition among the most highly rated proposals. Therefore, the offeror's initial proposal should contain the offeror's best terms from a price and technical standpoint.

     (5) Exchanges with offerors after receipt of a proposal do not constitute a rejection or counteroffer by the Government.

     (6) The Government may determine that a proposal is unacceptable if the prices proposed are materially unbalanced between line items or subline items. Unbalanced pricing exists when, despite an acceptable total evaluated price, the price of one or more contract line items is significantly overstated or understated as indicated by the application of cost or price analysis techniques. A proposal may be rejected if the Contracting Officer determines that the lack of balance poses an unacceptable risk to the Government.

     (7) The unconditional written acceptance of an offer establishes a valid contract.

     (8) The Government may disclose the following information in postaward debriefings to other offerors:

          (i) The overall evaluated cost or price and technical rating of the successful offeror;

          (ii) The overall ranking of all offerors, when any ranking was developed by the agency during source selection; and

          (iii) A summary of the rationale for award.

2.   52.222-24 - PREAWARD ON-SITE EQUAL OPPORTUNITY COMPLIANCE EVALUATION (FEB
     1999)

     If a contract in the amount of $10 million or more will result from this solicitation, the prospective Contractor and its known first-tier subcontractors with anticipated subcontracts of $10 million or more shall be subject to a preaward compliance evaluation by the Office of Federal Contract Compliance Programs (OFCCP), unless, within the preceding 24 months, OFCCP has conducted an evaluation and found the prospective Contractor and subcontractors to be in compliance with Executive Order 11246.

3.   552.270-3 - PARTIES TO EXECUTE LEASE (SEP 1999)

     (a) If the lease is executed by an attorney, agent, or trustee on behalf of the Lessor, an authenticated copy of his power of attorney, or other evidence to act on behalf of the Lessor, must accompany the lease.

     (b) If the Lessor is a partnership, the lease must be signed with the partnership name, followed by the name of the legally authorized partner signing the same, and, if requested by the Government, a copy of either the partnership agreement or current Certificate of Limited Partnership shall accompany the lease.

     (c) If the Lessor is a corporation, the lease must be signed with the corporate name, followed by the signature and title of the officer or other person signing the lease on its behalf, duly attested, and, if requested by the Government, evidence of this authority so to act shall be furnished.

4.   52.233-2 - SERVICE OF PROTEST (AUG 1996) (VARIATION)

     (Applies to leases which exceed $100,000 average net annual rental, including option periods.)

     (a) Protests, as defined in section 33.101 of the Federal Acquisition Regulation, that are filed directly with an agency, and copies of any protests that are filed with the General Accounting Office (GAO), shall be served on the Contracting Officer by obtaining written and dated acknowledgment of receipt from the Contracting Officer at the address shown elsewhere in this solicitation.

     (b) The copy of any protest shall be received in the office designated above within one day of filing a protest with the GAO.

5.   SERVICE OF PROTEST (TSA OCT 2002)

AS A CONDITION OF SUBMITTING AN OFFER OR RESPONSE TO THIS SOLICITATION THE OFFEROR OR POTENTIAL OFFEROR AGREES TO BE BOUND BY THE FOLLOWING PROVISIONS RELATING TO PROTESTS.

     (A) Protests concerning Transportation Security Administration (TSA) solicitations or awards of contracts shall be resolved through the dispute resolution system adopted by the Federal Aviation Administration (FAA) as part of its Acquisition Management System, and FAA's Office of Dispute Resolution (ODRA), and shall be governed by the procedures set forth in 14 CFR Parts 14 and 17, which are hereby incorporated by reference. Judicial review, where available, will be in accordance with 49 USC 46110 and shall apply only to final agency decisions. A protestor may seek review of a final decision only after its administration remedies have been exhausted.



                                                GSA FORM 3516A PAGE 3 (REV 9/01)
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
                              SFO DTSA20-03-R-00528

     (B) Offerors initially should attempt to resolve any issues concerning potential protests with the Contracting Officer. The Contracting Officer should make reasonable efforts to answer questions promptly and completely, and, where possible, to resolve concerns or controversies. The protest time limitations, however, will not be extended by attempts to resolve a potential protest with the Contracting Officer.

     (C) The filing of a protest with the ODRA may be accomplished by mail, by overnight delivery, hand delivery or by facsimile. A protest is considered filed on the date it is received by the ODRA.

     (D) Only an interested party may file a protest. An interested party is one whose direct economic interest has been or would be affected by the award or failure to award a TSA contract. Proposed subcontractors are not "interested parties" within this definition.

     (E) A written protest must be filed with the ODRA within the time limits set forth below, or the time set forth for the receipt of initial proposals.

          (1). Protests based on alleged improprieties in a solicitation that are apparent prior to bid opening or the time set for receipt of initial proposals shall be filed prior to bid opening or the time set for receipt of initial proposals.

          (2). In procurements where proposals are requested, alleged improprieties that do not exist in the initial solicitation, but which are subsequently incorporated into the solicitation must be protested not later than the next closing time for receipt of proposal following the incorporation.

          (3). For protests other than those related to alleged solicitation improprieties, the protest must be filed on the later of the following two dates:

          (i). Not later than (7) business days after the date the protester knew or should have known of the grounds for the protest; or

          (ii). If the protester has requested a post-award briefing from the TSA Contracting Officer, not later than five (5) business days after the date on which the Contracting Officer holds that debriefing.

     (F)  Protests shall be filed at:

          (1) Office of Dispute Resolution for Acquisition, AGC-70. Federal Aviation Administration
          400 7th Street S.W.
          Room 8332
          Washington, DC 20590

          Telephone: 202-366-6400
          Facsimile: 202-366-7400 or

          (2) Other addresses as specified in the solicitation.

     (G) At the same time as filing the protest with the ODRA, the protester shall serve a copy of the protest on the Contracting Officer and any other official designated in the solicitation for receipt of protests by means reasonably calculated to be received by the Contracting Officer on the same day as it is to be received by the ODRA. The protest shall include a signed statement from the protester, certifying to the ODRA the manner of service, date, and time when a copy of the protest was served on the Contracting Officer and other designated official(s).

     (H) Additional information and guidance about the ODRA dispute resolution process for protests can be found on the ODRA website at http://www.faa.gov.

     PROTEST AFTER AWARD

     (I) Upon receipt of a notice that a protest has been filed with the FAA Office of Dispute Resolution (ODRA), or a determination that a protest is likely, the Transportation Security Administrator or his designee may instruct the Contracting Officer to direct the Contractor to stop performance of the work called for by this contract. The order to the Contractor shall be in writing, and shall be specifically identified as a stop-work order issued under this clause. Upon receipt of the order, the contractor shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage. Upon receipt of the final decision or other resolution of the protest, the Contracting Officer shall either:

          (1). Cancel the stop work order, or

          (2). For other than cost-reimbursement contracts, terminate the work covered by the work order as provided in the "Default" or the Termination for Convenience of the Government clause(s) of this contract; or

          (3). For cost-reimbursement contracts, terminate the work covered by the order as provided in the "Termination" clause of this contract.

     (J) If a stop-work order issued this clause is cancelled either before or after the final resolution of the protest, the Contractor shall resume work. The Contracting Officer shall make for other than cost-reimbursement contracts, an equitable adjustment in the delivery schedule or contract price, or both; and for cost-reimbursement contracts, an equitable adjustment in the delivery schedule, the estimated cost, the fee, or a combination thereof, and in any other terms of the contract that may be affected; and the contract shall be modified in writing accordingly, if:

          (1). The stop-work order results in an increase in the time required for, or in the Contractor's cost properly allocable to, the performance of any part of this contract; and

          (2). The Contractor asserts its right to an adjustment within 30 days after the end of the period of work stoppage; provided, that if the Contracting Officer decides the facts justify the action, the Contracting Officer may receive and act upon a proposal submitted any time before final payment under this contract.

     (K) If a stop-work order is not cancelled and the work covered by the order is terminated for the convenience of the Government, the Contracting Officer shall allow reasonable costs resulting from the stop-work order in arriving at the termination settlement.

     (L) If a stop-work order is not cancelled and the work covered by the order is terminated for default, the Contracting Officer shall allow, by equitable adjustment or otherwise, reasonable costs resulting from the stop-work order.

     (M) The Government's rights to terminate this contract at any time are not affected by the action under this clause.

6.   FLOOD PLAINS AND WETLANDS (APR 1984)

     An award of contract will not be made for a property located within a base flood plain or wetland unless the Government has determined it to be the only practicable alternative.


                                                TSA FORM 3516A PAGE 4 (REV 9/01)

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












                            SOLICITATION FOR OFFERS

                               DTSA20-03-R-00528

                                   REVISION 1











                     TRANSPORTATION SECURITY ADMINISTRATION

               450,000 to 550,000 ANSI/BOMA rentable square feet












NAME:  Lisa Maass

TITLE: Contracting Officer


The information collection requirements contained in this Solicitation/Contract, that are not required by the regulation have been approved by the Office of Management and Budget pursuant to the Paperwork Reduction Act and assigned the OMB Control No. 3090-0163.




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
                               TABLE OF CONTENTS

1.0  SUMMARY.............................................................................5
1.1  AMOUNT AND TYPE OF SPACE (SEP 2000)(TSA SEP 2002)...................................5
1.2  AREA OF CONSIDERATION...............................................................5
1.3  LOCATION; INSIDE OR OUTSIDE CITY CENTER (SEP 2000)(TSA SEP 2002)....................6
1.4  LEASE TERM (SEP 2000)(TSA SEP 2002).................................................6
1.5  OFFER DUE DATE......................................................................6
1.6  OCCUPANCY DATE (SEP 2000)(TSA SEP 2002).............................................6
1.7  HOW TO OFFER (SEP 2000)(TSA SEP 2002)...............................................6
1.8  BUILDING SHELL REQUIREMENTS (SEP 2000)(TSA SEP 2002)................................8
1.9  TENANT IMPROVEMENTS (SEP 2000)(TSA SEP 2002)........................................9
1.10 TENANT IMPROVEMENT RENTAL ADJUSTMENT (SEP 2000)(TSA SEP 2002).......................9
1.11 PLANS WITH OFFER (SEP 2000)(TSA SEP 2002)...........................................9
1.12 NEGOTIATIONS (SEP 2000)............................................................10
1.13 PRICE EVALUATION (PRESENT VALUE)...................................................12
1.14 HISTORIC PREFERENCE, GSAR 552.270-2 (VARIATION) (SEP 1999).........................11
1.15 AWARD (JAN 1997)...................................................................11
1.16 LABOR STANDARDS (SEP 2000).........................................................12

2.0  AWARD FACTORS......................................................................13
2.1  AWARD FACTORS (JAN 1997)(TSA SEP 2002).............................................13

3.0  MISCELLANEOUS......................................................................14
3.1  SUBSEQUENT TENANT IMPROVEMENTS $100,000 OR LESS (SEP 2000).........................14
3.2  TAX ADJUSTMENT (SEP 2000)..........................................................14
3.3  PERCENTAGE OF OCCUPANCY............................................................15
3.4  OPERATING COSTS (NCR NOVEMBER 2001)................................................15
3.5  OPERATING COSTS BASE (SEP 2000)....................................................16
3.6  BOMA RENTABLE SPACE (SEP 2000)(TSA SEP 2002).......................................16
3.7  ANSI/BOMA OFFICE AREA SQUARE FEET (NCR VARIATION (AUG 2002))(TSA OCT 2002).........16
3.8  COMMON AREA FACTOR (SEP 2000)......................................................16
3.9  APPURTENANT AREAS..................................................................16
3.10 LIQUIDATED DAMAGES, GSAR 552.270-15(SEP 1999)......................................16
3.11 VENDING FACILITIES (SEP 2000)......................................................16
3.12 ADJUSTMENT FOR VACANT PREMISES, GSAR 552.270-16(VARIATION)(SEP 1999)...............17
3.13 RELOCATION ASSISTANCE ACT (MAR 2002)...............................................17
3.14 EVIDENCE OF CAPABILITY TO PERFORM (SEP 2000)(TSA OCT 2002).........................17
3.15 CONSTRUCTION SCHEDULE (TSA OCT 2002)...............................................16
3.16 CONSTRUCTION SCHEDULE OF TENANT IMPROVEMENTS (SEP 2000)(TSA OCT 2002)..............17
3.17 PROGRESS REPORTS (SEP 2000)(TSA SEP 2002)..........................................20
3.18 CONSTRUCTION INSPECTIONS (TSA SEP 2002)............................................20
3.19 REQUIRED PROOF OF AUTHORITY (NCR VARIATION (AUG 2002)).............................21
3.20 BUSINESS IMPROVEMENT DISTRICTS (B.I.D)(NCR VARIATION (AUG 2002))...................19

4.0  GENERAL ARCHITECTURE...............................................................22
4.1  QUALITY AND APPEARANCE OF BUILDING EXTERIOR (SEP 2000).............................22
4.2  CONSTRUCTION WASTE MANAGEMENT (SEP 2000)...........................................22
4.3  EXISTING FIT-OUT, SALVAGED, OR RE-USED BUILDING MATERIAL (SEP 2000)(TSA SEP 2002)..23
4.4  INDOOR AIR QUALITY DURING CONSTRUCTION (SEP 2000)(TSA SEP 2002)....................23
4.5  WORK PERFORMANCE (SEP 2000)........................................................23
4.6  BUILDING SYSTEMS (JAN 1997)........................................................23
4.7  SPACE EFFICIENCY (SEP 2000)........................................................23
4.8  FLOOR PLANS AFTER OCCUPANCY (TSA SEP 2002).........................................23
4.9  CAD AS-BUILT FLOOR PLANS (SEP 2000) (NCR AAP VARIATION (AUG 2002)).................23
4.10 ANSI/BOMA CALCULATIONS AND PLANS (TSA SEP 2002)....................................24
4.11 FLOORS AND FLOOR LOAD (SEP 2000)(TSA SEP 2002).....................................24
4.12 EXITS AND ACCESS (SEP 1991)........................................................25
4.13 WINDOWS (SEP 2000) (NCR VARIATION (AUG 2002))(TSA SEP 2002)........................25
4.14 ACCESSIBILITY (SEP 2000)...........................................................25
4.15 LANDSCAPING (SEP 2000)(TSA SEP 2002)...............................................25

5.0  ARCHITECTURAL FINISHES.............................................................26
5.1  RECYCLED CONTENT PRODUCTS (COMPREHENSIVE PROCUREMENT GUIDELINES)(SEP 2000).........26
5.2  ENVIRONMENTALLY PREFERABLE BUILDING PRODUCTS AND MATERIALS (SEP 2000)..............26
5.3  LAYOUT, FINISHES, AND COLORBOARDS (SEP 2000)(TSA SEP 2002).........................26
5.4  WOOD PRODUCTS (SEP 2000)...........................................................26
5.5  ADHESIVES AND SEALANTS (SEP 2000)..................................................27



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

5.6  INSULATION: THERMAL, ACOUSTIC, AND HVAC (SEP 2000)..........................27
5.7  CEILINGS (SEP 2000)(TSA SEP 2002)...........................................27
5.8  WALL COVERINGS (SEP 2000)(TSA SEP 2002).....................................27
5.9  PAINTING (SEP 2000).........................................................28
5.10 DOORS: EXTERIOR (SEP 2000)..................................................28
5.11 DOORS: SUITE ENTRY (SEP 2000)...............................................28
5.12 DOORS: INTERIOR (SEP 2000)..................................................28
5.13 DOORS: HARDWARE (SEP 2000)..................................................29
5.14 DOORS: IDENTIFICATION (SEP 2000)............................................29
5.15 PARTITIONS: GENERAL (SEP 2000)..............................................29
5.16 PARTITIONS: PERMANENT (SEP 2000)............................................29
5.17 PARTITIONS: SUBDIVIDING (SEP 2000)..........................................29
5.18 FLOOR COVERING AND PERIMETERS (SEP 2000)(TSA SEP 2002)......................29
5.19 CARPET: BROADLOOM (SEP 2000)................................................30
5.20 CARPET: TILE (SEP 2000).....................................................30
5.21 ACOUSTICAL REQUIREMENTS (SEP 2000)..........................................31
5.22 WINDOW COVERINGS (SEP 2000).................................................31
5.23 BUILDING DIRECTORY (SEP 2000)...............................................32
5.24 FLAG POLE (SEP 2000)........................................................32
5.25 EXTERNAL SIGNAGE............................................................32

6.0  MECHANICAL, ELECTRICAL, PLUMBING............................................33
6.1  MECHANICAL, ELECTRICAL, PLUMBING: GENERAL (SEP 2000)........................33
6.2  ENERGY COST SAVINGS (SEP 2000)..............................................33
6.3  DRINKING FOUNTAINS (SEP 2000)...............................................33
6.4  TOILET ROOMS (SEP 2000).....................................................33
6.5  TOILET ROOMS: FIXTURE SCHEDULE (SEP 2000)(TSA SEP 2002).....................33
6.6  JANITOR CLOSETS (SEP 2000)..................................................34
6.7  HEATING AND AIR CONDITIONING (SEP 2000).....................................34
6.8  VENTILATION (SEP 2000)(TSA SEP 2002)........................................34
6.9  VENTILATION: TOILET ROOMS (DEC 1993)........................................35
6.10 ELECTRICAL: GENERAL (SEP 2000)..............................................35
6.11 ELECTRICAL: DISTRIBUTION (SEP 2000).........................................35
6.12 ELECTRICAL: ADDITIONAL DISTRIBUTION SPECIFICATIONS..........................35
6.13 TELECOMMUNICATIONS: DISTRIBUTION AND EQUIPMENT (SEP 2000)(TSA SEP 2002).....36
6.14 TELECOMMUNICATIONS: LOCAL EXCHANGE ACCESS (SEP 2000)........................36
6.15 DATA REQUIREMENTS (SEP 2000)(TSA SEP 2002)..................................36
6.16 ELECTRICAL, TELEPHONE, DATA FOR SYSTEMS FURNITURE (SEP 2000)................39
6.17 ADDITIONAL ELECTRICAL CONTROLS..............................................39
6.18 ELEVATORS (SEP 2000)(TSA SEP 2002)..........................................39
6.19 LIGHTING: INTERIOR AND PARKING (SEP 2000)...................................40
6.20 EMERGENCY POWER (TSA SEP 2002)..............................................41

7.0  SERVICES, UTILITIES, MAINTENANCE............................................42
7.1  SERVICES, UTILITIES, MAINTENANCE: GENERAL (NCR VARIATION (AUG 2002))........42
7.2  NORMAL HOURS................................................................42
7.3  OVERTIME USAGE (SEP 2000)...................................................42
7.4  UTILITIES...................................................................42
7.5  UTILITIES: SEPARATE FROM RENTAL (SEP 2000)(TSA OCT 2002)....................42
7.6  BUILDING OPERATING PLAN.....................................................42
7.7  JANITORIAL SERVICES (SEP 2000)..............................................42
7.8  SCHEDULE OF PERIODIC SERVICES...............................................43
7.9  LANDSCAPE MAINTENANCE.......................................................43
7.10 FLAG DISPLAY................................................................44
7.11 SECURITY (SEP 2000) (NCR VARIATION AUG 2002)(TSA SEP 2002)..................44
7.12 ADDITIONAL SECURITY: ADDITIONAL REQUIREMENTS (TSA SEP 2002).................44
7.13 MAINTENANCE AND TESTING OF SYSTEMS (SEP 2000)...............................45

8.0  SAFETY AND ENVIRONMENTAL MANAGEMENT.........................................46
8.1  OCCUPANCY PERMIT (SEP 2000).................................................46
8.2  FIRE AND LIFE SAFETY (SEP 2000).............................................46
8.3  SPRINKLER SYSTEM (SEP 2000).................................................46
8.4  MANUAL FIRE ALARM SYSTEMS (SEP 2000)........................................46
8.5  OSHA REQUIREMENTS (SEP 2000)................................................46
8.6  ASBESTOS (SEP 2000).........................................................46
8.7  INDOOR AIR QUALITY (SEP 2000)...............................................47
8.8  RADON IN AIR (SEP 2000).....................................................47
8.9  CONTAMINATES IN WATER (SEP 2000)(TSA SEP 2002)..............................48
8.10 HAZARDOUS MATERIALS (OCT 1996)..............................................48
8.11 RECYCLING (SEP 2000)........................................................48



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

9.0  TENANT IMPROVEMENTS................................................................49
9.1  TENANT IMPROVEMENTS PRIOR TO THE GOVERNMENT'S INITIAL ACCEPTANCE OF SPACE
     (SEP 2000).........................................................................49
10.0 SPECIAL REQUIREMENTS...............................................................50
10.1 TRANSPORTATION SECURITY ADMINISTRATION OVERVIEW (TSA OCT 2002).....................50
10.2 TRANSPORTATION SECURITY ADMINISTRATION OBJECTIVES AND STRATEGIC APPROACH
     (TSA OCT 2002).....................................................................50
10.3 TYPES OF SPACE (TSA OCT 2002)......................................................51
1.1  AMOUNT AND TYPE OF SPACE (SEP 2000)(TSA SEP 2002)...................................5







SFO NO. DTSA20-03-R-00528                      INITIALS:   [SIG]    &    [SIG]
                                                         ---------     ---------
                                       4                  LESSOR         GOV'T

1.0      SUMMARY



1.0 BY SIGNING THIS PROPOSAL, OFFERORS UNDERSTAND AND AGREE THAT THE GOVERNMENT RESERVES THE RIGHT TO COUNTER-SIGN THEIR OFFER, WHICH SHALL RESULT IN THE FINAL LEASE AGREEMENT BETWEEN THE PARTIES.

1.1      AMOUNT AND TYPE OF SPACE (SEP 2000)(TSA SEP 2002)

         A. The Transportation Security Administration ("TSA" or "Government") is interested in leasing approximately 450,000-550,000 ANSI/BOMA (BOMA) rentable square feet of above-grade office space in no more than two office buildings that are within three (3) blocks of each other. Refer to the "ANSI/BOMA rentable square feet" paragraph in Section 3.6. Two
                  (2) buildings can be considered one building if they are physically connected and employees are not required to exit secure space or enter public space in order to move from one building to the other.

         B. The Offer shall 1) be for space located in a quality office building(s) of sound and substantial construction as described in this SFO, 2) have a potential for efficient layout, 3) be within the square footage range to be considered, and 4) be in compliance with all of the Government's minimum requirements set forth herein.

         C. To demonstrate potential for efficient layout, as well as Offeror's ability to accommodate to Government's requirements, Offeror will be requested to provide ANSI/BOMA calculations and plans at the Offeror's expense, in accordance with the instructions in Section 4.10.

        D. Between 25,000 and 50,000 BOMA rentable square feet must be ready for Government occupancy on or about January 2, 2003. An additional 25,000 to 50,000 BOMA rentable square feet must be ready for Government occupancy on February 1, 2003 and an additional 25,000 to 50,000 BOMA square feet must be ready for the Government occupancy on March 1, 2503, so that the Government is occupying between 125,000 and 150,000 BOMA rentable square feet on March 1, 2003. This interim space ("Phase 1") shall be substantially "as is" condition, as further described in Section 10.2. The 450,000-550,000 BOMA rentable square feet which TSA will ultimately occupy at its permanent office space will be delivered through phased construction/occupancy with the first 100,000 square feet of Phase 2 available for occupancy on September 1, 2003, and final occupancy of all Phase 2 and Phase 3 to be completed by March 2004. Earlier delivery is preferred. See Section 10.2 for description of all Phases.

         E. Unless otherwised noted, all references in this SFO to square feet shall mean ANSI/BOMA (BOMA) office area square feet as defined in Section 3.7.

1.2     AREA OF CONSIDERATION

        A. All properties that are offered to the Government in conjunction with this requirement must be located within the Central Employment Area (CEA) or with proximity to the Pentagon, Pentagon City or Crystal City, Virginia metro stations. All buildings must be within 2500 linear feet of a metro station.

        B. The CEA is the core area of the District of Columbia where the greatest concentration of employment in the city and region is encouraged.

                  The Central Employment Area's boundaries are as follows:
                  Beginning at Dupont Circle, southeast along Massachusetts Avenue, NW, to 9th Street, NW, north along 9th Street, NW, to N Street, NW, east along N Street, NW, to 7th Street, NW, south along 7th Street, NW, to New York Avenue, NW, east along New York Avenue, NW to 5th Street NW, south along 5th Street, NW to K Street, NW, east along K Street, NW to 3rd Street, NW, south along 3rd Street, NW to Massachusetts Avenue, east along Massachusetts Avenue, NE, and southeast along Florida Avenue, NE, to 4th Street, NE, on the north; south along 4th Street, NE, to M Street, NE, west along M Street, NE, to 3rd Street, NE, south along 3rd Street, NE, to K Street, NE, west along K Street, NE, to 2nd Street NE, south along 2nd Street, NE, to the northeast corner of lot 855, square 725, west along the northern boundary of lot 855 to the northwest corner of lot 855, south along the westerly boundary of lot 855 to Constitution Avenue, NE, west along Constitution Avenue, NE, to 1st Street, NE, south on 1st Street, NW, to Maryland Avenue, NE, east on Maryland Avenue, NE, to 2nd Street, NE, south on 2nd Street, NE, and 2nd Street, SE, to C Street, SE, west on C Street, SE, to New Jersey Avenue, SE, south on New Jersey Avenue, SE, to D Street, SE, west on D Street, SE, to South Capitol Street, south on South Capitol Street to E Street, SE, east on E Street, SE, to New Jersey Avenue, SE, south on New Jersey Avenue, SE, to the Southeast Freeway, east on the Southeast Freeway to 2nd Street, SE, south along 2nd Street, SE, to M Street, SE and east along M Street, SE, to the 11th Street Freeway on the east; south on the 11th Street Freeway to the northbound 11th Street, SE, bridge, south along this bridge to 13th Street, SE, south along 13th Street, SE, to Good Hope Road, SE, west along the rear property lines of properties fronting on the south side of Good Hope Road, SE to Martin Luther King Jr. Avenue, SE, south along the rear property lines of properties fronting on the north side of Chicago Street, SE to the Baltimore and Ohio Railroad right-of-way, south along the Baltimore and Ohio Railroad right of way to the rear property line fronting on Howard Rd., SE, east along the rear property line of property fronting on Howard Road, SE to the rear property lines of properties fronting on the north side of Shannon Place, SE to Chicago Street, SE, east along Chicago Street, fronting on the north side of Shannon Place, SE to Chicago Street, SE, east along Chicago Street, SE to Martin Luther King Jr. Avenue, SE, south along the rear property lines of properties fronting on the east side of Martin Luther King, Jr. Avenue, SE to Howard Road, SE, west along Howard Road, SE to Firth Sterling Avenue, SE, south along Firth Sterling Avenue, SE to South Capitol Street, north along South Capitol Street and the Fredrick Douglass Memorial Bridge to the west bank of the Anacostia River, southwest along the west bank of the Anacostia River to 2nd Street, SW,





SFO NO. DTSA20-03-R-00528                      INITIALS:   [SIG]    &    [SIG]
                                                         ---------     ---------
                                       5                  LESSOR         GOV'T
                  north along 2nd Street, SW to Potomac Avenue, SW, northeast along Potomac Avenue, SW to South Capitol Street, north along South Capitol Street to the Southwest Freeway, west along the Southwest Freeway to 9th Street, SW, south along the east side of 9th Street, SW to where it intersects with the eastern property line of Lot 53 in Square 414, continuing south to Maine Avenue SW to the Southwest Freeway, west along the Southwest Freeway to 14th Street, SW, north along 14th Street, SW, and 14th Street, NW, to Constitution Avenue, NW, and west along Constitution Avenue, NW, to Route 50 Expressway on the south; north on the Route 50 Expressway to the E Street Expressway and E Street, NW, east on the E Street Expressway, and E Street, NW, to 19th Street, NW to F Street, NW, west on F Street, NW, to 20th Street, NW to Pennsylvania Avenue, NW, west along Pennsylvania Avenue, NW, 21st Street, NW, north along 21st Street, NW, to M Street, NW, east along M Street, NW, to 20th Street, NW, to New Hampshire, Avenue, NW, and northeast along New Hampshire Avenue, NW, to Dupont Circle on the west. The following adjacent area in Southwest is hereby included in addition to the established CEA as delineated above: Eye Street, SW on the North, 3rd Street, SW on the East, M Street, SW on the South and 6th Street, SW on the West.

         13.      LOCATION: INSIDE OR OUTSIDE CITY CENTER (SEP 2000) (TSA SEP
                  2002)
                  A.      CITY CENTER NEIGHBORHOOD:
                          1. Space must be in an office district with attractive, prestigious, professional surroundings with a prevalence of modern design and/or tasteful rehabilitation in modern use. Streets and public sidewalks shall be well maintained.

                          2.       Parking.
                                   a.       The parking-to-square-foot ratio
                                            available on-site shall at least
                                            meet current local code
                                            requirements, or in the absence of a
                                            local code requirement, on-site
                                            parking shall be available at a
                                            ratio of 1 space for every 1,500
                                            BOMA rentable square feet of
                                            Government-demised area. If parking
                                            cannot be accommodated on site, the
                                            Government will consider parking on
                                            an adjacent block. The Government
                                            shall have the ability to secure the
                                            parking area offered.

                          3.                Location Amenities.
                                    a.      A variety of inexpensive and
                                            moderately priced fast
                                            food and/or eat-in restaurants
                                            shall be located within three
                                            blocks. Other employee services,
                                            such as retail shops, cleaners,
                                            public transportation, banks, etc.,
                                            shall also be located within three
                                            blocks.

        1.4      LEASE TERM (SEP 2000) (TSA SEP 2002)
                 The lease term is for ten (10) years firm. All the terms and conditions contained herein shall prevail throughout the term of the lease.

        1.5      OFFER DUE DATE
                 Best and Final Offers are due by 10:00 a.m. Friday, November 29, 2002.

        1.6      OCCUPANCY DATE (SEP 2000)(TSA SEP 2002)
                 The ability to occupy the interim space (Phase 1) is required commencing on or about January 2, 2003. All other occupancy milestone dates are subject to the requirements of Section 10.2, Transportation Security Administration Objectives and Strategic Approach.

        1.7      HOW TO OFFER (SEP 2000)(TSA SEP 2002)
                 A. One (1) original and nine (9) copies of each offer shall be submitted and delivered to the following:
                          Transportation Security Administration
                          Attn: Lisa Maass, Contracting Officer
                          Room 3636, GSA Building
                          400 Seventh Street, S.W.
                          Washington, DC 20590

                  B.       For the purpose of responding to this
                           Solicitation for Offers (SFO), ownership entities of multiple buildings that are combined to meet the Government's requirement will be jointly considered as one "Offerer". The Government requires one offer for combined buildings. For multiple buildings, each building may submit separate price proposals (GSA Form 1364) which will be combined and analyzed at the Governments discretion. Henceforth in this solicitation, "Lessor" or "offeror" shall refer to the combined offer. The Government reserves the right to separate offers and to pair individual buildings.

                 C. The following documents, properly executed, shall be submitted on the offer due date given in Section 1.5.

                           1. SFO #OTSA 20-02-R-00528, each page initialed by Offeror.

                           2.      SFO Attachments:

                                   a.      Attachment #1 -"Rate Structure"

                                   b.      Attachment #2 -"Fire Protection and
                                           Life Safety Evaluation" (For each
                                           building offered).

                                   c.      Attachment #3 -"Property Description
                                           Form"

                          3. GSA Form 1364, Proposal to Lease Space (Combined for all buildings offered).




SFO NO. DTSA20-03-R-00528                      INITIALS:   [SIG]    &    [SIG]
                                                         ---------     ---------
                                       6                  LESSOR         GOV'T

       4. GSA Form 1217, Lessor's Annual Cost Statement. (Combined for all buildings offered).

       5.        GSA Form 3517B, General Clauses.

       6. GSA Form 3518, Representatives and Certifications. (A separate GSA Form 3518 is required from each building owner).

       7. First generation black or blue-line plans of the space offered in each building being offered, scaled at 1/8"=1'-0" (preferred) or larger plus Computer Aided Design ("CAD") disks in AutoCAD format with AIA layering conventions of same. The CAD disks shall be consistent with Section 1.11 "Plans with Offer."

                 a. All architectural features of the space shall be accurately shown. If renovation of the building is planned, alterations and schedule to meet the requirements of this SFO shall be indicated. If requested, more informative plans shall be provided within five days.

                 b. As-built plans shall be provided for Phase 1 offered space, Plans will clearly indicate demised area for the entire 125,000-150,000 BOMA rentable square feet. See Section 10.2 for a full description of the Government's requirements for Phase 1.

                 c. Plans shall reflect corridors in place or the proposed corridor pattern for both a typical full (single-tenant) floor and/or partial (multi-tenant) floor. The corridors in place or proposed corridors shall meet local code requirements for issuance of occupancy permits.

                 d. TSA will review the corridors in place and/or proposed corridor pattern to make sure that these achieve an acceptable level of safety as well as to ensure that these corridors provide public access to all essential building elements. The Offeror will be advised of any adjustments that are required to the corridors for determining the ANSI/BOMA Office Area space. The required corridors may or may not be defined by ceiling-high partitions. Actual corridors in the approved layout for the successful Offeror's space may differ from the corridors used in determining the ANSI/BOMA Office Area square footage for the lease award.

       8. An hourly overtime rate for overtime use of heating and cooling. See Section 7.3, "Overtime Usage." If proposed rate is different than recommended by an Independent Government estimate, the Offeror may be required to submit worksheets justifying overtime energy usage and rates.

       9. Any other information (such as a fact sheet, 5" wide x 3" high or larger color photograph, site plan, location map, and tax parcel map, digital and hard copy photographs of furniture, in case of multiple tax parcels for an offered building, etc., in order for the Government to perform a complete and adequate analysis of the offered property(ies). Other information may also be requested by the Government, and in such circumstances, shall be submitted by the Offeror within 5 working days of the request.

       10. Written acknowledgement from each ownership entity confirming agreement to submit a cooperative offer and permission to represent multiple owners for the SFO from multiple ownership groups.

       11. If applicable, the agents' disclosure and authorization from each ownership entity to offer in this SFO and/or represent multiple buildings with different ownerships, which may have conflicting interests. Owners and agents in conflicting interest situations are advised to exercise due diligence with regard to ethics, independent pricing, and Government procurement integrity requirements. In such cases, the Government reserves the right to negotiate with the owner directly.

       12. General Contractor's overhead, profit, and general conditions for the initial tenant improvements and change orders and any other overhead and profit or management fees that will be added to the tenant improvements, construction costs, or change orders. All fees will be expressed as a percentage of the tenant improvements cost. Costs associated with the base building and the building shell are not included in these calculations. In no event shall the Government pay more than a total of 16% for all fees that are related to constructions, including but not limited to the General Owners Fee, General Contractors General Conditions Overhead and Profit, Construction Management Fee, and Project Management Fee. The Architects Fee is not included in the 16%.

       13.       Adjustment for Vacant Premises reduction (See Section 3.12).

       14. The Government will perform an evaluation of an Offeror's experience and past performance as a Lessor to the Government or to other commercial or non-commercial entities of buildings of a size and complexity comparable to TSA's requirement. The Offeror shall provide a list of up to three (3) Government agencies or other entities to which it performed as a Lessor of a building(s) of similar size and complexity to TSA's requirement that were awarded or performed within the past five
                 (5) years or are currently in force. For each Government agency or other entity please provide the following information:

                 a.       Name of agency or entity.
                 b. Customer name and position, address, phone number, e-mail address (if available), and telephone number. Please ensure that the information is current and accurate
                 c.       Lease term and the amount of square feet.

       15.       Evidence of Capability to Perform (See Section 3.14).

       16. List of Key Personnel. Key personnel must include, as a minimum, key employees for architectural services, the name of the General Contractor, and key employees of the Property Management firm. These employees should be identified under
                 Section 3.14, Evidence of Capability to Perform.



SFO NO. DTSA20-03-R-00528                      INITIALS:   [SIG]    &    [SIG]
                                                         ---------     ---------
                                       7                  LESSOR         GOV'T

                  17.      ANSI/BOMA Calculations, Plans and Spreadsheet (See
                           Section 4.10).

                  18.      Building Operating Plan (See Section 7.6).

         D. See TSA Form 3516A, Solicitation Provisions, for additional instructions. If additional information is needed, the Contracting Officer (or the Contracting Officer's designated representative) should be contacted.

         E. There will be no public opening of offers, and all offers will be confidential until the lease has been awarded. However, the Government may release proposals outside the Government to Government-support contractors to assist in the evaluation of offers. Such Government contractors shall be required to protect the data from unauthorized disclosure. The Officer who desires to maximize protection of information in the offer may apply the restriction notice to the offer as described in GSA Form 3516, Solicitation Provision, 552.270-1 (d), Restriction on Disclosure and Use of Data.

         F.       CLARIFICATIONS TO OFFER REQUIREMENTS:

                  1. The rate structure required in Attachment 1 shall include the following:

                           a. A lease rate per ANSI/BOMA Office Area square foot (BOSF) for the building shell rental, fully serviced. It is the intent of the Government to lease a building shell with a Tenant Improvement Allowance. All improvements in the base building, lobbies, common areas, and core areas shall be provided by the Lessor, at the Lessor's expense. This rate shall include, but not limited to, property financing (exclusive of Tenant Improvement), insurance, taxes, management, profit, etc., for the building. The building shell rental rate shall also include all basic building systems and common area build out, including base building lobbies, common areas, and core areas, etc.

                           b. The annual cost per BOSF for the cost of services and utilities. This amount shall be for the combined buildings. This equals line 27b of GSA Form 1217, Lessor's Annual Cost Statement, divided by the BOSF offered.

                           c. An annualized percentage interest rate to be used by the Lessor to amortize the cost of the Tenant Improvement Allowance over the firm term of the lease.

                           d. The annual amortized cost of the Tenant Improvement Allowance. Such amortization shall be expressed as a cost per BOSF. Tenant Improvements shall be all alterations for the Government-demised area above the building shell build out. The Tenant Alteration Allowance shall be $40.00 per BOSF. Such alterations shall be described and identified in the drawings used to construct the Government-demised area. The Tenant Alteration Allowance, which is to be provided by the Lessor to the Government for Tenant Improvements, shall be made available at lease execution.

                           e. A fully-serviced lease rate per BOSF as a summation of the amounts broken out in the subparagraphs a, b, and d.

                           f. The annual percentage interest rate, compounded monthly, to be used by the Lessor to amortize the cost of the Tenant Improvements above $40.00 per BOSF over the term of the lease up to $60.00 per BOSF.

                           g.       Offerors shall submit proposals in
                                    accordance with this Section 1.7, How to Offer. Offers that do not conform to all requirements contained in this SFO may be rejected without further evaluation, deliberation, or discussion.

1.8      BUILDING SHELL REQUIREMENTS (SEP 2000)(TSA SEP 2002)

         A. The Lessor's build out obligations in providing a building shell (at the Lessor's expense) shall include the following:

                  1. Base structure and building enclosure components shall be complete. All common areas accessible by the Government, such as lobbies, fire egress corridors and stairwells, elevators, garages, and services areas, shall be complete. Restrooms shall be complete and operational. All building shell components, including but not limited to, heating, ventilation, and air conditioning (HVAC), electrical, ceilings, sprinklers, etc., shall be furnished, installed, and coordinated with Tenant Improvements.

                  2. Accessibility Requirements. Accessibility to persons with disabilities shall be required throughout the common areas accessible to Government tenants in accordance with both the ADAAG and the UFAS and shall be installed and coordinated with Tenant Improvements. See Section 4.14, "Accessibility."

                  3.       Ceilings. A complete acoustical ceiling system
                           (which includes grid and lay-in tiles) throughout the Government-demised area and all common areas accessible to Government tenants shall be required in accordance with Section 5.7, "Ceilings." The acoustical ceiling system shall be furnished, installed, and coordinated with Tenant Improvements.

                  3. Doors. Exterior building doors and doors necessary to the lobbies, common areas, and core areas shall be required. This does not include suite entry or interior doors specific to Tenant Improvements. Related hardware shall be installed in accordance with the "Doors: Hardware" (Section 5.13) and the "Doors: Exterior" (Section 5.10).

                  5. Partitions. Permanent, perimeter, and demising slab-to-slab partitions (including all columns) finished with paint and base shall be require in accordance with Section 5.15, "Partitions: General" and Section 5.16, "Partitions: Permanent."

                  6. Flooring. All building common areas shall have finished floors in accordance with Section 5.18, "Floor Covering and Perimeters."





SFO NO. DTSA20-03-R-00528                         INITIALS:   [SIG]      [SIG]
                                                             -------  &  ------
                                                              LESSOR     GOV'T

                  7. Plumbing. The Offeror shall include cost of plumbing in common areas, such as for toilet rooms and janitor closets as part of the building shell cost. Hot and cold water risers and domestic waste and vent risers, installed and ready for connections that are required for Tenant improvements, shall be included in the shell rent.

                  8. HVAC. Central HVAC systems shall be installed and operational, including, as appropriate, main and branch lines, VAV boxes, dampers, flex ducts, and diffusers, for an open office layout, including all building common areas. Conditioned air through medium pressure ductwork at a rate of .75 cubic feet per minute per ANSBOMA rentable square foot shall be provided.

                  9. Electrical. Electrical power distribution panels and circuit breakers shall be available in an electrical closet, with capacity at 277/480 volt (V) and 120/206 V, 3-phase, 4-wire system providing 7 watts (W) per ANSBOMA rentable square foot. This 7 watt (W) requirement excludes HVAC.

                  10. Lighting. Lighting. Parabolic type 2' x 2' or 2' x 4' fluorescent lighting fixtures or other building standard fixtures acceptable to the Contracting Officer shall be installed in the ceiling grid for an open office plan. Lighting as necessary shall be provided in accordance with Section 6.19, "Lighting:
                           Interior and Parking."

                  11. Safety and Environmental Management. Complete safety and environmental management shall be provided throughout the building in accordance with Federal, state, and local codes and laws including, but not limited to, such items as fire detection and alarms, emergency building power for life safety systems, etc., and shall be in accordance with the ADAAG. Where sprinklers are required in the Government-demised area, sprinkler mains and distribution piping in a "protection" layout (open plan) with heads turned down with an escutcheon or trim plate shall be provided.

                  12. Telephone Rooms. Building telecommunication rooms on each floor shall be completed, operational, and ready for Tenant improvements. The telephone closets shall include a telephone backboard and success to stand-by power.

                  13. All of the above improvements are described in more detail hereinafter in this SFO.

1.9.     TENANT IMPROVEMENTS (SEP 2000)(TSA SEP 2002)
         A. The Tenant Improvement Allowance shall be used for building out the Government-demised area in accordance with the Government-approved drawings. All Tenant Improvements required by the Government for occupancy shall be performed by the successful Offeror, and all improvements shall meet the quality standards and requirements of this SFO and GSA Form 3517B, General Clauses.

         B. The Tenant Improvement Allowance shall include all the Offeror's administrative costs, general contractor fees, subcontractor's profit and overhead costs, as well as Offeror's overhead and profit. See Section 3.15 for Construction Schedule. NO COSTS ASSOCIATED WITH THE BASE BUILDING REQUIREMENTS AND BUILDING SHELL SHALL BE INCLUDED IN THE TENANT IMPROVEMENT PRICING.

1.10      TENANT IMPROVEMENT RENTAL ADJUSTMENT (SEP 2002)(TSA SEP 2002)
          A. All Tenant Improvements shall be identified after award of the contract.

                  1. The Government, at its sole discretion, shall make all decisions as to the usage of the Tenant Improvement Allowance. The Government may use all or part of the Tenant Improvement Allowance. The Government may return to the Lessor any unused portion of the Tenant Improvement Allowance in exchange for a decrease in rent according to the amortization rate over the firm term.

                  2. The Government reserves the right to make cash payments for any or all work performed by the Lessor. Prior to occupancy, the Government, at its sole discretion, may choose to pay lump sum for any or all of the Tenant Improvement Allowance. If, prior to occupancy, the Government elects to make a lump sum payment for any portion of the Tenant Improvement Allowance, the payment of the Tenant Improvement Allowance by the Government will result in a decrease in the rent. At any time after occupancy, the Government, at its discretion, may choose to pay lump sum for any part or all of the remaining unpaid amortized balance of the Tenant Improvement Allowance. If the Government elects to make a lump sum payment for the Tenant Improvement Allowance after occupancy, the payment of the Tenant Improvement Allowance by the Government will result in a decrease in the rent according to the amortization rate over the firm term of the lease.

                  3. The Government reserves the right to 1) reduce the Tenant Improvement requirements, 2) pay lump sum for the overage upon completion and acceptance of the improvements, or 3) increase the rent according to the negotiated amortization rate over the firm term of the lease.

1.11     PLANS WITH OFFER (SEP 2002)(TSA SEP 2002)
         All Plans submitted for consideration shall have been generated by a Computer Aided Design (CAD) program which is compatible with the latest release of AutoCAD. The required file extension is: DWG. Clean and purged files shall be submitted on 3-1/2-inch double-sided, high-density diskettes, or, if approved by the Contracting Officer, on CD-ROM. All submissions shall be accompanied with a written matrix indicating the layering standard to ensure that all information is recoverable. Preferred laying standard is A/A laying format long version. Plans shall include a proposed corridor pattern for typical floors and/or partial floors. All architectural features of the space shall be accurately shown.


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
1.12     NEGOTIATIONS (SEP 2000)(TSA OCT 2002)
         A. Negotiations will be conducted on behalf of the Government by the Contracting Officer, the Government Consultant, or the Contracting Officer's designated representatives. The Contracting Officer is named on the cover of this SFO. The Government will negotiate rental price for the firm term and any other aspect of the offer as deemed necessary.

         B. The Offeror shall not enter into negotiations concerning the space leased or to be eased with representatives of Federal agencies other than the Contracting Officer or designee.

         C. The Contracting Officer will conduct oral or written negotiations with all Offerors that meet the requirements of this SFO and are within the competitive range. The competitive range will be established by the Contracting Officer on the basis of cost or price and non-cost or price factors as stated in this SFO and will include all of the most highly rated proposals, unless the range is further reduced for purposes of efficiency.

         D. All Offerors will be provided a reasonable opportunity to submit any cost or price, technical, or other revisions to their offer that may result from the negotiations. Negotiations will be closed with submission of final proposal revisions ("Best and Final" offers).

1.13     PRICE EVALUATION (PRESENT VALUE)
         A. If annual CPI adjustments in operating expenses are included, the Offeror shall be required to submit the offer with the total "gross" annual price per BOMA Office Area Square Foot and a breakout of the "Base" price per BOMA Office Area Square Foot for services and utilities (operating expenses) to be provided by the Lessor. The "gross" price shall include the "base" price.

         B. The Offeror shall be required to submit plans and any other information to demonstrate that the BOMA rentable space yields ANSI/BOMA Office Area space within the required ANSI/BOMA Office Area range. The Government will verify the amount of ANSI/BOMA Office Area square footage and will convert the rentable prices offered to ANSI/BOMA Office Area prices, which will subsequently be used in the price evaluation.

         C. If the offer includes annual adjustments in operating expenses, the base price per ANSI/BOMA Office Area square foot from which adjustments are made will be the base price for the term of the lease, including any option periods.

         D. Evaluation of offered prices will be on the basis of the annual price per ANSI/BOMA Office Area square foot, including any option periods. The Government will perform present value price evaluation by reducing the prices per ANSI/BOMA Office Area square foot to a composite annual ANSI/BOMA Office Area square foot price, as follows:

                  1. Parking and wareyard areas will be excluded from the total square footage but not from the price. For different types of space, the gross annual per square foot price will be determined by dividing the total annual rental by the total square footage minus these areas. For parking, the Government requires two prices for the parking requirement as follows: one price per each parking space offered, and one price for TSA to use the entire garage. For evaluation purposes, the Government will evaluate the price for the minimum Government requirement for parking.

                  2. If annual adjustments in operating expenses will not be made, the gross annual per square foot price will be discounted annually at 8 percent to yield a gross present value cost (PVC) per square foot.

                  3. If annual adjustments in operating expenses will be made, the annual per square foot price, minus the base cost of operating expense, will be discounted annually at 5.1 percent to yield a net PVC per square foot. The operating expenses will be both escalated at 2.1 percent compounded annually and discounted annually at 5.1 percent, then added to the net PVC to yield the gross PVC.

                  4.       To the gross PVC will be added:

                           a. The cost of Government-provided services not included in the rental escalated at 4 percent compounded annually and discounted annually at 8 percent.

                           b. The annualized (over the full term) per ANSI/BOMA Office Area square foot cost of any items which are to be reimbursed in a lump sum payment. (The cost of these items is present value; therefore, it will not be discounted.)

                           c. The cost of relocation for furniture, telecommunications, replication costs, and other move-related costs, if applicable.

                           d. Cost of general contractor's overhead and profit (OH&P) and any developers project management fees, as a percentage of total improvements costs based on a $40.00 per square foot Tenant Improvement Allowance. In no event shall the Government pay more than a total of 16% for all fees that are related to construction, including but not limited to the General Owners Fee, General Contractors General Conditions Overhead and Profit, Construction Management Fee, and Project Management Fee. The Architects Fee is not included in the 16%. The Government reserves the right to reject a General Contractor or negotiate the General Contractor's Fee.

                           e. The total rental payment for Phase I. If rental for Phase I space is different from phases 2 and 3, indicate as an addendum to Attachment 1.

                  5. Free rent shall be discounted and evaluated in the year in which it is offered.

                  6. The sum of either subparagraphs 2 and 4 or subparagraphs 3 and 4 less 5 will be the per ANSI/BOMA Office Area square foot present value of the offer for price evaluation purposes.


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
                  7. For purposes of evaluation, the Government, at its sole discretion, retains the right to decide what portion of the estimated tenant improvement allowance is used for price evaluation purposes and lease award.

1.14     HISTORIC PREFERENCE, GSAR 552.270-2 (VARIATION)(SEP 1999)
         A. Preference will be given to Offerors of space in buildings in, or formally listed as eligible for inclusion in, the National Register of Historic Places, and to historically-significant buildings in historic districts listed in the National Register. Such preference will be extended to historic buildings and will result in award if:

                  1. The offer for space meets the terms and conditions of this SFO as well as any other offer received (It is within the discretion of the Contracting Officer to accept alternatives to certain architectural characteristics and safety features defined elsewhere in this SFO to maintain the historical integrity of the building, such as high ceilings, wooden floors, etc.) and

                  2. The rental is no more than 10 percent higher, on a total annual square foot (ANSI/BOMA Office Area) cost to the Government, than the lowest otherwise acceptable offer.

         B. If more than one offer of an historic building is received and they meet the above criteria, an award will then be made to the lowest priced historic property offered.

1.15     AWARD (JAN 1997)
         A. After conclusion of negotiations, the Contracting Officer will require the Offeror selected for award to execute the proposed lease prepared by the Government which reflects the proposed agreement of the parties.

         B.       The proposed lease shall consist of:

                  1.       Standard Form 2, U.S. Government Lease for Real
                           Property,

                  2.       required clauses,

                  3.       required certifications and representations,

                  4.       the pertinent provisions of the offer, and

                  5.       the pertinent provisions of the SFO.

         C. The acceptance of the offer and award of the lease by the Government occurs upon notification of unconditional acceptance of the offer or execution of the lease by the Contracting Officer and mailing or otherwise furnishing written notification or the executed lease to the successful Offeror.

         D. By initialing below, Offerors understand and agree to make their offers in response to solicitation DTSA20-02-R-00528 good until ninety (90) days after submission of Best and Final Offers (BAFO).



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
1.16     LABOR STANDARDS (SEP 2000)
         A. If an Offeror proposes to satisfy the requirements of this SFO through the construction of a new building or the complete rehabilitation or reconstruction of an existing building, and the Government will be the sole or predominant tenant such that any other use of the building will be functionally or quantitatively incidental to the Government's use and occupancy, the following Federal Acquisition Regulation (FAR) clauses shall apply to work performed in preparation for occupancy and use of the building by the Government. Full text versions of these clauses are available upon request from the Contracting Officer. Full text versions are also available at the following web site: http;//www.emet.gov/far/

                  52.222-4 Contract Work Hours and Safety Standards Act - Overtime Compensation

                  52.222-6  Davis-Bacon Act

                  52.222-7  Withholding of Funds

                  52.222-8  Payrolls and Basic Records

                  52.222-9  Apprentices and Trainees

                  52.222-10 Compliance with Copeland Act Requirements

                  52.222-11 Subcontracts (Labor Standards)

                  52.222-12 Contract Termination-Debarment

                  52.222-13 Compliance with Davis-Bacon and Related Act
                            Regulations

                  52.222-14 Disputes Concerning Labor Standards

                  52.222-15 Certification of Eligibility



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
2.0      AWARD FACTORS

2.1      AWARD FACTORS (JAN 1997)(TSA SEP 2002)

         A.       Best Value Selection:
                  This procurement shall be conducted utilizing Best Value Selection (BVS), which seeks to select an offer based on the best combination of technical merit and price reasonableness -- i.e., "best value." "Best Value" is defined as the procurement process that results in the most advantageous acquisition decision for the Government and is performed through an integrated assessment and trade-off analysis between the non-cost/price factors and the cost/price factor. While the Government evaluation team and the Selection Official will strive for maximum objectivity, the selection process, by its nature, is subjective and, therefore professional judgment is implicit throughout the entire process.

                  The Government reserves the right to award a contract on the basis of the initial offers received without discussion. Proposals should be submitted initially on the most favorable terms from a price and technical standpoint that the Offeror can submit to the Government.

                  Advisors who are not Federal Government employees may assist in the evaluation and provide input regarding the offers.

         B.       Non-Cost/Price Factors

                  1.       Building Characteristics
                           Each offer will be evaluated based on the following building characteristics subfactors. The subfactors below are listed in order of importance and each subfactor will be evaluated on an adjectival basis. The adjectival ratings are: Outstanding, Acceptable, Marginal, and Unacceptable.

                           a. The degree to which the building(s) meet or can be modified to meet TSA's requirements:

                                    i)       Security features - extent to which
                                             Level IV security requirements can
                                             be met
                                    ii)      IT infrastructure
                                    iii)     Electrical systems
                                    iv)      Quantity, quality and suitability
                                             of furniture, if any
                                    v)       Slab-to-slab height
                                    vi)      Finished floor-to-ceiling
                                             achievable

                           b. Tenancy - Single occupancy of building(s) is preferable to sharing buildings with another tenant(s).

                           c. Number of Buildings - One building is preferable to two buildings. Buildings side by side are better than buildings one block away, which is better than buildings 2 blocks away, which is better than buildings 3 blocks away.

                           d. Space Efficiency - The degree to which the space offered is conducive to efficient layout and good utilization.

                           e.       Condition of Phase 1 Space.

                           f. Parking - On-site parking is better than off-site parking. The ability to control entire parking facility is better than the ability to fence off part of the parking lot.

                           g. Location Amenities - The greater the variety of amenities and the closer the amenities to the building site the better.

                  2.       Experience and Past Performance Factor
                           The Government will evaluate the Offeror's experience and past performance as a Lessor to the Government or to other commercial or non-commercial entities of buildings of a size and complexity comparable to TSA's requirement. The objective of the evaluation is to develop insight into the Offeror's relative capability and history of providing quality services at a reasonable price, adherence to schedules, its history of reasonable and cooperative behavior, and its commitment to customer satisfaction. Offerors are cautioned that in conducting the past performance evaluation, the Government may use data provided by the Offeror in its proposal and data obtained from other sources. While the Government may elect to consider data obtained from other sources, the burden of providing complete information remains with the Offeror. Experience and Past Performance factor will be evaluated on an adjectival basis. The adjectival ratings are: Outstanding, Acceptable, Marginal, and Unacceptable.

         C.       Cost/Price Factor

                           The Offeror's cost/price will be evaluated in accordance with the SFO provision entitled, "Price Evaluation (Present Value)." The cost/price factor will be evaluated separately from the Non Cost/Price Factors. The cost/price factor will not be adjectively rated. The Offeror's total evaluated price will be assessed for reasonableness, and realism. Reasonableness and realism will be established by the existence of adequate price competition and/or by comparing all, or a representative sample of the proposed prices/costs, to industry average rates and/or rates from other contracts for similar work, etc.


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
3.0      MISCELLANEOUS

3.1      SUBSEQUENT TENANT IMPROVEMENTS $100,000 OR LESS (SEP 2000)
         A. The Lessor may be requested to provide alterations during the term of the lease. Alterations will be ordered by issuance of GSA Form 276, Supplemental Lease Agreement, GSA Form 300, Order for Supplies or Services, or a Tenant Agency-approved form. The two clauses from GSA Form 3517, General Clauses, 552.232-25, Prompt Payment (Deviation FAR 52.232-25), and 552.232-70, Invoice Requirements, apply to orders for alterations. All orders are subject to the terms and conditions of this lease.

         B. Orders may be placed by the Contracting Officer or Tenant Agency officials when specifically authorized to do so by the Contracting Officer. The Contracting Officer will provide the Lessor with a list of Tenant Agency officials authorized to place orders and will specify any limitations on the authority delegated to Tenant Agency officials. The Tenant Agency officials are not authorized to deal with the Lessor on any other matters.

         B. Payments for alterations ordered by the Tenant Agency will be made directly by the Tenant Agency placing the order.

3.2      TAX ADJUSTMENT (SEP 2000)

         A. Real estate taxes, as referred to in this paragraph, are only those taxes which are assessed against the building and/or the land upon which the building is located, without regard to benefit to the property, for the purpose of funding general Government services. Real estate taxes shall not include, without limitation, general and/or special assessments, business improvement district assessments, or any other present or future taxes or governmental charges that are imposed upon the Lessor or assessed against the building and/or the land upon which the building is located.

         B. Base year taxes as referred to in this paragraph are 1) the real estate taxes for the first 12-month period coincident with full assessment or 2) may be an amount negotiated by the parties that reflects an agreed upon base for a fully assessed value of the property.

         C. The term "full assessment" as referred to in this paragraph means that the taxing jurisdiction has considered all contemplated improvements to the assessed property in the valuation of the same. Partial assessments for newly constructed projects or for projects under construction, conversion, or renovation will not be used for establishing the Government's base year for taxes.

         D. The Lessor shall furnish the Contracting Officer with copies of all notices which may affect the valuation of said land and buildings for real estate taxes thereon, as well as all notices of a tax credit, all tax bills, and all paid tax receipts, or where tax receipts are not given, other similar evidence of payment acceptable to the Contracting Officer (hereinafter, evidence of payment), and a proper invoice (as described in GSA Form 3517, General Clauses, 552.232-75, Prompt Payment) of the tax adjustment including the calculation thereof, for each year that real estate taxes are incurred during the lease term or any extension thereof. All such documents are due within 10 calendar days of receipt except that the proper invoice and evidence of payment shall be submitted within 60 calendar days after the date the tax payment is due from the Lessor to the taxing authority. FAILURE TO SUBMIT THE PROPER INVOICE AND EVIDENCE OF PAYMENT WITHIN SUCH TIME FRAME SHALL BE A WAIVER OF THE RIGHT TO RECEIVE PAYMENT RESULTING FROM AN INCREASED TAX ADJUSTMENT UNDER THIS PARAGRAPH.

         E. The Government shall 1) make a single annual lump-sum payment to the Lessor for its share of any increase in real estate taxes during the lease term over the amount established as the base year taxes or 2) receive a rental credit or lump sum payment for its share of any decreases in real estate taxes during the lease term below the amount established as the base year taxes. The amount of lump sum payment or rental credit shall be based upon evidence of valuation and payment submitted by the Lessor to the Contracting Officer in accordance with subparagraph D.

                  1. In the event of an increase in taxes over the base year, the Lessor shall submit a proper invoice of the tax adjustment including the calculation thereof together with evidence of payment to the Contracting Officer. THE GOVERNMENT SHALL BE RESPONSIBLE FOR PAYMENT OF ANY TAX INCREASE OVER THE BASE YEAR TAXES ONLY IF THE PROPER INVOICE AND EVIDENCE OF PAYMENT IS SUBMITTED BY THE LESSOR WITHIN 60 CALENDAR DAYS AFTER THE DATE THE TAX PAYMENT IS DUE FROM THE LESSOR TO THE TAXING AUTHORITY. The due date for making payment shall be the 30th calendar day after receipt of evidence of payment by the Contracting Officer or the 30th calendar day after the anniversary date of the lease, whichever is later. If the lease terminates before the end of a tax year, payment for the tax increase due as a result of this section for the tax year will be prorated based on the number of days that the Government occupied the space. No increase will be paid, due, or owing unless all evidence of valuation and payment has been previously submitted to the Contracting Officer. The Government's payment for its share of real estate taxes shall not include any late charges, interest, or penalties imposed by the taxing authority as a result of the Lessor's delinquency in paying such taxes or charges.

                  2. In the event of a decrease in taxes from the base year, or in the event of any refund or tax deduction, the Lessor shall notify the Contracting Officer in accordance with subparagraph D. The Government shall be entitled to, and shall receive a credit for, the prorata reduction in taxes applicable to the premises encumbered by this lease, regardless of whether the Government has made a tax payment for that year. The Government's share of the credit will be determined in accordance with subparagraph F and shall be taken as a deduction from the rent. Any credit due the Government after the expiration or earlier termination of the lease (including, but not limited to, credits resulting from a decrease in taxes pursuant to a tax credit due the Lessor; a reduction in the tax assessment; or a tax appeal proceeding for a year of the lease, or portion thereof) shall be made by a lump sum payment to the Government or as a rental credit to any succeeding lease as determined by the Contracting Officer. The Lessor shall remit any lump sum payment to the Government within 15 calendar days of payment by the taxing authority to the Lessor or the Lessor's designee. If the credit due to the Government is not paid by the due date, interest shall accrue on the late payment at the rate established by the Secretary of the Treasury


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                           under Section 12 of the Contract Disputes Act of 1976
                           (United States Code 41 USC 611) that is in effect on the day after the due date. The interest penalty shall accrue daily on the amount of the credit and shall be compounded in 30-day increments inclusive from the first day after the due date through the payment date. The Government shall have the right to pursue the outstanding balance of any tax credit using all such collection methods as are available to the United States to collect debts. Such collection rights shall survive the expiration of this lease.

         F. The Government shall pay its share of tax increases or shall receive its share of any tax decrease based on the ratio of the BOMA rentable square feet occupied by the Government to the total rentable square feet in the building or complex (percentage of occupancy). For the purpose of this lease, the Government's percentage of occupancy as of the date hereof is ____TBD*____ percent based upon an occupancy of ____TBD*____ BOMA rentable square feet in a building of ____TBD*____ BOMA rentable square feet. This percentage shall be subject to adjustment to take into account additions or reductions of the amount of space as may be contemplated in this lease or amendments hereto. The block and lot/parcel or other identification numbers for other property, building(s), and parking areas(s) occupied under this lease are ____TBD*____.

         G. The Government may direct the Lessor upon reasonable notice to initiate a tax appeal, or the Government may decide to contest the tax assessment on behalf of the Government and the Lessor or for the Government alone. The Lessor shall furnish to the Government information necessary for appeal of the tax assessment in accordance with the filing requirements of the taxing authority. If the Government decides to contest the tax assessment on its own behalf or on behalf of the Government and the Lessor, the Lessor shall cooperate and use all reasonable efforts including, but not limited to, affirming the accuracy of the documents, executing documents required for any legal proceeding, and taking such other actions as may be required. If the Lessor initiates an appeal on behalf of the Government, the Government and the Lessor will enter into an agreement to establish a method for sharing expenses and tax savings.

                  (*TBD = To Be Determined)

3.3      PERCENTAGE OF OCCUPANCY
         The percent of the building occupied by the Government, for purposes of tax adjustments, will be established during negotiations.

3.4      OPERATING COSTS (NCR NOVEMBER 2001)

         A. Beginning with the second year of the lease and each year thereafter, the Government shall pay adjusted rent for changes in costs for cleaning services, supplies, materials, maintenance, trash removal, landscaping, water and sewer charges, heating, electricity, and certain administrative expenses attributable to occupancy. Applicable costs listed on GSA Form 1217, Lessor's Annual Cost Statement, when negotiated and agreed upon, will be used to determine the base operating cost adjustments. The agreed-upon initial operating costs shall be stated on the SF-2 or other lease document.

         B. The amount of adjustment will be determined by multiplying the base operating costs by the percent change in the revised Consumer Price Index (CPI) for wage earners and clerical workers, U.S. City average, all items figure, (1982-1984 =
                  100) published by the Bureau of Labor Statistics, U.S. Department of Labor.

         C. The first percent change will be computed by comparing the index figure published for the month prior to the lease commencement date with the index figure published for the month before the anniversary date of the lease. For example, a lease commencing in June of 2001 would use the index published for May of 2001 and that figure would be compared with the index published for May of 2002 to determine the percent change.

         D. Each successive adjustment shall use the percent difference between the prior year index figure and the current year index figure for the month before the next anniversary date of the lease. In the example used, the second adjustment would compare the CPI for May of 2002 with that of May of 2003 to determine the percent change. The percent change shall be applied to the escalated operating costs from the previous year. For example, if the initial operating costs were $10,000 and the initial adjustment calculated under paragraph (C) above were $250, then the operating costs to be used for the second adjustment calculation would be $10,250.

         E. Payment will be by permanently adding 1/12 of the adjustment to the monthly installment of fixed rent. Rental adjustments will be effective on the anniversary date of the lease. Payment of the adjusted rental rate will become due (for purposes of any interest due) on the first workday of the second month following the publication of the CPI for the month prior to the anniversary date (adjustment effective date).

         F. If the Government exercises an option to renew the lease term, annual adjustments will continue in the manner described above.

         G.       Change in base operating costs.






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                  1.       If a change in the operating costs occurs for such
                           things as commencement of daytime cleaning or expansion of space (where the expansion space is rented at the same rate as the original space), annual adjustments shall be calculated separately on the increase/decrease in operating costs. However, such adjustment shall be effective only after the increased costs have been in effect for at least one year. Therefore, for expansions not ocurring on the anniversary date of the lease, the adjustment shall be due and payable on the anniversary date of the lease following the first anniversary date of the expansion. The first rent adjustment for the increase in base operating costs shall be calculated by comparing the CPI for the month before the effective date of the change in base operating costs (such as the expansion effective date) with the CPI for the month before the lease anniversary date. For subsequent adjustments, the increase in the base operating costs shall be added to the other escalated base operating costs and only one calculation shall be made.

                  2. In cases where an expansion of leased space occurs and the expansion space is rented at a different rate than the original space, the base operating costs shall be reestablished in the Supplemental Lease Agreement to take the additional space. The new base operating costs shall be a prorated blend of the escalated original base operating costs and the base operating costs for the new space from the GSA Form 1217 for the new space. The CPI's shall continue to be determined as specified in paragraph (D) above, and operating cost rental adjustments shall continue to be made on the anniversary date of the lease.

         H. In the event of a decrease in the CPI during the occupancy under the lease, the rental amount will be reduced accordingly. The amount of such reduction will be determined in the same manner as increases in the rent provided under this clause.

         I. The offer shall clearly state whether the rental is firm throughout the term of the lease or if it is subject to annual adjustment of operating costs as indicated above. If operating costs will be subject to adjustment, those costs shall be specified on GSA Form 1364, Proposal to Lease Space, contained elsewhere in this SFO. Beginning with the second year of the lease and each year thereafter, the Government shall pay adjusted rent for changes in costs for cleaning services, supplies, materials, maintenance, trash removal, landscaping, water, sewer charges, heating, electricity, and certain administrative expenses attributable to occupancy. Applicable costs listed on GSA Form 1217, Lessor's Annual Cost Statement, when negotiated and agreed upon, will be used to determine the base rate for operating costs adjustment.

3.5      OPERATING COSTS BASE (SEP 2002)
         The base for the operating costs adjustment will be established during negotiations based upon ANSI/BOMA Office Area square feet.

3.6      ANSI/BOMA RENTABLE SQUARE FEET (SEP 2000) (TSA SEP 2002)
         For the purposes of this SFO, the Government recognizes the American National Standards Institute/Building Owners and Managers Association (ANSI/BOMA) international standard (Z65.1-1996) definition for rentable space.

3.7      ANSI/BOMA OFFICE AREA SQUARE FEET (NCR VARIATION (AUG 2002)) (TSA OCT
         2002)
         A. For the purposes of this SFO, the Government recognizes the American National Standards Institute/Building Owners and Managers Association (ANSI/BOMA) international standard (Z65.1-1996) definition for office area, which means "the area where a tenant normally houses personnel and/or furniture, for which a measurement is to be computed."

         B. ANSI/BOMA office area square feet shall be computed by measuring the area enclosed by the finished surface of the room side of corridors (corridors in place as well as those required by local codes and ordinances to provide an acceptable level of safety and/or to provide access to essential building elements) and other permanent walls, the dominant portion (refer to Z65.1) of building exterior walls, and the center of tenant-separating partitions. Where alcoves, recessed entrances, or similar deviations from the corridor are present, ANSI/BOMA office area square feet shall be computed as if the deviation were not present. For purposes of this solicitation, floor common area, including rest rooms, janitors closets, telephone and electrical closets, mechanical rooms, elevator lobbies, and public or fire safety egress corridors are not included as BOMA office area square feet.

3.8      COMMON AREA FACTOR (SEP 2000)
         If applicable, the Offeror shall provide the Common Area Factor (a conversion factor(s) determined by the building owner and applied by the owner to the ANSI/BOMA office area square feet to determine the rentable square feet for the offered space).

3.9      APPURTENANT AREAS
         The right to use appurtenant areas and facilities is included. The Government reserves the right to post Government rules and regulations where the Government leases space.

3.10     LIQUIDATED DAMAGES, GSAR 552.270-15 (SEP 1999)

         See paragraph 3.16.J.

3.11     VENDING FACILITIES (SEP 2000)
         A. Approximately 500 square feet of the ANSI/BOMA rentable space in
            Section 1.1 "Amount and Type of Space" will be used for the operation of a vending facility(ies) by the blind under the provisions of the Randolph-Sheppard Act (United States Code 20 USC 107 et. seq.). The Government will control the number, kind, and locations of vending facilities and will control and receive income from all automatic vending machines. The Lessor is required to provide necessary utilities and to make related


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                  alterations. The cost of the improvements will be negotiated, and payment will be made by the Government either on a lump-sum basis or a rental increase.

         B. The Government will assure that the facility(ies) does not compete with other facilities having exclusive rights in the building. The Offer shall advise the Government if such rights exist.

3.12     ADJUSTMENT FOR VACANT PREMISES, GSA 552.270-16 (VARIATION)(SEP 1999)
         A. If the Government fails to occupy any portion of the leased premises or vacates the premises in whole or in part prior to expiration of the term of the lease, the rental rate will be reduced.

         B. The rate will be reduced by that portion of the costs per ANSI/BOMA Office Area square foot of operating expenses not required to maintain the space. Said reduction shall occur after the Government gives 30 calendar days prior notice to the Lessor and shall continue in effect until the Government occupies the premises or the lease expires or is terminated.

3.13     RELOCATION ASSISTANCE ACT (MAR 2002)
         A. If an improved site is offered and new construction will result in the displacement of individuals or businesses, the successful Offeror shall be responsible for payment of relocation costs for displaced persons in accordance with the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, as amended, and 49 CFR Part 24.

         B. Offerors shall incorporate the cost of such assistance into their shell rental rate.

         C. The successful Offeror shall give TSA the name of the person and agency to be providing the relocation assistance to site tenants. In addition, the successful Offeror must provide background information about the relocation agency and references for which the relocation agent has performed relocation assistance in the past. Depending upon the complexity of the relocation project, Offerors may be required to provide a relocation plan with final proposal revisions.

3.14     EVIDENCE OF CAPABILITY TO PERFORM (SEP 2000)(TSA OCT 2002)
         A. AT THE TIME OF SUBMISSION OF OFFERS, THE OFFEROR SHALL SUBMIT TO THE CONTRACTING OFFICER FOR EACH BUILDING BEING OFFERED:

                  1. Satisfactory evidence of at least a conditional commitment of funds in an amount necessary to prepare the space. Such commitments shall be signed by an authorized bank officer and at a minimum shall state: amount of loan; term in years; annual percentage rate; and length of loan commitment.

                  2. The name of the proposed construction contractor, as well as evidence of the contractor's experience, competency, and performance capabilities with construction similar in scope to that which is required herein.

                  3. Compliance with local zoning laws or evidence of variances, if any, approved by the proper local authority.

                  4.       Evidence of ownership or control of site(s).

                  5. Satisfactory evidence that Offeror will be able to deliver the appropriate amount of space in the required timeframes, as defined in this SFO.

         B.       AFTER AWARD:
                  Within fourteen days after award, the successful Offeror shall provide to the Contracting Officer evidence of:

                  1. A firm commitment of funds in an amount sufficient to perform the work.

                  2. Provision of occupancy permit for initial occupancy of Phase 1 space. (See Section 10.2).

                  3. The license or certification to practice in the state where the facility is located from the individual(s) and/or firm(s) providing architectural and engineering design services.

         C.       KEY PERSONNEL:

                  1. The personnel listed below are considered essential to the work being performed under this SFO. Before removing, replacing, or diverting any of the listed or specified personnel, the Lessor shall (1) notify the Contracting Officer reasonably in advance and (2) submit justification, including proposed substitution, in sufficient detail to permit evaluation of the impact on the work to be performed.

                  2. The Lessor shall make no diversion without the Contracting Officer's written consent; provided, that the Contracting Officer may ratify in writing the change, and that ratification shall constitute Contracting Officer's consent required by this section.

                  3. The list of key personnel as specified below may, with the consent of the contracting parties, be amended from time to time during the course of the lease to add or delete personnel.

                  4.       List of Key Personnel:

                                   Firm           Name           Title



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
                           TO BE PROPOSED BY OFFERORS


3.15     CONSTRUCTION SCHEDULE (TSA OCT 2002)
         A. Within ten days after award of the lease contract, the successful Offeror shall submit to the Contracting Officer a tentative construction schedule giving the dates on which the various phases of construction will be completed to coincide with the Government's project approach as outlined in Section
                  10.2. The finalized schedule shall be submitted no later than twenty days after award. The Lessor shall work with the Government to establish the most expedient project delivery for all phases.

         B. The Schedule shall include timing for completion of design and construction milestones including, but not limited to: 1) submittal of preliminary plans and specifications; 2) submittal of other working drawings; 3) issuance of a building permit; 4) completed construction documents; 5) start of construction; 6) completion of principal categories of work;
                  7) phased completion and availability for occupancy of each portion of the Government-demised area (by floor, block, or other appropriate category); and 8) final construction completion.

         C. Final agreed-upon design and construction schedule will be incorporated into the lease through a Supplemental Lease Agreement.

3.16     CONSTRUCTION SCHEDULE OF TENANT IMPROVEMENTS (SEP 2000)(TSA OCT 2002)

         A. The construction schedule for Phase 2 and Phase 3 (see 10.2 for description of phases) shall commence upon lease award. The schedule shall be divided into eight tasks for each phase. These are: 1) the generation of the space plans; 2) the generation of the design intent drawings; 3) the Government's approval of the design intent drawings; 4) the Lessor's generation of the Government's working/construction drawings;
                  5) the Government's review of the working/construction drawings; 6) the Lessor's bidding of the construction documents; 7) the Lessor's construction of the subject leased area; 8) the Government's acceptance of the Lessor's construction. Each of these tasks is detailed below. References to working days shall be based upon a 5-day work week (Monday through Friday, exclusive of Federal holidays). References to "approval" shall mean such approval granted by the Contracting Officer. During the construction schedule, the Government requests regularly scheduled progress meetings and requests that the Lessor keep meeting minutes of discussion topics and attendance. During design and construction, the Lessor may discover instances where the Government's directives conflict. In such cases, the Lessor shall immediately notify the Contracting Officer so that the Government may issue a determination as to how to proceed beyond the building shell.

         B.       SPACE PLAN LAYOUTS AND PROGRAM OF REQUIREMENTS
                  The Government shall prepare, at the Government's expense, Space Plan Layouts. The Space Plan Layouts will consist of final computer generated drawings to scale showing layouts of furnishings and equipment with any special construction notations. Space Plan Layouts and the Program of Requirements shall be due from the Government within twenty (20) working days after lease award for the Phase 2 first 100,000 square feet delivery of space.

         C.       DESIGN INTENT DRAWINGS:

                  1. The Lessor shall prepare, out of the Tenant Improvement Allowance and provide to the Government, for the Government's approval, design intent drawings detailing the Tenant Improvements to be made by the Lessor within the Government-demised area. The Government shall use best efforts to coordinate the provision of such information and details as required by the Lessor's architect to complete such drawings in a timely manner. Design intent drawings, for the purposes of this lease, are defined as fully-dimensioned drawings of the leased space which include enough information to prepare construction drawings and shall consist of: 1) furniture locations, telephone and data outlet types and locations; 2) specifications necessary for calculation of electrical and HVAC loads; and 3) all finish/color/signage selections. Design intent drawings shall be due from the Lessor within twenty
                           (20) working days after receipt of the space plan layouts and program of requirements from the Government.

                  2. Review. The Government retains the right to review, approve, and request modifications (if necessary) to the Lessor's design intent drawings prior to the Lessor's commencement of working/construction drawings. The Government's review and approval of the drawings is limited as to the drawings' conformance to the specific requirements of the SFO and the agency's needs as they apply to the specific leased space. The Government shall perform all reviews of design intent drawings within fifteen (15) working days of receipt of such from Lessor. If the Government requires modifications to the design intent drawings, the Government shall notify the Lessor in writing and the Lessor shall incorporate comments into the construction documents. Upon approval of the design intent drawings, a notice to proceed shall be transmitted to the Lessor, and the Lessor shall commence working/construction drawings for the space. At the sole discretion of the Government, the Lessor may be required to submit a budget proposal, based on the Tenant Improvements and associated work as shown on the design intent drawings. This budget proposal shall be completed within ten (10) working days of the Government's request. Delay of receipt of such proposal shall result in a Lessor delay.

         D.       WORKING/CONSTRUCTION DRAWINGS:
                  The Lessor shall prepare, out of the Tenant Improvement Allowance, final working/construction drawings for the improvements illustrated on the Government-approved design intent drawings. The working/construction drawings shall include all mechanical, electrical, plumbing, fire safety, lighting, structural, and architectural improvements scheduled for inclusion into the Government-demised area. Working/construction drawings shall also be annotated with all applicable specifications. The resulting product shall reflect requirements which are substantially the same as that specified by the Government-approved design intent drawings and shall incorporate neither extraneous additions nor deletions of requirements. The Lessor's working/construction drawings shall be due to the Government within twenty (20) working days of the Government's approval of the design intent drawings. Working/construction drawings shall clearly identify
                  1) Tenant Improvements already in place and 2) the work to be done by the Lessor or others. The Government may also require at the time of submission of working/construction drawings that the Lessor submit a written price proposal along with adequate cost and pricing data for any



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                  costs or credits to the Government which are beyond the scope of the original SFO and its attachments. Any work shown on the working/construction drawings which is building shell shall be clearly identified as such.

         E.       REVIEW OF WORKING/CONSTRUCTION DRAWINGS:
                  The Government retains the right to review, and request modifications (if necessary) to, the Lessor's working/construction drawings prior to the Lessor's commencement of interior construction. The Government's review of the working/construction drawings is limited to the working/construction drawings' conformance to the specific requirements of the SFO and to the approved design intent drawings. The Government shall perform all reviews of working/construction drawings within fifteen (15) working days of receipt from the Lessor. If the Government requires modifications to the working/construction drawings, the Government shall notify the Lessor in writing. The Lessor shall have five (5) working days to cure all noted defects before returning the working/construction drawings to the Government for a subsequent five (5) working day review. Upon complete Government review for conformance of the working/construction drawings to the design intent drawings, A NOTICE TO PROCEED SHALL BE TRANSMITTED TO THE LESSOR, and the Lessor shall obtain the necessary permits and shall commence construction of the space. Notwithstanding the Government's review of the working/construction drawings, the Lessor is solely responsible and liable for the technical accuracy of the working/construction drawings in meeting all requirements and provisions of the lease and the Government-approved design intent drawings.

         F.       BIDDING PROCESS
                  At the Government's sole discretion, the Lessor shall:

                  1. Provide cost and pricing data in conjunction with the tenant alterations as specified by the Government in Form 3517 per the terms and conditions noted therein or,

                  2. Provide a price based upon the results of a competitive bid proposal process as follows:

                           a. The scope of work includes the lease (including the SFO and all SFO attachments), the construction drawings/documents, and written specifications. In cases of discrepancies, the lease shall govern over any other documents. All differences will be resolved by the Contracting Officer in accordance with the terms and conditions of the lease.

                           b. No building shell items shall be included in the competitive proposal.

                           c. A minimum of three qualified sub-contractors must be invited to participate in the competitive proposal process. Each participant must compete independently in the process.

                           d. Each submitted proposal must be reviewed by the Government. The Government reserves the right to determine if bids meet the scope of work, that the price is reasonable, and that the Offeror is qualified to perform the work.

                           e. The Government may elect to be represented at all negotiation sessions between the Lessor and potential contractors.

                           f. The Lessor must certify to the Government that best efforts have been made to obtain the most competitive prices possible, that the Lessor shall accept responsibility for all prices through direct contracts with all contractors, and that all performance specifications of the lease shall be met. A certification form, provided by the Government, shall accompany the final bid package.

                           g. The Lessor shall complete the competition and the cost proposal process in 15 working days or less from the date of issuance of completed construction documents. The Lessor shall accompany the bids with a recommendation for selection and with a summary in spreadsheet format comparing the bidders' proposals and indicating the exceptions or variations proposed by the bidders.

                           h. Once the Government determines that there is adequate competition, and upon the Government's acceptance of the Lessor's cost proposal based upon that competition (provided the Lessor selects the competition's lowest priced bid of a contractor qualified to perform the subject work), the Contracting Officer shall issue to the Lessor a Notice To Proceed within 10 working days for the subject work, provided the cost is within the Government's budget for subject work. The NTP may be a partial or a complete NTP, and/or in the event the Lessor's cost proposals for the tenant alternation work exceeds the Government's budget, the Government may elect to have the working drawings be value engineered by the Lessor's construction and design team to meet the Government's budget. The cost of these modifications shall be paid by the Government.

                           i. The Lessor shall manage and complete the work within the timeframe/cost requirements of the SFO and final contract.

         G.       CONSTRUCTION OF TENANT IMPROVEMENTS:
                  The Lessor shall construct all Tenant Improvements in accordance with 1) the Government reviewed and approved working/construction drawings and 2) all terms and conditions of the SFO. The Lessor shall complete all Tenant Improvements according to the Government approved project schedule and as described in Section 10.2 and after receiving the notice to proceed from the Government. The Lessor shall furnish a detailed construction schedule (such as Critical Path Method) to the Government within five (5) days of issuance of the notice to proceed. Such schedule shall also indicate the dates available for the Government contractors to install telephone/data lines or equipment. The Government reserves the right to access any space within the building during the conduct of interior construction for the purposes of performing inspections or for installing Government-furnished equipment. The Government shall coordinate with the Lessor the activity of Government contractors in order to minimize conflicts with, and disruption to, other contractors on site. Access shall not be denied to authorized Government officials including, but not limited to, Government contractors, subcontractors, or consultants acting on behalf of the Government with regard to this project.





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         H.       DELAYS:
                  Delays by the city or county in issuance of a building permit after Lessor has applied for a permit with all due diligence and delays by city or county inspections in completing inspections necessary to issue the Certificate of Occupancy for the building will be considered excusable delays. Owner agrees to provide the Government a copy of the application for the permit.

                  Should either the Government or the Lessor fail to discharge their responsibilities as defined herein within the time allocated under this construction schedule, such shall constitute "delay." Delay caused by either party may be offset by the early completion of that party's other responsibilities within the schedule. The absolute value of the number of days of one party's delay minus the number of days of the remaining party's delay shall equal the total number of days of delay for a given stage of the schedule. Delay shall be attributable to the party having caused the greatest number of days of critical path delay and shall be termed either "Government Delay" or "Lessor Delay" as appropriate.

                  If Government delay occurs, then the rent commencement date shall be the same number of days earlier than the acceptance date as the number of days of delay. Any rental paid by the Government prior to actual occupancy shall be less the cost for services and utilities (Base Cost of Services) of the vacant premises. In any event, the Government will not be required to accept space and commence rent prior to the original date as indicated in the "Occupancy Date" paragraph of the SFO, unless otherwise agreed to by the Government. Each day of Lessor Delay will be subject to the Liquidated Damages clause of this SFO and the "Default in Delivery" paragraph of the GSA Form 3517. In all cases of delay, the Lessor is required to promptly notify the Government of the delay and to provide an assessment of the impact of each delay on the overall project schedule/budget. Along with that notification, the Lessor is required to provide the Government with a recovery plan outlining options for minimizing the impact of the delay.

         I.       ACCEPTANCE OF SPACE:
                  Thirty (30) days prior to the completion of interior construction, the Lessor shall issue written notice to the Government to inspect the space. The Government shall have five (5) working days to inspect and to either accept or reject the subject space. Substantial completion is defined as space which is fully functional with stable power (including standby) and HVAC, suitable for the Government to begin installation, testing and start up of critical voice/data network and security systems.

                           1. Space deemed Substantially Complete by the
                  Government will be accepted by the Government subject to the completion of minor punch list items. Space which is not deemed substantially complete by the Government will not be accepted by the Government.

                  The phrase "Substantially Complete" shall mean that the tenant improvements, the common and other areas of the building, and all other things necessary for the Government's access to the premises and occupancy, possession, use and enjoyment thereof, as provided in this lease shall have been completed or obtained, including all local Government reviews and approvals, excepting only such minor matters as do not interfere with or materially diminish such access, occupancy, possession, use, or enjoyment.

                  Should the Government reject the Lessor's space as not substantially complete as defined herein, the Lessor shall immediately undertake remedial action, and when ready shall issue a subsequent notice to inspect to the Government.

                           2. Before the Government will accept space, the
                  Lessor must provide to the Contracting Officer evidence of the issuance of a building permit incorporating the construction of required improvements.

         J.       RENT COMMENCEMENT:
                  The rent start date for Phase I shall be ten (10) working days after the Government accepts the space from the Lessor. The space must be in a condition that a Certificate of Occupancy can be issued subject to the installation of furniture. No rent will be paid for Phase I space after the Government has vacated the space to move into renovated space. The rent commencement date for Phase II and III shall be ten (10) working days after the date of space acceptance by the Government. However, if Government delay occurs, then the rent commencement date shall be the same number of days earlier than the acceptance date as the number of days of delay. Any rental paid by the Government prior to actual occupancy shall be less than the cost for services and utilities of the vacant premises. Each day of Lessor Delay will increase the amount of free rent after occupancy by the Government on a day for day basis as liquidated damages per the "Default in Delivery" paragraph of the Form 3517.

         K.       ESTABLISHMENT OF LEASE TERM:
                  The Government shall issue GSA Form 276, Supplemental Lease Agreement, to establish the lease term after the acceptance of all space. The lease commencement date shall not be prior to the rent commencement date. The commencement date for the lease term shall be the weighted average composite of all incremental dates of phased acceptance of Phases II and III by the Government.

3.17     PROGRESS REPORTS (SEP 2000)(TSA SEP 2002)
         After start of construction, the successful Offeror shall submit to the Contracting Officer, written weekly progress reports. Each report shall include information as to 1) percentage of the work completed by phase and trade; 2) a statement as to expected completion and occupancy date;
         3) changes introduced into the work; 4) analysis of changes to identify impact on cost/schedule and provision of a recovery plan and 5) general remarks on such items as material shortages, strikes, weather, etc. Such meetings shall be held at a location to be designated by the Government.

3.18     CONSTRUCTION INSPECTIONS (TSA SEP 2002)
         A. Construction inspections will be made periodically by the Contracting Officer and/or designated technical representatives to review compliance with the SFO requirements and the final working drawings.






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         B.  Periodic reviews, tests, and inspections by the Government are not to be interpreted as resulting in any approval of the Lessor's apparent progress toward meeting the Government's objectives but are intended to discover any information which the Contracting Officer may be able to call to the Lessor's attention to prevent costly misdirection of effort. The Lessor shall remain completely responsible for constructing, operating, and maintaining the building in full accordance with the requirements of this SFO.

3.19     REQUIRED PROOF OF AUTHORITY (NCR VARIATION (AUG 2002))

         As a condition of lease award, the Government will require one of the following forms of proof of signing authority before the Government executes the lease:

         A.  General Partnership -- Copy of Partnership Agreement

         B. Limited Partnership -- Copy of Partnership Agreement or copy of current Certificate of Limited Partnership

         C. Corporation -- Corporate Resolution certified by the Secretary of the Corporation or an Informal Action signed by the Board of Directors. The Resolution or Informal Action must approve the lease and indicate who has authority to sign for the corporation.

         D.  Joint Venture -- Copy of Joint Venture Agreement

         E. Company -- Copy of formation document indicating who can bind the company

3.20 BUSINESS IMPROVEMENT DISTRICTS (B.I.D.) (NCR VARIATION (AUG 2002)) (IF APPLICABLE)

         A.  For purposes of this solicitation:

             1. "BID" means a Business Improvement District, Special Improvement District, or other specifically defined geographical area within a taxing jurisdiction, organized and registered pursuant to enabling legislation promulgated by a State or local government, within which properties are assessed, charged or taxed solely by virtue of their location within the given area and in support of services or projects located solely within the area.

             2. "Building" means the building(s) within which space is provided to the Government under the Lease, together with the land upon which the building is located.

             3. "Lessor's BID Assessment" means charges, assessments or taxes levied against Lessor and/or a Building, expressed as a fixed sum per Building, solely by virtue of the Building being located within a BID.

         B. The Government agrees, when applicable, to make a single annual lump sum payment to the Lessor for its share of increases in Lessor's BID Assessment over the base year. For purposes of this clause, the base year amount of Lessor's BID Assessment will be determined as the amount in the calendar year in which lease commences.

         C. The Government's share of increases in Lessor's BID Assessment shall be based upon the ratio of the ANSI/BOMA Office Area square feet occupied by the Government to the total ANSI/BOMA Office Area square feet of office and retail space in the Building (percentage of occupancy). Square footage related to parking will not be included in determining the Government's percentage of occupancy. At the Contracting Officer's sole discretion, the Government may pay its share of increases in Lessor's BID Assessment based upon the ratio of the assessed value of the space leased by the Government to the total assessed value of the Building. For purposes of this clause, the Government's percentage of occupancy is stated in the clause of this lease entitled "Tax Adjustment".

         D. The Lessor shall furnish the Government with copies of all bills reflecting Lessor's BID Assessment and evidence of payment of such Lessor's BID Assessment by the Lessor. Evidence of payment must be submitted to the Government within 60 calendar days of the date that payment is due. Failure by Lessor to submit evidence of payment as provided in this paragraph shall act as a waiver of Lessor's right to receive payment under this clause.



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4.0      GENERAL ARCHITECTURE

4.1      QUALITY AND APPEARANCE OF BUILDING EXTERIOR (SEP 2000)

         The space offered shall be located in a modern office building with a facade of stone, marble, brick, stainless steel, aluminum, or other permanent materials in good condition acceptable to the Contracting Officer. If not in a new office building, the space offered shall be in a building that has undergone, or will be complete by Phase 2 and Phase 3 occupancy, first class restoration or adaptive reuse for office space with modern conveniences. If the restoration work is underway or proposed, then architectural plans acceptable to the Contracting Officer shall be submitted as part of the offer. The building shall be compatible with its surroundings. Overall, the building shall project a professional and aesthetically-pleasing appearance including an attractive front and entranceway. The building shall have energy-efficient windows or glass areas consistent with the structural integrity of the building, unless not appropriate for intended use. The facade, downspouts, roof trim, and window casing shall be clean and in good condition.

         A.       Day lighting Requirements
                  1. The building will have appropriate fenestration and lighting controls to modulate daylight admittance and to reduce electric lighting, while meeting the occupants' lighting quality and quantity requirements.

4.2     CONSTRUCTION WASTE MANAGEMENT (SEP 2000)

        A. Recycling construction waste means providing all services necessary to furnish construction materials or wastes to organizations which will employ these materials or wastes in the production of new materials. Recycling includes required labor and equipment necessary to separate individual materials from the assemblies of which they form a part.

        B. The Offeror shall submit to the Government a proposal to dispose of or recycle construction waste. Where the small quantity of material, the extraordinarily complex nature of the waste disposal method, or prohibitive expense for recycling would represent a genuine hardship, the Government may permit alternative means of disposal. This requirement shall also apply to subsequent alterations under the lease.

        C. The Lessor shall recycle the following items during both the demolition and construction phases of the project, subject to economic evaluation and feasibility:

                  1.    ceiling grid and tile;

                  2. light fixtures, including proper disposal of any transformers, ballasts, and fluorescent light bulbs;

                  3.    duct work and HVAC equipment;

                  4.    wiring and electrical equipment;

                  5.    aluminum and/or steel doors and frames;

                  6.    hardware;

                  7.    drywall;

                  8.    steel studs;

                  9.    carpet, carpet backing, and carpet padding;

                  10.   wood;

                  11.   insulation;

                  12.   cardboard packaging;

                  13.   pallets;

                  14.   windows and glazing materials;

                  15. all miscellaneous metals (as in steel support frames for filing equipment); and

                  16.   all other finish and construction materials.

        D. If any waste materials encountered during the demolition or construction phase are found to contain lead, asbestos, polychlorinated biphenyls (PCB's) (such as fluorescent lamp ballasts), or other harmful substances, they shall be handled and removed in accordance with Federal and state laws and requirements concerning hazardous waste.

        E. In addition to providing "one-time" removal and recycling of large-scale demolition items such as carpeting or drywall, the Lessor shall provide continuous facilities for the recycling of incidental construction waste during the initial construction.

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         F.       Construction materials recycling records shall be maintained and shall be accessible to the Contracting Officer. Records shall include materials recycled or landfilled, quantity, date and identification of hazardous wastes.



4.3 EXISTING FIT-OUT, SALVAGED, OR RE-USED BUILDING MATERIAL (SEP 2000) (TSA SEP 2002)

         A. Items and materials existing in the offered space, or to be removed from the offered space during the demolition phase, are eligible for reuse in the construction phase of the project. The reuse of items and materials is preferable to recycling them; however, items considered for reuse shall be in refurbishable condition and shall meet the quality standards set forth by the Government in this SFO. In the absence of definitive quality standards, the Lessor shall ensure that the quality of the item(s) in question shall meet or exceed accepted industry or trade standards for first quality commercial grade applications.

         B. The Lessor shall submit a reuse plan to the Contracting Officer. The Government will not pay for existing fixtures and other Tenant Improvements accepted in place.


4.4      INDOOR AIR QUALITY DURING CONSTRUCTION (SEP 2000)(TSA SEP 2002)

         A. The Lessor shall provide to the Government material safety data sheets (MSDS) upon request for the following products prior to their installation or use; adhesives, caulking, sealants, insulating materials, fireproofing or fire stopping materials, paints, carpets, floor and wall patching or levelling materials, lubricants, clear finish for wood surfaces, and janitorial cleaning products.

         B. The Contracting Officer may eliminate from consideration products with significant quantities of toxic, flammable, corrosive, or carcinogenic material and products with potential for harmful chemical emissions. Materials used often or in large quantities will receive the greatest amount of review.

         C. All MSDS shall comply with Occupational Safety and Health Administration (OSHA) requirements. The Lessor and its agents shall comply with all recommended measures in the MSDS to protect the health and safety of personnel.

         D. To the greatest extent possible, the Lessor shall sequence the installation of finish materials so that materials that are high emitters of volatile organic compounds (VOC) are installed and allowed to cure before installing interior finish materials, especially soft materials that are woven, fibrous, or porous in nature, that may absorb contaminants and release them over time.

         E. Where demolition or construction work occurs adjacent to occupied space, the Lessor shall erect appropriate barriers (noise, dust, odor, etc.) and take necessary steps to minimize interference with the occupants. This includes maintaining acceptable temperature, humidity, and ventilation in the occupied areas during window removal, window replacement, or similar types of work. If the Lessor uses any base building or tenant improvement HVAC during construction, those systems shall be cleaned and restored to like-new condition prior to occupancy.

         F. A final flush-out period of 48 hours to 72 hours shall be provided before occupancy. The Lessor shall ventilate with 100 percent outside air at the recommended air change rate during installation of materials and finishes. Refer to the latest edition of American Society of Heating, Refrigerating, and Air Conditioning Engineers, Inc. ANSI/(ASHRAE) Standard 62, Ventilation for Acceptable Indoor Air Quality. If outside air would cause unacceptable inside temperature levels, humidity levels, and/or air quality, an alternate ventilation plan may be submitted to the Contracting Officer for approval.


4.5      WORK PERFORMANCE (SEP 2000)

         All work in performance of this lease shall be done by skilled workers or mechanics and shall be acceptable to the Contracting Officer. The Contracting Officer retains the right to reject the Lessor's workers 1) if such are either unlicensed, unskilled, or otherwise incompetent or
         2) if such have demonstrated a history of either untimely or otherwise unacceptable performance in connection with work carried out in conjunction with either this contract or other Government or private contracts.

4.6      BUILDING SYSTEMS (JAN 1997)

         Whenever requested, the Lessor shall furnish at no cost to the Government a report by a registered professional engineer(s) showing that the building and its systems as designed and constructed will satisfy the requirements of this lease.


4.7      SPACE EFFICIENCY (SEP 2000)

         The design of the space offered shall be conducive to efficient layout and good utilization as determined by the Government at its sole discretion.


4.8      FLOOR PLANS AFTER OCCUPANCY (TSA SEP 2002)

         Within twenty (20) days after occupancy, as-built mylar reproducible full floor plans, architectural, mechanical, electrical, plumbing and structural scaled at 1/8" = 1'-0", showing the space under lease, as well as corridors, stairways, and core areas, and AutoCAD files with compliance to Section 4.9 shall be provided to the Contracting Officer.


4.9      CAD AS-BUILT FLOOR PLANS (SEP 2000) (NCR AAP VARIATION (AUG 2002))

         A. Computer-Aided Design (CAD) files of as-built floor plans showing the space under lease, as well as corridors, stairways, and core areas, shall be provided to the Contracting Officer at Lessor's cost and the Government shall be entitled to a thirty (30) day inspection period within which to evaluate the quality of the plans. In the event it is determined within the thirty (30) day inspection period that the plans are defective, the Lessor shall provide another set of plans to replace the defective set. Any additional plans will be at the cost of the Government. The plans shall have been generated by a CAD program which is


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
                  compatible with the latest release of AutoCAD. The required file extension is .DWG. Clean and purged files shall be submitted on 3-1/2-inch double-sided, high-density diskettes on CD-ROM. They shall be labeled with building name, address, list of drawing(s), date of the drawings(s), and Lessor's architect and phone number and conform to "PBS Standards for CAD Deliverables." (OCT 2001) which are available by request or on the web at http://www.gsa.gov/attachments/GSA POLICIES/extpol/CADdeliverables 6.pdf. The Lessor's operator shall demonstrate the submission on GSA equipment, if requested by the Contracting Officer.

         B. The Lessor shall be responsible to maintain CAD as-built floor plans at the tenant's expense with each improvement project, which occurs in the Government's space during occupancy. At the time of each update, the Lessor will be responsible to validate all measurements and construction features of the space. In the event that the tenant has made build out improvements to the space without the Lessor's knowledge or consent, the Government will be responsible for the fair and reasonable design fees to update the as-built drawings. No CAD drawings, specifications or other documentation shall be released to third parties without the written permission of TSA. All as-builts are security sensitive documents and will be secured and destroyed in an approved manner. Detailed security diagrams will be counted for by individual copy, stored in a locked container, and turned over to the TSA security office when no longer required.


4.10     ANSI/BOMA CALCULATIONS AND PLANS (TSA SEP 2002)
         Offeror shall submit ANSI/BOMA Office Building Assignment Drawings that conform to "ANSI/BOMA Standard Method of Floor Measurement for Office Buildings" outlining Offeror's proposed TSA delineated area of office area, storage area and building common occupancy in offered buildings:

         A. ANSI/BOMA Office Building Assignment Drawings shall be single poly-line, color-coded or graphical delineated per each ANSI/BOMA's Defined Summary of Areas that outlines the area of space as defined per "ANSI/BOMA Standard Method of Floor Measurement for Office Buildings" per floor. The Definition of Areas that need to be graphically defined are Major Vertical Penetrations, Useable Areas (Office Area, Store Area, and Building Common Area) and Floor Common Areas. Any floor useable areas, building common or floor common that will not be allowed or considered for TSA's use shall also be identified and delineated. This refers to space that will be occupied by another tenant or the Lessor's Building Management. These spaces shall be identified by name of tenant; duration of occupancy in the space, and remaining proposed occupancy of the space.

         B. Each ANSI/BOMA's Defined Summary of Area that is outlined with a single poly-line shall be color-coded or graphical delineated per each Building Definitions of Areas, label all Building Definitions of Areas by name, and actual square footage per Building Definitions of space. Lettering shall be not smaller than 12 inches in height for a 1/8" plan (1/8" text height after plotting to scale).

         C. Each floor shall have a color-coded or graphical delineated legend of all Building Definition of Areas per floor. The legend shall list the ANSI/BOMA's Defined Summary of Areas indicating the square footage by each delineated and defined area, and the percentage of the total defined area per the buildings total offer.

         D. Offeror shall submit three (3) color or black-line sets of 1/8"=1'-0" proposed ANSI/BOMA Office Building Assignment Drawings to TSA and three (3) sets on an 11" x 17" color or black-line format. The size of the ANSI/BOMA Office Building Assignment Drawings sheet size should not exceed 30" x 42". If the building floor plate does not fit the sheet format, then one sheet shall be submitted with the 1/8"=1'-0" scale plans and one plan showing the entire floor plate set at a designated scale.

         E. Title blocks per each plan shall indicate building name, building address, floor, scale of drawing, a bar scale, date issued, name of owner, address of owner, name and address of company generating ANSI/BOMA Assignment Drawings, and sheet numbers.

         F. An Executive Summary spreadsheet on 11" x 17' format showing the ANSI/BOMA Standard Method of Floor Measurement for Office Buildings Assignment Drawings used on each floor. The Global Summary of Areas shall include the following columns: Floor, Gross Building Area, Gross Measured Area, Major Vertical Penetrations, Floor BOMA rentable Area, Space ID, Useable Areas Floor Useable Area, Floor Common Area, Floor R/U Area, Floor R/U Ratio, Basic BOMA rentable Areas, Building BOMA rentable Area, Building R/U Ratio, BOMA rentable Area Total BOMA rentable Area. Refer to ANSI/BOMA Z65.1-1996 ANSI/BOMA Standard Method of Floor Measurement for Office Buildings Global Summary of Areas for example of format and information required.

         G. All formatting shall comply with other SFO requirements for AutoCAD generated plans.

         H. Based on the Offeror's submitted ANSI/BOMA Office Building Assignment Drawings; If the Government during the process of evaluation of an offer, lease negotiations, or occupancy discovers a site measurement or calculation with a difference greater than 2% of what the Offeror submitted, the Offeror shall pay for an independent, unbiased professional third party to resolve the issue at no cost to the Government and adjust any offer or lease to reflect the agreed upon results measured and calculated results.

4.11     FLOORS AND FLOOR LOAD (SEP 2000)(TSA SEP 2002)
         All adjoining floor areas shall be 1) of a common level not varying more than 1/4 inch over a 10-foot, 0-inch horizontal run, in accordance with the American Concrete Institute standards, 2) non-slip, and 3) acceptable to the Contracting Officer. Underfloor surfaces shall be smooth and level.

         A.       Acceptable Structural Systems
                  1. Open web steel joists are not acceptable as floor framing.

         B.       Structural Bay Sizes
                  1. Structural bay range of 18' x 18' to 40' x 40' module.




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                                       24

         C. Structural Design Criteria

            1. Live loading to meet the more stringent of the following design criteria, applicable building codes or ANSI/ASCE 7-95:

                a. Roof: 30 psf (minimum) Roof must have capability to support the following:

                    i.    Satellite dish.

                    ii. Antennas. (Provide clear and unobstructed radio signal pathways)

                    iii.  Generator

                    iv. Roof slab: must accommodate potential roof-mounted equipment and window washing equipment-mounting points.

                b.  Penthouse: 150 psf

                c. Office floor slab: 80 psf + 20 psf partition load with a minimum concentrated load of 2,000 lbs.

                d. Mechanical floor slab: 125 psf; loading dock floor slab: 400 psf.

                e. High density file areas: 150 psf. (To be paid out of tenant improvement allowance).

                f. Assume high-density file areas will comprise 4% of floor area.

                g. Written certification by registered professional engineer may be required. Calculations and structural drawings may also be required.


         2.  Floor framing systems.

             A. IN ACCORDANCE WITH ACI 117-90, FLOOR FINISH TOLERANCES (AS
                MEASURED WITH ASTM E 1155-87, STANDARD TEST METHOD FOR DETERMINING FLOOR FLATNESS AND LEVELNESS USING THE F NUMBER SYSTEM SHALL ACHIEVE A TEST AREA TOLERANCE OF FF=20 AND FL=15 WITH A "MINIMUM LOCAL F NUMBER" OF FF-15 AND FL=12. OFFERORS WHO ARE UNABLE TO MEET THE FLOOR FINISH TOLERANCES DESCRIBED IN ACI 117-90 AND ASTM E 1155-87 SHALL PROVIDE INFORMATION WITH REGARD TO HOW WELL THEIR FLOOR FINISH TOLERANCES MEET THESE STANDARDS. OFFICE SPACE MUST HAVE FLOOR TOLERANCES ACCEPTABLE TO THE CONTRACTING OFFICER.


4.12     EXITS AND ACCESS (SEP 1991)

         A. Vestibules shall be provided at public entrances and exits wherever weather conditions and heat loss are important factors for consideration. In the event of negative air pressure conditions, provisions shall be made for equalizing air pressure.

         B. Accessibility Requirements for Buildings and Facilities

            1. A power-operated door shall be provided at each entrance to public and common use toilet rooms.

            2. Stairs: all internal stairs used for existing and connecting/communicating shall meet the requirements of ANSI A
                117.1 Section 504.

            3. Areas of rescue assistance: all buildings shall contain areas of rescue assistance that shall comply with the technical and scope requirements of ADA.

            4. Maximum travel distance to closest toilet room from occupied space shall not exceed 300 walkable feet.


4.13 WINDOWS (SEP 2000) (NCR VARIATION (AUG 2002)) (TSA SEP 2002)

         A. Office space must have windows acceptable to the Contracting Officer in each exterior bay. All windows shall be weather-tight. Windows shall have a fixed sash.

         B. Operable windows that open shall be equipped with locks. Off-street, ground level windows and those accessible from fire escapes, adjacent roofs, and other structures that can be opened shall be fitted with a sturdy locking device.

4.14     ACCESSIBILITY (SEP 2000)

         The building, leased space, and areas serving the leased space shall be accessible to persons with disabilities in accordance with both the ADAAG (36 CFR Part 1191, App. A) and the UFAS (41 CFR Part 101-19.6, App. A). Where standards conflict, the more stringent shall apply.

4.15 LANDSCAPING (SEP 2000) (TSA SEP 2002)

         A. Where conditions permit, the site shall be landscaped for low maintenance and water conservation with plants that are either native or well-adapted to local growing conditions.

         B. Landscape management practices shall prevent pollution by:

            1. employing practices which avoid or minimize the need for fertilizers and pesticides;

            2. prohibiting the use of the 2, 4-Dichlorophenoxyacelic Acid (2,4-D) herbicide and organophosphates; and

            3.  composting/recycling all yard waste.

         C. The Lessor shall use landscaping products with recycled content as required by Environmental Protection Agency's (EPA's) Comprehensive Procurement Guidelines (CPG) for landscaping products. Refer to EPA's CPG web site, www.epa.gov/cpg.

         D. The Contracting Officer shall approve the landscaping to be provided.






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
5.0      ARCHITECTURAL FINISHES

5.1      RECYCLED CONTENT PRODUCTS (COMPREHENSIVE PROCUREMENT GUIDELINES)(SEP
         2000)
         A. The Lessor shall comply to the extent feasible with the Resource Conservation and Recovery Act (RCRA), Section 6002, 1976. The Lessor shall use recycled content products as indicated in this SFO and as designated by the U.S. Environmental Protection Agency (EPA) in the Comprehensive Procurement Guidelines (CPG), 40 CFR Part 247, and its accompanying Recovered Materials Advisory Notice (RMAN). The CPG lists the designated recycled content products. EPA also provides recommended levels of recycled content for these products. The list of designated products, EPA's recommendations, and lists of manufacturers and supplier of the products can be found at the www.epa.gov/cpg/products.htm web site.
         B. The Offeror, if unable to comply with both the CPG and RMAN lists, shall submit a request for waiver for each material to the Contracting Officer with Initial offers. The request for waiver shall be based on the following criteria.

                  1.       the cost of the recommended product is unreasonable;

                  2.       inadequate competition exists;

                  3. items are not available within a reasonable period of time; and

                  4.       items do not meet the SFO's performance standard.

5.2      ENVIRONMENTALLY PREFERABLE BUILDING PRODUCTS AND MATERIAL (SEP 2000)
         A. The Lessor shall use environmentally preferable products and materials where economically feasible. Environmentally preferable products have a lesser or reduced effect on human health and the environment when compared to other products and services that serve the same purpose.

         B. Refer to EPA's environmentally preferable products web site, www.epa.gov/opptntr/epp. In general, environmentally preferable products and materials do one or more of the following:

                  1. contain recycled material, are biobased, or have other positive environmental attributes;

                  2. minimize the consumption of resources, energy, or water;

                  3. prevent the creation of solid waste, air pollution, or water pollution; and

                  4. promote the use of non-toxic substances and avoid toxic materials or processes.

5.3      LAYOUT, FINISHES, AND COLORBOARDS (SEP 2000)(TSA SEP 2002)
         A.       All building finishes shall be for first class, modern space.

         B. The Lessor shall consult with the Contracting Officer prior to developing a minimum of three color boards to include coordinated samples of finishes for all interior elements such as paint, wall coverings, base covering, carpet, window treatments, laminates, and vinyl flooring. All samples provided shall be in compliance with specifications set forth elsewhere in this SFO. Required color boards shall be provided within fifteen working days of the request for such by the Contracting Officer. The color boards shall be approved by the Contracting Officer prior to installation. Upon Government review a selection of ONE color board shall be made within ten working days, and unless otherwise specified prior to lease award, the Offeror may assume that ONE color board will be accepted for all finishes in the entire space under lease. No substitutes may be made by the Lessor after the color board is selected.

         C. The Lessor will provide the Government with existing or proposed base building finishes and specification so the Government can coordinate tenant space design. Offeror shall provide an architectural rendering or digital photographs of the proposed or existing spaces as follows:

                         1.       Building Exterior.
                         2.       Building Main Lobby.
                         3.       Typical Elevator Lobby.
                         4.       Typical Restroom.
                         5.       Public Corridors.

5.4      WOOD PRODUCTS (SEP 2000)
         A. For all new installations of wood products, the Lessor is encouraged to use independently certified forest products. For information on certification and certified wood products, refer to the Forest Stewardship Council United States web site (www.fscus.org/) or the Certified Forest Products Council web site (www.certifiedwood.org/).

         B. New installations of wood products used under this contract shall not contain wood from endangered wood species, as listed by the Convention on International Trade in Endangered Species. The list of species can be found at the following web site: www.certifiedwood.org/Resources/CITES/CITESContent.html.



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
         C. Particle board, strawboard, and plywood materials shall comply with Department of Housing and Urban Development (HUD) standards for formaldehyde emission controls. Plywood materials shall not emit formaldehyde in excess of 0.2 parts per million (ppm), and particleboard materials shall not emit formaldehyde in excess of
             0.3 ppm.

5.5      ADHESIVES AND SEALANTS (SEP 2000)
         All adhesives employed on this project (including, but not limited to, adhesives for carpet, carpet tile, plastic laminate, wall coverings, adhesives for wood, or sealants) shall be those with the lowest possible VOC content below 20 grams per liter and which meet the requirements of the manufacturer of the products adhered or involved. The Lessor shall use adhesives and sealants with no formaldehyde or heavy metals.

5.6      INSULATION: THERMAL, ACOUSTIC, AND HVAC (SEP 2000)
         A. All insulation products shall contain recovered materials as required by EPA's CPG and related recycled content recommendations.

         B. No insulation installed with this project shall be material manufactured using chlorofluorocarbons (CFC's), nor shall CFC's be used in the installation of the product.

         C. All insulation containing fibrous materials exposed to air flow shall be rated for that exposure or shall be encapsulated.

         D. Insulating properties for all materials shall meet or exceed applicable industry standards. Polystyrene products shall meet American Society for Testing and Materials (ASTM) C578-91.

5.7      CEILINGS (SEP 2000)(TSA SEP 2002)
         A. Floor to Floor Heights
            1. General office areas, 8' (in existing construction), bulkheads that reduce ceiling height below 8' are not acceptable; desired use of indirect light fixture.

            2. Ceiling plenum clear space shall be sufficient for routing of duct work, sprinkler lines, lights, conduit, etc.

            3.  Main building entrance floor ceiling height minimum of 9'6".

         B. Prior to closing the ceiling, the Lessor shall coordinate with the Government for the installation of any items above the ceiling.

         C. Should the ceiling be installed in the Government-demised area prior to the Tenant Improvements, then the Lessor shall be responsible for all costs in regard to the disassembly, storage during alterations, and subsequent re-assembly of any of the ceiling components which may be required to complete the Tenant Improvements. The Lessor shall also bear the risk for any damage to the ceiling or any components thereof during the alterations.

         D. Ceilings shall be a flat plane in each room and shall be suspended with ample light fixtures and finished as follows unless an alternate equivalent is pre-approved by the Contracting Officer:


            1.  Restrooms. Plaster or pointed and taped gypsum board.

            2. Offices and Conference Rooms. Mineral and acoustical tile or lay in panels with textured or patterned surface and regular edges or an equivalent pre-approved by the Contracting Officer. Tiles or panels shall contain recycled content.

            3. Corridors and Eating/Galley Areas. Plaster or pointed and taped gypsum board or mineral acoustical tile.

         E. All newly installed building tiles must contain recycled materials.

5.8      WALL COVERINGS (SEP 2000)(TSA SEP 2002)
         A. BUILDING SHELL:
            1.  Physical Requirements.
                a. Prior to occupancy, all restrooms within the building common areas of the Government-occupied floors shall have 1) ceramic tile in splash areas and 2) vinyl wall covering not less than 13 ounces per square yard as specified in Federal Specification (FS) CCC-W-408C on remaining wall areas or an equivalent pre-approved by the Contracting Officer.

                b. Prior to occupancy, all elevator areas which access the Government-demised area and hallways accessing the Government-demised area shall be covered with vinyl wall coverings not less than 22 ounces per square yard as specified in FS CCC-W-408C or an equivalent pre-approved by the Contracting Officer.

            2. Replacement. All wall covering shall be maintained in "like new" condition for the life of the lease. Wall covering shall be replaced or repaired at the Lessor's expense any time during the Government's occupancy if it is torn, peeling or permanently stained; the ceramic tile in the restrooms shall be replaced or repaired if it is loose, chipped, broken, or permanently discolored. All repair and replacement work shall be done after working hours.

         B. TENANT IMPROVEMENT INFORMATION:

            1. In the event the Government chooses to install wall covering as part of the Tenant Improvement Allowance, the minimum standard is established as vinyl or polyolefin commercial wall covering weighting not less than 13 ounces per square yard as specified in FS CCC-W-408C or equivalent. The finish shall be pre-approved by the Contracting Officer.



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            2.  All wall covering in the Government-demised area shall be maintained in "like new" condition for the life of the lease. Repair or replacement of wall covering shall be at the Lessor's expense and shall include the moving and returning of furnishings, (except where wall covering has been damaged due to the negligence of the Government), any time during the occupancy by the Government if it is lorn, peeling, or permanently stained. All repair and replacement work shall be done after working hours.

         C. SAMPLES:
            1. The Lessor shall provide at least three samples of each type of wall covering to be installed for selection by the Contracting Officer.


5.9      PAINTING (SEP 2000)
         A. BUILDING SHELL:
            1. The Lessor shall bear the expense for all painting associated with the building shell. These areas shall include all common areas. Exterior perimeter walls and interior core walls within the Government-demised area shall be spackled and prime painted with low VOC primer. If any building shell areas are already painted prior to Tenant Improvements, then the Lessor shall repaint, at the Lessor's expense, as necessary during Tenant Improvements.

            2.  Public areas shall be painted at least every 3 years.


         B. TENANT IMPROVEMENT INFORMATION:
            1. Prior to occupancy, all surfaces within the Government-demised area which are designated by the Government for painting shall be newly finished in colors acceptable to the Government.

            2. Where feasible, reprocessed or consolidated latex paint with zero or low VOC shall be used in accordance with EPA's CPG on all painted surfaces. The type of paint shall be acceptable to the Contracting Officer. The Lessor shall follow the manufacturer's recommendations for the application and maintenance of all paint products.

            3. Painted surfaces shall be repainted at the Lessor's expense, including the moving and returning of furnishings, any time during the occupancy by the Government if it is peeling or permanently stained, except where damaged due to the negligence of the Government. All work shall be done after normal working hours as defined elsewhere in this SFO.

            4. If the Government desires cyclical repainting during the term of the lease, the cost will be borne by the Tenant Agency.

5.10     DOORS: EXTERIOR (SEP 2000)
         A. BUILDING SHELL:
            1. Exterior doors shall be provided at the Lessor's expense unless explicitly requested by the Government in addition to those provided by the Lessor. Exterior doors shall be weather-tight and shall open outward. Hinges, pivots, and pins shall be installed in a manner which prevents removal when the door is closed and locked.

            2. These doors shall have a minimum clear opening of 32" wide x 80" high (per leaf). Doors shall be heavy-duty, flush, 1) hollow steel construction, 2) solid-core wood, or 3) insulated tempered glass. As a minimum requirement, hollow steel doors shall be fully insulated, flush, #16-gauge hollow steel. Solid-core wood doors and hollow steel doors shall be at least 1-3/4 inches thick. Door assemblies shall be of durable finish and shall have an aesthetically-pleasing appearance acceptable to the Contracting Officer. The opening dimensions and operations shall conform to the governing building, fire safety, accessibility for the disabled, and energy codes and/or requirements.

            B.  Building Entrance and Exterior Doors

            1. Weather tight vestibule or revolving door, equalized air pressure.

            2. Commercial grade door and hardware, glazing clear safety glass that meets security requirements. If building entrance doors are integral to the design of the wall system, they shall be of equivalent performance, materials and aesthetics.

            3. Weathertight, equipped with automatic door closures, minimum 3' wide by 7' high, meet accessibility requirements.

            4. Hinges, pivots and pins installed to prevent removal when doors are closed and locked.

            5. Service doors steel, weathertight, equipped with automatic door closures, minimum 3' wide by 7' high, wide peripheral peephole, meet accessibility requirements.

5.11     DOORS: SUITE ENTRY (SEP 2000)
         A. TENANT IMPROVEMENT INFORMATION:
            Suite entry doors shall be provided as part of the Tenant Improvements at the Government's expense and shall have a minimum clear opening of 32" wide by 84" high (per leaf). Doors shall meet the requirements of being a flush, solid-core, 1-3/4-inch thick, wood door with a natural wood veneer face or an equivalent pre-approved by the Contracting Officer. Hollow core wood doors are not acceptable. They shall be operable by a single effort and shall be in accordance with National Building Code requirements. Doors shall be installed in a metal frame assembly, finished with a semi-gloss oil based paint finish.

5.12     DOORS: INTERIOR (SEP 2000)
         A. TENANT IMPROVEMENT INFORMATION:
            Doors within the Government-demised area shall be provided as part of the Tenant Improvements at the Government's expense and shall have a minimum clear opening of 32" wide by 84" high. Doors shall meet the requirements of being a flush, solid-core, wood door with a natural wood veneer face or an equivalent pre-approved by the Contracting Officer. Hollow core wood doors are


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          not acceptable. They shall be operable with a single effort and shall be in accordance with National Building Code requirements. Doors shall be installed in a metal frame assembly, primed and finished with a low VOC semi-gloss oil based paint with no formaldehyde.

5.13  DOORS: HARDWARE (SEP 2000)
      A.  BUILDING SHELL:
          Doors shalt have door handles or door pulls with heavy-weight hinges. All doors shall have corresponding door stops (wall- or floor-mounted) and silencers. All public use doors and toilet room doors shall be equipped with kick plates. Exterior doors and all common area doors shall have automatic door closers. All building exterior doors shall have locking devices installed to reasonably deter unauthorized entry. Properly rated and labeled fire door assemblies shall be installed on all fire egress doors.

      B.  TENANT IMPROVEMENT INFORMATION:
          Doors shall have door handles or door pulls with heavy-weight hinges. All doors shall have corresponding door stops (wall- or floor-mounted) and silencers. All door entrances leading into the Government-demised area from public corridors and exterior doors shall have automatic door closers. Doors designated by the Government shall be equipped with 6pin tumbler cylinder locks, and strike plates. All locks shall be master keyed. The Government shall be furnished with at least two master keys for each lock.

5.14  DOORS: IDENTIFICATION (SEP 2000)
      A.  BUILDING SHELL:
          All signage required in common area unrelated to tenant identification shall be provided and installed at the Lessor's expense.

      B.  TENANT IMPROVEMENT INFORMATION:
          Door identification shall be installed in approved locations adjacent to office entrances as part of the Tenant Improvement Allowance. The form of door identification shall be approved by the Contracting Officer.

      C.  All signage shall meet ADAAG and UFAS requirements.


5.15  PARTITIONS: GENERAL (SEP 2000)
      A.  BUILDING SHELL:
          Partitions in public areas shall be marble, granite, hardwood, sheetrock covered with durable vinyl wall covering, or an equivalent pre-approved by the Contracting Officer.

5.16  PARTITIONS: PERMANENT (SEP 2000)
      A.  BUILDING SHELL:
          Permanent partitions shall extend from the structural floor slab to the structural ceiling slab. They shall be provided by the Lessor at the Lessor's expense as necessary to surround the Government-demised area, stairs, corridors, elevator shafts, toilet rooms, all columns, and janitor closets. They shall have a flame spread rating of 25 or less and a smoke development rating of 50 or less (ASTM E-84). Stairs, elevators, and other floor openings shall be enclosed by partitions and shall have the fire resistance required by National Fire Protection Association (NFPA) Standard 101, Life Safety Code.


5.17  PARTITIONS: SUBDIVIDING (SEP 2000)
      A.  BUILDING SHELL:
          Any demolition of existing improvements which is necessary to satisfy the government's layout shall be done at the Lessor's expense.

      B.  TENANT IMPROVEMENT INFORMATION:
          1. Office subdividing partitions shall comply with applicable building codes and local requirements and shall be provided at the expense of the Government. Partitioning shall extend from the finished floor to the finished ceiling and shall be designed to provide a sound transmission class (STC) of 37. Partitioning shall be installed by the Lessor at locations to be determined by the Government drawings. They shall have a flame spread rating of 25 or less and a smoke development rating of 50 or less (ASTM E-84).

          2. HVAC shall be rebalanced. Sprinkler heads, building speaker system, fire alarms and lighting shall be repositioned, as appropriate, after installation of partitions to comply with national, state and local codes.

          3. Partitioning requirements may be met with existing partitions if they meet the Government's standards and layout requirements.

5.18  FLOOR COVERING AND PERIMETERS (SEP 2000) (TSA SEP 2002)
      A.  BUILDING SHELL:
          1. Exposed interior floors in primary entrances and lobbies shall be marble, granite, terrazzo, or an equivalent pre-approved by the Contracting Officer. Exposed interior floors in secondary entrances, elevator lobbies, and primary interior corridors shall be high-grade carpet, marble, granite, terrazzo, durable vinyl composite tile, or an equivalent pre-approved by the Contracting Officer. Resilient flooring, or an equivalent pre-approved by the Contracting Officer, shall be used in telecommunications rooms. Floor perimeters at partitions shall have wood, rubber, vinyl, marble, carpet base, or an equivalent pre-approved by the Contracting Officer.



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          2.   Terrazzo, unglazed ceramic tile, recycled glass tile, and/or quarry tile shall be used in all toilet and service areas unless another covering is pre-approved by the Contracting Officer.

      B.  CARPET - REPAIR OR REPLACEMENT:
          1. Except when damaged by the Government, the Lessor shall repair or replace carpet at the Lessor's expense at any time during the lease term when:

               a.   backing or underlayment is exposed;

               b.   there are noticeable variations in surface color or texture;
                    or

               c.   tears and tripping hazards are present.

          2. Repair or replacement shall include the moving and returning of furnishings. Work shall be performed after normal working hours as defined elsewhere in this SFO.

      C.  RESILIENT FLOORING - REPAIR OR REPLACEMENT:
          1. Except when damaged by the Government, the Lessor shall repair or replace resilient flooring at the Lessor expense at any time during the lease term when:

               a. It has curls, upturned edges, or other noticeable variations in texture.

          2. Repair or replacement shall include the moving and returning of furnishings. Work shall be performed after normal working hours as defined elsewhere in this SFO.

      D.  TENANT IMPROVEMENT INFORMATION:
          1. Floor covering shall be either carpet or resilient flooring, as specified in the Government's drawings. Floor perimeters at partitions shall have wood, rubber, vinyl, carpet base, or an equivalent pre-approved by the Contracting Officer.

          2. The use of existing carpet may be approved by the Contracting Officer; however, existing carpet shall be repaired, stretched, and cleaned before occupancy and shall meet the static buildup requirement for new carpet.

          3. If the Government requires restrooms and/or shower rooms in the Government-demised area, floor covering shall be terrazzo, unglazed ceramic tile, and/or quarry tile.

      E.  INSTALLATION:
          Floor covering shall be installed in accordance with manufacturing instructions to lay smoothly and evenly.

      F.  SAMPLES:
          Finishes will be part of the construction documents. When floor covering is to be newly installed or changed, the Government will provide the Lessor with carpet sample selected. No substitutes may be made by the Lessor after sample selection.


5.19  CARPET: BROADLOOM (SEP 2000)
      A. Any carpet to be newly installed shall meet the following specifications:

          1. Pile Yarn Content. Pile yarn content shall be staple filament or continuous filament branded by a fiber producer (e.g., Allied, DuPont, Monsanto, BASF, Talisman Mills, woolblend), soil-hiding nylon, or wool nylon blends or polyethylene terephthalate (PET) resin.

          2. Environmental Requirements. The Lessor shall use carpet that meets the "Green Label" requirements of the Carpet and Rug Institute unless an exception is granted by the Contracting Officer.

          3. Carpet Pile Construction. Carpet pile construction shall be level loop, textured loop, level cut pile, or level cut/uncut pile.

          4. Pile Weight. Pile weight shall be a minimum of 26 ounces per square yard for level-loop or textured-loop construction. Pile weight shall be a minimum weight of 32 ounces per square yard for level-cut/uncut construction.

          5. Secondary Back. The secondary back shall be jute or synthetic fiber for glue-down installation.

          6. Density. The density shall be 100 percent nylon (loop and cut pile) with a minimum of 4,000; other fibers, including blends and combinations with a minimum of 4,500.

          7. Pile Height. The maximum pile height shall be 1/2 inch (13mm). Exposed edges of carpet shall be fastened to floor surfaces and shall have trim along the entire length of the exposed edge.

5.20  CARPET TILE (SEP 2000)
      A. Any carpet to be newly installed shall meet the following specifications:

          1. Pile Yarn Content. Pile yarn content shall be staple filament or continuous filament branded by a fiber producer (e.g., Allied, DuPont, Monsanto, BASF, soil-hiding nylon or polyethylene terephthalate (PET) resin.






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

          2. Environmental Requirements. The Lessor shall use carpet that meets the "Green Label" requirements of the Carpet and Rug Institute unless an exception is granted by the Contracting Officer.

          3. Carpet Pile Construction Carpet pile construction shall be tufted level loop, level cut pile, or level cut/uncut pile.

          4. Pile Weight. Pile weight shall be a minimum of 26 ounces per square yard for level loop and cut pile. Pile weight shall be a minimum of 32 ounces per square yard for plush and twist.

          5. Secondary Back. The secondary back shall be polyvinyl chloride, ethylene vinyl acetate, polyurethane, polyethylene, bitumen, or olefinic hardback reinforced with fiberglass.

          6. Total Weight. Total weight shall be a minimum of 130 ounces per square yard.

          7. Density. The density shall be 100 percent nylon (loop and cut pile) with a minimum of 4,000; other fibers, including blends and combinations with a minimum of 4,500.

          8. Pile Height. The minimum pile height shall be 1/8 inch. The combined thickness of the pile, cushion, and backing height shall not exceed 1/2 inch (13 mm).

          9. Static Buildup. Static buildup shall be a maximum of 3.5 kilovolt, when tested in accordance with AATCC-134.

          10. Carpet Construction. Carpet construction shall be a minimum of 64 tufts per square inch.

5.21  ACOUSTICAL REQUIREMENTS (SEP 2000)
      A.  BUILDING SHELL:
          1. Reverberation Control. Ceilings in carpeted space shall have a noise reduction coefficient (NRC) of not less than 0.55 in accordance with ASTM C-423. Ceilings in offices, conference rooms, and corridors having resilient flooring shall have an NRC of not less than 0.65.

          2. Ambient Noise Control. Ambient noise from mechanical equipment shall not exceed noise criteria curve (NC) 35 in accordance with the ASHRAE Handbook of Fundamentals in offices and conference rooms; NC 40 in corridors, cafeterias, lobbies, and toilets; NC 50 in other spaces.

          3. Noise Isolation. Rooms separated from adjacent spaces by ceiling-high partitions (not including doors) shall not be less than the following noise isolation class (NIC) standards when tested in accordance with ASTM E-336:

               a.   Conference rooms   NIC 40
               b.   Offices            NIC 35

          4.   Testing.
               a. The Contracting Officer may require, at no cost to the Government, test reports by a qualified acoustical consultant showing that accoustical requirements have been met.

               b. The requirements of this paragraph shall take precedence over any additional specifications in this SFO if there is a conflict.

5.22  WINDOW COVERINGS (SEP 2000)
      A.  BUILDING SHELL:
          1. Window Blinds. All exterior windows shall be equipped with window blinds in new or like new condition, which shall be provided as part of the Tenant improvement Allowance. The blinds may be aluminum or plastic vertical blinds or horizontal blinds with aluminum slats of 1-inch width or less or an equivalent pre-approved by the Contracting Officer. The window blinds shall have non-corroding mechanisms and synthetic tapes. Color selection will be made by the Contracting Officer.


      B.  TENANT IMPROVEMENT INFORMATION:
          1. Draperies. If draperies are required, the following minimum specifications shall apply:

               a. Fabrics shall be lined with either white or off-white plain lining fabric suited to the drapery fabric weight. Draperies shall be either floor-, apron-, or sill-length, as specified by the Government, and shall be wide enough to cover window and trim. Draperies shall be hung with drapery hooks on well-anchored heavy duty traverse rods. Traverse rods shall draw from either the center, right, or left side.


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

               b. Construction. Any draperies to be newly installed, shall be made as follows:

                       i. fullness of 100 percent, including overlap, side hems,
                          and necessary returns;
                      ii. double headings of 4 inches turned over a 4-inch
                          permanently finished stiffener;
                     iii. doubled side hems of 1-1/2 inches; 4-inch doubled and blind stitched bottom hems;
                      iv. three-fold pinch pleats;
                       v. safety stitched intermediate seams;
                      vi. matched patterns;
                     vii. tacked corners; and
                    viii. no raw edges or exposed seams.

               c. Use of existing draperies must be approved by the Contracting Officer.

          2. Samples. A minimum of three patterns and colors shall be made available to the Government for selection; shading of sample fabric shall not vary markedly from that of the final product.


5.23  BUILDING DIRECTORY (SEP 2000)
      A.  BUILDING SHELL:
          1. A tamper-proof directory with lock shall be provided in the building lobby listing the Government agency(ies). It must be acceptable to the Contracting Officer.


5.24  FLAG POLE (SEP 2000)
      A.  BUILDING SHELL:
          1. If the Government is the sole occupant of the building, a flag pole shall be provided at a location to be approved by the contracting officer. The flag will be provided by the Government. This requirement may be waived if determined inappropriate by the Government.



5.25  EXTERNAL SIGNAGE
      The Government shall have the right to place exterior signage on the building facade on any one of the upper four corners of the building or other approved location, subject to existing signage and local regulation. Any signage will be the Government's sole cost.




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
6.0      MECHANICAL, ELECTRICAL, PLUMBING

6.1      MECHANICAL, ELECTRICAL, PLUMBING: GENERAL (SEP 2000)
         A.       BUILDING SHELL:
                  The Lessor shall provide and operate all building equipment and systems in accordance with applicable technical publications, manuals, and standard procedures. Mains, lines, and meters for utilities shall be provided by the Lessor. Exposed ducts, piping, and conduits are not permitted in office space.

6.2      ENERGY COST SAVINGS (SEP 2000)
         A. The Offeror is encouraged to use 1) Energy Savings Performance Contracts (ESPC) or 2) utility agreements to achieve, maintain, and/or exceed the ENERGY STAR Benchmark Score of 75. The Offeror is encouraged to include shared savings in the offer as a result of energy upgrades where applicable. The ENERGY STAR Online Benchmark Tool can be found at the www.epa.gov/energystar web site.

         B. All new construction shall achieve an ENERGY STAR Building Label within 1 year after reaching 95 percent occupancy and will continue to retain the ENERGY STAR Building Label if the level of performance is maintained.

         C. The Offeror may obtain a list of energy service companies qualified under the Energy Policy Act to perform ESPC, as well as additional information on cost-effective energy efficiency, renewables, and water conservation. For the ESPC qualified list, refer to the www.eren.doe.gov/femp web site, or call the FEMP Help Desk at 1-800-566-2877.

6.3       DRINKING FOUNTAINS (SEP 2000)
          A.      BUILDING SHELL:
                  The Lessor shall provide, on each floor of office space, a minimum of one chilled drinking fountain within every 150 feet, 0 inches of travel distance.

6.4       TOILET ROOMS (SEP 2000)
          A.      BUILDING SHELL:
                  1. Separate toilet facilities for men and women shall be provided on each floor occupied by the Government in the building. The facilities shall be located so that employees will not be required to travel more than 200 feet, 0 inches on one floor to reach the toilets. Each toilet room shall have sufficient water closets enclosed with modern stall partitions and doors, urinals (in men's room), and hot (set in accordance with applicable building codes) and cold water. Water closets and urinals shall not be visible when the exterior door is open.

                  2. Each main toilet room shall contain the following equipment:

                           a.       a mirror above the lavatory;

                           b. a toilet paper dispenser in each water closet stall, that will hold at least two rolls and allow easy, unrestricted dispensing;

                           c. a coat hook on the inside face of the door to each water closet stall and on several wall locations by the lavatories;

                           d. at least one modern paper towel dispenser, soap dispenser, and waste receptacle for every two lavatories;

                           e. a coin-operated sanitary napkin dispenser in women's toilet rooms with a waste receptacle for each water closet stall;

                           f. ceramic tile, recycled glass tile, or comparable wainscot from the floor to a minimum height of 4 feet, 6 inches;

                           g.       a disposable toilet seat cover dispenser;
                                    and

                           h. a counter area of at least 2 feet, 0 inches in length, exclusive of the lavatories (however, it may be attached to the lavatories) with a mirror above and a ground fault interrupt-type convenience outlet located adjacent to the counter area.

         B. If newly installed, toilet partitions shall be made from recovered materials as listed in EPA's CPG.

6.5      TOILET ROOMS: FIXTURE SCHEDULE (SEP 2000)(TSA SEP 2002)
         A.       BUILDING SHELL:

                  1. The toilet fixtures shall be provided in conformance to the International Plumbing Code.

                  2.       For new installations:

                           a. Water closets shall not use more than 1.6 gallons per flush.

                           b. Urinals shall not use more than 1.0 gallons per flush.


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
                           c. Faucets shall not use more than 2.5 gallons per minute at a flowing water pressure of 80 pounds per square inch.

                  3. All work under this SFO shall be in compliance with the International Plumbing Code.

6.6      JANITOR CLOSETS (SEP 2000)
         A.       BUILDING SHELL:
                  Janitor closets with service sink, hot and cold water, and ample storage for cleaning equipment, materials, and supplies shall be provided on all floors. Each janitor closet door shall be fitted with an automatic deadlocking latch bolt with a minimum throw of 1/2 inch.

6.7      HEATING AND AIR CONDITIONING (SEP 2000)
         A.       BUILDING SHELL:
                  1. Temperatures shall conform to local commercial equivalent temperature levels and operating practices in order to maximize tenant satisfaction. These temperatures shall be maintained throughout the leased premises and service areas, regardless of outside temperatures, during the hours of operation specified in the lease.

                  2. During non-working hours, heating temperatures shall be set no higher than 55' Fahrenheit, and air conditioning shall not be provided except as necessary to return space temperatures to a suitable level for the beginning of working hours. Thermostats shall be secured from manual operation by key or locked cage. A key shall be provided to the Government Field Office Manager.

                  3. Areas having excessive heat gain or heat loss, or affected by solar radiation at different times of the day, shall be independently controlled.

                  4. Equipment Performance. Temperature control for office spaces shall be assured by concealed central heating and air conditioning equipment. The equipment shall maintain space temperature control over a range of internal load fluctuations of plus 0.5 W/sq.ft. to minus 1.5 W/sq.ft. from initial design requirements of the tenant.

                  5. HVAC Use During Construction. The permanent HVAC system may be used to move both supply and return air during the construction process only if the following conditions are met:

                           a. a complete air filtration system with 60 percent efficiency filters is installed and properly maintained;

                           b.       no permanent diffusers are used;

                           c.       no plenum-type return air system is
                                    employed;

                           d. the HVAC duct system is adequately sealed to prevent the spread of airborne particulate and other contaminants; and

                           e. following the building "flush-out," all duct systems are vacuumed with portable high-efficiency particulate arrestance
                                    (HEPA) vacuums and documented clean in
                                    accordance with National Air Duct Cleaners
                                    Association (NADCA) specifications.

                  6. Ductwork Re-use and Cleaning. Any ductwork to be reused and/or to remain in place shall be cleaned, tested, and demonstrated to be clean in accordance with the standards set forth by NADCA. The cleaning, testing, and demonstration shall occur immediately prior to Government occupancy to avoid contamination from construction dust and other airborne particulates.

                  7. Insulation. All insulation shall contain recovered materials as required by EPA's CPG and related recycled content recommendations.

                  8. The Lessor shall conduct HVAC system balancing after any HVAC system alterations during the term of the lease and shall make a reasonable attempt to schedule major construction outside of office hours. Lessor shall provide balancing reports to the government for approval by the Government's mechanical engineer/technical representatives.

         B.       TENANT IMPROVEMENT INFORMATION:

                  1. Zone Control. Individual thermostat control shall be provided for office space with control areas not to exceed 800 ANSI/BOMA Office Area square feet. Areas which routinely have extended hours of operation shall be environmentally controlled through dedicated heating and air conditioning equipment. Special purpose areas (such as photocopy centers, large conference rooms, computer rooms, etc.) with an internal cooling load in excess of 5 tons shall be independently controlled. Concealed package air conditioning equipment shall be provided to meet localized spot cooling of tenant special equipment. Portable space heaters are prohibited from use.

6.8      VENTILATION (SEP 2000)(TSA SEP 2002)

         A. BUILDING SHELL: During working hours in periods of heating and cooling, ventilation shall be provided in accordance with the latest edition of ANSI/ASHRAE Standard 62, Ventilation for Acceptable Indoor Air Quality to minimize risk.

         B. BUILDING SHELL: Air filtration shall be provided and maintained with filters having a minimum efficiency rating as determined by ANSI/ASHRAE Standard 52.2, "Method of Testing General Ventilation Air Cleaning Devices for Removal Efficiency by Particle



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
                  Size. Pre-filters shall be 30 percent efficient. Final filters shall be 80 percent to 85 percent efficient for particles at 3 microns.

         C. BUILDING SHELL: Where the Lessor proposes that the Government shall pay utilities, the following shall apply:

                  1. An automatic air or water economizer cycle shall be provided to all air handling equipment, and

                  2. The building shall have a fully functional building automation system capable of control, regulation, and monitoring of all environmental conditioning equipment. The building automation system shall be fully supported by a service and maintenance contract.

                  4. TENANT IMPROVEMENT INFORMATION: Conference rooms of 300 ANSI/BOMA rentable square feet or greater shall be provided with dedicated source of ventilation or be fitted with air handling equipment with smoke/odor removing filters.

6.9      VENTILATION: TOILET ROOMS (DEC 1993)
         BUILDING SHELL: Toilet rooms shall be properly exhausted, with a minimum of 10 air changes per hour.

6.10     ELECTRICAL: GENERAL (SEP 2000)
         BUILDING SHELL: The Lessor shall be responsible for meeting the applicable requirements of local codes and ordinances. When codes conflict, the more stringent standard shall apply. Main service facilities shall be enclosed. The enclosure may not be used for storage or other purposes and shall have door(s) fitted with an automatic deadlocking latch bolt with a minimum throw of 1/2 inch. Distribution panels shall be circuit breaker type with 10 percent spare power load and circuits.

6.11     ELECTRICAL: DISTRIBUTION (SEP 2000)
         A.       BUILDING SHELL:
                  1. Main power distribution switchboards and distribution and lighting panel boards shall be circuit breaker type with copper buses that are properly rated to provide the calculated fault circuits. All power distribution panel boards shall be supplied with separate equipment ground buses. All power distribution equipment shall be required to handle the actual specified and projected loads plus 10 percent spare load capacity. Distribution panels are required to accommodate circuit breakers for the actual calculated needs plus 10 percent spare circuits that will be equivalent to the majority of other circuit breakers in the panel system. All floors shall have 120/208 V, 3-phase, 4-wire with bond, 60-hertz electric service available.

                  2. Main distribution for standard office occupancy shall be provided at the Lessor's expense. In no event shall such power distribution (not including lighting and HVAC) for the Government-demised area fall below seven(7) W per ANSI/BOMA rentable square foot.

                  3. Convenience outlets shall be installed in accordance with NFPA Standard 70, National Electrical Code, or local code, whichever is more stringent.

         B.       Provide and install
                  1. All lighting normal and emergency supply systems in all lobbies, electrical rooms and other base building spaces.
                  2. Wire distributions system (i.e. access floor, ladder-type cable raceways, cellular floor duct etc.) capable of supporting the telecommunication, data, video, security, life safety, and building automation system requirements.
                  3. Power distribution from utility sources to all distributed electrical rooms; electrical distribution shall be 480/277 V.
                  4. 480/277 V and 120/208 V normal power, emergency power and standby power systems with capacity to support the Fit-Out power and lighting loads in all occupiable spaces, terminated in branch panelboards.
                  5. All electrical equipment shall have minimum of 22-year life expectancy.

         C.       Provisions
                  1. Space within building for housing batteries and UPS and additional standby generator power, equipment to be obtained through Tenant Improvement Allowance.
                  2.       Empty conduits from UPS location to computer room.

         D.       TENANT IMPROVEMENT INFORMATION
                  1. All electrical outlets shall be installed by the Lessor in accordance with the construction drawings. All electrical outlets shall be installed in accordance with NFPA Standard 70, or local code, whichever is more stringent.

                  2. All tenant outlets shall be marked and coded for ease of wire tracing; outlets shall be circuited separately from lighting. All floor outlets shall be flush with the plane of the finished floor.

                  3. The Lessor shall ensure that outlets and associated wiring (for electricity) to the workstation(s) shall be safely concealed in partitions, ceiling plenums, in recessed floor ducts, under raised flooring, or by use of a method acceptable to the Contracting Officer. In any case, cable on the floor surface shall be minimized.

6.12 ELECTRICAL: ADDITIONAL DISTRIBUTION SPECIFICATIONS If the Offeror proposes that building maintenance will be the responsibility of the Government, the Lessor shall provide duplex utility outlets in toilets, corridors, and dispensing areas for maintenance purposes at no cost to the Government. Fuses and circuit breakers shall be plainly marked or labeled to identify circuits or equipment supplied through them.



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


6.13  TELECOMMUNICATIONS: DISTRIBUTION AND EQUIPMENT (SEP 2000)(TSA SEP 2002)
      A.  BUILDING SHELL:
          1. Sufficient space shall be provided on the floor(s) where the Government occupies space for the purposes of terminating telecommunications service into the building. The building's telecommunications closets located on all floors shall be vertically-stacked. Telecommunications switchrooms, wire closets, and related spaces shall be enclosed. The enclosure shall not be used for storage or other purposes and shall have door(s) fitted with an automatic door-closer and deadlocking latch bolt with a minimum throw of 1/2 inch.

          2. Telecommunications switchrooms, wire closets, and related spaces shall meet applicable Telecommunications Industry Association
               (TIA) and Electronic Industries Alliance (EIA) standards. These standards include the following:

               a. TIA/EIA-568, Commercial Building Telecommunications Cabling Standard,

               b.   TIA/EIA-569, Commercial Building Standard for
                    Telecommunications Pathways and Spaces,

               c.   TIA/EIA-570, Residential and Light Commercial
                    Telecommunications Wiring Standard, and

               d. TIA/EIA-571, Commercial Building Grounding and Bonding Requirements for Telecommunications Standard.

          3. Telecommunications switchrooms, wire closets, and related spaces shall meet applicable NFPA standards. Bonding and grounding shall be in accordance with NFPA Standard 70, National Electrical Code, and other applicable NFPA standards and/or local code requirements.

     B.   TENANT IMPROVEMENT INFORMATION:
          Telecommunications floor or wall outlets shall be provided as required. The Lessor shall ensure that all outlets and associated wiring, copper, coaxial cable, optical fiber, or other transmission medium used to transmit telecommunications (voice, data, video, Internet, or other emerging technologies) service to the workstation shall be safely concealed under raised floors, in floor ducts, walls, columns, or molding. All outlets/junction boxes shall be provided with rings and pull strings to facilitate the installation of cable. Some transmission medium may require special conduit, inner duct, or shielding as specified by the Government.

6.14  TELECOMMUNICATIONS: LOCAL EXCHANGE ACCESS (SEP 2000)
      A.  BUILDING SHELL:
          1. The Government reserves the right to contract its own telecommunications (voice, data, video, Internet or other emerging technologies) service in the space to be leased. The Government may contract with one or more parties to have inside wiring (or other transmission medium) and telecommunications equipment installed.

          2. The Lessor shall allow the Government's designated telecommunications providers access to utilize existing building wiring to connect its services to the Government's space. If the existing building wiring is insufficient to handle the transmission requirements of the Government's designated telecommunications providers, the Lessor shall provide access from the point of entry into the building to the Government's floor space, subject to any inherent limitations in the pathway involved.

          3. The Lessor shall allow the Government's designated telecommunications providers to affix telecommunications antennae (high frequency, mobile, microwave, satellite, or other emerging technologies), subject to weight and wind load conditions, to roof, parapet, or building envelope as required. Access from the antenna(e) to the leased space shall be provided.

          4. The Lessor shall allow Government's designated telecommunications providers to affix antennae and transmission devices throughout its leased space and in appropriate common areas frequented by the Government's employees so as to allow the use of wireless telephones and communications devices necessary to conduct business.

      B.  TENANT IMPROVEMENT INFORMATION:
          Should the Government's security requirements require sealed conduit to house the telecommunications transmission medium, the Lessor shall provide such conduit at the expense of the Government.



6.15  DATA REQUIREMENTS (SEP 2000)(TSA SEP 2002)
      A.  TENANT IMPROVEMENT INFORMATION:
          The Government shall at its expense be responsible for purchasing and installing data cable. However, the Government reserves the right to include the purchasing and installing of data cable in Lessor's construction package. The Lessor shall ensure that data outlets and associated wiring used to transmit data to workstations shall be safely concealed in floor ducts, walls, columns, or below access flooring. The Lessor shall provide outlets, which shall include rings and pull strings to facilitate the installation of the data cable. When cable consists of multiple runs, the Lessor shall provide ladder-type cable trays to insure that Government-provided cable does not come into contact with suspended ceilings. Cable trays shall form a loop around the perimeter of the Government-demised area such that they are within a 30-foot, 0-inch horizontal distance of any single drop.

     B. TSA utilizes permanent and temporary installations of network technology throughout its information technology infrastructure. The installation of a sound cable plant is essential for the successful operation and interoperability of these networks.

     C.   Cable Installation
          1. Unless otherwise noted, cabling installed shall conform to the following:
               a. TIA/EIA-568B building wiring standard for the RJ-45 work station interfaces and data cabling.
               b. International Standards Organization (ISO) Standard 11801 for Category 5E cables.


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
                 c. All Category 5E cabling installed for this contract must achieve 10 dB ACR at 200 MHz.
                 d. All Category 5E cabling installed under this contract shall conform to EIA/TIA TSB67 cable testing criteria.
                 e. Category 5E (CAT5E) cable - The contractor shall use 24 AWG, 4 pair Category 5E cable with color jacks as specified by the agency.
                 f. Duplex jacks shall have pull strings installed at each location noted on the floor plan, color coded with white or ivory faceplates.

       D.        Labeling:
                 1.       Each cable installed will have a unique label.
                 2. The contractor will use the room number as the unique label for each cable. In the event that a room has more than one cable terminating in it, the contractor shall label all cables according to building and closet room #, followed by numerical jack # and a notation of voice or data jack (e.g. JDOE-12234-01V would mean John Doe building, closet 234 on floor 12, voice jack #0).
                 3. The contractor will only use machine-generated labels. The Government will NOT accept handwritten labels on any portion of this contract.

       E.        Patch Panels:
                 1. The front of each patch panel will be machine labeled indicating each cable installed on the patch panel.

       F.        Wall Plates:
                 1. Each wall plate will be labeled indicating all cables terminated at that location.
                 2. The labels used for wall plates shall consist of black lettering with a white or clear background.

       G. Cable Installation qualities (These are preliminary estimates.):
                 1. Install 300 pairs of telephone tie cable between the nearest outside wire closet and main CER through conduit.
                 2. Install 25 pair telephone tie cable between the CER and the conference room.
                 3. Install 200 pair telephone tie cable between the outside wire closet and the computer room through conduit.
                 4. Install 50 pair telephone tie cable between the outside wire closet and each CER through.

       H.        Cables:
                 1. All cables will be fitted with machine-generated labels at each end of the event that a cable is pulled away from a patch panel or wall plate.
                 2. The label installed at the patch panel end shall be within one inch of termination and should reflect the unique cable identifier.
                 3. The label installed on the cable at the remote end will be within 4 inches of termination.

        I.       Conduit:
                 1. One (1) each, 4-inch EMT conduit between the main CER and the nearest outside wire closet with caps on both ends.
                 2. Two (2) each, 3 inch EMT conduits between the outside wire closet and the computer room.
                 3. Two (2) each, 3 inch EMT conduits within TSA controlled space (locations to be determined) stubbed out 6 inches above the ceiling to outside wire closet.
                 4. Conduits from the 1/2 "EMT voice/data outlets to 6" stub up above the ceiling.

       J.        Communications Closet (CER)
                 1. Provide CER for vertical and horizontal wire distribution system capable of supporting telecomm., data, and video network. provide one CER for every 25,000 sf of space, wiring runs do not exceed 295" from the farthest connection, no more than 500' of separation between CERs, each CER shall be at least 10'x15', free of building columns.
                 2. Equipment such as piping ductwork, custodial services and distribution of building power must not be located in or pass through the CER.
                 3. Vertically stacked CERs shall have eight 4" non-corrosive steel sleeves for vertical risers, multiple CERs located on the same floor shall be Interconnected with a minimum of one 3" conduit, all conduits shall have pull boxes installed every 100'.
                 4. Provide two dedicated 120V/20 amp designated ground circuit service quadraplex receptacle on emergency generator, and one telecommunications grounding busbar.
                 5.       Provide a minimum of 50 fc lighting measured at 3'
                          AFF.
                 6. Provide dedicated 24 hour/7 days a week cooling for CER.


        K.       Patch panels:
                 1.       All patch panels shall have 48 ports.
                 2.       Homaco MJPC5-35TB or equivalent.
                 3. The use of any patch panels other than the one listed must be approved in advance by the COTR or designated program manager of TSA.

        L.       Wire Management Panels:
                 1. Wire management panels shall separate all patch panels associated with this installation.
                 2.       HFM-19-2 or equivalent for separating patch panels.
                 3. The top wire management panel in each relay rack shall be Homaco HFM-19-1SRC or equivalent.
                 4. The use of any wire management panels other than the ones listed must be approved in advance by the COTR or designated program manager of TSA.

        M.       Horizontal pathway systems.
                 1. Provisions must be made to accommodate future tenant build-out of horizontal pathway distribution system, installed above the finished ceiling in tenant areas and corridors, Lessor to provide sufficient space to accommodate the installation of cable trays above suspended ceilings without impacted duct placements or ceiling heights.


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                                       37                  LESSOR         GOV'T

      N.  Cable Jacks:
          1. All cables shall be terminated on "keystone style" RJ45 jacks, and be mounted in faceplates.
          2. All jacks associated with this installation shall be wired to the T568B wiring standard.

      O.  Faceplates:
          1. All cables shall be mounted in faceplates, and all faceplates shall be attached to the wall in a secure manner.
          2. All faceplates shall be almond or white in color, and clearly labeled.

      P.  Racks:
          1. Aluminum relay racks must be installed to the following specifications.
               a.   Homaco 19-84-T2SD*B or equivalent.
               b. The use of any relay racks other than the one listed must be approved in advance by the COTR or designated program manager.
               c. Each rack will be secured to the floor and to the ceiling to ensure stability.
               d. The floor mounting of the racks shall utilize a minimum of 1/2 all thread.
               e. If cables are run into the rack from the ceiling, the contractor shall install two 4" conduits above the main rack.
               f. All cables terminated on this rack shall run through the 4" "stub outs."
               g. The contractor shall be responsible for grounding each rack to a building ground.
               h. If multiple racks are installed, all racks will be secured to each other.
               i. The contractor will install all racks with a minimum of three-foot clearance for the front and back of each relay rack.

      Q.  Ladder Rack:
          1. The contractor shall install ladder rack to interconnect the relay rack(s), and to connect the relay rack to the wall for easy extension of cables and circuits.

      R.  Installation Schedule:
          1. The contractor shall complete the work within the time frame per each phase from contract award to complete the physical installation and testing of the cable plant.

      S.  Cable:
          1. Category 5E -- The contractor shall furnish and install all materials needed. Quantity of Category 5E rated cables to be determined.
          2. All cables installed shall originate in the communications closet.

      T.  Multi-Mode Fiber:
          1. The contractor shall install a two (2) 12-strand SC-SC multi-mode fiber pull from CER to the Data Center running on diverse paths.
          2.   For distances over 500' use single mode fiber (not multimode).

      U.  Test Results:
          1. The contractor will test all cables and certify that all cables installed will pass data as outlined in the EIA/TIA TSB67 cable testing criteria.
          2. Immediately after contract award, the contractor will submit a draft test plan that outlines how all cable test results will be presented to TSA.
          3. The COTR or designated program manager must approve the test plan.
          4. The final test results report shall be presented to TSA no later than 30 days after the installation of all cables.

      V.  Documentation:
          1. The contractor shall prepare as-built documentation of this cable plant.
          2.   The contractor shall submit a draft Cable Documentation Plan to the COTR or designated program manager before starting work.
          3.   The final test results from this installation shall be presented to TSA in an electronic spreadsheet using current version or
               Microsoft Office Excel.
          4. This spreadsheet shall define the cable number, room number, length of each run, and test results for each cable.
          5. The contractor will generate and supply four copies of CADD drawings of the floor plans (24" x 36 for this office and supply three copies of elevation drawings of each CER installed by the contractor.
          6. The CADD drawings shall include the placement of all walls, doorways, and include the location and unique identifier of each cable.
               a. The contractor shall mount one laminated 24"x 36" copy of the CADD drawings in the CER.
               b. The CADD drawings will also be supplied to TSA in electronic and hardcopy format and must be compatible with Auto Desk AutoCAD. Provide two (2) electronic and two (2) hard copies.

      W.  Confidentiality of Information:
          1. The information to be developed in this delivery order is of sensitive nature.
          2. The contractor shall limit knowledge of and participation in this delivery order tasking and its work product, to those personnel directly involved in its performance, and only then subject to the approval of the COTR.
               a. Contractor personnel may not disseminate or publish information related to the installation covered under this contract or any information contained in Government furnished documents without prior written approval of the Contracting Officer.
               b. In addition, the contractor will not issue, or permit others to issue, publicity concerning the project in any form or at any time, unless the Contracting Officer approves such publicity in writing.

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

               c. During the performance of this contract and thereafter, the contractor will not reveal any of the operating methods or systems; the contents of files; or the names of persons, films, or places related to the contract or studies under it, unless the Contracting Officer approves the disclosure in writing.
               d. As a precondition for employment related to this contract, each contractor and subcontractor employee must execute a nondisclosure agreement with the contractor stating in part that the employee will:

                    i. Not reveal, divulge or publicize any matters dealt with under this contract;
                    ii. Not disseminate any oral or written information obtained as a result of the execution of this contract or performance of the work hereunder;
                    iii. Not remove any document from the place of performance except as approved by the Contracting Officer;
                    iv. Abide by the rules and regulations outlined in Part 45, Title 28, Code of Federal Regulation.
                    v. The contractor then will provide the Contracting Officer with the original copy of this form signed by the employee at least five (5) working days before the beginning of that employee's participation of the project.

          3. The contractor agrees that on termination of the delivery order, whether with or without cause, the contractor has no property or possessor right to any of the correspondence, equipment, files, or materials of whatever kind or description, or any copies or duplicates of such, whether developed or prepared by the contractor or furnished to the contractor by the Government in connection with the performance of this contract; and that on demand, the contractor will surrender immediately to the Contracting Officer or the Contracting Officer's Technical Representative such items, matters, materials, and copies.

      X.  Loudspeaker Paging:
          1. Install on the spot volume control ceiling mounted loudspeakers, with 50-ohm potentiometer, 10 oz (HV series) magnet dual voltage 25/70 transformer, at locations to be determined. Wire speakers back to the communications closet and terminated on 66 type blocks in a location to be determined by TSA personnel.

          2. Speakers shall be placed in corridors at 25 feet on center and various other locations to be determined later in space design.


6.16  ELECTRICAL, TELEPHONE, DATA FOR SYSTEMS FURNITURE (SEP 2000)
      A.  TENANT IMPROVEMENT INFORMATION:

          1. The Lessor shall provide as part of the Tenant Improvement Allowance separate data, telephone, and electric junction boxes for the base feed connections to Government-provided modular or systems furniture, when such feeds are supplied via wall outlets or floor penetrations. When overhead feeds are used, junction boxes shall be installed for electrical connections. Raceways shall be provided throughout the furniture panels to distribute the electrical, telephone, and data cable. The Lessor shall provide all electrical service wiring and connections to the furniture at designated junction points. Each electrical junction shall contain an 8-wire feed consisting of 3 general-purpose 120-V circuits with 1 neutral and 1 ground wire, and a 120-V isolated-ground circuit with 1 neutral and 1 isolated-ground wire. A 20-ampere circuit shall have no more than eight (8) general-purpose receptacles or four (4) designated-ground "computer" receptacles. The isolated and surge protected ground "computer" circuits shall be installed in accordance with the September 21, 1983 edition of Federal information Pressure Standards, published 1994.

          2. The Government shall at its expense be responsible for purchasing data and telecommunications cable. Said cable shall be installed and connected to systems furniture by the Lessor/contractor with the assistance and/or advice of the Government or computer vendor. The Lessor shall provide wall-mounted data and telephone junction boxes, which shall include rings and pull strings to facilitate the installation of the data and telecommunications cable. When cable consists of multiple runs, the Lessor shall provide ladder-type cable trays to insure that Government-provided cable does not come into contact with suspended ceilings. Cable trays shall form a loop around the perimeter of the Government-demised area such that they are within a 30-foot, 0-inch horizontal distance of any single drop. Said cable trays shall provide access to both telecommunications data closets and telephone closets.

          3. The Lessor shall furnish and install suitably sized junction boxes in the vicinity of the "feeding points" of the furniture panels. All "feeding points" shall be shown on the Government-approved design intent drawings. The Lessor shall temporarily cap off the wiring in the junction boxes until the furniture is installed. The Lessor shall make all connections in the power panel and shall keep the circuit breakers off. The Lessor shall identify each circuit with the breaker number and shall identify the computer hardware to be connected to it. The Lessor shall identify each breaker at the panel and identify the devices that it serves.

          4. The Lessor's electrical contractor connecting power poles or base feeds in the junction boxes to the furniture electrical system and testing all pre-wired receptacles in the systems furniture. It also involves other Government contractors who will be installing the data cable in the furniture panels for the terminal and printer locations, installing the connectors on the terminal/printer ends of the cable, and continuity testing each cable. All work shall be coordinated and performed in conjunction with the furniture, telephone, and data cable installers. Much of this work may occur over a weekend on a schedule that requires flexibility and on-call visits.

6.17  ADDITIONAL ELECTRICAL CONTROLS
      If the Offeror proposes that the Government pay separately for electricity, no more than 500 square feet of office may be controlled by one switch or automatic light control for all space on the Government meter, either through a building automation system, time clock, occupant sensor, or other comparable system acceptable to the Contracting Officer.

6.18  ELEVATORS (SEP 2000)(TSA SEP 2002)
      A.  BUILDING SHELL:
          1. The Lessor shall provide suitable passenger and freight elevator service to any Government-demised area not having ground level access. Service shall be available during the hours specified in the Section 7.2, "Normal Hours" paragraph in the SERVICES, UTILITIES, MAINTENANCE section of this SFO. However, one passenger and one freight elevator shall be available


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         at all times for the Government use. The freight elevator shall be accessible to the loading areas. When possible, the Government shall be given 24-hour advance notice if the service is to be interrupted for more than 1-1/2 hours. Normal service interruption shall be scheduled outside of the Government's normal working hours. The Lessor shall also use best efforts to minimize the frequency and duration of unscheduled interruptions.

         2.       CODE:
         Elevators shall conform to the current edition of the American Society of Mechanical Engineers ANSI/(ASME) A17.1, Safety Code for Elevators and Escalators, except that elevator cabs are not required to have a visual or audible signal to notify passengers during automatic recall. Elevator lobby smoke detectors shall not activate the building fire alarm system but shall signal the fire department or central station services and capture the elevators. The elevator shall be inspected and maintained in accordance with the current edition of the ANSI/ASME A17.2, Inspector's Manual for Elevators. All elevators shall meet both the ADAAG and the UFAS requirements.

         3.       SAFETY SYSTEMS:
         Elevators shall be equipped with telephones or other two-way emergency signaling systems. The system used shall be marked and shall reach an emergency communication location staffed during normal operating hours when the elevators are in service. When Government occupancy is three
         (3) or more floors above grade, automatic elevator emergency recall is required.

         4.       INTERIOR FINISHES:
         Elevator cab walls shall be hardwood, marble, granite, or an equivalent pre-approved by the Contracting Officer. Elevator cab floors shall be marble, granite, terrazzo, or an equivalent pre-approved by the Contracting Officer.

         4.       GENERAL REQUIREMENTS - VERTICAL TRANSPORTATION

                  a. Passenger and freight elevator service to all premises not having ground level access, 24 hours per day, 365 days per year. Elevators must have solid-state controls and be programmable to control access to any floor at all hours of available service. Each cab must have a TSA approved access control device installed and integrated with the controls.
                  b. Passenger elevators to meet all ADAAG/UFAS requirements.
                  c. Passenger and service elevators equipped with telephone or other two-way voice emergency signalling system, provide both a visual and audible means of communication.
                  d.       Conform to the current editions of ANSI A17.1.
                  e. Use of wheelchair platform lifts is not allowed except where necessary to provide access to rooftop spaces.

6.19     LIGHTING: INTERIOR AND PARKING (SEP 2000)
         A.       BUILDING SHELL:

                  1. The Lessor shall provide interior lighting, as part of the building shell cost, in accordance with the following:

                           a. The Lessor shall provide deep-cell parabolic louver 2' x 2' or 2' x 4' (or building standard that meets or exceeds this standard) fluorescent lighting fixtures with energy-efficient lamps (18 or better) and electronic ballasts for standard interior lighting. Such fixtures shall produce 50 average maintained foot-candles at working surface height throughout workspaces, 20 foot-candles in corridors, and 10 foot-candles in other non-working areas.

                          b. Exterior parking areas, vehicle driveways, pedestrian walkways, and building perimeter shall have a minimum of 1 foot-candle of illumination and shall be designed based on Illuminating Engineering Society of North America (IESNA) standards. Exterior lighting and indoor parking shall be sufficient to accommodate security monitoring (i.e., closed circuit television camera). Parking shall have a minimum of 10 foot-candles and shall be designed based on IESNA standards.

                           c. The Lessor shall provide occupancy sensors and/or scheduling controls through the building automation system to reduce the hours that the lights are on when the space is unoccupied. Daylight dimming controls shall be used in atriums or other space where daylight can contribute to energy savings.

                           d. Lighting shall be controlled by occupancy sensors arranged to control open areas, individual offices, conference rooms, toilet rooms within the Government-demised area, and all other programmed spaces or rooms within the leased space. The control system shall provide an optimal mix of infrared and ultrasonic sensors suitable for the configuration and type of space. Occupancy sensors shall be located so that they have a clear view of the room or area they are monitoring. No more than 1,000 ANSI/BOMA Office Area square feet of open space shall be controlled by occupancy sensor. All occupancy sensors shall have manual switches to override the light control. Such switches shall be located by door openings in accordance with both the ADAAG and the UFAS. If light switches are to be used instead of occupancy sensors or in combination with occupancy sensors, the Offeror shall notify the Government during the negotiation process.


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6.20     EMERGENCY POWER (TSA SEP 2002)

         A. BUILDING SHELL:
            1. Provide a space for a diesel electric generator with fuel capacity capable of providing power for a duration of 72 hours or a gas fired electrical generator connected to a main gas line, and providing full rated output from cold start in a maximum time of 20 seconds, 2 automatic transfer switches (ATS) for each generator, ATS units to include by-pass isolation switches.

         B. TENANT IMPROVEMENT INFORMATION:
            1. Provide an uninterruptible power source (UPS) and standby power distribution system to service tenant standby power requirements. It is estimated that tenant will require about a 25% requirement for building lighting, tenant electrical, and HVAC.

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7.0      SERVICES, UTILITIES, MAINTENANCE

7.1      SERVICES, UTILITIES, MAINTENANCE: GENERAL (NCR VARIATION (AUG 2002))
         A. The Lessor as part of the rental consideration shall provide services, utilities, and maintenance. The Lessor must have a building superintendent or a locally designated representative available to promptly correct deficiencies during normal hours.

         B. At the Government's expense, the Lessor shall be responsible for preventive maintenance and repair of all special, Government specified, new or existing Government owned mechanical, electrical, and plumbing equipment (excluding computers, telephone systems, and other communication equipment) installed by the Lessor and as identified by the Government. The cost of the maintenance will be negotiated as an increase in base rent by adjusting the base operating expense and service and utility rate per square foot, either before or after award of the lease, once the scope of work has been identified. An adjustment to the option term base operating expenses and service and utility rate per square foot shall also be negotiated.

         C. The Lessor must have a building manager and staff onsite or within three (3) blocks.

7.2      NORMAL HOURS
         Services, utilities, and maintenance shall be provided daily, extending 6:00 a.m. to 7:00 p.m. except Saturdays, Sundays, and Federal holidays.

7.3      OVERTIME USAGE (SEP 2000)
         A. The Government shall have access to the leased space at all times without additional payment, including the use, during other than normal hours, of necessary services and utilities such as elevators, toilets, lights, and electrical power.

         B. If heating or cooling is required on an overtime basis, such services will be ordered orally or in writing by the Contracting Officer or the Government Buildings Manager. When ordered, services shall be provided at direct cost to the Lessor.

         C. When the cost of service is $2,000 or less, the service may be ordered orally. An invoice shall be submitted to the official placing the order for certification and payment. Orders for services costing more than $2,000 shall be placed using GSA Form 300, Order for Supplies or Services. The two clauses from GSA Form 3517, General Clauses, 552.232-75, Prompt Payment, and 552.232-70, Invoice Requirements (Variation), apply to all orders for overtime services.

         D. All orders are subject to the terms and conditions of this lease. In the event of a conflict between an order and this lease, the lease shall control.

7.4      UTILITIES
         The Lessor shall ensure that utilities necessary for operation are provided and that all associated costs are included as a part of the established rental rate.

7.5      UTILITIES: SEPARATE FROM RENTAL (SEP 2000)(TSA OCT 2002)
         A. The Offeror shall specify which utilities, if any, are excluded from the rental consideration. If any such utilities are excluded, the Offeror shall obtain a statement from a registered professional engineer stating that all HVAC, plumbing, and other energy-intensive building systems can operate under the control conditions stated in this SFO. The statement shall also identify all building systems which do not conform to the system performance values, including the "recommended" or "suggested" values of ANSI/ASHRAE Standard 90.1, Energy Efficient Design of New Buildings Except Low-Rise Residential Buildings, or more restrictive state/local codes.

         B. The Lessor shall provide separate meters for utilities to be paid for by the Government. The Lessor shall furnish in writing to the Contracting Officer, prior to occupancy by the Government, a record of the meter numbers and verification that the meters measure Government usage only. Proration is not permissible. In addition, an automatic control system shall be provided to assure compliance with heating and air conditioning requirements. Refer to the MECHANICAL, ELECTRICAL, PLUMBING section of this SFO.

         C. The Government shall have the option to request a rental rate net of electric.

7.6      BUILDING OPERATING PLAN
         The Offeror shall submit a building operating plan with the offer. Such plan shall include a schedule of startup and shutdown times for operation of each building system, such as lighting, HVAC, and plumbing which is necessary for the operation of the building. Such plan shall be in operation on the effective date of the lease.

7.7      JANITORIAL SERVICES (SEP 2000)
         A. Cleaning shall be performed after tenant working hours unless daytime cleaning is specified as a special requirement elsewhere in this SFO. It is estimated that 25% of the premises will require daytime cleaning. The rental rate shall include daytime cleaning of 25% of the premises.



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                                       42

     B.  SELECTION OF CLEANING PRODUCTS:
         The Lessor shall make careful selection of janitorial cleaning products and equipment to:

         1.  use products that are packaged ecologically;

         2. use products and equipment considered environmentally beneficial and/or recycled products that are phosphate-free, non-corrosive, non-flammable, and fully biodegradable; and

         3. minimize the use of harsh chemicals and the release of irritating fumes.

         4. Examples of acceptable products may be found at http://pub.fss.gsa.gov/environ/clean-prod-catalog.html.

     C.  SELECTION OF PAPER PRODUCTS:
         The Lessor shall select paper and paper products (i.e., bathroom tissue and paper towels) with recycled content conforming to EPA's CPG.

     D. The Lessor shall maintain the leased premises, including outside areas, in a clean condition and shall provide supplies and equipment. The following schedule describes the level of services intended. Performance will be based on the Contracting Officer's evaluation of results, not the frequency or method of performance.

         1. Daily. Empty trash receptacles, and clean ashtrays. Sweep entrances, lobbies, and corridors. Spot sweep floors, and spot vacuum carpets. Clean drinking fountains. Sweep and damp mop or scrub toilet rooms. Clean all toilet fixtures, and replenish toilet supplies. Dispose of all trash and garbage generated in or about the building. Wash inside and out or steam clean cans used for collection of food remnants from snack bars and vending machines. Dust horizontal surfaces that are readily available and visibly require dusting. Spray buff resilient floors in main corridors, entrances, and lobbies. Clean elevators and escalators. Remove carpet stains. Police sidewalks, parking areas, and driveways. Sweep loading dock areas and platforms. Clean glass entry doors to the Government-demised area.

         2.  Three Times a Week. Sweep or vacuum stairs.

         3. Weekly. Damp mop and spray buff all resilient floors in toilets and health units. Sweep sidewalks, parking areas, and driveways (weather permitting).

         4. Every Two Weeks. Spray buff resilient floors in secondary corridors, entrance, and lobbies. Damp mop and spray buff hard and resilient floors in office space.

         5. Monthly. Thoroughly dust furniture. Completely sweep and/or vacuum carpets. Sweep storage space. Spot clean all wall surfaces within 70 inches of the floor.

         6. Every Two Months. Damp wipe toilet wastepaper receptacles, stall partitions, doors, window sills, and frames. Shampoo entrance and elevator carpets.

         7. Three Times a Year. Dust wall surfaces within 70 inches of the floor, vertical surfaces and under surfaces. Clean metal and marble surfaces in lobbies. Wet mop or scrub garages.

         8. Twice a Year. Wash all interior and exterior windows and other glass surfaces. Strip and apply four coats of finish to resilient floors in toilets. Strip and refinish main corridors and other heavy traffic areas.

         9. Annually. Wash all venetian blinds, and dust 6 months from washing. Vacuum or dust all surfaces in the building of 70 inches from the floor, including light fixtures. Vacuum all draperies in place. Strip and refinish floors in offices and secondary lobbies and corridors. Shampoo carpets in corridors and lobbies. Clean balconies, ledges, courts, areaways, and flat roofs.

         10. Every Two Years. Shampoo carpets in all offices and other non-public areas.

         11. Every Five Years. Dry-clean or wash (as appropriate) all draperies.

         12. As Required. Properly maintain plants and lawns. Remove snow and ice from entrances, exterior walks, and parking lots of the building. Provide initial supply, installation, and replacement of light bulbs, tubes, ballasts, and starters. Replace worn floor coverings (this includes the moving and returning of furnishings). Control pests as appropriate, using integrated Pest Management techniques.

7.8  SCHEDULE OF PERIODIC SERVICES
     Within 60 days after occupancy by the Government, the Lessor shall provide the Contracting Officer with a detailed written schedule of all periodic services and maintenance to be performed other than daily, weekly, or monthly.

7.9  LANDSCAPE MAINTENANCE
     Performance will be based on the Contracting Officer's evaluation of results and not the frequency or the method of performance. Landscape maintenance shall be performed during the growing season on a weekly cycle and shall consist of watering, mowing, and


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                                       43
         policing the area to keep it free of debris. Pruning and fertilization shall be done on an as needed basis. In addition, dead or dying plants shall be replaced.

7.10     FLAG DISPLAY

         The Lessor shall be responsible for flag display on all workdays and Federal holidays. The Government will provide instructions when flags shall be flown at half-staff.

7.11     SECURITY (SEP 2000) (NCR VARIATION AUG 2002)(TSA SEP 2002)

         A. During non-duty hours, the Lessor shall provide an electronic key card perimeter security system which covers all building entrances which shall be independently monitored 24 hours a day by a TSA-approved, class A commercial monitoring station, and provide a level of security which reasonably deters unauthorized entry to the leased space.

         B. The Lessor shall, upon request of the Contracting Officer, deter loitering or disruptive acts in and around the space leased during duty hours.

         C. The Lessor must provide a detailed outline of the building standard security system.

         D. In cases of a building emergency, or where building security has been compromised or breached, the TSA Buildings Manager and on-site security must be notified immediately by the Lessor and/or the Lessor's agent.

         E. At the Government's expense, the Government retains the right to implement security requirements in accordance with the June 28, 1995, Vulnerability Assessment of Federal Facilities report of the U.S. Department of Justice.

7.12     ADDITIONAL SECURITY; ADDITIONAL REQUIREMENTS (TSA SEP 2002)

         A. The Government reserves the right to require the Lessor to submit completed fingerprint charts and personal history statements for each employee of the Lessor as well as employees of the Lessor's contractors or subcontractors who will provide building operating services of a continuing nature for the property in which the leased space is located. The Government may also require this information for employees of the Lessor, the Lessor's contractors, or subcontractors who will be engaged to perform alterations or emergency repairs for the property.

         B. If required, the Contracting Officer will furnish the Lessor with form FD-258, "Fingerprint Chart" and Form 176, "Statement of Personal History" to be completed for each employee and returned by the Lessor to the Contracting Officer or his designated representative within 10 working days from the date of the written request to do so. Based on the information furnished, the Government will conduct security checks of the employees. The Contracting Officer will advise the Lessor in writing if an employee is found to be unsuitable or unfit for his assigned duties. Effective immediately, such an employee cannot work or be assigned to work on the property in which the leased space is located. The Lessor will be required to provide the same data within 10 working days from the addition of new employee(s) to the work force. In the event the Lessor's contractor/ subcontractor is subsequently replaced, the new contractor/ subcontractor is not required to submit another set of these forms for employees who were cleared through this process while employed by the former contractor/subcontractor. The Contracting Officer may require the Lessor to submit Form FD-258 and Form 176 for every employee covered by this clause on a 3-year basis.

         C.       Minimum security standards shall be as follows:

                  1. The Contracting Officer shall reserve the right to reject a building that may pose a security risk to the Government occupants. Visitor parking shall not be immediately adjacent to the building perimeter. The Government reserves the right to establish facility parking controls to limit access to Government parking.

                  2. The Government has a right to declare a state of emergency during a security alert to establish access and security screening measures in adjacent space not leased by the Government, which could create a security risk for the Federal offices. These areas would include parking garages, outdoor parking areas, lobbies and loading-dock areas.

                  3. The Lessor will support and assist the building security committee and Occupant Emergency Team in developing and exercising safety and security measures for the facility to include the use of the building public address system to alert employees of building emergencies (bomb-threats, fire, utility emergencies, etc.).

         D.       Tenant Improvement Information:

                  1. Alarm, access control, and video system. The Government reserves the right to install a security system covering both inside and outside the building. This will involve the installation of camera on exterior surfaces, poles or other structures as required. Interior cameras will include all entry and exits as well as other areas under Government control. Access control, including electric strikes and card readers, will be installed as required by the Government and may include exterior doors, garage gates, building core areas and Government spaces.

                  2. Window film. The Government may install an anti-fragmentation window security film on the interior of all windows that are subject to damage by blast or natural disasters including those in common areas.

                  3. Bollards. The building(s) will be protected by the installation of crash barriers around the perimeter. These may be concrete bollards, planters, retractable gates, or other architectural features. They shall conform as much as practical to the existing building features and structures to avoid an armed camp appearance.


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
         4. Lighting. If required to provide safety and security, building indoor and outdoor lighting may be upgraded or supplemented with visible or infrared lights as required.

         5. Generator. A large generator and storage tank for 72 hours will be required on-site to serve TSA's extensive backup power needs.

         6. Locks. A Government-designed high security locking system will be installed on spaces that require access control. These locks shall contain a removable core and will replace the building standard locksets.

7.13     MAINTENANCE AND TESTING OF SYSTEMS (SEP 2000)
         A. The Lessor is responsible for the total maintenance and repair of the leased premises. Such maintenance and repairs include site and private access roads. All equipment and systems shall be maintained to provide reliable, energy-efficient service without unusual interruption, disturbing noises, exposure to fire or safety hazards, uncomfortable drafts, excessive air velocities, or unusual emissions of dirt. The Lessor's maintenance responsibility includes initial supply and replacement of all supplies, materials, and equipment necessary for such maintenance. Maintenance, testing, and inspection of appropriate equipment and systems shall be done in accordance with applicable codes, and inspection certificates shall be displayed as appropriate. Copies of all records in this regard shall be forwarded to the TSA Field Office Manager or a designated representative.

         B. Without any additional charge, the Government reserves the right to require documentation of proper operations or testing prior to occupancy of such systems as fire alarm, sprinkler, emergency generator, etc. to ensure proper operation. These tests shall be witnessed by a designated representative of the Contracting Officer.

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
8.0      SAFETY AND ENVIRONMENTAL MANAGEMENT

8.1      OCCUPANCY PERMIT (SEP 2000)
         The Lessor shall provide a valid occupancy permit for the intended use of the Government and shall maintain and operate the building in conformance with current local codes and ordinances. If the local jurisdiction does not issue occupancy permits, the Offeror shall consult the Contracting Officer to determine if other documentation may be needed.


8.2      FIRE AND LIFE SAFETY (SEP 2000)

         A. Below-grade space to be occupied by the Government and all areas in a building referred to as "hazardous areas" in NFPA Standard 101, Life Safety Code, or any successor standard thereto, shall be protected by an automatic sprinkler system or an equivalent level of safety.


         B. If offered space is three (3) stories or more above grade, the Offeror shall provide written documentation that the building meets egress and fire alarm requirements as established by NFPA Standard 101 or equivalent. However, if 1) offered space is 5 stories or less above grade, 2) the total Government-demised area in the building (all leases combined) will be less than 35,000 square feet, and 3) the building is sprinklered, this documentation is not required.

         C. If offered space is six (6) stories or more above grade, additional fire and life safety requirements may apply. Therefore, the Offeror shall advise the Government in its offer whether or not the offered space, or any part thereof, is on or above the sixth floor of the offered building.

         D. All exits, stairs, corridors, aisles, and passageways that may be used by the Government shall comply with NFPA Standard 101, or local code, whichever is more stringent.


8.3      SPRINKLER SYSTEM (SEP 2000)

         A. If any portion of the offered space is on or above the sixth floor, and lease of the offered space will result, either individually or in combination with other Government leases in the offered building, in the Government leasing more than 35,000 ANSI/BOMA Office Area square feet of space in the offered building, then the entire building shall be protected by an automatic sprinkler system or an equivalent level of safety.

         B. If an Offeror proposes to satisfy any requirement of this paragraph by providing an equivalent level of safety, the Offeror shall submit, for Government review and approval, a fire protection engineering analysis, performed by a qualified fire protection engineer, demonstrating that an equivalent level of safety for the offered building exists. The Offeror shall contact the Contracting Officer for further information regarding Government review and approval of the "equivalent level of safety" analyses. Refer to 41 CFR Part 101-6.6 for guidance on conducting an equivalent level of safety analysis.

         C. Definition: "Equivalent level of safety" means an alternative design or system (which may include automatic sprinkler systems), based upon fire protection engineering analysis, which achieves a level of safety equal to or greater than that provided by automatic sprinkler systems.


8.4      MANUAL FIRE ALARM SYSTEMS (SEP 2000)
         Manual fire alarm systems shall be provided in accordance with NFPA Standard 101 (current as of the date of this SFO). Systems shall be maintained and tested by the Lessor in accordance with NFPA Standard 72, National Fire Alarm Code. The fire alarm system wiring and equipment shall be electrically supervised and shall automatically notify the local fire department (NFPA Standard 72) or approved central station. Emergency power shall be provided in accordance with NFPA Standard 70, National Electrical Code, and NFPA Standard 72.

8.5      OSHA REQUIREMENTS (SEP 2000)
         The Lessor shall maintain buildings and space in a safe and healthful condition according to OSHA standards.

8.6      ASBESTOS (SEP 2000)
         A. Offers are requested for space with no asbestos-containing materials (ACM), or with ACM in a stable, solid matrix (e.g., asbestos flooring or asbestos cement panels) which is not damaged or subject to damage by routine operations. For purposes of this paragraph, "space" includes the 1) space offered for lease; 2) common building areas; 3) ventilation systems and zones serving the space offered; and 4) the area above suspended ceilings and engineering space in the same ventilation zone as the space offered. If no offers are received for such space, the Government may consider space with thermal system insulation ACM (e.g., wrapped pipe or boiler lagging) which is not damaged or subject to damage by routine operations.

         B. Definition. ACM is defined as any materials with a concentration of greater than 1 percent by dry weight of asbestos.

         C. Space with ACM of any type or condition may be upgraded by the Offeror to meet the conditions described in subparagraph A by abatement (removal, enclosure, encapsulation, or repair) of ACM not meeting those conditions. If an offer involving abatement of ACM is accepted by the Government, the Lessor shall, prior to occupancy, successfully complete the abatement in accordance with OSHA, EPA, Department of Transportation
                  (DOT), state, and local regulations and guidance.


SFO NO. DTSA20-03-R-00528                      INITIALS:   [SIG]    &    [SIG]
                                                         ---------     ---------
                                       46                 LESSOR         GOV'T

         D. Management Plan. If space is offered which contains ACM, the Offeror shall submit an asbestos-related management plan for acceptance by the Government prior to lease award. This plan shall conform to EPA guidance, be implemented prior to occupancy, and be revised promptly when conditions affecting the plan change. If asbestos abatement work is to be performed in the space after occupancy, the Lessor shall submit to the Contracting Officer the occupant safety plan and a description of the methods of abatement and re-occupancy clearance, in accordance with OSHA, EPA, DOT, state and local regulations and guidance, at least 4 weeks prior to the abatement work.

8.7      INDOOR AIR QUALITY (SEP 2000)

         A. The Lessor shall control contaminants at the source and/or operate the space in such a manner that the GSA indicator levels for carbon monoxide (CO), carbon dioxide (CO(2)), and formaldehyde (HCHO) are not exceeded. The indicator levels for office areas shall be: CO - 9 ppm time-weighted average (TWA - 8-hour sample); CO(2) - 1,000 ppm (TWA); HCHO-0.1 ppm (TWA).

         B. The Lessor shall make a reasonable attempt to apply insecticides, paints, glues, adhesives, and HVAC system cleaning compounds with highly volatile or irritating organic compounds, outside of working hours. The Lessor shall provide at least 72 hours advance notice to the Government before applying noxious chemicals in occupied spaces and shall adequately ventilate those spaces during and after application.

         C. The Lessor shall promptly investigate indoor air quality (IAQ) complaints and shall implement the necessary controls to address the complaint.

         D. The Government reserves the right to conduct independent IAQ assessments and detailed studies in space that it occupies, as well as in space serving the Government-demised area (e.g., common use areas, mechanical room, HVAC systems etc.). The Lessor shall assist the Government in its assessments and detailed studies by 1) making available information on building operations and Lessor activities; 2) providing access to space for assessment and testing, if required; and 3) implementing corrective measures required by the Contracting Officer.

         E. The Lessor shall provide to the Government material safety data sheets (MSDS) upon request for the following products prior to their use during the term of the lease: adhesives, caulking, sealants, insulating materials, fireproofing or firestopping materials, paints, carpets, floor and wall patching or leveling materials, lubricants, clear finish for wood surfaces, janitorial cleaning products, pesticides, rodenticides, and herbicides. The Government reserves the right to review such products used by the Lessor within 1)
                  the Government-demised area; 2) common building areas; 3) ventilation systems and zones serving the leased space; and 4) the area above suspended ceilings and engineering space in the same ventilation zone as the leased space.

8.8      RADON IN AIR (SEP 2000)

         A. The radon concentration in the air of space leased to the Government shall be less than EPA's action concentration for homes of four (4) picoCuries per liter (pCi/L), herein called "EPA's action concentration."

         B.       INITIAL TESTING:

                  1. The Lessor shall 1) test for radon that portion of space planned for occupancy by the Government in ground contact or closest to the ground up to and including the second floor above grade (space on the third or higher floor above grade need not be measured); 2) report the results to the Contracting Officer upon award; and 3) promptly carry out a corrective action program for any radon concentration which equals or exceeds the EPA action level.

                  2. Testing sequence. The Lessor shall measure radon by the standard test in subparagraph D.1. completing the test not later than 150 days after award, unless the Contracting Officer decides that there is not enough time to complete the test before Government occupancy, in which case the Lessor shall perform the short test in subparagraph D.2.

                  3. If the space offered for lease to the Government is in a building under construction or proposed for construction, the Lessor shall, if possible, perform the standard test during build out before Government occupancy of the space. If the Contracting Officer decides that it is not possible to complete the standard test before occupancy, the Lessor shall complete the short test before occupancy and the standard test not later than 150 days after occupancy.

         C.       CORRECTIVE ACTION PROGRAM:

                  1.       Program Initiation and Procedures.

                           a. If either the Government or the Lessor detects radon at or above the EPA action level at any time before Government occupancy, the Lessor shall carry out a corrective action program which reduces the concentration to below the EPA action level.


                           b. If either the Government or the Lessor detects a radon concentration at or above the EPA action level at any time after Government occupancy, the Lessor shall promptly carry out a corrective action program which reduces the concentration to below the EPA action level.

                           c. If either the Government or the Lessor detect a radon concentration at or above the EPA residential occupancy concentration of 200 pCi/L at any time after Government occupancy, the Lessor shall promptly restrict the use of the affected area and shall provide comparable temporary space for the tenants, as agreed to by the Government, until the Lessor carries out a prompt corrective action program which reduces the concentration to below the EPA action level and certifies the space of reoccupancy.




SFO NO. DTSA20-03-R-00528                      INITIALS:   [SIG]    &    [SIG]
                                                         ---------     ---------
                                       47                 LESSOR         GOV'T

                           d. The Lessor shall provide the Government with prior written notice of any proposed corrective action or tenant relocation. The Lessor shall promptly revise the corrective action program upon any change in building condition or operation which would affect the program or increase the radon concentration to or above the EPA action level.

                  2. The Lessor shall perform the standard test in subparagraph D.1 to assess the effectiveness of a corrective action program. The Lessor may also perform the short test in subparagraph D.2 to determine whether the space may be occupied but shall begin the standard test concurrently with the short test.

                  3. All measures to accommodate delay of occupancy, corrective action, tenant relocation, tenant reoccupancy, or follow-up measurement, shall be provided by the Lessor at no additional cost to the Government.

                  4. If the Lessor fails to exercise due diligence, or is otherwise unable to reduce the radon concentration promptly to below the EPA action level, the Government may implement a corrective action program and deduct its costs from the rent.

         D.       TESTING PROCEDURES:

                  1. Standard Test. Place alpha track detectors or electret ion chambers throughout the required area for 91 or more days so that each covers no more than 2,000 ANSI/BOMA Office Area square feet. Use only devices listed in the EPA Radon Measurement Proficiency Program (RMP) application device checklists. Use a laboratory rated proficient in the EPA RMP to analyze the devices. Submit the results and supporting data (sample location, device type, duration, radon measurements, laboratory proficiency certification number, and the signature of a responsible laboratory official) within 30 days after the measurement.

                  2. Short Test. Place alpha track detectors for at least 14 days, or electret ion chambers or charcoal canisters for 2 days to 3 days, throughout the required area so that each covers no more than 2,000 ANSI/BOMA Office Area square feet, starting not later than 7 days after award. Use only devices listed in the EPA RMP application device checklists. Use a laboratory rated proficient in the EPA RMP to analyze the devices. Submit the results and supporting data within 30 days after the measurement. In addition, complete the standard test not later than 150 days after Government occupancy.

        8.9      CONTAMINATES IN WATER (SEP 2000)(TSA SEP 2002)
                 A. The Lessor shall demonstrate that water provided in the leased space is in compliance with EPA requirements and shall submit certification to the Contracting Officer prior to the Government occupying the space.

                 B.       If the EPA action level is reached or
                          exceeded, the Lessor shall institute
                          appropriate abatement methods which reduce the radon, lead or other contaminates levels to below this action level.

       8.10      HAZARDOUS MATERIALS (OCT 1996)
                 The leased space shall be free of hazardous materials according to applicable Federal state, and local environmental regulations.

       8.11      RECYCLING (SEP 2000)
                 Where state and/or local law, code, or ordinance require recycling programs for the space to be provided pursuant to this SFO, the successful Offeror shall comply with such state and/or local law, code, or ordinance in accordance with GSA Form 3517, General Clauses, 552.270-8, Compliance with Applicable Law. In all other cases, the successful Offeror shall establish a recycling program in the leased space where local markets for recovered materials exist. The Lessor agrees, upon request, to provide the Government with additional information concerning recycling programs maintained in the building and in the leased space.


SFO NO. DTSA20-03-R-00528                      INITIALS:   [SIG]    &    [SIG]
                                                         ---------     ---------
                                                          LESSOR         GOV'T

9.0      TENANT IMPROVEMENTS

9.1 TENANT IMPROVEMENTS PRIOR TO THE GOVERNMENT'S INITIAL ACCEPTANCE OF SPACE (SEP 2000)
         A. The Lessor is required to provide cost or pricing data in conjunction with the Tenant Improvements as specified by the Government in GSA Form 3517, General Clauses.

         B. In lieu of submitting detailed cost or pricing data and entering into negotiations to determine a final cost for the subject work, the Government (in accordance with FAR 15.403) is willing to accept a price based upon the results of a competitive proposal process if the following conditions are met:

                  1. The Lessor shall submit to the Government a proposal for overhead, profit, permits, and regulatory fees for all Tenant Improvements.

                           a. This will be negotiated and agreed upon prior to the award for the subject improvements (separate from lease award).

                  2. The scope of work includes the lease, the SFO, all SFO attachments, the construction drawings/documents, and written specifications. In cases of discrepancies, the Lessor shall immediately notify the Contracting Officer to request clarification. All differences will be resolved by the Contracting Officer in accordance with the terms and conditions of the lease.


                  3. No building shell items shall be included in the competitive proposal.


                  4. A minimum of three qualified sub-contractors shall be invited to participate in the competitive proposal process. Each participate shall compete independently in the process.

                  5. Each proposal shall be 1) submitted in Construction Specifications Institute (CSI) format by the proposed contractors and 2) reviewed by the Government. The Government reserves the right to determine if bids meet with the scope of work, that the price is reasonable, and that the Offeror is qualified to perform the work. The Government reserves the right to reject any/all bids, at its sole discretion.

                  6. The Government shall be represented at all negotiation sessions between the Lessor and potential contractors.

                  7. The Lessor shall demonstrate to the Government that best efforts have been made to obtain the most competitive prices possible, and the Lessor shall accept responsibility for all prices through direct contracts with all contractors.

                  8. Once the Government determines that there is adequate competition, and upon the Government's acceptance of the Lessor's cost proposal based upon that competition (provided the Lessor selects the competition's lowest priced bid of a contractor qualified to perform the subject work), the Contracting Officer shall issue to the Lessor a notice to proceed for the subject work.









SFO NO. DTSA20-03-R-00528                      INITIALS:   [SIG]    &    [SIG]
                                                         ---------     ---------
                                       49                 LESSOR         GOV'T

10.0     SPECIAL REQUIREMENTS


10.1     TRANSPORTATION SECURITY ADMINISTRATION OVERVIEW (TSA OCT 2002)

         A. On November 19, 2001, the President signed into law the Aviation and Transportation Security Act (ATSA), which among other things, established a new Transportation Security Administration (TSA). TSA's goal is to occupy a model headquarters facility that looks smart and integrates technology and daily activities to meet its needs in the year 2003 and beyond.

                  1. Innovative -- A workplace that supports TSA's values of integrity, innovation, courtesy and respect, competence, customer focus, dedication, diversity, and teamwork.

                  2. High-Performance -- A workplace that serves as a catalyst for best practices supporting new business challenges and opportunities and an environment that attracts and retains talented professionals.

                  3. Best Value -- A workplace that balances cost and benefit. Work environments that support people and processes, and are built to change as mission directives evolve.


10.2 TRANSPORTATION SECURE ADMINISTRATION OBJECTIVES AND STRATEGIC APPROACH (TSA OCT 2002)

         A. TSA groups are housed in various locations throughout the metropolitan Washington, DC area. It is imperative that TSA collocate to a headquarters facility as quickly as possible to effectively meet their mission directives. In addition, as this newly formed agency is rapidly growing to full capacity, present occupied space does not meet TSA's space requirements. TSA's target date for commencement of occupancy is on or about January 2, 2003.

          B. TSA has developed a Strategic Project Plan which is a macro level project approach to achieve TSA's short and long-term goals. For the short term, TSA needs to occupy space as quickly as possible to support its current growth. For the long term, TSA requires a fully functional headquarters space that will support its mission. The strategic Project Plan is a three phased approach proposed to meet TSA's goals.

                  1.       PHASE 1:
                           The strategy for Phase 1 is "as is space" which is ready for immediate occupancy as demonstrated by the capability to immediately obtain a certificate for occupancy. The critical element in this phase is the available of 25,000-50,000 ANSI/BOMA rentable square footage of space at lease execution with the ability for TSA to begin occupancy of the space on or about January 2, 2003. TSA must have the ability to access the space at the time of lease execution to begin installation of furniture and other equipment. Subsequently, TSA will require additional space of 25,000-50,000 ANSI/BOMA rentable square foot increments to be available February 1, 2003 and March 1, 2003.

                           Phase 1 requirements are for a total of up to 150,000 ANSI/BOMA rentable square feet available for phased occupancy. It is TSA's intention to occupy the space with no tenant improvement beyond telecommunication infrastructure and power connections to installed workstations. TSA will require space to house a temporary mailroom and provide for building entrance security and other necessary equipment to supply the minimum requirements for TSA's personnel to operate within a secure office environment.

                  2.       PHASE 2:
                           Phase 2 consists of new construction of the remaining 300,000-400,000 ANSI/BOMA rentable square footage with a phased construction/delivery. The definition of new construction is building shell specifications as defined per the SFO, and the tenant improvements required for final occupancy of built space. All offered space and building systems shall be upgraded and built out to comply with all Federal, national, state and local codes as required per the SFO. The Phase 2 new construction will be a phased construction/delivery that will consist of approximately 225,000-325,000 ANSI/BOMA rentable square feet that will entail enclosed offices, workstations, office support and unique/special space build-out. The remaining 75,000 ANSI/BOMA rentable square feet will entail the TSA joint-use spaces.

                           The first portion of Phase 2 will be the delivery of 100,000 BOMA rentable square feet. Planning and construction documents development will commence at lease execution. The Government provided Program of Requirements and Space Plans for the first 100,000 square feet will be delivered to the Lessor 20 days after lease execution. The 100,000 square feet shall be available for occupancy on September 1, 2003. Refer to Section 3.16 and 3.17 for more detailed construction schedule information. With the phased construction completion of each sub-phase of Phase 2 space, a portion of the Phase 1 occupants will be relocated to Phase 2 completed space.

                  3.       PHASE 3:
                           Phase 3 consists of new construction/renovation of the up to 150,000 ANSI/BOMA rentable square footage of Phase 1 "as is space" with phased construction delivery. The "as is space" construction cannot begin until enough Phase 2 space is complete for occupancy and TSA employees have relocated from the "as is space" to the completed Phase 2 spaces. The definition of new construction/renovation is building shell specifications as defined per the SFO, and the tenant improvements required for final occupancy of built space by March 2004.

                           The Phase 3 space will entail enclosed offices, workstations, office support and unique/special space build-out. TSA will work with the Lessor to develop the most expedient construction project schedule to achieve occupancy of the Phase 3 full



SFO NO. DTSA20-03-R-00528                      INITIALS:   [SIG]    &    [SIG]
                                                         ---------     ---------
                                       50                 LESSOR         GOV'T
                           tenant build-out space. With the phased construction completion for each sub-phase of Phase 3 space, the remaining occupants of Phase 1 space will be relocated to Phase 3 completed space.

10.3     TYPES OF SPACE (TSA OCT 2002)

         A. As a newly formed agency, TSA is still defining its space requirements. These requirements evolve as groups identify their mission and functions. A Master Space Study is being developed to aid in identifying types, quantity and build out of space.

         B. Proposed tenant build out space composition includes 68% general office space consisting of a combination of open space, work stations, and office space, 15% unique/special spaces housing particular functions in support of individual TSA groups, and 17% building/joint use spaces necessary to support TSA's operations and available for common use by the entire agency.


                        -End of Solicitation for Offers-



















SFO NO. DTSA20-03-R-00528                      INITIALS:   [SIG]    &    [SIG]
                                                         ---------     ---------
                                       51                 LESSOR         GOV'T

          UNITED STATES OF AMERICA           SUPPLEMENTAL AGREEMENT   DATE
        SUPPLEMENTAL LEASE AGREEMENT         No. 12

                                             TO LEASE NO. DTSA20-03-R-00528

ADDRESS OF PREMISES:     601/701 S. 12th Street
                         Arlington, VA 22202


THIS AGREEMENT, made and entered into this date by and between: MCI WORLDCOM
                                                                NETWORK
                                                                SERVICES, INC.

Whose address is:

                 c/o Spaulding & Style Colliers International
                 1717 Pennsylvania Avenue, NW, Suite 1000
                 Washington, DC 20006

Hereinafter called the Lessor, and the UNITED STATES OF AMERICA, hereinafter called the Government:

WHEREAS, the parties hereto desire to amend the above Lease.

NOW THEREFORE, these parties for the considerations hereinafter mentioned covenant and agree that the said Lease is amended, as follows:

     ITEM 1:

     THE LESSOR DESIRES TO RETAIN ADDITIONAL SQUARE FOOTAGE IN THE BUILDING FOR A TERMINAL ROOM (AND RELATED EQUIPMENT) LOCATED ON THE 2ND FLOOR OF THE EAST TOWER. THEREFORE, PARAGRAPH 12 OF RIDER #1 TO LEASE #DTSA20-03-R-00528 IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

     "12. This offer is for a single-occupancy requirement of approximately 543,945 BOMA rentable square feet in total, with the TSA being the single tenant Agency. However, approximately 5,073 BOMA rentable square feet of a terminal room (and related equipment) in the Building is to be retained by the Lessor along with terminal room related riser access and garage space for infrastructure backup (generator).

     Attached to this supplemental lease agreement are Exhibits B-1, B-2, B-3, B-4, B-5, B-6, and B-7, illustrating the Lessor's terminal room on the 2nd floor of the East Tower, with related riser access and garage space for infrastructure backup (generator)."

     ITEM 2:

     THE GOVERNMENT DESIRES TO INCREASE THE SQUARE FOOTAGE LEASED IN THE BUILDING THROUGH THE ADDITION OF CERTAIN BELOW-GRADE SPACE. THEREFORE, PARAGRAPH 1 OF STANDARD FORM 2 TO LEASE # DTSA20-03-R-00528 IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

     "1. The Lessor hereby leases to the Government the following described premises:

     A total of 543,945 BOMA rentable square feet (BRSF) equivalent to 494,541 BOMA Office Usable Square Feet (BUSF) of office and related space in 601/701 South 12th Street, Arlington, VA 22202-4202. The leased area is comprised of the following: 540,189 BRSF equivalent to 491,126 BUSF of office and related space in the East and West Towers on 12 above grade full-floor stories and 3,756 BRSF equivalent to 3,415 BUSF of mailroom and storage related space in the East and West Towers on the P1 below-grade level, (see Attached Floor Plans) to be used for SUCH PURPOSES AS DETERMINED BY THE GOVERNMENT.

     The Government will also lease the parking garage in its entirety."

     There SHALL BE NO TENANT IMPROVEMENT ALLOWANCE FOR THE BELOW-GRADE LEASED SPACE.

     ATTACHED TO THIS SUPPLEMENTAL LEASE AGREEMENT ARE EXHIBITS C-1 AND C-2 ILLUSTRATING THE GOVERNMENT'S BELOW-GRADE LEASED SPACE.

     ADDITIONALLY, THE TABLE IDENTIFIED IN PARAGRAPH 1 OF RIDER #1 TO LEASE #DTSA20-03-R-00528 IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE
     FOLLOWING:


(Continued on Next Page)
GSA DC 68-1176                                               GSA FORM 276 JUL 67

"                   BOSF        PER BOSF      TOTAL               MONTHLY
PHASE 2 & 3         491,126     $34.75        $17,066,625.50      $1,422,219.04

PHASE 1,2, & 3      3,415       $28.42        $97,054.30          $8,087.86

PARKING                                       $1,230,060.00       $102,505.00

                                              $18,382,060.50
          $1,531,838.62"




ITEM 3:
THE LESSOR AND THE GOVERNMENT HAVE AGREED TO THE FOLLOWING ADDITIONAL CHANGES:

1. During the term of the Lease, the Government shall be granted a license to use the following:

     A. The 2nd floor LAN room located in the East Tower adjacent to the "MCI Terminal Room" (see attached, Exhibit B-1), on a non-exclusive basis.
     B. The Building's 24/7 cooling system (Manufacturer:BAC; Model# BAL-VXT-315C; Serial# 83-3042) and associated pumps.
     C. The UPS (Uninterrupted Power Supply) currently located on the 6th floor of the West Tower.
     D. The 1,000 KW generator located on the P2 level of the East Tower (see #3 below for greater detail).

2. During the term of the Lease, the Lessor will maintain ownership of the cooling tower and of the UPS described above, however, the Government will be responsible for all operating expenses, repair, maintenance and/or replacement costs related to these items.

3. During the term of the Lease, the Lessor will maintain ownership of the 1,000 KW generator described above, however, the Government will be responsible for all operating expenses, repair, maintenance and/or replacement costs related to this generator. In addition, the Government will be required to purchase a new generator of suitable size for the Building life safety systems and 24/7 cooling systems. The Government will be responsible for the cost of designing and transferring the life safety systems and 24/7 cooling systems from the P1 and P2 1,000 KW generators (which currently provide power for the same) to the new generator, all with Lessor's prior approval. Once the life safety systems and 24/7 cooling systems have been connected to the new generator, the Lessor will be responsible for all operating expenses, repair, maintenance and/or replacement costs related to the new generator.

4. The Lessor agrees to pay for any re-design charges incurred by the Government in the re-planning of space affected by the Lessor's expansion of the Terminal Room on the 2nd floor of the East Tower, however, the Lessor shall only be responsible for actual third-party amounts not to exceed $8,000.00.

ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FORCE AND EFFECT.

IN WITNESS WHEREOF, the parties subscribed their names as of the above date.

--------------------------------------------------------------------------------
THIS AGREEMENT, made and entered into this date by and between:
--------------------------------------------------------------------------------

LESSOR:  MCI WORLDCOM NETWORK SERVICES, INC.

BY
   --------------------------------            ---------------------------------
   (Signature)                                 (Title)


IN THE PRESENCE OF (witnessed by:)


   --------------------------------            ---------------------------------
   (Signature)                                 (Address)



--------------------------------------------------------------------------------
UNITED STATES OF AMERICA

BY
   --------------------------------            ---------------------------------
   (Signature)                                 (Title)



GSA DC 68-1176                                               GSA FORM 276 JUL 67